THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

  The information in this prospectus supplement will be amended or completed;
                              dated March 20, 2003

                             Prospectus Supplement

                      (To Prospectus dated March 20, 2003)

                           $893,342,689 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                             BANK OF AMERICA, N.A.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-1

 ---------------------------------
                                          The Series 2003-1 Commercial Mortgage Pass-Through Certificates will consist of the
   CONSIDER CAREFULLY THE RISK FACTORS    following classes:
   BEGINNING ON PAGE S-24 IN THIS
   PROSPECTUS SUPPLEMENT AND PAGE 10 IN   - senior certificates consisting of the Class A-1, Class A-2, Class XC, Class XP-1 and
   THE ACCOMPANYING PROSPECTUS.           Class XP-2 Certificates;
   Neither the certificates nor the       - junior certificates consisting of the Class B, Class C, Class D, Class E, Class F,
   underlying mortgage loans are insured  Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
   or guaranteed by any governmental        Certificates;
   agency.
                                          - the Class ES-A, Class ES-B, Class ES-C, Class ES-D, Class ES-E, Class ES-F, Class
   The certificates will represent        ES-G and Class ES-H Certificates;
   interests only in the trust and will
   not represent interests in or          - the Class SB-A, Class SB-B, Class SB-C, Class SB-D and Class SB-E Certificates;
   obligations of Banc of America
   Commercial Mortgage Inc. or any of     - the Class WB-A, Class WB-B, Class WB-C and Class WB-D Certificates; and
   its affiliates, including Bank of
   America Corporation.                   - the residual certificates consisting of the Class R-I and Class R-II Certificates.
                                          Only the Class A-1, Class A-2, Class B and Class C Certificates are offered hereby.
                                          The trust's assets will consist primarily of 112 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
 ---------------------------------

    Certain characteristics of the offered certificates include:

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                                        ASSUMED FINAL
                      CERTIFICATE BALANCE AS   PASS-THROUGH RATE         DISTRIBUTION             RATINGS
        CLASS          OF DELIVERY DATE(1)    AS OF DELIVERY DATE          DATE(2)              FITCH/S&P(3)
-----------------------------------------------------------------------------------------------------------------
Class A-1............      $339,344,651                   %            January 11, 2012        AAA/AAA
Class A-2............      $506,232,605                   %             March 11, 2013         AAA/AAA
Class B..............      $ 34,855,857                   %             March 11, 2013          AA/AA
Class C..............      $ 12,909,576                   %             March 11, 2013         AA-/AA-
-----------------------------------------------------------------------------------------------------------------

---------------------  ----------------------
---------------------  ----------------------
                            RATED FINAL
                            DISTRIBUTION
        CLASS                 DATE(4)
---------------------  ----------------------
Class A-1............   September 11, 2036
Class A-2............   September 11, 2036
Class B..............   September 11, 2036
Class C..............   September 11, 2036
--------------------------------------------------------------------

(Footnotes to table on page S-3)

    With respect to the offered certificates, Banc of America Securities LLC is acting as sole lead manager and bookrunner. Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as co-managers, and Banc of America Securities LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement. Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about April [ ], 2003. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately [____]% of the initial principal amount of the offered certificates, plus accrued interest from April 1, 2003 before deducting expenses payable by Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                        SOLE LEAD MANAGER AND BOOKRUNNER
                         BANC OF AMERICA SECURITIES LLC
                      ------------------------------------
DEUTSCHE BANK SECURITIES
                                   GOLDMAN, SACHS & CO.
                                                            MORGAN STANLEY

                                 April   , 2003

                    Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 2003-1
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]



                                                                     % OF
                         NUMBER OF          AGGREGATE               INITIAL
                         MORTGAGED         CUT-OFF DATE              POOL
  PROPERTY LOCATION      PROPERTIES          BALANCE                BALANCE
  -----------------      ----------       --------------            -------
New York.............          4          $  129,843,261              12.6%
California...........         19             122,371,779              11.8
Massachusetts........          3             120,254,549              11.6
Texas................         13             120,434,653              11.7
Florida..............         12              73,101,759               7.1
Pennsylvania.........          2              47,259,104               4.6
Oregon...............          3              35,325,469               3.4
Colorado.............          1              32,784,785               3.2
Virginia.............          2              29,024,786               2.8
North Carolina.......         10              28,910,482               2.8
Michigan.............          4              26,368,758               2.6
Ohio.................          2              22,984,628               2.2
Arizona..............          5              22,854,130               2.2
Georgia..............          4              22,736,705               2.2
Louisiana............          2              21,167,749               2.0
New Mexico...........          6              19,432,894               1.9
Minnesota............          9              18,190,524               1.8
Kentucky.............          1              17,120,000               1.7
Tennessee............          3              16,940,438               1.6
South Carolina.......          2              13,397,202               1.3
Missouri.............          1              13,360,000               1.3
Wisconsin............          3              12,490,296               1.2
New Jersey...........          3              10,822,762               1.0
Mississippi..........          3               8,723,135               0.8
Illinois.............          2               8,638,669               0.8
New Hampshire........          1               7,938,496               0.8
Rhode Island.........          1               6,688,346               0.6
Kansas...............          1               6,584,245               0.6
Washington...........          1               5,482,690               0.5
Maryland.............          1               4,410,223               0.4
Iowa.................          2               4,304,700               0.4
Utah.................          1               2,818,899               0.3
                             ---           -------------              ----
Total/Weighted
  Average............        127         $ 1,032,766,116             100.0%
                             ===           =============             =====


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                   [ ] < 1.0% of Initial Pool Balance
                                           -
Multifamily...........   28.8%         [ ] 1.1% - 5.0% of Initial Pool Balance
Retail................       %         [ ] 5.1% - 10.0% of Initial Pool Balance
  Unanchored..........    0.8%         [ ] > 10.0% of Initial Pool Balance
  Shadow Anchored.....    2.7%
  Anchored............   35.1%
Industrial............    4.6%
Office................   22.2%
Self Storage..........    2.0%
Manufactured Housing..    1.3%
Other.................    2.5%

 FOR MORE INFORMATION


Banc of America Commercial Mortgage Inc.
has filed with the SEC additional
registration materials relating to the
certificates. You may read and copy any
 of these materials at the SEC's Public
 Reference Room at the following
 locations:

 - SEC Public Reference Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois 60661-2511

You may obtain information on the
operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
 SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.
 The Internet address is
 http://www.sec.gov.

You may also contact Banc of America
Commercial Mortgage Inc. in writing at
 214 North Tryon Street, Charlotte, North
 Carolina 28255, or by telephone at (704)
 386-2400.

See also the sections captioned
"Available Information" and
 "Incorporation of Certain Information by
 Reference" appearing at the end of the
 accompanying prospectus.

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO ROUNDING.
                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                                  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                                  PROSPECTUS........................................    S-4
                                                EXECUTIVE SUMMARY...................................    S-5
                                                SUMMARY OF PROSPECTUS SUPPLEMENT....................    S-9
                                                RISK FACTORS........................................   S-24
                                                  Risks Related to the Certificates.................   S-24
                                                  Risks Related to the Mortgage Loans...............   S-31
                                                  Other Risks.......................................   S-57
                                                DESCRIPTION OF THE MORTGAGE POOL....................   S-58
                                                  General...........................................   S-58
                                                  Certain Terms and Conditions of the Mortgage
                                                    Loans...........................................   S-59
                                                    Due Dates.......................................   S-59
                                                    Mortgage Rates; Calculations of Interest........   S-59
                                                    Amortization of Principal.......................   S-60
                                                    Prepayment Provisions...........................   S-60
                                                    Defeasance......................................   S-61
                                                    "Due-on-Sale" and "Due-on-Encumbrance"
                                                      Provisions....................................   S-61
                                                  Component Mortgage Loans..........................   S-63
                                                  Split Loan Structure..............................   S-64
                                                  Significant Mortgage Loans........................   S-67
                                                  Additional Mortgage Loan Information..............   S-95
                                                    General.........................................   S-95
                                                    Delinquencies...................................   S-95
                                                    Tenant Matters..................................   S-96
                                                    Ground Leases and Other Non-Fee Interests.......   S-96
                                                    Subordinate Financing...........................   S-96
                                                    Lender/Borrower Relationships...................   S-97
                                                  Certain Underwriting Matters......................   S-97
                                                    Environmental Assessments.......................   S-97
                                                    Generally.......................................   S-97
                                                    Property Condition Assessments..................   S-99
                                                    Appraisals and Market Studies...................   S-99
                                                    Zoning and Building Code Compliance.............   S-99
                                                    Hazard, Liability and Other Insurance...........  S-100
                                                  The Mortgage Loan Seller..........................  S-101
                                                  Assignment of the Mortgage Loans; Repurchases and
                                                    Substitutions...................................  S-101
                                                  Representations and Warranties; Repurchases and
                                                    Substitutions...................................  S-103
                                                  Changes in Mortgage Pool Characteristics..........  S-106
                                                SERVICING OF THE MORTGAGE LOANS.....................  S-106
                                                  General...........................................  S-106
                                                  The Master Servicer...............................  S-113
                                                  The Special Servicer..............................  S-114
                                                  Sub-Servicers.....................................  S-114
                                                  Servicing and Other Compensation and Payment of
                                                    Expenses........................................  S-115
                                                  Evidence as to Compliance.........................  S-119
                                                  Modifications, Waivers, Amendments and Consents...  S-119
                                                  Defaulted Mortgage Loans; Purchase Option.........  S-122
                                                  REO Properties....................................  S-124
                                                  Inspections; Collection of Operating
                                                    Information.....................................  S-124
                                                  Termination of the Special Servicer...............  S-125
                                                DESCRIPTION OF THE CERTIFICATES.....................  S-126
                                                  General...........................................  S-126
                                                  Registration and Denominations....................  S-126
                                                  Certificate Balances and Notional Amount..........  S-127
                                                  Pass-Through Rates................................  S-130

                                                  Distributions.....................................  S-133
                                                    General.........................................  S-133
                                                    Class ES Certificates and the ES Component
                                                      Mortgage Loan.................................  S-133
                                                    Class SB Certificates and the SB Component
                                                      Mortgage Loan.................................  S-137
                                                    Class WB Certificates and the Wellbridge Note B
                                                      Loan..........................................  S-139
                                                    The Available Distribution Amount...............  S-141
                                                    Application of the Available Distribution
                                                      Amount........................................  S-142
                                                    Distributable Certificate Interest..............  S-146
                                                    Principal Distribution Amount...................  S-148
                                                    Distributions of Prepayment Premiums............  S-149
                                                    Treatment of REO Properties.....................  S-149
                                                  Subordination; Allocation of Losses and Certain
                                                    Expenses........................................  S-150
                                                  Interest Reserve Account..........................  S-152
                                                  P&I Advances......................................  S-152
                                                  Appraisal Reductions..............................  S-154
                                                  Reports to Certificateholders; Certain Available
                                                    Information.....................................  S-156
                                                    Trustee Reports.................................  S-156
                                                    Servicer Reports................................  S-157
                                                    Other Information...............................  S-159
                                                  Voting Rights.....................................  S-160
                                                  Termination.......................................  S-160
                                                THE TRUSTEE AND THE FISCAL AGENT....................  S-160
                                                  The Trustee.......................................  S-160
                                                  The Fiscal Agent..................................  S-161
                                                  Indemnification...................................  S-162
                                                YIELD AND MATURITY CONSIDERATIONS...................  S-162
                                                  Yield Considerations..............................  S-162
                                                    General.........................................  S-162
                                                    Rate and Timing of Principal Payments...........  S-162
                                                    Losses and Shortfalls...........................  S-163
                                                    Certain Relevant Factors........................  S-164
                                                  Weighted Average Lives............................  S-165
                                                USE OF PROCEEDS.....................................  S-168
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............  S-168
                                                  General...........................................  S-168
                                                  Discount and Premium; Prepayment Premiums.........  S-168
                                                  Characterization of Investments in Offered
                                                    Certificates....................................  S-168
                                                  Possible Taxes on Income From Foreclosure Property
                                                    and Other Taxes.................................  S-169
                                                  Reporting and Other Administrative Matters........  S-169
                                                CERTAIN ERISA CONSIDERATIONS........................  S-170
                                                LEGAL INVESTMENT....................................  S-172
                                                METHOD OF DISTRIBUTION..............................  S-172
                                                LEGAL MATTERS.......................................  S-173
                                                RATINGS.............................................  S-173
                                                INDEX OF PRINCIPAL DEFINITIONS......................  S-175
                                                ANNEX A.............................................    A-1
                                                ANNEX B.............................................    B-1
                                                ANNEX C.............................................    C-1
                                                ANNEX D.............................................    D-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

 (1) Subject to a variance of plus or minus 5%.
 (2) As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
 (3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch Ratings and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
     (iii) whether and to what extent prepayment premiums will be received.
 (4) The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2003-1 and the trust in abbreviated form:

          Executive Summary, which begins on page S-5 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-9 of this prospectus supplement and gives a brief introduction of the key features of Series 2003-1 and the mortgage loans; and

          Risk Factors, which begins on page S-24 of this prospectus supplement and describes risks that apply to Series 2003-1 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-175 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 98 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you" refers to a prospective investor in the offered certificates.
                             ---------------------

     Until July [__], 2003, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class ES-A, Class ES-B, Class ES-C, Class ES-D, Class ES-E, Class ES-F, Class ES-G, Class ES-H, Class SB-A, Class SB-B, Class SB-C, Class SB-D, Class SB-E, Class WB-A, Class WB-B, Class WB-C, Class WB-D, Class R-I and Class R-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

-----------------------------------------------------------------------------------------------------------------
                          CERTIFICATE    APPROXIMATE                                    PASS-THROUGH    WEIGHTED
                           BALANCE OR    PERCENTAGE    APPROXIMATE                        RATE AS       AVERAGE
                            NOTIONAL       OF POOL       CREDIT                         OF DELIVERY       LIFE
CLASS     RATINGS(1)       AMOUNT(2)       BALANCE       SUPPORT        RATE TYPE           DATE       (YEARS)(3)
-----------------------------------------------------------------------------------------------------------------
                                              Offered Certificates
-----------------------------------------------------------------------------------------------------------------
 A-1        AAA/AAA       $339,344,651     32.858%       18.125%          Fixed          [ ____ ]%      5.90
-----------------------------------------------------------------------------------------------------------------
 A-2        AAA/AAA       $506,232,605     49.017%       18.125%          Fixed          [ ____ ]%      9.53
-----------------------------------------------------------------------------------------------------------------
  B          AA/AA        $ 34,855,857      3.375%       14.750%          Fixed          [ ____ ]%      9.92
-----------------------------------------------------------------------------------------------------------------
  C         AA-/AA-       $ 12,909,576      1.250%       13.500%          Fixed          [ ____ ]%      9.92
-----------------------------------------------------------------------------------------------------------------
                                   Private Certificates -- Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
  D      (Not Offered)    $ 24,528,195      2.375%       11.125%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  E      (Not Offered)    $ 11,618,619      1.125%       10.000%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  F      (Not Offered)    $ 11,618,619      1.125%        8.875%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  G      (Not Offered)    $ 11,618,619      1.125%        7.750%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  H      (Not Offered)    $ 10,327,661      1.000%        6.750%          WAC(5)        [ ____ ]%(5)     (6)
-----------------------------------------------------------------------------------------------------------------
  J      (Not Offered)    $ 21,946,280      2.125%        4.625%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  K      (Not Offered)    $  7,745,746      0.750%        3.875%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  L      (Not Offered)    $  6,454,788      0.625%        3.250%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  M      (Not Offered)    $  6,454,788      0.625%        2.625%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  N      (Not Offered)    $  5,163,831      0.500%        2.125%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  O      (Not Offered)    $  3,872,872      0.375%        1.750%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  P      (Not Offered)    $ 18,073,408      1.750%        0.000%         Fixed(4)       [ ____ ]%(4)     (6)
-----------------------------------------------------------------------------------------------------------------
  XC     (Not Offered)    $        TBD         N/A           N/A     Variable Rate(7)   [ ____ ]%(7)     (7)
-----------------------------------------------------------------------------------------------------------------
 XP-1    (Not Offered)    $        TBD         N/A           N/A     Variable Rate(7)   [ ____ ]%(7)     (7)
-----------------------------------------------------------------------------------------------------------------
 XP-2    (Not Offered)    $        TBD         N/A           N/A     Variable Rate(7)   [ ____ ]%(7)     (7)
-----------------------------------------------------------------------------------------------------------------

------  -----------------------

               PRINCIPAL
CLASS          WINDOW(3)
------  -----------------------
         Offered Certificates
------------------------------------------------------------------------------------------------------------------
 A-1     05/11/2003-01/11/2012
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
 A-2     01/11/2012-03/11/2013
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  B      03/11/2013-03/11/2013
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  C      03/11/2013-03/11/2013
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
        Private Certificates --
           Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  D               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  E               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  F               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  G               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  H               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  J               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  K               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  L               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  M               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  N               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  O               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  P               (6)
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
  XC              N/A
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
 XP-1             N/A
-----------------------------------------------------------------------------------------------------------------   ----------------
-------
 XP-2             N/A
-----------------------------------------------------------------------------------------------------------------   ----------------
-------

(1) Ratings shown are those of Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.
(2) As of the delivery date. Subject to a variance of plus or minus 5%.
(3) Based on the maturity assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates.
(4) The pass-through rates for any Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for any distribution date will not exceed the weighted average of the interest rates (net of the fee rates payable to the master servicer, the special servicer and the trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(5) The pass-through rate for any Class H Certificate on any distribution date is the weighted average of the interest rates (net of the fee rates payable to the master servicer, the special servicer and the trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(6) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7) The Class XC, Class XP-1 and Class XP-2 Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC, Class XP-1 and Class XP-2 Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC, Class XP-1 and Class XP-2 Certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class XC, Class XP-1 and Class XP-2 Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

     Below is certain information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined herein) of the mortgage loans. Two mortgage loans which are included in the trust fund, referred to respectively as the ES Component Mortgage Loan and the SB Component Mortgage Loan, are divided into a senior component and eight and five subordinate components, respectively. Unless otherwise stated, all references to the principal balance of the ES Component Mortgage Loan or SB Component Mortgage Loan, as applicable, and related information (including cut-off date balances, debt service coverage ratios and loan-to-value ratios) are references to the senior component only of the related mortgage loan and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the related subordinate components were included. Five mortgage loans, which are included in the trust fund and are referred to as the CBA Mortgage Loans, are each part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, debt service coverage ratios, and loan-to-value ratios) of each CBA Mortgage Loan excludes the other mortgage loan in the split loan structure. None of these other mortgage loans are included in the trust fund and are sometimes referred to as the CBA B Notes. Each CBA Mortgage Loan together with its related CBA B Note is referred to as a CBA Whole Loan. In addition, one mortgage loan referred to as the Wellbridge Whole Loan, is evidenced by a split loan structure comprised of three senior pari passu notes referred to as the Wellbridge Senior Note A-1, the Wellbridge Senior Companion Note A-2 and the Wellbridge Senior Companion Note A-3 and a subordinate note referred to as the Wellbridge Note B. Only the Wellbridge Senior Note A-1, which is sometimes referred to as the Wellbridge Mortgage Loan and the Wellbridge Note B which is sometimes referred to as the Wellbridge Note B Loan, are included in the trust fund. Unless otherwise stated, all references to the principal balance and related information of the Wellbridge Mortgage Loan are references to the Wellbridge Senior Note A-1 (and exclude the Wellbridge Senior Companion Note A-2, the Wellbridge Senior Companion Note A-3 and the Wellbridge Note B). In addition, the calculation of debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios are references to the aggregate principal balance of the three senior notes evidencing the Wellbridge Whole Loan and excludes the principal balance of the Wellbridge Note B Loan). For purposes of weighting such debt service coverage ratios, the cut-off date balance per unit and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the Wellbridge Mortgage Loan (and excludes the Wellbridge Senior Companion Note A-2, the Wellbridge Senior Companion Note A-3 and the Wellbridge Note B Loan) and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of loan-to-value) if the Wellbridge Note B Loan were included. For additional information regarding the calculation of the debt service coverage ratio for the Wellbridge Mortgage Loan see the definition of Underwriting Debt Service Coverage Ratio in Annex A to this prospectus supplement. Such information is described, and additional information regarding the mortgage loans and the mortgaged properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                            ENTIRE MORTGAGE POOL
CHARACTERISTICS                                (APPROXIMATE)
---------------                          --------------------------
Initial pool balance(1)................              $1,032,766,116
Number of mortgage loans...............                         112
Number of balloon mortgage loans
  (excluding mortgage loans that are
  interest only for the full period of
  the loan)............................                         109
Number of full period interest only
  mortgage loans.......................                           3
Number of mortgaged properties.........                         127
Average cut-off date balance...........                  $9,221,126
Range of cut-off date balances.........  $1,192,688 to $103,950,000
Weighted average mortgage rate.........                       6.155%
Weighted average remaining lock-out
  period...............................                  104 months
Range of remaining terms to maturity...            50 to 125 months
Weighted average remaining term to
  maturity.............................                  108 months
Weighted average underwriting debt
  service coverage ratio(2)(3).........                        1.68x
Weighted average cut-off date
  loan-to-value ratio(2)(3)............                        68.0%

---------------

(1) Subject to a variance of plus or minus 5%. The initial pool balance excludes the subordinate components of the ES Component Mortgage Loan and the subordinate components of the SB Component Mortgage Loan. In addition, the initial pool balance excludes any mortgage loan in a split loan structure not included in the trust fund and, in the case of the Wellbridge Whole Loan, includes only the Wellbridge Mortgage Loan.
(2) For purposes of determining the underwriting debt service coverage ratio for two mortgage loans (referred to in Annex A to this prospectus supplement as LOC Loans), the debt service payments were recalculated based upon original balances that were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the principal balances of such mortgage loans were reduced by the amount of such letters of credit for determining the loan-to-value ratios of each such mortgage loan.
(3) Unless otherwise stated, all references to the principal balance and related information of the Wellbridge Mortgage Loan are references to the Wellbridge Senior Note A-1 (and exclude the Wellbridge Senior Companion Note A-2, the Wellbridge Senior Companion Note A-3 and the Wellbridge Note B). In addition, the calculation of debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios is based upon the aggregate principal balance of the three senior notes evidencing the Wellbridge Whole Loan (and excludes the principal balance of the Wellbridge Note B Loan). For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting will be based solely upon the outstanding principal balance of the Wellbridge Mortgage Loan (and excludes the outstanding principal balance of the Wellbridge Senior Companion Note A-2, the Wellbridge Senior Companion Note A-3 and the Wellbridge Note B Loan). Accordingly, such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the Wellbridge Note B Loan were included. For additional information regarding the calculation of the debt service coverage ratio for the Wellbridge Mortgage Loan see the definition of Underwriting Debt Service Coverage Ratio and Annex A to this prospectus supplement. In addition, the calculation of the debt service coverage ratio and loan-to-value ratios with respect to each of the ES Component Mortgage Loan and the SB Component Mortgage Loan excluded the related subordinate components. Accordingly, such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the related subordinate components of each such loan were included.

     "Cut-off date loan-to-value ratio" and "underwriting debt service coverage ratio" are calculated as described in Annex A to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     LaSalle Bank National Association. The Trustee, a national banking association, will also act as REMIC administrator. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A., a national banking association. See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the Mortgage Loans -- The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street Charlotte, North Carolina 28255.

CUT-OFF DATE

     April 1, 2003.

DELIVERY DATE

     On or about April[__], 2003.

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 11th day of each month or, if any such 11th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in May 2003.

DETERMINATION DATE

     With respect to any distribution date, the fifth business day prior to such date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in May 2003.

                                 MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans consists of 112 multifamily and commercial mortgage loans. Eighty-nine of these mortgage loans were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger Commercial Funding LLC and CIGNA Mortgage Securities Philadelphia, LLC). Twenty-two mortgage loans were acquired by Bank of America, N.A. from Bridger Commercial Funding LLC. One mortgage loan was acquired by Bank of America, N.A. from CIGNA Mortgage Securities Philadelphia, LLC. The mortgage loans have an aggregate cut-off date balance of approximately $1,032,766,116 which is referred to as the initial pool balance, subject to a variance of plus or minus 5%.

     Two mortgage loans which are included in the trust fund, referred to respectively as the ES Component Mortgage Loan and the SB Component Mortgage Loan, are divided into a senior component and eight and five subordinate components, respectively. The aggregate principal balance of the ES Component Mortgage Loan (including its related subordinate components) as of the cut-off date is approximately $144,850,585. The aggregate principal balance of the senior component of the ES Component Mortgage Loan is approximately $103,950,000, representing 10.1% of the initial pool balance. The aggregate principal balance of the subordinate components of the ES Component Mortgage Loan is approximately $40,900,585. See "Description of the Mortgage Pool -- ES Component Mortgage Loan" in this prospectus supplement. The aggregate principal balance of the SB Component Mortgage Loan (including its related subordinate components) as of the cut-off date is approximately $129,250,000. The aggregate principal balance of the senior component of the SB Component Mortgage Loan is approximately $100,382,899, representing 9.7% of the initial pool balance. The aggregate principal balance of the subordinate components of the SB Component Mortgage Loan is approximately $28,867,101. See "Description of the Mortgage Pool -- SB Component Mortgage Loan" in this prospectus supplement.

     Five mortgage loans, which are included in the trust fund and are referred to as the CBA Mortgage Loans, are each part of a split loan structure, each of which is evidenced by a separate promissory note secured by the related mortgaged property. None of the other mortgage loans in this split loan structure are included in the trust fund and each such excluded mortgage loan is referred to as a CBA B Note. Each CBA Mortgage Loan and its related CBA B Note is referred to as a CBA Whole Loan. The aggregate principal balance as of the cut-off date of each CBA Mortgage Loan is $19,280,000, $17,120,000, $13,360,000,
$7,328,000 and $5,936,000 respectively and represents 1.9%, 1.7%, 1.3%, 0.7% and
0.6%, respectively of the initial pool balance. The aggregate principal balance as of the cut-off date of each CBA B Note is $1,000,000, $1,000,000, $835,000, $458,000 and $371,000 respectively. See "Description of the Mortgage
Pool -- Split Loan Structure -- CBA Whole Loans" in this prospectus supplement.

     In addition, one mortgage loan referred to as the Wellbridge Whole Loan, is evidenced by a split loan structure comprised of three senior pari passu notes referred to as the Wellbridge Senior Note A-1, the Wellbridge Senior Companion Note A-2 and the Wellbridge Senior Companion Note A-3 and a subordinate note referred to as the Wellbridge Note B. Only the Wellbridge Senior Note A-1, which is sometimes referred to as the Wellbridge Mortgage Loan, and the Wellbridge Note B, which is sometimes referred to as the Wellbridge Note B Loan, are included in the trust fund. The aggregate principal balance as of the cut-off date of the Wellbridge Mortgage Loan is $25,500,000 and represents 2.5% of the initial pool balance. The combined aggregate principal balance as of the cut-off date of the Wellbridge Senior Companion Note A-2 and the Wellbridge Senior Companion Note A-3 is $32,900,000. The aggregate principal balance as of the cut-off date of the Wellbridge Note B Loan is $29,837,903. See "Description of the Mortgage Pool -- Split Loan Structure -- Wellbridge Whole Loan" in this prospectus supplement.

     All numerical information provided herein with respect to the mortgage loans is provided on an approximate basis. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include only the senior component of the ES Component Mortgage Loan, the senior component of the SB Component Mortgage Loan and each CBA Mortgage Loan with respect to the related CBA Whole Loan and exclude the Wellbridge Note B Loan. Accordingly, the calculation of the debt service coverage ratio, cut-off date balance per unit and loan-to-value ratios with respect to each of the ES Component Mortgage Loan and the SB Component Mortgage Loan excluded the related subordinate components. Such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the related subordinate components of each such loan were included. With respect to the Wellbridge Mortgage Loan (a) the calculation of debt service coverage ratios, the cut-off date balance per unit and loan-to-value ratios was based upon the aggregate principal balance of the three senior notes evidencing the Wellbridge Whole Loan and any such calculation excludes the principal balance of the Wellbridge Note B Loan, and (b) with respect to the weighting of debt service coverage ratios and loan-to-value ratios, such weighting was based solely upon the principal balance of the Wellbridge Mortgage Loan (and excludes the Wellbridge Senior Companion Note A-2, the Wellbridge Senior Companion Note A-3 and the Wellbridge Note B Loan). Accordingly, such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the Wellbridge Note B Loan were included. All weighted average information provided herein with respect to the mortgage loans reflects weighting by related cut-off date balance. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate cut-off date balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans range from $1,192,688 to $103,950,000, and the average cut-off date balance is $9,221,126.

     As of the cut-off date, the mortgage loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of mortgage rates..................  4.750% per annum to 8.015% per annum
Weighted average mortgage rate...........  6.155% per annum
Range of remaining terms to stated
  maturity...............................  50 months to 125 months
Weighted average remaining term to stated
  maturity...............................  108 months
Range of remaining amortization
  terms(1)...............................  230 months to 360 months
Weighted average remaining amortization
  term(1)................................  340 months
Range of remaining lock-out periods......  27 months to 122 months
Range of cut-off date loan-to-value
  ratios(2)(3)...........................  33.0% to 82.1%
Weighted average cut-off date
  loan-to-value ratio(2)(3)..............  68.0%
Range of maturity date loan-to-value
  ratios of balloon loans(2)(3)..........  28.6% to 74.8%
Weighted average maturity date
  loan-to-value ratio of balloon
  loans(2)(3)............................  58.7%
Range of underwriting debt service
  coverage ratios(2)(3)..................  1.20x to 4.11x
Weighted average underwriting debt
  service coverage ratio(2)(3)...........  1.68x

---------------

(1) Excluding mortgage loans that are interest only for the full period of the loan.

(2) For purposes of determining the underwriting debt service coverage ratio for two mortgage loans (referred to in Annex A to this prospectus supplement as LOC Loans), the debt service payments were recalculated based upon original balances that were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the principal balances of such mortgage loans were reduced by the amount of such letters of credit for determining the loan-to-value ratios of each such mortgage loan.

(3) Unless otherwise stated, all references to the principal balance of the Wellbridge Mortgage Loan are references to the Wellbridge Senior Note A-1 only. In addition, the calculation of debt service coverage ratios and loan-to-value ratios is based upon the aggregate principal balance of the three senior notes evidencing the Wellbridge Whole Loan and excludes the principal balance of the Wellbridge Note B Loan. For purposes of weighting debt service coverage ratios and loan-to-value ratios, such weighting will be based solely upon the outstanding principal balance of the Wellbridge Mortgage Loan. Accordingly, such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the Wellbridge Note B Loan were included. In addition, the calculation of the debt service coverage ratios and loan-to-value ratios with respect to each of the ES Component Mortgage Loan and the SB Component Mortgage Loan excludes the related subordinate components. Accordingly, such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the related subordinate components of each such loan were included.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES    BALANCE(1)
-----                                                         ----------   -------------
New York....................................................       4           12.6%
California..................................................      19           11.8%
Texas.......................................................      13           11.7%
Massachusetts...............................................       3           11.6%
Florida.....................................................      12            7.1%

---------------

(1) Mortgage loans secured by multiple properties, except for the Wellbridge Mortgage Loan, have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of the related mortgaged property. The Wellbridge Mortgage Loan's cut-off date balance is allocated based on each individual property's underwritten net cash flow as a percentage of the aggregate underwritten net cash flow.

     The remaining mortgaged properties are located throughout 27 other states, with no more than 4.6% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES   BALANCE(1)(2)
                                                              ----------   -------------
Retail......................................................      41           38.6%
Multifamily.................................................      42           28.8%
Office......................................................      12           22.2%
Industrial and Warehouse....................................       5            4.6%
Other.......................................................      15            2.5%
Self-Storage................................................       6            2.0%
Manufactured Housing Communities............................       6            1.3%

---------------

(1) Mortgage loans secured by multiple properties, except for the Wellbridge Mortgage Loan, have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of the related mortgaged property. The Wellbridge Mortgage Loan's cut-off date balance is allocated based on each individual property's underwritten net cash flow as a percentage of the aggregate underwritten net cash flow.

(2) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On or before the delivery date, the mortgage loan seller will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, the mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage
Pool --

Assignment of the Mortgage Loans; Repurchases and Substitution" and
"-- Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk
Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee, the fiscal agent and the REMIC administrator. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses."

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of four classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2003-1, namely the Class A-1, Class A-2, Class B and Class C Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2003-1 consists of a total of 38 classes of certificates, the following 34 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class XP-1, Class XP-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class ES-A, Class ES-B, Class ES-C, Class ES-D, Class ES-E, Class ES-F, Class ES-G, Class ES-H, Class SB-A, Class SB-B, Class SB-C, Class SB-D, Class SB-E, Class WB-A, Class WB-B, Class WB-C, Class WB-D, Class R-I and Class R-II. The pass-through rates applicable to each of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-133 of this prospectus supplement. The pass-through rates applicable to each of the Class ES-A, Class ES-B, Class ES-C, Class ES-D, Class ES-E, Class ES-F, Class ES-G, Class ES-H, Class SB-A, Class SB-B, Class SB-C, Class SB-D, Class SB-E, Class WB-A, Class WB-B, Class WB-C and Class WB-D Certificates for each distribution date are set forth in the pooling agreement. The Class ES-A, Class ES-B, Class ES-C, Class ES-D, Class ES-E, Class ES-F, Class ES-G and Class ES-H Certificates are referred to in this prospectus supplement as the "Class ES Certificates." The Class SB-A, Class SB-B, Class SB-C, Class SB-D and Class SB-E Certificates are referred to in this prospectus supplement as the "Class SB Certificates." The Class WB-A, Class WB-B, Class WB-C and Class WB-D Certificates are referred to in this prospectus supplement as the "Class WB Certificates." The Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.

     The private certificates will represent beneficial ownership interests in a trust created by Banc of America Commercial Mortgage Inc. The trust's assets will primarily be 112 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

Notional Amount

     The Class XC, Class XP-1 and Class XP-2 Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $[________], although it may be as much as 5% larger or smaller.

     The notional amount of the Class XP-1 Certificates will equal:

     - during the period from the date of the initial issuance of the certificates through and including the distribution date in [____________], [__]% multiplied by the sum of (a) the lesser of $[____________] and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     - during the period following the distribution date in [____________]
       through and including the distribution date in [____________], [   ]%
       multiplied by the sum of (a) the lesser of $[________] and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time; and

     - following the distribution date in [________], $0.

     The total initial notional amount of the Class XP-1 Certificates will be approximately $[____________], although it may be as much as 5% larger or smaller.

     The notional amount of the Class XP-2 Certificates will equal:

     - during the period following the initial issuance of the Certificates through and including the distribution date in [____________], [__]% multiplied by the sum of (a) the lesser of $[____________] and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], [__]% multiplied by the sum of (a) the lesser of $[________] and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], the sum of
       (a) the lesser of $[________] and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time and (c) the lesser of $[________] and the certificate balance of the Class K Certificates outstanding from time to time; and

     - during the period following the distribution date in [____________], through and including the distribution date in [____________], the sum of
       (a) the lesser of $[____________] and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $[________] and the certificate balance of the Class J Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], the sum of
       (a) the lesser of $[________] and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, and Class G Certificates outstanding from time to time and
       (c) the lesser of $[________] and the certificate balance of the Class H Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], the sum of
       (a) the lesser of $[____________] and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $[____________] and the certificate balance of the Class G Certificates outstanding from time to time; and

     - following the distribution date in [________], $0.

     The total initial notional amount of the Class XP-2 Certificates will be approximately $[____________], although it may be as much as 5% larger or smaller.

Pass Through Rate

     The pass-through rate applicable to the Class XP-1 Certificates for the initial distribution date will equal approximately [____]% per annum. The pass-through rate for the Class XP-1 Certificates, for each distribution date subsequent to the initial distribution date and through and including the [____________] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP-1 strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP-1 Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balances of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under "-- Notional Amount" above as being part of the notional amount of the Class XP-1 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP-1 Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [____________] distribution date, on any particular component of the notional amount of the Class XP-1 Certificates immediately prior to the related distribution date, the applicable Class XP-1 strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such distribution date and (b) the weighted average net mortgage rate for such interest accrual period, over

     (2) the pass-through rate in effect for such distribution date for the class of Certificates whose certificate balance, or a designated portion thereof, comprises such component.

     Following the [____________] distribution date, the Class XP-1 Certificates will cease to accrue interest. In connection therewith, the Class XP-1 Certificates will have a 0% pass-through rate for the [____________] distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class XP-2 Certificates for the initial distribution date will equal approximately [____]% per annum. The pass-through rate for the Class XP-2 Certificates, for each distribution date subsequent to the initial distribution date and through and including the [____________] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP-2 strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP-2 Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balances of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under "-- Notional Amount" above as being part of the notional amount of the Class XP-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP-2 Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [____________] distribution date, on any particular component of the notional amount of the Class XP-2 Certificates immediately prior to the related distribution date, the applicable Class XP-2 strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such distribution date and (b) the weighted average net mortgage rate for such interest accrual period, over

     (2) the pass-through rate in effect for such distribution date for the class of Certificates whose certificate balance, or a designated portion thereof, comprises such component.

     Following the [____________] distribution date, the Class XP-2 Certificates will cease to accrue interest. In connection therewith, the Class XP-2 Certificates will have a 0% pass-through rate for the [____________] distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately [____]% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "-- Notional Amount" above as being part of the notional amount of the Class XP-1 or Class XP-2 Certificates immediately prior to any payment date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date prior to [__] on any particular component of the notional amount of the Class XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

     (1) if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class XP-1 or Class XP-2 Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of Certificates;

     (2) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP-1 or Class XP-2 Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
          (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of Certificates;

     (3) if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance for such distribution does not, in whole or in part, also constitute a component of the notional amount of the Class XP-1 or Class XP-2 Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such Certificates; and

     (4) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP-1 or Class XP-2 Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the [__] distribution date, the certificate balance of each class of Certificates (other than the Class R-I, Class R-II, Class ES-A, Class ES-B, Class ES-C, Class ES-D, Class ES-E, Class ES-F, Class ES-G, Class ES-H, Class SB-A, Class SB-B, Class SB-C, Class SB-D, Class SB-E, Class WB-A, Class WB-B, Class WB-C, Class WB-D, Class XP-1, Class XP-2 and Class XC Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for the class of Certificates corresponding to such component.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class XC, Class XP-1 and Class XP-2: To interest on Class A-1, Class A-2, Class XC, Class XP-1 and Class XP-2 pro rata, in accordance with their interest entitlements.

     Second, Class A-1 and Class A-2: To the extent of funds available for principal, sequentially on Class A-1 and then Class A-2, until each class is reduced to zero.

     Third, Class A-1 and Class A-2: To reimburse Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates and Class A-2 Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to any class of the Class ES Certificates (other than mortgage loan losses on the ES Component Mortgage Loan), the Class SB Certificates (other than mortgage loan losses on the SB Component Mortgage Loan), the Class WB Certificates (other than mortgage loan losses on the Wellbridge Note B Loan) or the Class R-I or Class R-II Certificates. Mortgage loan losses that are realized on the ES Component Mortgage Loan will be allocated to the Class ES Certificates in reverse sequential order before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the SB Component Mortgage Loan will be allocated to the Class SB Certificates in reverse sequential order before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the Wellbridge Note B Loan will be allocated in reverse sequential order to the Class WB Certificates. No principal payments or loan losses will be allocated to the Class XC, Class XP-1 and Class XP-2 Certificates. However, the notional amount on the Class XC, Class XP-1 and Class XP-2 Certificates (which is used to calculate interest due on the Class XC, Class XP-1 and Class XP-2 Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC, Class XP-1 and Class XP-2 Certificates.

                                  (FLOW CHART)

     (1) The Class XC, Class XP-1 and Class XP-2 Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     (2) Each class of Class ES Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the ES Component Mortgage Loan.

     (3) Each class of Class SB Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the SB Component Mortgage Loan.

     (4) Each class of Class WB Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the Wellbridge Whole Loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer, the trustee or the fiscal agent;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The master servicer (or the trustee or fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments (including mortgage loan payments on the subordinate components of the ES Component Mortgage Loan, the subordinate components of the SB Component Mortgage Loan and/or the Wellbridge Note B Loan) if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity or interest in excess of a mortgage loan's regular monthly payment. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

  B. Property Protection Advances

     The master servicer (or the trustee or fiscal agent, if applicable) may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

  C. Interest on Advances

     The master servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B and Class C Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, any holder or holders (other than the depositor or the mortgage loan seller) of certificates representing a majority interest in the controlling class may purchase, and if such holder or holders fail to purchase, the master servicer may purchase, and if the master servicer fails to purchase, the special servicer may purchase, all of the mortgage loans and REO properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance (including the subordinate components of the ES Component Mortgage Loan, the subordinate components of the SB Component Mortgage Loan and the Wellbridge Note B Loan). See "Description of the Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs -- REMIC I and REMIC II -- for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the ES Component Mortgage Loan and the SB Component Mortgage Loan (the "Component Mortgage Loan REMIC"). The senior component of each of the ES Component Mortgage Loan and the SB Component Mortgage Loan and each class of Class ES and Class SB Certificates will represent "regular interests" in such REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

          - Each class of offered certificates will constitute "regular interests" in one of the REMICs.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

          - Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

                                                                FITCH    S&P
                                                                -----    ---
Class A-1...................................................    AAA      AAA
Class A-2...................................................    AAA      AAA
Class B.....................................................     AA      AA
Class C.....................................................    AA-      AA-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

- YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

- THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

- IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

- THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL
  OVER THE TRUST FUND CAN
  CREATE RISK................    You and other certificateholders generally do
                                 not have the right to make decisions with respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF
INTEREST.....................    The special servicer will have latitude in
                                 determining whether to liquidate or modify defaulted mortgage loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers,
                                 Amendments and Consents" in this prospectus supplement.

                                 The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. In addition, the master servicer is the mortgage loan seller. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as the mortgage loan seller. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See "Servicing of the Mortgage
                                 Loans -- General" in this prospectus
                                 supplement.

                                 In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by an affiliate of the mortgage loan seller.

                                 The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged real
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged real properties; and

                                   - affiliates of the property managers and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

PREPAYMENTS WILL AFFECT
  DISTRIBUTIONS AND YIELD
  CONSIDERATIONS.............    The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

                                   - the pass-through rate for such certificate;

                                   - the rate and timing of principal payments
                                     (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

                                   - the rate, timing and severity of realized
                                     losses and additional trust fund expenses
                                     (each as described in this prospectus
                                     supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

                                   - the timing and severity of any net
                                     aggregate prepayment interest shortfalls
                                     (each as described in this prospectus
                                     supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs; and

                                   - the extent to which prepayment premiums are
                                     collected and, in turn, distributed on the class of certificates to which such certificate belongs.

                                 It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the
                                 Certificates -- Distributions" and
                                 "-- Subordination; Allocation of Losses and
                                 Certain Expenses" and "Yield and Maturity
                                 Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

PREPAYMENT AND REPURCHASES
  MAY AFFECT THE YIELD TO
  MATURITY OF YOUR
  CERTIFICATES...............    The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties.

                                 The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

                                 The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                 - the terms of the mortgage loans;

                                 - the length of any prepayment lockout period;

                                 - the level of prevailing interest rates;

                                 - the availability of mortgage credit;

                                 - the applicable yield maintenance charges or
                                   prepayment premiums;

                                 - the master servicer's or special servicer's
                                   ability to enforce those charges or premiums;

                                 - the occurrence of casualties or natural
                                   disasters; and

                                 - economic, demographic, tax, legal or other
                                   factors.

                                 No yield maintenance charge or prepayment premium will be generally required for prepayments in connection with a casualty or condemnation. In addition, if the mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 - the aggregate amount of distributions on the
                                   offered certificates;

                                 - their yield to maturity;

                                 - the rate of principal payments; and

                                 - their weighted average life.

                                 If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

                                 If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                 Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISK...............    Under the federal bankruptcy law, the filing of
                                 a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under the federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADDITIONAL COMPENSATION TO
THE SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIQUIDITY FOR CERTIFICATES
MAY BE LIMITED...............    Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

MORTGAGE LOAN AMORTIZATION
  WILL AFFECT PAYMENT........    As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
  CONSIDERATIONS FOR
  INVESTORS IN SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class XC, Class XP-1 or Class XP-2
                                 Certificates, your rights to receive
                                 distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

GRACE PERIODS UNDER THE
  MORTGAGE LOANS MAY IMPACT
  THE MASTER SERVICER'S
  OBLIGATION TO ADVANCE......    The mortgage loans have grace periods for
                                 monthly payments ranging from 0 to 15 days. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period.

RECENT TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. For example, declines in travel or shopping may adversely affect revenues from hotel and retail properties. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. See
                                 "-- Property Insurance May Not Protect Your
                                 Certificates from Loss in the Event of Casualty or Loss" below. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

                                 The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                 The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

                                   - the age, design and construction quality of
                                     the properties;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     properties;

                                   - the proximity and attractiveness of
                                     competing properties;

                                   - the adequacy of the property's management
                                     and maintenance;

                                   - increases in operating expenses;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - an increase in vacancy rates; and

                                   - a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions, including plant closings,
                                     military base closings, industry slowdowns and unemployment rates;

                                   - local real estate conditions, such as an
                                     oversupply of retail space, office space or multifamily housing;

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - retroactive changes in building codes.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur; and

                                   - the property's "operating leverage" which
                                     is generally the percentage of total
                                     property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                 A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                 Commercial properties and manufactured housing communities represent security for 71.2% of the initial pool balance. Lending on commercial properties and manufactured housing communities is generally perceived as involving greater risk than lending on the security of multifamily residential properties. Certain types of commercial properties and manufactured housing communities are exposed to particular kinds of risks. See "Risk Factors -- Risks Related to the Mortgage Loans -- Particular Property Types Present Special Risks -- Risks Particular to Retail Properties", "-- Office Properties", "-- Industrial and Warehouse Properties", "Self-Storage Properties",
                                 "-- Manufactured Housing Communities" and
                                 "-- Other Properties" in this prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE RELATED MORTGAGE
  PROPERTY...................    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                 Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more groups of mortgaged properties.

BALLOON LOANS MAY PRESENT
  GREATER RISK THAN FULLY
  AMORTIZING LOANS...........    One hundred nine of the mortgage loans,
                                 representing 97.1% of the initial pool balance as of the cut-off date, will have substantial payments (that is, balloon payments) due at their respective stated maturities, in each case unless the mortgage loan is previously prepaid excluding those mortgage loans that are interest only for their entire loan term.
                                 Eighty-five of the mortgage loans, representing in the aggregate 75.6% of the initial pool balance as of the cut-off date, will have balloon payments due during the period from May
                                 1, 2012, through March 1, 2013. Three of the mortgage loans, representing 2.9% of the initial pool balance as of the cut-off date, will provide for payments of interest only until the end of their loan term.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an "actual/360" basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

                                   - the prevailing mortgage rates;

                                   - the fair market value of the property;

                                   - the borrower's equity in the related
                                     property;

                                   - the financial condition of the borrower and
                                     operating history of the property;

                                   - the operating history of the property and
                                     occupancy levels of the property;

                                   - tax laws;

                                   - prevailing general and regional economic
                                     conditions; and

                                   - the availability of, and competition for,
                                     credit for multifamily or commercial
                                     properties, as the case may be.

                                 See "Description of the Mortgage
                                 Pool -- Certain Terms and Conditions of the
                                 Mortgage Loans" and "-- Additional Mortgage
                                 Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

PARTICULAR PROPERTY TYPES
  PRESENT SPECIAL RISKS:
  MULTIFAMILY PROPERTIES.....    Multifamily properties secure 42 of the
                                 mortgage loans, representing 28.8% of the initial pool balance as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (e.g., its age, appearance and
                                     construction quality);

                                   - the location of the property (e.g., a
                                     change in the neighborhood over time);

                                   - the ability and willingness of management
                                     to provide adequate maintenance and
                                     insurance;

                                   - the types of services or amenities the
                                     property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates (which
                                     may encourage tenants to purchase rather than lease housing);

                                   - the tenant mix, such as the tenant
                                     population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

                                   - state and local regulations which may
                                     affect the building owner's ability to
                                     increase rent to market rent for an
                                     equivalent apartment.

MANUFACTURED HOUSING
  COMMUNITIES................    Manufactured housing communities secure 6 of
                                 the mortgage loans representing 1.3% of the initial pool balance as of the cut-off date.
                                 Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

     RETAIL PROPERTIES.......    Retail properties secure 41 of the mortgage
                                 loans, representing 38.6% of the initial pool balance as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a retail property, including:

                                   - changes in consumer spending patterns,
                                     local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

                                   - alternative forms of retailing (such as
                                     direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

                                   - the quality and philosophy of management;

                                   - the safety, convenience and attractiveness
                                     of the property to tenants and their
                                     customers or clients;

                                   - the public perception of the safety of
                                     customers at shopping malls and shopping centers;

                                   - the need to make major repairs or
                                     improvements to satisfy the needs of major tenants; and

                                   - traffic patterns and access to major
                                     thoroughfares.

                                 The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

OFFICE PROPERTIES............    Office properties secure 12 of the mortgage
                                 loans, representing approximately 22.2% of the initial pool balance.

                                 A large number of factors may adversely affect the value of office properties, including:

                                   - the number and quality of an office
                                     building's tenants;

                                   - the physical attributes of the building in
                                     relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                   - the desirability of the area as a business
                                     location; and

                                   - the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees).

                                 In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

INDUSTRIAL AND
  WAREHOUSE PROPERTIES.......    Industrial and warehouse properties secure 5 of
                                 the mortgage loans representing 4.6% of the initial pool balance as of the cut-off date.

                                 Among the significant factors determining the value of industrial and warehouse properties are:

                                   - the quality of tenants;

                                   - building design and adaptability (e.g.,
                                     clear heights, column spacing, zoning
                                     restrictions, number of bays and bay
                                     depths, divisibility and truck turning
                                     radius); and

                                   - the location of the property (e.g.,
                                     proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or occasioned by a decline in a particular industry segment, and a particular industrial and warehouse property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

SELF-STORAGE PROPERTIES......    Self-storage properties secure 5 of the
                                 mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
                                 Self-storage properties are considered
                                 vulnerable to competition, because both
                                 acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to

                                   - decreased demand;

                                   - competition;

                                   - age of improvements; or

                                   - other factors so that the borrower becomes
                                     unable to meet its obligations on the
                                     related mortgage loan,

                                 the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

OTHER PROPERTIES.............    Other properties: Health Club properties,
                                 secure one of the mortgage loans, representing
                                 2.5% of the initial pool balance as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a Health Club property, including:

                                 - the physical attributes of the Health Club
                                   property (e.g., its age, appearance and
                                   layout);

                                 - the reputation, safety, convenience and
                                   attractiveness of the property to users;

                                 - the quality and philosophy of management;

                                 - management's ability to control membership
                                   growth and attrition;

                                 - competition in the tenant's marketplace from
                                   other Health Clubs and alternatives to Health Clubs; or

                                 - adverse changes in economic and social
                                   conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

                                 In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, Health Club properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such Health Club property consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

SUBORDINATE FINANCING MAY
  MAKE RECOVERY DIFFICULT IN
  THE EVENT OF LOSS..........    The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee. With respect to two mortgage loans, representing approximately 1.7% of the initial pool balance, the owners of the related borrowers have a contingent reimbursement obligation with respect to an undrawn letter of credit payable to unrelated third parties. In addition, each of the related borrowers has the ability to incur future mezzanine debt from unaffiliated third parties, subject to the satisfaction of certain criteria set forth in the mortgage loan documents.

                                 Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. We are aware that seven mortgage loans representing 7.9% of the initial pool balance provides that the members of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. The borrowers under two of the Mortgage Loans which represent approximately 5.1% of the Initial Pool Balance have existing mezzanine debt.

                                 Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. We are aware that one mortgage loan representing 2.0% of the initial pool balance has existing unsecured subordinate debt. In addition, we are aware that two mortgage loans, representing 2.4% of the initial pool balance, permit additional unsecured debt under certain circumstances. We are also aware that nine mortgage loans, representing 29.8% of the initial pool balance, have existing secured debt.

                                 Five mortgage loans, representing 6.1% of the initial pool balance are each one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in each such split loan structure is not included in the trust. The other mortgage loans have aggregate unpaid principal balances as of the cut-off date of $1,000,000, $1,000,000,
                                 $835,000, $458,000 and $371,000, respectively,
                                 and are subordinate in right of payment to the mortgage loan that is included in the trust. See "Description of the Mortgage Pool -- Split Loan Structures -- The CBA Whole Loans" in this prospectus supplement.

                                 In addition to the five mortgage loans above, one mortgage loan, representing 2.5% of the initial pool balance, is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. Two of the mortgage loans which are part of the split loan structure but which are not included in the trust are pari passu in right of payment with the mortgage loan included in the trust and have a combined outstanding principal balance as of the cut-off date of $32,900,000. The remaining mortgage loan which is part of the split loan structure and which is included in the trust is subordinate in right of payment to the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $29,837,903. See "Description of the Mortgage Pool -- Split Loan
                                 Structures -- Wellbridge Whole Loan" in this prospectus supplement.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Certain Legal Aspects of Mortgage
                                 Loans -- Subordinate Financing" in the
                                 accompanying prospectus.

                                 Although the portion of the ES Component
                                 Mortgage Loan and the SB Component Mortgage
                                 Loan relating to the offered certificates do not include each of their respective subordinate components, the related borrower is still obligated to make interest and principal payments on the entire amount of such mortgage loans.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED........    The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. The depositor has not undertaken an evaluation of the financial condition of any borrower.

ADVERSE ENVIRONMENTAL
  CONDITIONS MAY REDUCE
  CASHFLOW FROM A MORTGAGED
  PROPERTY...................    The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

                                 All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments or had a transaction screen performed in lieu of a Phase I site assessment. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

                                 The environmental investigations described above as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then --

                                 - the circumstances or conditions were
                                   subsequently remediated in all material
                                   respects; or

                                 - generally one or more of the following was
                                   the case:

                                   1. a party not related to the related
                                      borrower was identified as a responsible party for such conditions or circumstances;

                                   2. the related borrower was required to
                                      provide additional security and/or to
                                      obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

                                   3. the related borrower provided a "no
                                      further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such conditions or circumstances;

                                   4. such conditions or circumstances were
                                      investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation;

                                   5. the expenditure of funds reasonably
                                      estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to 10 percent of the outstanding principal balance of the related mortgage loan and (b) two million dollars;

                                   6. an escrow of funds exists reasonably
                                      estimated to be sufficient for purposes of effecting such remediation;

                                   7. the related borrower or other responsible
                                      party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

                                   8. the related mortgaged property is insured
                                      under a policy of insurance, subject to
                                      certain per occurrence and aggregate
                                      limits and a deductible, against certain losses arising from such circumstances and conditions; or

                                   9. a responsible party provided a guaranty or
                                      indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

                                 In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

                                 Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

                                 There can be no assurance that --

                                 - the environmental testing referred to above
                                   identified all material adverse environmental conditions and circumstances at the subject properties;

                                 - the recommendation of the environmental
                                   consultant was, in the case of all identified problems, the appropriate action to take;

                                 - any of the environmental escrows established
                                   with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

                                 - an environmental insurance policy will cover
                                   all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

THE BENEFITS PROVIDED BY
CROSS-COLLATERALIZATION MAY
  BE LIMITED.................    As described under "Description of the Mortgage
                                 Pool -- General" in this prospectus supplement, the mortgage pool includes one set of cross-collateralized mortgage loans, which represent 0.5% of the initial pool balance as of the cut-off date. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                 A lien granted by such a borrower entity could be avoided if a court were to determine that:

                                   - such borrower was insolvent when granting
                                     the lien, was rendered insolvent by the
                                     granting of the lien or was left with
                                     inadequate capital, or was not able to pay its debts as they matured; and

                                   - such borrower did not receive fair
                                     consideration or reasonably equivalent
                                     value when it allowed its mort-
                                     gaged property or properties to be
                                     encumbered by a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

                                   - subordinate all or part of the pertinent
                                     mortgage loan to existing or future
                                     indebtedness of that borrower;

                                   - recover payments made under that mortgage
                                     loan; or

                                   - take other actions detrimental to the
                                     holders of the certificates, including,
                                     under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

MORTGAGE LOANS TO RELATED
  BORROWERS AND
  CONCENTRATIONS OF RELATED
  TENANTS MAY RESULT IN MORE
  SEVERE LOSSES ON YOUR
  CERTIFICATES...............    Certain groups of borrowers under the mortgage
                                 loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on mortgage loans representing more than 7.8% of the initial pool balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant (as described in the prospectus supplement) at any such property, it may be significant to the successful performance of such properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES..........    A concentration of mortgaged properties in a
                                 particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard as of the cut-off date:

                                   - Four of the mortgaged properties, which
                                     constitute security for 12.6% of the
                                     initial pool balance, are located in New
                                     York;

                                   - Nineteen of the mortgaged properties, which
                                     constitute security for 11.8% of the
                                     initial pool balance, are located in
                                     California;

                                   - Thirteen of the mortgaged properties, which
                                     constitute security for 11.7% of the
                                     initial pool balance, are located in Texas;

                                   - Three of the mortgaged properties, which
                                     constitute security for 11.6% of the
                                     initial pool balance, are located in
                                     Massachusetts; and

                                   - Twelve of the mortgaged properties, which
                                     constitute security for 7.1% of the initial pool balance, are located in Florida.

                                 No more than 8.9% of initial pool balance as of the cut-off date is secured by mortgaged properties located in any particular county in California.

MORTGAGE LOANS WITH HIGHER
  THAN AVERAGE PRINCIPAL
  BALANCES MAY CREATE MORE
  RISK OF LOSS...............    Concentrations in a pool of mortgage loans with
                                 larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

                                   - Twenty-eight mortgage loans have cut-off
                                     date balances that are higher than the
                                     average cut-off date balance;

                                   - the largest single mortgage loan, by
                                     cut-off date balance, represents
                                     approximately 10.1% of the initial pool
                                     balance, and the single group of
                                     cross-collateralized mortgage loans
                                     represents in the aggregate approximately
                                     0.5% of the initial pool balance; and

                                   - the ten largest mortgage loans have cut-off
                                     date balances that represent in the
                                     aggregate approximately 42.2% of the
                                     initial pool balance.

CHANGES IN CONCENTRATION MAY
  SUBJECT YOUR CERTIFICATES
  TO GREATER RISK OF LOSS....    As payments in respect of principal (including
                                 payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates
                                 (other than the Class XC, Class XP-1, Class
                                 XP-2, Class R-I and Class R-II Certificates) is payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS PRESENT
  SPECIAL RISKS..............    One hundred seven of the mortgage loans,
                                 representing 99.1% of the mortgage loans (by initial pool balance) as of the cut-off date generally prohibit any voluntary prepayment of principal prior to the final 2 to 7 scheduled monthly payments which includes any payment that is due upon the stated maturity date of the related mortgage loan; however, these mortgage loans generally permit defeasance. In addition, five of the mortgage loans representing 0.9% of the initial pool balance, (a) have an initial lock-out period,
                                 (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to a prepayment premium, and (c) becomes thereafter prepayable without an accompanying prepayment premium prior to its maturity. See "Description of the Mortgage
                                 Pool -- Certain Terms and Conditions of the
                                 Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Any prepayment premiums actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the
                                 Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage
                                 Loans -- Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool -- Assignment of the Mortgage Loans;
                                 Repurchases" and "-- Representations and
                                 Warranties; Repurchases", "Servicing of the
                                 Mortgage Loans -- Defaulted Mortgage Loans;
                                 Purchase Option" and "Description of the Certificates -- Termination" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

                                 We also note the following with respect to prepayment premiums:

                                   - liquidation proceeds (as described in this
                                     prospectus supplement) recovered in respect of any defaulted mortgage loan will, in general, be applied to cover outstanding advances prior to being applied to cover any prepayment premium due in connection with the liquidation of such mortgage loan;

                                   - the special servicer may waive a prepayment
                                     premium in connection with obtaining a
                                     pay-off of a defaulted mortgage loan;

                                   - no prepayment premium will be payable in
                                     connection with any repurchase of a
                                     mortgage loan resulting from a material
                                     breach of representation or warranty or a material document defect by the mortgage loan seller;

                                   - no prepayment premium will be payable in
                                     connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

                                   - no prepayment premium will be payable in
                                     connection with the purchase of defaulted mortgage loans by the master servicer, special servicer, the Class ES certificateholders (with respect to the ES Component Mortgage Loan), the Class SB certificateholders (with respect to the SB Component Mortgage Loan), the Class WB certificateholders (with respect to the Wellbridge Whole Loan) or any holder or holders of certificates evidencing a majority interest in the controlling class; and

                                   - in general, no prepayment premium is
                                     payable with respect to a prepayment due to casualty or condemnation.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage
                                 Loans -- Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool -- Assignment of the Mortgage Loans;
                                 Repurchases" and "-- Representations and
                                 Warranties; Repurchases", "Servicing of the
                                 Mortgage Loans -- Defaulted Mortgage Loans;
                                 Purchase Option" and "Description of the Certificates -- Termination" in this prospectus supplement.

THE OPERATION OF THE
  MORTGAGED PROPERTY UPON
  FORECLOSURE OF THE MORTGAGE
  LOAN MAY AFFECT TAX
  STATUS.....................    If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least
                                 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders.

LEASEHOLD INTERESTS ARE
SUBJECT TO TERMS OF THE
  GROUND LEASE...............    Eight mortgaged properties, representing
                                 approximately 9.8% of the initial pool balance as of the cut-off date are secured, in whole or in part, by a mortgage on a ground lease.
                                 Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

INFORMATION REGARDING THE
  MORTGAGE LOANS IS
  LIMITED....................    The information set forth in this prospectus
                                 supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

                                   - a review of the available credit and legal
                                     files relating to the mortgage loans;

                                   - inspections of each mortgaged property with
                                     respect to the applicable mortgage loan
                                     undertaken by or on behalf of the mortgage loan seller;

                                   - generally, unaudited operating statements
                                     for the mortgaged properties related to the mortgage loans supplied by the borrowers;

                                   - appraisals for the mortgaged properties
                                     related to the mortgage loans that
                                     generally were performed in connection with origination (which appraisals were used in presenting information regarding the values of such mortgaged properties as of the cut-off date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only);

                                   - engineering reports and environmental
                                     reports for the mortgaged properties
                                     related to the mortgage loans that
                                     generally were prepared in connection with origination; and

                                   - information supplied by entities from which
                                     the mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. All of the mortgage loans were originated during the preceding 28 months.

BORROWER LITIGATION MAY
AFFECT TIMING OR PAYMENT ON
  YOUR CERTIFICATES..........    Certain borrowers and the principals of certain
                                 borrowers and/or managers may have been
                                 involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

                                 There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

RELIANCE ON A SINGLE TENANT
OR A SMALL GROUP OF TENANTS
  MAY INCREASE THE RISK OF
  LOSS.......................    A deterioration in the financial condition of a
                                 tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see "Risk
                                 Factors -- Risks Related to the Mortgage
                                 Loans -- Risks Related to Retail Properties" and "-- Risks Related to Office Properties" in this prospectus supplement.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

MORTGAGED PROPERTIES WITH
  TENANTS PRESENT SPECIAL
  RISK.......................    The income from, and market value of, the
                                 mortgaged properties leased to various tenants would be adversely affected if:

                                 - space in the mortgaged properties could not
                                   be leased or re-leased;

                                 - tenants were unable to meet their lease
                                   obligations;

                                 - a significant tenant were to become a debtor
                                   in a bankruptcy case; or

                                 - rental payments could not be collected for
                                   any other reason.

                                 Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

MORTGAGED PROPERTIES WITH
  MULTIPLE TENANTS MAY
  INCREASE RE-LEASING COSTS
  AND REDUCE CASH FLOW.......    If a mortgaged property has multiple tenants,
                                 re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                 Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

TENANT BANKRUPTCY ADVERSELY
  AFFECTS PROPERTY
  PERFORMANCE................    The bankruptcy or insolvency of a major tenant,
                                 or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant
                                 (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three year's rent).

ONE ACTION RULES MAY LIMIT
  REMEDIES...................    Several states (including California) have laws
                                 that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

PROPERTY INSURANCE MAY NOT
  PROTECT YOUR CERTIFICATES
  FROM LOSS IN THE EVENT OF
  CASUALTY OR LOSS...........    The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in California, Washington, Oregon, Texas, and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature
                                 (such as earthquakes, floods and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage. The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered by such program. In addition, coverage under such program will only be available for terrorist acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest. In addition, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

                                 In the event that such casualty losses are not covered by standard casualty insurance policies, the loan documents may not specifically require the borrowers to obtain this form of coverage. Although the mortgage loan documents relating to the remaining mortgage loans contain general provisions which permit the lender to require other reasonable insurance and which do not expressly forbid the lender from requiring terrorism insurance, we cannot assure you whether requiring terrorism insurance would be reasonable or otherwise permissible under the general provisions for any particular mortgage loan.

                                 If the loan documents require insurance
                                 covering terrorist or similar acts, the master servicer or the special servicer, pursuant to the pooling and servicing agreement, may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance and the special servicer consents. In determining whether to require insurance for terrorist or similar acts or to call a default, each of the master servicer and the special servicer will consider the following two factors following due inquiry in accordance with the servicing standard:

                                 - such insurance is not available at
                                   commercially reasonable rates; and

                                 - the risks relating to terrorist or similar
                                   acts are, at that time, not commonly insured against for properties similar to the mortgaged property and located in or around the region in which the mortgaged property is located.

                                 However, if the special servicer determines following due inquiry, in accordance with the servicing standard, that it is in the best interests of the certificateholders not to call a default, the master servicer and the special servicer may, in certain circumstances, waive the default regardless of such factors.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ZONING LAWS AND USE
  RESTRICTION, MAY AFFECT THE
  OPERATION OF A MORTGAGED
  PROPERTY OR THE ABILITY TO
  REPAIR OR RESTORE A
  MORTGAGED PROPERTY.........    Certain of the mortgaged properties may not
                                 comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.
                                 In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 Zoning or other restrictions also may prevent alternative uses. See "Risk Factors -- Risks Related to the Mortgage Loans -- Zoning Laws and Use Restrictions" in this prospectus supplement.

APPRAISALS ARE LIMITED IN
  REFLECTING THE VALUE OF A
  MORTGAGED PROPERTY.........    Appraisals were obtained with respect to each
                                 of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
                                 Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                 We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

NO MORTGAGE LOAN INCLUDED IN
  THE TRUST FUND HAS BEEN
  REUNDERWRITTEN.............    We have not reunderwritten the mortgage loans.
                                 Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See "Description of the Mortgage Pool -- Representations and
                                 Warranties; Repurchases and Substitutions" in this prospectus supplement.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 112 multifamily and commercial mortgage loans. Eighty-nine of the mortgage loans were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) acquired by Bank of America from various third party originators, other than Bridger Commercial Funding LLC ("Bridger") and CIGNA Mortgage Securities Philadelphia, LLC ("CIGNA"). Bridger is a real estate financial services company organized under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans. Bridger's principal offices are located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94960. CIGNA is a limited liability company organized under the laws of the State of Delaware with offices at 280 Trumbull Street, Hartford, Connecticut 06103. The mortgage loans described in the second sentence of this paragraph are referred to in this prospectus supplement as the "BOA-Originated Mortgage Loans". Twenty-two mortgage loans were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans"). One mortgage loan was acquired by Bank of America from CIGNA (such mortgage loan the "BOA-CIGNA Mortgage Loan"). The BOA-Originated Mortgage Loans, the BOA-Bridger Mortgage Loans and the BOA-CIGNA Mortgage Loan collectively constitute the "Mortgage Loans". The Mortgage Loans have an aggregate Cut-off Date Balance of $1,032,766,116 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The Initial Pool Balance excludes the ES Subordinate Components, the SB Subordinate Components, the CBA B Notes, the Wellbridge Senior Companion Notes and the Wellbridge Note B Loan. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of April 1, 2003 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein (including Cut-off Date Balances, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) with respect to each of the ES Component Mortgage Loan and the SB Component Mortgage Loan is calculated without regard to the ES Subordinate Components in the case of the ES Component Mortgage Loan and the SB Subordinate Components in the case of the SB Component Mortgage Loan. Accordingly, such ratios for each of these Mortgage Loans would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the related subordinate components were included. All numerical and statistical information presented herein (including Cut-off Date Balances, loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios) for each CBA Mortgage Loan excludes the related CBA B Note. The calculation of loan-to-value ratios, Cut-off Date Balance per unit and debt service coverage ratios with respect to the Wellbridge Mortgage Loan is based upon the aggregate principal balance of the Wellbridge Senior Notes and excludes the principal balance of the Wellbridge Note B Loan. Accordingly, such ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value ratios) if the Wellbridge Note B Loan were included. For additional information regarding the calculation of the debt service coverage ratio for the Wellbridge Mortgage Loan see the definition of Underwriting Debt Service Coverage Ratio in Annex A to this prospectus supplement. In addition with respect to the Wellbridge Mortgage Loan, the weighting of debt service coverage ratios and loan-to-value ratios is based solely upon the outstanding principal balance of the Wellbridge Mortgage Loan (and excludes the Wellbridge Senior Companion Notes and the Wellbridge Note B Loan). All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance.

     Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings (a "Multifamily Mortgaged Property", and any

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Mortgage Loan secured thereby, a "Multifamily Loan") (48 Mortgage Loans, representing 30.1% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, an industrial or warehouse building, health club or a self-storage facility (a "Commercial Mortgaged Property", and any Mortgage Loan secured thereby, a "Commercial Loan") (64 Mortgage Loans, representing 69.9% of the Initial Pool Balance).

     Two Mortgage Loans (each, a "Cross-Collateralized Mortgage Loan") are partially cross-defaulted and partially cross-collateralized with each other. This set represents 0.5% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement as the case may be, contains provisions creating the relevant partial cross-collateralization and partial cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors -- Risks Related to the Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     Four of the Mortgaged Properties, which constitute security for approximately 12.6% of the Initial Pool Balance, are located in New York; 19 of the Mortgaged Properties, which constitute security for 11.8% of the Initial Pool Balance, are located in California; 13 of the Mortgaged Properties, which constitute security for 11.7% of the Initial Pool Balance, are located in Texas; 3 of the Mortgaged Properties, which constitute security for 11.6% of the Initial Pool Balance, are located in Massachusetts; and 12 of the Mortgaged Properties, which constitute security for 7.1% of the Initial Pool Balance, are located in Florida. The remaining Mortgaged Properties are located throughout 27 other states, with no more than 4.6% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, the Mortgage Loan Seller will transfer the Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pool -- The Mortgage Loan Seller" and "-- Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides, other than three Mortgage Loans which are interest only for their entire term and represent 2.9% of the Initial Pool Balance, for scheduled payments of principal and interest ("Monthly Payments"). Each of the Mortgage Loans provides for payments to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"). In addition, 16 Mortgage Loans representing 40.5% of the Initial Pool Balance provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 4.750% per annum to 8.015% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 6.155%.

     All of the Mortgage Loans (the "Actual/360 Mortgage Loans") accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the

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Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Amortization of Principal. One hundred nine Mortgage Loans, which represent 97.1% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan", and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. In addition, 3 of the Mortgage Loans, representing 2.9% of the Initial Pool Balance, provide for payments of interest only through to the end of their respective loan terms.

     The original term to stated maturity of each Mortgage Loan was between 60 and 126 months. The original amortization schedules of the Mortgage Loans, other than three Mortgage Loans which are interest only for their entire term, (calculated, in the case of Actual/360 Mortgage Loans, on a 30/360 Basis for the purposes of the accrual of interest) ranged from 240 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 50 to 125 months, and the weighted average remaining term to stated maturity of the Mortgage Loan will be 108 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans, other than three Mortgage Loans which are interest only for their entire term, (calculated on a 30/360 Basis for the accrual of interest) will range from 230 to 360 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 340 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments" in this prospectus supplement.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination either (a) that voluntary prepayments are generally prohibited until the final 2 to 7 scheduled monthly payments by the borrower under the related Mortgage Loan documents including any payment due on the stated maturity date of the related Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment is to be accompanied by a premium, penalty or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 27 to 122 scheduled monthly payments. As of the Cut-off-Date the weighted average remaining Lock-out Period was 104 scheduled monthly payments. As of the Cut-off Date, the Open Period ranged from 2 to 25 scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was three Scheduled monthly payments. Prepayment Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage
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Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One hundred seven Mortgage Loans, representing 99.1% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date,
     (b) in amounts at least equal to the scheduled payments (including payments due on (i) the ES Subordinate Components of the ES Component Mortgage Loan and (ii) the SB Subordinate Components of the SB Component Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the securities or the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will

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be deemed given if it does not respond within ten Business Days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the ES Controlling Holder, the SB Controlling Holder or the Wellbridge Controlling Holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause for any Non-Specially Serviced Mortgage Loan that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially Serviced Mortgage Loan (other than the ES Component Mortgage Loan or the SB Component Mortgage Loan, provided that an ES Control Appraisal Period or an SB Control Appraisal Period, as the case may be, does not exist with respect to the related Mortgage Loan as described below, and other than the Wellbridge Whole Loan, as described below) unless the Directing Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten Business Days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due-on-sale clause" to the Directing Certificateholder. With respect to the ES Component Mortgage Loan and the SB Component Mortgage Loan, if an ES Control Appraisal Period or an SB Control Appraisal Period, as the case may be, does not exist, the Master Servicer with respect to those time periods when such Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the ES Controlling Holder or the SB Controlling Holder, as applicable. With respect to the ES Component Mortgage Loan and the SB Component Mortgage Loan, if an ES Control Appraisal Period or an SB Control Appraisal Period, as the case may be, does not exist, the Special Servicer with respect to those time periods when such Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that each may have, or grant any consent that it each may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the ES Controlling Holder or the SB Controlling Holder, as applicable. With respect to the Wellbridge Whole Loan, the Master Servicer, with respect to those time periods when the Wellbridge Whole Loan is a Non-Specially Serviced Mortgage Loan, will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer will not be given without the Special Servicer first obtaining the consent of the Wellbridge Controlling Holder. With respect to the Wellbridge Whole Loan, the Special Servicer, with respect to those time periods when the Wellbridge Whole Loan is a Specially Serviced Mortgage Loan, will not waive any right that each may have, or grant any consent that it each may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Wellbridge Controlling Holder. In each case that the consent of the ES Controlling Holder, the SB Controlling Holder or the Wellbridge Controlling Holder is required with respect to a "due-on-sale" or "due-on-encumbrance" provision, each such party's consent will be deemed granted if such party does not respond to a request for its consent within 10 Business Days of its receipt of a written notice of the matter and a written explanation of the surrounding circumstances.

     Notwithstanding the foregoing, with respect to any Mortgage Loan that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than $20,000,000, or
(iii) is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (it applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool or is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-

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encumbrance" clause until it has received written confirmation from each Rating
Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. In addition, with respect to a CBA Whole Loan, the ability of the Master Servicer to waive its rights to exercise a "due-on-sale" clause or "due-on-encumbrance" clause may be subject to the approval of the holder of any affected CBA B Note to the extent any such waiver constitutes a modification of the CBA B Note that materially and adversely affects such CBA B Noteholder prior to the expiration of the related repurchase period. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

COMPONENT MORTGAGE LOANS

     ES Component Mortgage Loan. The ownership interest in Loan No. 56967 (the "ES Component Mortgage Loan") will be split into a senior interest (the "ES Senior Component") and eight subordinate interests (the "ES Subordinate Components"). The Cut-off Date Balance of the ES Senior Component will equal approximately $103,950,000, representing 10.1% of the Initial Pool Balance. All distributions of principal and interest with respect to the ES Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of each ES Subordinate Component, each represented by a Class of Class ES Certificates, are only entitled on any Distribution Date to amounts collected on the ES Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the Class ES Senior Component as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Class ES Certificates and the ES Component Mortgage Loan." None of the Class ES Certificates are being offered by this prospectus supplement.

     If the ES Component Mortgage Loan becomes a Defaulted Mortgage Loan, the ES Controlling Holder will have the option, but not the obligation, to purchase the ES Component Mortgage Loan (including the ES Subordinate Components) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates -- Distributions -- Class ES Certificates and the ES Component Mortgage Loan." If the holder of a majority percentage interest in the Controlling Class of Class ES Certificates fails to exercise this option within a time period set forth in the Pooling Agreement, certain other parties may have the option to purchase such Component Mortgage Loan as described under "Servicing of the Mortgage Loans -- Defaulted Mortgage Loans; Purchase Option." For more information regarding the relationship between the ES Senior Component and the ES Subordinate Components, see "Description of the Certificates" in this prospectus supplement.

     SB Component Mortgage Loan. The ownership interest in Loan No. 57081 (the "SB Component Mortgage Loan") will be split into a senior interest (the "SB Senior Component") and five subordinate interests (the "SB Subordinate Components"). The Cut-off Date Balance of the SB Senior Component will equal approximately $100,382,899, representing 9.7% of the Initial Pool Balance. All distributions of principal and interest with respect to the SB Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of each SB Subordinate Component, each represented by a Class of Class SB Certificates, are only entitled on any Distribution Date to amounts collected on the SB Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the Class SB Senior Component as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Class SB Certificates and the SB Component Mortgage Loan." None of the Class SB Certificates are being offered by this prospectus supplement.
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     If the SB Component Mortgage Loan becomes a Defaulted Mortgage Loan, the SB
Controlling Holder will have the option, but not the obligation, to purchase the SB Component Mortgage Loan (including the SB Subordinate Components) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates -- Distributions -- Class SB Certificates and the SB Component Mortgage Loan." If the holder of a majority percentage interest in the Controlling Class of Class SB Certificates fails to exercise this option within a time period set forth in the Pooling Agreement, certain other parties may have the option to purchase such Component Mortgage Loan as described under "Servicing of the Mortgage Loans -- Defaulted Mortgage Loans; Purchase Option." For more information regarding the relationship between the SB Senior Component and the SB Subordinate Components, see "Description of the Certificates" in this prospectus supplement.

SPLIT LOAN STRUCTURES

     Six Mortgage Loans (identified as Loan Nos. 56783, 53370, 53352, 53371, 56888 and 56889 on Annex A to this prospectus supplement), representing 8.6% of the Initial Pool Balance, are each part of a separate split loan structure. A split loan structure generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are secured by the same mortgage instrument or instruments encumbering the related Mortgaged Property. The mortgage loans constituting a split loan structure are generally cross-defaulted. The allocation of payments to the respective notes in a split loan structure, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement or effected through an Intercreditor Agreement (as defined herein) to which the respective holders of the subject promissory notes are parties. Such Intercreditor Agreement, in general, governs the respective rights of the noteholders, including in connection with the servicing under the Pooling Agreement in the split loan structure. The Intercreditor Agreements generally provide that each of the mortgage loans that are included in the split loan structure will be serviced and administered pursuant to the Pooling Agreement by the same master servicer and special servicer, as applicable, according to the Servicing Standard. For discussion of these mortgage loans, we refer you to the sections entitled "-- The CBA Whole Loan" and "-- The Wellbridge Whole Loan" below.

     CBA Whole Loans. Each of five mortgage loans (Loan Nos. 53370, 53352, 53371, 56888 and 56889 (collectively, the "CBA Mortgage Loans"), representing 6.1% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property (each, a "CBA Mortgaged Property"). Only the CBA Mortgage Loans are included in the Trust Fund. The other mortgage loans have a Cut-off Date Balance of $1,000,000, $1,000,000, $835,000, $458,000 and
$371,000 respectively, and are subordinated in right of payment to the CBA Mortgage Loans (each, a "CBA B Note"). As used in this prospectus supplement, the term "CBA Whole Loan" shall refer collectively to a CBA Mortgage Loan and the related CBA B Note. Separate intercreditor agreements (each, a "CBA Intercreditor Agreement") between the holder of each CBA Mortgage Loan and the holder of the related CBA B Note (each, a "CBA B Noteholder") which sets forth the rights of such noteholder. Each CBA Intercreditor Agreement generally provides that each of the mortgage loans that comprise each CBA Whole Loan will be serviced and administered pursuant to the Pooling Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. Each CBA Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the CBA Whole Loan will be allocated first, to the holder of the related CBA B Note, and thereafter, to the holder of related CBA Mortgage Loan.

     Pursuant to the terms of each CBA Intercreditor Agreement, prior to the occurrence of (i) the acceleration of a CBA Mortgage Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Trust and the CBA B Noteholder. Any escrow and reserve payments required in respect of a CBA Mortgage Loan or CBA B Note will be paid to the Trust.

     Following the occurrence and during the continuance of (i) the acceleration of a CBA Whole Loan or CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the
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borrower, and subject to certain rights of the holder of the related CBA B Note to purchase the CBA Mortgage Loan from the trust as described below, all payments and proceeds received with respect to the CBA B Note will be subordinated to all payments due under the applicable CBA Mortgage Loan and the amounts received with respect to the CBA Whole Loan will be paid, first, to the Master Servicer, Special Servicer, Trustee and the Fiscal Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the CBA Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the CBA Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA Mortgage Loan; sixth, to the CBA B Noteholder, up to the amount of any unreimbursed costs and expenses paid by the CBA B Noteholder; seventh, to the CBA B Noteholder, in an amount equal to interest due with respect to the principal balance of the CBA B Note; eighth, to the CBA B Noteholder, in an amount equal to the principal balance of the CBA B Note until paid in full; ninth, to the CBA B Noteholder, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the CBA B Note; tenth, to the trust and the CBA B Noteholder, in an amount equal to any unpaid default interest accrued on the CBA Mortgage Loan and CBA B Note, respectively; and eleventh, any excess, to the trust and the CBA B Noteholder, pro rata, based upon the outstanding principal balances; provided that if the principal balance of the CBA B Note is equal to zero, then based upon the initial principal balances.

     In the event that (i) any payment of principal or interest on a CBA Mortgage Loan or CBA B Note becomes 90 or more days delinquent, (ii) the principal balance of a CBA Mortgage Loan or CBA B Note has been accelerated,
(iii) the principal balance of a CBA Mortgage Loan or CBA B Note is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under a CBA B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such CBA B Note will be entitled to purchase the CBA Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the applicable CBA Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the applicable CBA Mortgage Loan, together with all unpaid interest on such CBA Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such CBA Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a CBA Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of such CBA Mortgage Loan.

     Wellbridge Whole Loan. One Mortgage Loan, Loan No. 56783 (referred to as the "Wellbridge Senior Note A-1" or the "Wellbridge Mortgage Loan"), representing 2.5% of the Initial Pool Balance, is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "Wellbridge Mortgaged Property"). Only the Wellbridge Mortgage Loan and the Wellbridge Note B Loan (as defined below) are included in the Trust Fund. Two of the remaining mortgage loans in such split loan structure are referred to in this prospectus supplement respectively as the "Wellbridge Senior Companion Note A-2" and the "Wellbridge Senior Companion Note A-3" and together are referred to as the "Wellbridge Senior Companion Notes" and are not included in the Trust Fund and have a combined Cut-off Date Balance of $32,900,000. The remaining mortgage loan in such split loan structure referred to in this prospectus supplement as the "Wellbridge Note B"or the "Wellbridge Note B Loan" is included in the Trust Fund and has a Cut-off Date Balance of $29,837,903. Each of the Wellbridge Senior Note A-1, the Wellbridge Senior Companion Note A-2, the Wellbridge Senior Companion Note A-3 and the Wellbridge Note B comprise the "Wellbridge Whole Loan". The Wellbridge Whole Loan and each CBA Whole Loan are referred to in this prospectus supplement as the "Whole Loans"). As of the Cut-off Date, the Wellbridge Senior Companion Notes are owned by one or more affiliates of Bank of America, N.A. The Wellbridge Mortgage Loan, the Wellbridge Senior Companion Note A-2 and the Wellbridge Senior Companion Note A-3 pay pari passu with each other and are referred to in this prospectus supplement as the "Wellbridge Senior Notes." The Wellbridge Note B is subordinate to the Wellbridge Senior Notes. The holders of the Wellbridge Senior Notes have entered into an intercreditor agreement with the holder of the Wellbridge Note B which sets forth the rights of such holders (the

"Wellbridge Intercreditor Agreement" and together with each CBA Intercreditor Agreement, the "Intercreditor Agreements"). Pursuant to the terms of the Wellbridge Intercreditor Agreement, the Wellbridge Whole Loan is to be serviced by the Master Servicer and the Special Servicer under the provisions of the Pooling Agreement. The Wellbridge Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Wellbridge Whole Loan will be allocated first to the holder of the Wellbridge Note B and thereafter to the holders of the Wellbridge Senior Notes, pro rata.

     Pursuant to the terms of the Wellbridge Intercreditor Agreement, prior to the occurrence of a monetary or a material event of default with respect to the Wellbridge Whole Loan after payment, reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Wellbridge Intercreditor Agreement, all payments and proceeds received with respect to the Wellbridge Whole Loan will be generally paid in the following manner: Each Wellbridge Senior Note will receive accrued and unpaid interest pro rata on the outstanding principal balance of each such note; then each Wellbridge Senior Note and the Wellbridge Note B will receive payments of principal, pro rata, based on each such note's outstanding respective principal balance; then to the holder of the Wellbridge Note B accrued and unpaid interest on the outstanding principal balance of such note's respective portion of the Wellbridge Whole Loan; then prepayment premiums to the extent actually received in respect of each Wellbridge Senior Note and the Wellbridge Note B will be distributed to the holders of each Wellbridge Senior Note and the holder of the Wellbridge Note B, pro rata, based upon each such note's outstanding principal balance; then default interest (in excess of interest accrued at the regular rate) will be paid to the holders of the Wellbridge Senior Notes and the Wellbridge Note B to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; then penalty charges to the extent actually paid will be distributed to the holders of the Wellbridge Senior Notes and the holders of the Wellbridge Note B, pro rata, to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; and finally any excess will be paid to the holders of the Wellbridge Senior Notes and the Wellbridge Note B, pro rata, based on the original principal balances of their respective portions of the Wellbridge Whole Loan.

     Following the occurrence and during the continuance of a monetary or material event of default with respect to the Wellbridge Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Wellbridge Intercreditor Agreement all payments and proceeds received with respect to the Wellbridge Note B will be subordinated to all payments under the Wellbridge Senior Notes and the amounts received with respect to the Wellbridge Whole Loan will generally be paid in the following manner: Each Wellbridge Senior Note will receive accrued and unpaid interest, pro rata, on the outstanding principal balance of each such note; then amounts will be distributed to the holders of the Wellbridge Senior Notes until the outstanding principal balance of each such note is reduced to zero; then to the holder of the Wellbridge Note B accrued and unpaid interest on the outstanding principal balance of such note; then amounts will be distributed to the holder of the Wellbridge Note B until the outstanding principal balance of the Wellbridge Note B is reduced to zero; then prepayment premiums to the extent actually received in respect of each Wellbridge Senior Note will be distributed to the holders of each Wellbridge Senior Note, pro rata, based upon each such note's outstanding principal balance; then prepayment premiums to the extent actually received with respect to the Wellbridge Note B will be distributed to the holder of the Wellbridge Note B; then default interest (in excess of interest accrued at the regular rate) will be paid to the holders of the Wellbridge Senior Notes and the Wellbridge Note B, pro rata, to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; then penalty charges to the extent actually paid will be distributed to the holders of the Wellbridge Senior Notes and the holder of the Wellbridge Note B, pro rata, to the extent not required to offset interest on advances or otherwise payable to the servicers or trustee pursuant to the servicing agreement; then any excess will be paid to the holders of the Wellbridge Senior Notes and the holders of the Wellbridge Note B, pro rata, based on the original principal balances of their respective portions of the Wellbridge Whole Loan.

     Upon the Wellbridge Whole Loan becoming (i) delinquent 60 days or more in respect to a monthly payment (not including the balloon payment) or (ii) is delinquent in respect of its balloon payment unless the

Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Wellbridge Whole Loan within 60 days after the due date of such balloon payment) in either case such delinquency to be determined without giving effect to any grace period permitted by the mortgage loan documents and without regard to any acceleration of payments under the mortgage loan documents, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity, the holder of the most subordinate Class of Class WB Certificates with a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance, or if no such Class is outstanding, the Class WB Certificates with the then greatest outstanding Certificate Balance (the "Wellbridge Purchase Option Holder") will have the right (but not the obligation) to purchase the Wellbridge Senior Notes at the Wellbridge Repurchase Price (as defined below) and, upon written notice, the Special Servicer will be required to sell the Wellbridge Senior Notes to the Wellbridge Purchase Option Holder at the Wellbridge Repurchase Price, on a mutually designated date. The Wellbridge Purchase Option Holder's rights to purchase the Wellbridge Senior Notes will terminate upon the earliest of (1) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property and (2) the cure of the subject event of default.

     The "Wellbridge Repurchase Price" means, with respect to the Wellbridge Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Wellbridge Mortgage Loan, the Wellbridge Senior Companion Note A-2 and the Wellbridge Senior Companion Note A-3 Note, (b) accrued and unpaid interest thereon from the payment date under the Wellbridge Whole Loan as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Wellbridge Senior Notes, together with interest thereon at the reimbursement rate under the Pooling Agreement including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the Wellbridge Whole Loan and
(e) any other additional trust fund expenses; provided, however, that Wellbridge Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

     As used in this prospectus supplement, the term "Other Notes" refers to the Wellbridge Senior Companion Note A-2, the Wellbridge Senior Companion Note A-3 and the CBA B Notes, as applicable; the term "Other Noteholders" refers to the holders of the Other Notes. The mortgage loans, other than the ES Component Mortgage Loan, the SB Component Mortgage Loan and Wellbridge Whole Loan are sometimes referred to in this prospectus supplement as the "Non-Partitioned Mortgage Loans".

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

                                                                                 LOAN       CUT-OFF
                                    CUT-OFF       PERCENT OF                  BALANCE PER    DATE       LTV
                                      DATE       INITIAL POOL    PROPERTY      SF/UNIT/       LTV     RATIO AT   UNDERWRITING
           LOAN NAME                BALANCE        BALANCE         TYPE        ROOM/PADS     RATIO    MATURITY       DSCR
           ---------              ------------   ------------   -----------   -----------   -------   --------   ------------
Emerald Square Mall(1)..........  $103,950,000     10.1  %        Retail        $   184      48.1%     39.9%         2.68x
Sotheby's Building(2)...........   100,382,899     9.7            Office        $   247      50.2%     39.8%         2.08x
1020 Holcombe Blvd..............    33,345,304     3.2            Office        $   123      76.2%     65.5%         1.35x
Lakewood City Commons...........    32,784,785     3.2            Retail        $   116      79.9%     70.6%         1.23x
Venice Crossroads...............    30,430,784     2.9            Retail        $   193      76.1%     64.2%         1.41x
Rogue Valley Mall...............    28,232,356     2.7            Retail        $    63      67.2%     61.1%         1.64x
International Center IV.........    27,000,000     2.6            Office        $   122      62.8%     57.2%         1.26x
Montour Church Place............    26,835,479     2.6            Retail        $   143      78.9%     69.4%         1.28x
Huntington Oaks Shopping
  Center........................    26,583,905     2.6            Retail        $   106      73.2%     65.3%         1.25x
Ashby Crossing Apartments.......    25,940,900     2.5          Multifamily     $90,073      79.8%     67.4%         1.47x
                                                                -----------
TOTAL/WTD. AVG. ................  $435,486,412     42.2  %                                   62.6%     53.3%         1.84X
                                                     ====


                                  MORTGAGE
           LOAN NAME                RATE
           ---------              --------
Emerald Square Mall(1)..........  4.990%
Sotheby's Building(2)...........  5.303%
1020 Holcombe Blvd..............  6.250%
Lakewood City Commons...........  7.145%
Venice Crossroads...............  5.710%
Rogue Valley Mall...............  7.850%
International Center IV.........  7.220%
Montour Church Place............  7.000%
Huntington Oaks Shopping
  Center........................  7.510%
Ashby Crossing Apartments.......  5.700%
TOTAL/WTD. AVG. ................  6.015%

     (1) With respect to each of the calculations referenced in this chart with respect to the Emerald Square Loan, such calculations are based solely upon the ES Senior Component and exclude the ES Subordinate Components. If the ES Subordinate Components were included in such calculations then the Loan Balance Per SF, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity and the Underwriting DSCR would be $257, 67.1%, 55.6% and 1.89x, respectively.

     (2) With respect to each of the calculations referenced in this chart with respect to the Sotheby's Loan, such calculations are based solely upon the SB Senior Component and exclude the SB Subordinate Components. If the SB Subordinate Components were included in such calculations then the Loan Balance Per SF, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity and the Underwriting DSCR would be $318, 64.6%, 51.2% and 1.60x, respectively.

THE EMERALD SQUARE MALL LOAN

     The Loan. The Emerald Square Loan (the "Emerald Square Loan") is secured primarily by a first priority mortgage on the fee interest in the land and improvements known as the Emerald Square Mall located in North Attleboro, Massachusetts (the "Emerald Square Mortgaged Property"). Originated on February 25, 2003, the Emerald Square Loan has an outstanding balance as of the Cut-off Date of $144,850,585. The Emerald Square Loan was made to Mayflower Emerald Square, LLC, which is a bankruptcy remote, special purpose entity that is restricted by its organizational documents to owning and operating the Emerald Square Mortgaged Property (the "Emerald Square Borrower"). Legal counsel to the Emerald Square Borrower delivered a non-consolidation opinion in connection with the origination of the Emerald Square Loan. Equity ownership in the Emerald Square Borrower is held solely by Mayflower Realty LLC (100%). Mayflower Realty LLC is owned by SPG Mayflower, LLC (49.1375%), Mayflower Member LLC (11.0571%), Teacher's Mayflower LLC (14.0056%) and New York State Teacher's Retirement System (25.7998%). SPG Mayflower, LLC is owned by Simon Property Group, L.P. (100%). Simon Property Group, L.P. is owned by Simon Property Group, Inc. (74.3%) and other limited partners (25.7%). The Emerald Square Loan is also referred to in this prospectus supplement as the "ES Component Mortgage Loan" and, as such, is being divided for purposes of this offering into a $103,950,000 senior component and eight subordinate components having an aggregate balance of $40,900,585.

     The following table summarizes certain characteristics of the ES Component Mortgage Loan and the ES Senior Components.

Original ES Senior          $103,950,000                   % of Initial Pool Balance:  10.1%
  Component
  Principal Balance:
ES Senior Component         $103,950,000                   Loan Originator:            CIGNA
  Cut-off Principal
  Balance:
Borrowing Entity:           Mayflower Emerald Square, LLC  Property Type:              Retail
Principal:                  Mayflower Realty, LLC          Year Built/Renovated:       1989/1999
Interest Rate               4.99032%*                      Net Rentable Square Feet:   563,715
  for the ES Senior
  Component:
Interest Calculation        Actual/360                     UW Occupancy:               95.2%
  Method:
Original Loan Term (mos):   120                            Actual Occupancy:           98.0%
Original Amortization Term  360                            Actual Occupancy Date:      December 31, 2002
  (mos):
Remaining Loan Term (mos):  119                            Loan Cut-off Date LTV:      48.1%
Origination Date:           February 25, 2003              Maturity Date LTV:          39.9%
Maturity Date:              March 1, 2013                  Underwritten NCF:           $17,899,499
Lockout End Date:           August 31, 2012                Underwritten NCF DSCR:      2.68x

* The interest rate was rounded to five decimals and is subject to change.

     The Emerald Square Loan has a remaining term of 119 months and matures on March 1, 2013. The promissory note evidencing the entire Emerald Square Loan bears interest at 5.130% per annum. The terms of the Emerald Square loan documents prohibit voluntary prepayment prior to and including August 31, 2012 (the "Emerald Square Lockout Period"). The Emerald Square Mortgaged Property is subject to defeasance on the earlier of (i) two years after the Closing Date or (ii) February 25, 2006 (but not after August 31,
2012) ("Emerald Square Release Date"). The Emerald Square Loan is subject to defeasance with non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly payment dates occurring after the Emerald Square Release Date and assuming the Emerald Square Loan is paid in full on the payment date that is six months prior to its maturity date, with each such payment being equal to or greater than the amount of the corresponding installment of principal, interest and, if applicable, the fee of the servicer required to be paid under the Emerald Square Loan documents. Certain involuntary prepayments are subject to a fee equal to the Emerald Square Yield Maintenance Charge (as described below).

     Involuntary prepayments may result from an acceleration of the maturity date of the Emerald Square Loan following an event of default under the Emerald Square Loan or from a casualty or condemnation. Upon an involuntary prepayment due to an event of default under the Emerald Square Loan, the Borrower will be obligated to pay the Emerald Square Yield Maintenance Charge. Notwithstanding the foregoing, provided no event of default exists under the Emerald Square Loan, the Emerald Square Borrower is not required to pay the Emerald Square Yield Maintenance Charge in connection with a prepayment occurring solely as a result of (i) the application of insurance proceeds or condemnation awards pursuant to the terms of the Emerald Square Loan documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Emerald Square Loan.

     The "Emerald Square Yield Maintenance Charge" is the amount, if any, which, when added to the remaining principal amount of the note, would be sufficient to purchase the defeasance collateral as described in the second preceding paragraph.

     The Property.(1)   The Emerald Square Mortgaged Property consists of the
Emerald Square Borrower's fee interest in a parcel of land totaling approximately 58.46 acres located in North Attleboro, Massachusetts. According to the appraisal conducted in connection with the origination of the Emerald Square Loan, the center consists of a three story building with net rentable square feet of 1,022,137 and has 4,510 parking spaces. There are 160 tenant spaces, 4 of which are anchors that occupy 647,372 square feet (63.3%). Emerald Square Borrower's owned collateral is 563,715 square feet, including the J.C. Penney anchor space totaling 188,950 square feet and an in-line area of 374,765 square feet. Credit rated anchors include Sears (NYSE: S rated "A-" by S&P), J.C. Penney (NYSE: JCP rated "BBB-" by S&P), Abercrombie & Fitch Co., Footstar, Inc. and Trans World Entertainment Corporation.

     Non-Recourse Obligation. The Emerald Square Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the Emerald Square Borrower under certain limited circumstances, including (i) fraud or intentional misrepresentation by the Emerald Square Borrower or certain of its affiliates in connection with the execution and delivery of the Emerald Square Loan documents, (ii) actual physical waste or arson of the Emerald Square Mortgaged Property by the Emerald Square Borrower or certain affiliates, (iii) misapplication or conversion by the Emerald Square Borrower of insurance proceeds, condemnation awards or, following an event of default under the Emerald Square Loan, rents, (iv) breach of environmental representations, and
(v) failure to maintain the Emerald Square Borrower's status as a special purpose entity. In addition, in lieu of funding certain reserves, Mayflower Realty LLC has agreed to stand as a surety for the prompt and timely payment by the Emerald Square Borrower of certain tenant improvement and leasing costs and certain repair and replacement costs in accordance with the Emerald Square Loan documents.

---------------
(1) The credit ratings described in this paragraph are those of the parent company whether or not the parent company guarantees the lease.

     Insurance. The Emerald Square Borrower, at its sole cost and expense, is required to keep the Emerald Square Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the Emerald Square Mortgaged Property, without deduction for physical depreciation; (2) such that the insurer would not deem the Emerald Square Borrower a coinsurer under such policies; (3) providing that no deductible will exceed $250,000, or such greater deductible amount, if the Emerald Square Borrower provides a cash escrow, acceptable letter of credit, or a guaranty from Simon Property Group, L.P. ("SPG") so long as SPG maintains a credit rating of "BBB-" or higher by S&P and an equivalent rating by the other Rating Agencies for any amount above $250,000 or such other reasonably acceptable guarantor with a financial creditworthiness equal to or better than SPG and (4) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Emerald Square Mortgaged Property will at any time constitute legal non-conforming structures or uses.

     The Emerald Square Borrower, at its sole cost and expense, will also be required to obtain and maintain the following policies of insurance:

     (a) if any part of the Emerald Square Mortgaged Property is located in an area having special flood hazards, flood insurance in an amount equal to the "full replacement cost" of the Emerald Square Mortgaged Property;

     (b) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

     (c) rental loss or business interruption insurance, in an amount equal to the greater of (1) estimated gross revenues from the operations of the Emerald Square Mortgaged Property until twelve months after completion of the restoration or repair or (2) the projected operating expenses (including debt service) for the maintenance and operation of the Emerald Square Mortgaged Property from the date of the casualty until twelve months after completion of the restoration or repair. The amount of such insurance will be increased from time to time during the term of the Emerald Square Loan as and when new leases and renewal leases are entered into and the rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases;

     (d) at all times during which repairs or restoration are made on the Emerald Square Mortgaged Property builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Emerald Square Mortgaged Property insuring against such risks (including, without limitation, fire and extended coverage and collapse of the improvements to agreed limits) as the mortgagee may request, in form and substance reasonably acceptable to the mortgagee;

     (e) statutory worker's compensation insurance to the extent required by law with respect to any employees of Emerald Square Borrower;

     (f) upon sixty days written notice to Emerald Square Borrower, other reasonable and customary insurance and in such reasonable amounts as the mortgagee from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Emerald Square Mortgaged Property located in or around the region where the Emerald Square Mortgaged Property is located;

     (g) the commercial property and business income insurance required to be obtained and maintained by the Emerald Square Borrower will cover perils of terrorism and acts of terrorism and the Emerald Square Borrower will maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism at all times during the term of the Emerald Square Loan, provided that Emerald Square Borrower may maintain such coverage through a policy providing aggregate coverage of at least $100,000,000 annually, with a deductible of not greater than $10,000,000 and with such exclusions as are customarily contained in "stand alone" terrorism policies for retail shopping centers similar to the Emerald Square Mortgaged Property, so long as if any claim is made under such policy reducing the amount of coverage below $90,0000,000, the Emerald Square Borrower will increase the amount of such policy to at least $90,000,000 provided such coverage is commercially available at a commercially reasonable cost; and

     (h) insurance against loss or damage from (1) leakage of sprinkler systems and (2) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus installed in the improvements (without exclusion for explosions), to the extent that such items or hereafter exist upon the Emerald Square Mortgaged Property, in an amount at least equal to the outstanding principal amount of the note or $2,000,000, whichever is less.

     All policies of insurance (the "Emerald Square Insurance Policies") described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of "AA" (or its equivalent) or better by S&P and contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by that insurance company will be paid. During any time that the Emerald Square Borrower is not escrowing for taxes and insurance, not later than 10 days prior to the expiration date of each of the Emerald Square Insurance Policies, the Emerald Square Borrower will be required to deliver to the mortgagee satisfactory evidence of the renewal of each of the Emerald Square Insurance Policies. Insurance proceeds constitute additional security for the Emerald Square Loan.

     Casualty. The Emerald Square Loan documents provide that, if the Emerald Square Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, the Emerald Square Borrower must promptly proceed with the repair or rebuilding of the improvements so as to be of substantially the same equivalent quality to the Emerald Square Mortgaged Property as of the date of origination ("Emerald Square Restoration"). All plans and specifications required in connection with the Emerald Square Restoration will be subject to prior review and reasonable approval by the mortgagee in all respects and to the prior review and approval in all respects by an independent consulting engineer selected by the mortgagee (the "Restoration Consultant"). Under certain circumstances, however, such as a default under the Emerald Square Loan, insurance proceeds are eligible to be applied by the mortgagee to the repayment of the Emerald Square Loan.

     The mortgagee is required to disburse insurance proceeds to the Emerald Square Borrower for the Emerald Square Restoration, provided that such proceeds are less than $3,000,000 and the cost of the Emerald Square Restoration is less than $3,000,000 and the conditions set forth in the immediately succeeding paragraph (except (6) and (7)(A)) are satisfied.

     The mortgagee is required to make insurance proceeds available for the Emerald Square Restoration, provided that if such proceeds are equal to or greater than $3,000,000 or the cost of the Emerald Square Restoration is greater than $3,000,000, the following conditions must be met: (1) no event of default under the Emerald Square Loan will have occurred and be continuing; (2) less than fifty percent (50%) of the total floor area of the improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; (3) leases in effect as of the date of the occurrence of such fire or other casualty demising in the aggregate at least fifty percent (50%) of the total rentable space in the Emerald Square Mortgaged Property will remain in full force and effect during and after the completion of the Emerald Square Restoration, and the Emerald Square Borrower furnishes to the mortgagee satisfactory evidence that (A) Sears, Roebuck & Co., J.C. Penney Company, Inc. and The May Department Store, Inc. (Filene's and Lord & Taylor) or (B) other anchor retail stores which in the future may open in place thereof are obligated by the terms of their respective leases, reciprocal easement agreements or otherwise to continue to operate their respective retail stores after the completion of the Emerald Square Restoration; (4) the Emerald Square Borrower will commence the Emerald Square Restoration as soon as reasonably practicable (but not later than sixty (60) days after the casualty) and will pursue the same to satisfactory completion; (5) the mortgagee will be reasonably satisfied that any operating deficits which will be incurred with respect to the Emerald Square Mortgaged Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of either the insurance Proceeds, business interruption insurance coverage or by other funds of Emerald Square Borrower; (6) the mortgagee will be reasonably satisfied that upon the completion of the Emerald Square Restoration, the gross cash flow and the net cash flow of the Emerald Square Mortgaged Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Emerald Square

Mortgaged Property, including, without limitation, debt service at a coverage ratio (after deducting all required reserves as required by the mortgagee from net operating income) of at least 1.15 or if the debt service coverage ratio during the twelve (12) calendar months immediately preceding the occurrence of such fire or casualty was less than 1.15, of at least 1.10; (7) the mortgagee will be reasonably satisfied that the Emerald Square Restoration will be completed on or before the earliest to occur of (A) six months prior to its maturity date, (B) twelve months after the occurrence of such fire or other casualty, or (C) if in order to repair and restore the Emerald Square Mortgaged Property as nearly as possible to the condition it was in immediately prior to such fire or other casualty or taking, any then applicable zoning laws, would require that the Emerald Square Restoration be commenced and/or completed within a specified period of time after such fire or other casualty or taking, then within such period of time; (8) the Emerald Square Mortgaged Property and the use thereof after the Emerald Square Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; and (9) the Emerald Square Restoration will be done and completed by the Emerald Square Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations.

     Condemnation. The Emerald Square Loan documents provide that, in the event of a taking by any governmental authority through eminent domain or otherwise, the proceeds of any condemnation award have been assigned to the mortgagee and such condemnation proceeds are required to be applied in accordance with the terms of the loan documents. Upon satisfaction by the Emerald Square Borrower of certain conditions similar to those described in the immediately preceding paragraph for restoration, the proceeds of the condemnation award must be made available for repair and restoration of the Emerald Square Mortgaged Property. To the extent not required to be disbursed by the mortgagee for the restoration of the Emerald Square Mortgaged Property, any award or payment may be applied to the repayment of the Emerald Square Loan whether or not then due and payable.

     Transfer of Property and Interest in the Emerald Square Borrower. The Emerald Square Loan documents provide that no direct or indirect transfer of all or any part of or any interest in the Emerald Square Mortgaged Property is permitted without the prior written consent of the mortgagee, which may not be unreasonably withheld unless the Emerald Square Borrower satisfies certain conditions (some of which are noted below) relating to assumption of the Emerald Square Loan by a transferee (a "Emerald Square Assumption"): (1) the payment to the mortgagee of all reasonable and customary expenses incurred by the mortgagee in connection with any Emerald Square Assumption, a $3,000 processing fee, and a $50,000 transfer fee; (2) if more than 49% of the interests in the Emerald Square Borrower will be owned by the proposed transferee, evidence that the proposed transferee is a single purpose entity (which includes a non-consolidation opinion with respect to the transferee); (3) continued compliance with the ERISA requirements set forth in the Emerald Square Loan documents; and
(4) confirmation from each Rating Agency that the Emerald Square Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates (provided that such confirmation is not required if the transferee is a financial or similar institution meeting certain financial requirements).

     The Emerald Square Loan documents provide that the Emerald Square Borrower will not permit any sale, transfer, pledge, assignment or other disposition of, or grant or create any lien on, any of the direct or indirect interests in the Emerald Square Borrower (any such event, an "Emerald Square Transfer"), without the mortgagee's consent, unless the Emerald Square Borrower satisfies certain conditions set forth in the Emerald Square Loan documents.

     An Emerald Square Transfer will not include the following events and therefore do not require the consent of the mortgagee provided that the mortgagee and the Rating Agencies are reasonably satisfied that the Emerald Square Borrower will remain a special purpose bankruptcy remote entity and that any transfer resulting in the transferee owning an aggregate of 49% or more of the direct or indirect ownership interests in the Emerald Square Borrower will be accompanied by the receipt by the mortgagee of evidence reasonably satisfactory to it (which will include a legal non-consolidation opinion reasonably acceptable to the mortgagee) that the single purpose nature and bankruptcy remoteness of Emerald Square Borrower following such Emerald Square Transfer will be the same as before:

     (i) a transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in an Emerald Square Restricted Party (as set described below) (excluding the direct non-managing membership interest in Emerald Square Borrower), provided that (A) the mortgagee shall receive not less than thirty (30) days prior written notice of each such transfer, (except that transfers of not more than forty-nine percent (49%) in SPG shall not require notice to the mortgagee unless as a result of such transfer the transferee together with its affiliates and/or family members shall acquire, directly or indirectly, more than forty-nine (49%) of the economic and beneficial interests in Emerald Square Borrower), (B) after giving effect to any such transfer, the Emerald Square Borrower shall continue to be, and the Emerald Square Mortgaged Property shall continue to be owned by, an Emerald Square Qualifying Transferee and (C) the ERISA requirements set forth in Emerald Square Mortgage are satisfied.

     (ii) the sale, transfer or issuance of stock or other securities in any member of Emerald Square Borrower, its affiliates or principals ("Emerald Traded Entity") whose stock or other securities are listed on the New York Stock Exchange or such other nationally recognized stock exchange; and

     (iii) any consolidation of, merger with or into, sale or pledge of stock or ownership or beneficial interests in: (A) Teachers Insurance and Annuity Association of America; (B) any pension fund or a collective investment fund containing pension funds, separate accounts or other investors for which J.P. Morgan Investment Management Inc. or JPMorgan Chase Bank or any parent, subsidiary or affiliate of either of such persons which is controlled by either of such persons, is the investment advisor or investment manager; (C) New York State Teachers Retirement System; or (D) any Emerald Traded Entity.

     "Emerald Square Restricted Party" means each of (A) the Emerald Square Borrower, (B) any affiliated manager, (C) any Emerald Existing Interest Holder (as set described below) if its direct or indirect ownership interest and control of the Emerald Square Borrower is required in order for the Emerald Square Borrower to be, and the Emerald Square Mortgaged Property to be owned by, a Emerald Qualifying Transferee and (iv) any principal which (1) controls any person described in clauses (A)-(C) above or (2) owns (together with its affiliates and family members) more than forty-nine percent (49%) of the stock, partnership, membership or beneficial interests (as the case may be) of such person.

     "Emerald Existing Interest Holder" means (A) the holders of membership interests in Mayflower Realty LLC as of February 25, 2002 as set forth in the Emerald Square Loan documents or (B) a Emerald Morgan Entity (as described below).

     "Emerald Qualifying Transferee" means an entity, (A) meeting all of the special purpose bankruptcy remoteness requirements ("SPE Requirements") of the ratings agencies and (B) which is (1) controlled, directly or indirectly, by an Emerald Existing Interest Holder or an affiliate thereof and in which entity such Emerald Existing Interest Holder owns, directly or indirectly, at least twenty percent (20%) of the stock, partnership, membership or beneficial interests (as applicable) or (2) owned and controlled, directly or indirectly, by a person that is a reputable domestic bank, insurance company, pension fund, credit union, real estate investment trust, endowment, charitable foundation or similar institution actively engaged in acquiring major commercial real estate properties similar to the Emerald Square Mortgaged Property, together with its affiliates (as hereinafter defined), with a net worth of at least $400,000,000 (or in the case of a pension fund, with assets of at least $400,000,000) and with real estate assets and/or loans secured by real estate assets of at least $250,000,000, in each case, exclusive of the Emerald Square Mortgaged Property.

     "Emerald Morgan Entity" means a pension fund or a collective investment fund containing pension funds, separate accounts or other investors for which J.P. Morgan Investment Management Inc. or JPMorgan Chase Bank or any parent, subsidiary or affiliate of either of such persons which is controlled by either of such persons, is the investment advisor or investment manager.

     After the earlier to occur of the securitization of the Emerald Square Loan or the first anniversary of the closing date, the mortgagee's consent to a proposed Emerald Square Transfer will not be required provided that Emerald Square Borrower satisfies certain conditions (some of which are noted below): (1) the payment to the mortgagee of all reasonable and customary expenses incurred by the mortgagee in connection with any Emerald Square Assumption, a $3,000 processing fee, and a $50,000 transfer fee; (2) if more than 49% of the interests in the Emerald Square Borrower will be owned by the proposed transferee, evidence that the proposed transferee is a single purpose entity (which includes a non-consolidation opinion with respect to the transferee); (3) continued compliance with the ERISA requirements set forth in the Emerald Square Loan documents; (4) confirmation from each Rating Agency that the Emerald Square Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates (provided that such confirmation is not required if the transferee is a financial or similar institution meeting certain financial requirements); (5) evidence that the Emerald Square Mortgaged Property will continue to be managed by a qualified property manager or a property manager acceptable to the mortgagee and the Rating Agencies; and (6) if the Emerald Square Transfer occurs prior to August 27, 2003, SPG must control, directly or indirectly, the Emerald Square Borrower and will own, directly or indirectly, at least twenty (20%) of the stock, partnership, membership or beneficial interests, as applicable, in Emerald Square Borrower, unless an Emerald Square Ownership Trigger (as defined below) occurs.

     Emerald Square Ownership Trigger. The exercise of any rights available to one or more of the members (other than SPG or its affiliates) of Mayflower Realty LLC under the Limited Liability Company Agreement of Mayflower Realty LLC and/or the Dilution Letter between SPG Mayflower, LLC and Teachers Mayflower, LLC and consented to by Mayflower Member LLC and New York State Teacher's Retirement System (collectively, the "Operating Agreement") with respect to the acquisition and/or dilution of interests of SPG or its affiliates in Mayflower Realty LLC or the removal of SPG or its affiliates from control of the day-to-day management of Mayflower Realty LLC, in accordance with the terms of such Operating Agreement (the "Emerald Square Ownership Trigger").

     Emerald Square Borrower without the consent of the mortgagee may (1) make certain transfers of portions of the Emerald Square Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Emerald Square Mortgaged Property for dedication or public use, or portions of the Emerald Square Mortgaged Property to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures whose use is integrated and consistent with the use of the Emerald Square Mortgaged Property, (2) dedicate portions of the Emerald Square Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or amend any operating agreement and (3) transfer to a retail or an office user one or more anchor sites (together with parking ancillary thereto), as well as reasonable and/or customary easements in connection therewith, provided, that no transfer, conveyance or other encumbrance set forth in the foregoing clauses (1), (2) and
(3) will materially impair the utility and operation of the Emerald Square Mortgaged Property or materially adversely affect the value of the Emerald Square Mortgaged Property.

     Escrows (In addition to the information listed below, see Annex B to this prospectus supplement for information regarding escrow reserves.):

     (1) Emerald Square Tax and Insurance Reserve Account: For the term of the Emerald Square Loan, the Emerald Square Borrower is required to deposit on each payment date an amount equal to 1/12th of the taxes and insurance premiums (but with regard to insurance premiums, only to the extent the Emerald Square Borrower does not maintain the required insurance under a blanket insurance policy) that will be due and payable in connection with the Emerald Square Mortgaged Property during the next twelve months. Insurance premiums are not escrowed so long as the Emerald Square Borrower maintains a suitable blanket insurance policy. Amounts on deposit in the Emerald Square Tax and Insurance Reserve Account will be applied to pay such taxes and insurance premiums.

     (2) Emerald Square Guaranty of Tenant Improvement and Leasing Commission
Agreement: In lieu of the Emerald Square Borrower funding a reserve for the payment of certain leasing commissions and tenant improvement costs, Mayflower Realty LLC has executed the Emerald Square Guaranty of Tenant Improvement and Leasing Commission Agreement ("TILC Guaranty") in favor of the mortgagee. By the terms of the TILC Guaranty, Mayflower Realty LLC has agreed to stand as a surety for the prompt and timely payment of certain leasing commissions and tenant improvement costs pursuant to the terms, conditions and limitations of the TILC Guaranty.

     (3) Emerald Square Guaranty of Replacement Agreement: In lieu of the Emerald Square Borrower funding a reserve for certain repairs and replacements to the Emerald Square Mortgaged Property, Mayflower Realty LLC has executed the Emerald Square Guaranty of Replacement Agreement ("Replacement Guaranty") in favor of the mortgagee. By the terms of the Replacement Guaranty, Mayflower Realty LLC has agreed to stand as a surety for the prompt and timely payment of certain costs for repairs and replacements to the Emerald Square Mortgaged Property in accordance with the terms, conditions and limits of the Replacement Guaranty.

     Lockbox Account. A lockbox account, controlled by the mortgagee, is in place. All rents, revenues and receipts are remitted to a lockbox account. On the first business day of every month, the mortgagee will make deposits from the lockbox account into the applicable reserve accounts and pay debt service. If an event of default under the Emerald Square Loan is currently existing, the mortgagee will retain all excess cash flow from the Emerald Square Mortgaged Property as additional collateral for the Emerald Square Loan. Upon the occurrence of an event of default under the Emerald Square Loan, the mortgagee may, in its sole discretion, apply all funds on deposit in the lockbox account to the payment of amounts due on the Emerald Square Loan.

     Property Management. The Emerald Square Mortgaged Property is managed by Simon Management Associates, LLC, an affiliate of the Emerald Square Borrower which has a national portfolio of 242 properties located across 36 states.

     Additional Debt. The Emerald Square Borrower is prohibited, without the mortgagee's consent, from incurring any additional debt, secured or unsecured, except for (1) trade payables in the ordinary course of business, provided that such debt is paid within 60 days of the date incurred, and in the aggregate does not exceed $2,225,000, (2) financing leases and purchase money debt, incurred during the ordinary course of business provided the capitalized amount of all such debt will not exceed $1,112,500 at any one time, and (3) unsecured debt in connection with common area maintenance provided such amounts do not exceed $2,225,000.

     Remedies. Upon the occurrence of an event of default under the Emerald Square Loan, the Emerald Square Loan will become immediately due and payable at the option of the mortgagee. In addition, upon the occurrence and during the continuance of an event of default under the Emerald Square Loan, the Emerald Square Borrower will be required to pay interest ("Emerald Square Default Interest") on the entire unpaid balance of the Emerald Square Loan, effective from the date of the event of default, at a rate per annum equal to 4% above the interest rate, but in no event to exceed the maximum rate permitted by applicable law.

  Financial Information

                                                                                      MOST RECENT
                                                           FULL YEAR     FULL YEAR     FULL YEAR
                                           UNDERWRITTEN   (12/31/00)    (12/31/01)    (12/31/02)
                                           ------------   -----------   -----------   -----------
Effective Gross Income...................  $27,952,198    $26,891,731   $27,561,531   $28,406,378
Total Expenses...........................  $ 9,185,274    $ 9,172,463   $ 9,659,815   $ 9,372,695
Net Operating Income (NOI)...............  $18,766,924    $17,719,268   $17,901,716   $19,033,683
Cash Flow (CF)...........................  $17,899,499    $17,719,268   $17,901,716   $19,033,683
DSCR on NOI (Based on debt service for ES
  Senior Component only).................         2.81x          2.65x         2.68x         2.85x
DSCR on CF (Based on debt service for ES
  Senior Component only).................         2.68x          2.65x         2.68x         2.85x

THE SOTHEBY'S LOAN

     The Loan. The Sotheby's Building Loan (the "Sotheby's Loan") is secured primarily by a first priority mortgage on the fee interest in the land and improvements known as the Sotheby's Building located in New York, New York (the "Sotheby's Mortgaged Property"). Originated on February 7, 2003, the Sotheby's Loan has an outstanding principal balance as of the Cut-off Date of $129,250,000. The Sotheby's Loan is an interest only loan for the scheduled payments commencing on April 1, 2003 through and including March 1, 2004. The Sotheby's Loan was made to 1334 York Avenue L.P., a special purpose entity that is restricted by its organizational documents to owning and operating the Sotheby's Mortgaged Property which has two independent directors (the "Sotheby's Borrower"). Legal counsel to the Sotheby's Borrower delivered a non-consolidation opinion in connection with the origination of the Sotheby's Loan. The Sotheby's Borrower is owned by (1) SF York Agent, Inc., a 89% limited partner, (2) SF York Avenue, Inc., a 1% general partner, (3) 1334 MLP LLC, a 0.05% limited partner, (4) 1334 York Avenue LLC, a 9.45% member and (5) RFR GP II LLC, a 0.5% general partner. The Sotheby's Loan is also known as the "SB Component Mortgage Loan" and, as such, is being divided for purposes of this offering circular into a $100,382,899 senior component and five subordinate components having an aggregate balance of $28,867,101.

     The following table summarizes certain characteristics of the SB Component Mortgage Loan and of the SB Senior Component.

Original SB Senior Component    $100,382,899       % of Initial Pool Balance:       9.7%
  Principal Balance:
SB Senior Component Cut-off     $100,382,899       Loan Originator:                 Bank of America, N.A.
  Principal Balance:
Borrowing Entity:               1334 York          Property Type:                   Office
                                Avenue, L.P.
Principal:                      Aby Rosen and      Year Built/Renovated:            1924/2001
                                Michael Fuchs
Interest Rate for the SB        5.30341%*          Net Rentable Square Feet:        406,110
  Senior Component:
Interest Calculation Method:    Actual/360         UW Occupancy:                    95.0%
Original Loan Term (mos):       120                Actual Occupancy:                100.0%
Original Amortization Term      300                Actual Occupancy Date:           February 6, 2003
  (mos):
Remaining Loan Term (mos):      119                Loan Cut-off Date LTV:           50.2%
Origination Date:               February 7, 2003   Maturity Date LTV:               39.8%
Maturity Date:                  March 1, 2013      Underwritten NCF:                $15,109,921
Lockout End Date:               December 1, 2012   Underwritten NCF DSCR:           2.08x

---------------

* The interest rate was rounded to five decimals and is subject to change.

     The Sotheby's Loan has a remaining term of 119 months and matures on March 1, 2013. The terms of the Sotheby's Loan documents prohibit voluntary prepayment prior to and including December 1, 2012 (the "Sotheby's Lockout Period"). If either (i) the mortgagee, in its sole discretion, accepts a full or partial voluntary prepayment during the Sotheby's Lockout Period or (ii) there is an involuntary prepayment during the Sotheby's Lockout Period, in connection with or following the acceleration of the outstanding principal balance of the promissory note or otherwise the Sotheby's Borrower will also be required to pay, in addition to the amount of the Sotheby's Loan being prepaid, a prepayment premium equal to the greater of (i) 1% of the principal amount of the Sotheby's Loan being prepaid, or (ii) the product obtained by multiplying the principal amount of the Sotheby's Loan being prepaid, times the difference obtained by subtracting (A) the yield rate for the U.S. Treasury security specified in the loan agreement from (B) the interest rate under the Sotheby's Loan, times the present value factor set forth in the loan agreement. At any time after the Sotheby's Lockout Period, the Sotheby's Loan may be prepaid in whole, but not in part, on any subsequent scheduled payment date under the promissory note without penalty, however, if such prepayment does not occur on a scheduled payment date under the Sotheby's Loan, the Sotheby's Borrower must pay an amount equal to the amount of interest which would have accrued on the promissory note if such prepayment had occurred on the next scheduled payment date. The promissory note evidencing the entire Sotheby's Loan bears interest at 5.428% per annum. The Sotheby's Mortgaged Property is subject to defeasance provided that no event of default under the Sotheby's Loan has occurred and upon the satisfaction of certain conditions set forth in the Sotheby's Loan documents, at any time two years following the Closing Date with "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that provide for payments prior and as close as possible to all successive scheduled payment dates, with each such payment being equal to or greater than the amount of the corresponding monthly payment amount required to be paid under the Sotheby's Loan documents.

     Notwithstanding the foregoing, provided that no event of default has occurred under the Sotheby's Loan, the Sotheby's Borrower may prepay the Sotheby's Loan without the payment of any yield maintenance premium or other form of prepayment premium if insurance proceeds or a condemnation award received by the Sotheby's Borrower are not made available by the mortgagee for restoration of the Sotheby's Mortgaged Property. See "-- Casualty" and
"-- Condemnation" below.

     The Property. The Sotheby's Mortgaged Property consists of the Sotheby Borrower's fee interest in a parcel of land totaling approximately 0.93 acres located in New York, New York. According to the appraisal conducted in connection with the origination of the Sotheby's Loan, the center consists of one ten-story, building with net rentable square feet of 406,110. The Sotheby's Mortgaged Property is 100% leased and occupied by Sotheby's Inc. with Sotheby's Holdings, Inc. as the guarantor of the lease (NYSE: BID, rated "B+" by S&P) (the "Sotheby's Tenant").

     Non-Recourse Obligation. The Sotheby's Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the Sotheby's Borrower under certain limited circumstances, including (i) fraud or intentional misrepresentation by the Sotheby's Borrower, its affiliates, Aby Rosen, or Michael Fuchs, (ii) intentional waste or arson of the Sotheby's Mortgaged Property, (iii) misapplication or conversion by the Sotheby's Borrower of insurance proceeds, condemnation awards or, following an event of default under the Sotheby's Loan, rents, (iv) breach of environmental representations,
(v) material failure to maintain the Sotheby's Borrower's status as a special purpose entity (subject to Sotheby's Borrower's fifteen day cure period), (vi) material failure to comply with the voluntary assignment, transfer, or conveyance provisions of the Sotheby's Loan documents (subject to Sotheby's Borrower's fifteen day cure period), and (vii) the Sotheby's Mortgaged Property becomes an asset in a voluntary bankruptcy proceeding.

     Insurance. The Sotheby's Borrower, at its sole cost and expense, is required to keep the Sotheby's Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the improvements and personal property on the Sotheby's Mortgaged Property, without deduction for physical depreciation; (2) such that the insurer would not deem the Sotheby's Borrower a co-insurer under such policies; (3) providing that no deductible will exceed $50,000; and (4) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Sotheby's Mortgaged Property will at any time constitute legal non-conforming structures or uses.

     The Sotheby's Borrower, at its sole cost and expense, will also be required to obtain and maintain the following policies of insurance:

     (a) if any part of the Sotheby's Mortgaged Property is located in an area having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available with respect to the improvements under the National Flood Insurance Act;

     (b) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

     (c) business income insurance in an amount equal to at least 100% of the projected gross income from the Sotheby's Mortgaged Property, such rental loss insurance to cover rental losses for the earlier of (i) a period until income or rents are restored to the previous level at the Sotheby's Mortgaged Property or

(ii) 18 months from the date of loss, together with an extended period of indemnity endorsement insuring for continued loss of income from the period of time from the completion of the restoration until (1) the income returns to the same level it was at prior to the date of loss or (2) six months from the date of the completion of restoration;

     (d) comprehensive boiler and machinery insurance in such amounts as will be required by the mortgagee on terms consistent with the commercial property insurance policy provided by the Sotheby's Borrower;

     (e) at all times during which construction, repairs or alterations are made on the Sotheby's Mortgaged Property owner's contingent or protective liability insurance covering claims not covered by the terms of the commercial general liability insurance described in (b) above and comprehensive all risk insurance written in a builder's risk completed value form;

     (f) umbrella liability insurance in addition to primary coverage in an amount not less than $50,000,000;

     (g) statutory worker's compensation insurance to the extent required by law with respect to any work on or about the Sotheby's Mortgaged Property; and

     (h) such other insurance as may from time to time be required pursuant to the terms of the loan agreement.

     The Borrower is also required to maintain the insurance policies described above without an exclusion for terrorist acts.

     All policies of insurance (the "Sotheby's Insurance Policies") described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of "AA-" (or its equivalent) or better by at least two rating agencies, one of which must be S&P and contain the standard noncontribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by such insurance company will be paid.

     Casualty. The loan agreement provides that, if the Sotheby's Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, regardless of whether insurance proceeds are payable under the Sotheby's Insurance Policies or, if paid, are made available to the Sotheby's Borrower by the mortgagee, the Sotheby's Borrower must promptly proceed with the repair or rebuilding of the improvements as near as possible and with the exercise of diligent efforts to the condition the Sotheby's Mortgaged Property was in immediately prior to such damage or destruction. Any repairs and rebuilding are herein collectively referred to as the "Sotheby's Restoration". The Sotheby's Restoration must be conducted under the supervision of an independent consulting engineer (the "Consulting Engineer") selected by the mortgagee in accordance with plans and specifications approved by the mortgagee in consultation with the Consulting Engineer. If the estimated cost of the Sotheby's Restoration exceeds the amount of insurance proceeds, the Sotheby's Borrower will be required to deposit the deficiency with the mortgagee before any further disbursement of the proceeds will be made, and until so disbursed will constitute additional security for the Sotheby's Loan.

     Upon the occurrence of any damage or destruction to the Sotheby's Mortgaged Property, the mortgagee will disburse to the Sotheby's Borrower insurance proceeds for the Sotheby's Restoration in accordance with the loan agreement, provided that: (1) no event of default will have occurred and be continuing; (2) less than 30% of the total floor area of the improvements on the Sotheby's Mortgaged Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; (3) leases demising in the aggregate 75% of the total rentable space in the Sotheby's Mortgaged Property which has been demised under executed and delivered leases in effect as of the date of the occurrence of such fire or other casualty, will remain in full force and effect during and after the completion of the Sotheby's Restoration without abatement of rent beyond the time required for the Sotheby's Restoration; (4) the Sotheby's Borrower will commence the Sotheby's Restoration as soon as reasonably practicable, but in no event later than 60 days after such occurrence and will diligently pursue the same to satisfactory completion; (5) the mortgagee will be satisfied that any operating deficits, including all scheduled payments of principal and interest under the promissory note, which will be incurred with respect to the Sotheby's Mortgaged Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of business income insurance; (6) the mortgagee will be satisfied that the Sotheby's Restoration will be completed on or before the earliest to occur of (a) six months prior to the Sotheby's Maturity Date; (b) the earliest date required for such completion under the terms of any leases or material agreements affecting the Sotheby's Mortgaged Property, (c) such time as may be required under any applicable zoning laws, ordinance, rule or regulation or (d) the expiration of any business income insurance coverage; and (7) the Sotheby's Mortgaged Property and the use thereof after the Sotheby's Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations. To the extent not required to be disbursed by the mortgagee for the restoration of the Sotheby's Mortgaged Property, such payment may be applied to the discharge of the Sotheby's Loan whether or not then due and payable (such application to be without payment of the lockout yield maintenance premium unless an event of default under the Sotheby's Loan has occurred prior to the expiration of the Sotheby's Lockout Period) in accordance with the procedures described above. Notwithstanding the foregoing, insurance proceeds will be distributed in accordance with the terms of the lease of space in the Sotheby's Mortgaged Property by the Sotheby's Tenant.

     Condemnation. Pursuant to the Sotheby's Loan documents, in the event of a taking by any governmental authority through eminent domain or otherwise, the Sotheby's Borrower will be required to continue to make payments on the Sotheby's Loan and the payment obligations due under the Sotheby's Loan will not be reduced until any award or payment has been actually received after expenses of collection have been received by the mortgagee and applied to discharge such obligations. Upon the occurrence of any condemnation to the Sotheby's Mortgaged Property the condemnation award will be disbursed by the mortgagee to the Sotheby's Borrower for restoration in accordance with the terms of the Sotheby's Loan Agreement, provided that (x) less than 15% of the land constituting the Sotheby's Mortgaged Property has been taken, which land is located along the perimeter or periphery of the Sotheby's Mortgaged Property and upon which land no improvements are located and (y) the Sotheby's Borrower satisfies conditions similar to those described above for restoration after damage or destruction of the Sotheby's Mortgaged Property. To the extent not required to be disbursed by the mortgagee for the restoration of the Sotheby's Mortgaged Property, such award or payment may be applied to the discharge of the Sotheby's Loan whether or not then due and payable (such application to be without payment of the lockout yield maintenance premium unless a event of default under the Sotheby's Loan has occurred prior to the expiration of the Sotheby's Lockout Period) in accordance with the procedures described above. Notwithstanding the foregoing, an award will be distributed in accordance with the terms of the lease of space in the Sotheby's Mortgaged Property by the Sotheby's Tenant.

     Transfer of Property and Interest in the Sotheby's Borrower;
Encumbrance. The Sotheby's Loan documents provide that no direct or indirect transfer of all or any part of or any interest in the Sotheby's Mortgaged Property is permitted without the prior written consent of the mortgagee in its sole discretion, unless the Sotheby's Borrower satisfies certain conditions relating to assumption of the Sotheby's Loan by a transferee (a "Sotheby's Assumption"): (1) the absence of any default or event of default under the Sotheby's Loan; (2) the payment to the mortgagee of all reasonable and customary expenses incurred by the mortgagee in connection with any such Sotheby's Assumption, a $25,000 processing fee, and an assumption fee in an amount equal to 1% of the outstanding principal balance of the Sotheby's Loan upon a Sotheby's Assumption; (3) evidence that the Sotheby's Mortgaged Property will continue to be managed by a qualified property manager or a property manager acceptable to the mortgagee and the Rating Agencies and that the proposed transferee is a single purpose entity (which includes a non-consolidation opinion with respect to the transferee); (4) satisfactory information concerning the credit history, financial position and experience of the proposed transferee entity; (5) if required by the mortgagee, confirmation from each Rating Agency that such Sotheby's Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates; and (6) such other documentation and opinions required by the mortgagee.

     The Sotheby's Loan documents provide that Sotheby's Borrower will not permit any sale, transfer, pledge, assignment or other disposition of, or grant or create any lien on, any of the direct or indirect interests in the Sotheby's Borrower (any such event, a "Sotheby's Transfer"), without the mortgagee's consent.

     A Sotheby's Transfer will not include the following events and therefore do not require the consent of the mortgagee but does require the delivery to the mortgagee of an acceptable non-consolidation opinion if the transferee becomes the owner of more than 49% of the aggregate indirect ownership interests in the Sotheby's Borrower:

          (i) a transfer of the direct or indirect aggregate stock, limited partnership's interests, or membership interests in the Sotheby's Borrower, any general partner of the Sotheby's Borrower, any affiliated property manager (each a "Sotheby's Restricted Party"), or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any Sotheby's Restricted Party (subject to certain exclusions and restrictions);

          (ii) the pledge by SachsenFonds USA II GmbH & Co. KG of its indirect interest in the Sotheby's Borrower and any general partner of the Sotheby's Borrower to Landesbank Sachsen Girzentrale (subject to certain exclusions and restrictions); and

          (iii) any transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of any restricted party more particularly described in the Sotheby's Loan documents.

     Escrows (In addition to the information listed below, see Annex B to this prospectus supplement for information regarding escrow reserves.):

     (1) Sotheby's Tax and Insurance Reserve Account: In the event that (i) an event of default has occurred, (ii) the long-term unsecured debt rating (or its equivalent Private Rating) of Sotheby's Holdings, Inc. is downgraded below "B+" (or its equivalent) by any of the Rating Agencies, or (iii) the lease dated as of February 7, 2003 by and among the Sotheby's Borrower and Sotheby's, Inc. is no longer in full force and effect (each a "Sotheby's Escrow Trigger Event"), the Sotheby's Borrower will be required to deposit on each payment date following the occurrence of a Sotheby's Escrow Trigger Event an amount equal to 1/12th of the taxes and insurance premiums (but with regard to insurance premiums, only to the extent the Sotheby's Borrower does not maintain the required insurance under a blanket insurance policy) that will be due and payable in connection with the Sotheby's Mortgaged Property during the next 12 months. Insurance premiums are not escrowed so long as the Sotheby's Borrower maintains a suitable blanket insurance policy. Amounts on deposit in the Sotheby's Tax and Insurance Reserve Account will be applied to pay such taxes and insurance premiums.

     (2) Sotheby's Replacement Reserve Account: The Sotheby's Borrower will be required to deposit on each payment date following the occurrence of a Sotheby's Escrow Trigger Event an amount equal to $2,707 into a reserve for certain repairs and replacements to the Sotheby's Mortgaged Property.

     (3) Sotheby's Debt Service Reserve Account: The Sotheby's Borrower has deposited an amount equal to $4,728,961 into a reserve account for the payment of debt service (the "Sotheby's Debt Service Reserve Account"). In the event that an Sotheby's Escrow Trigger Event occurs, the Sotheby's Borrower will deposit an additional $4,728,961 into the Sotheby's Debt Service Reserve Account. Provided no event of default has occurred, sums on deposit in the Sotheby's Debt Service Reserve Account will be disbursed to the Sotheby's Borrower upon (a) Sotheby's Guarantor achieving a long-term unsecured debt rating of "BBB" (or its equivalent) or greater from each of the Rating Agencies, and (b) the mortgagee's receipt of confirmation from each of the Rating Agencies that such disbursement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Certificates. The Sotheby's Borrower may provide a letter of credit in lieu of any of the cash deposits required to be made to the Sotheby's Debt Service Reserve Account.

     Cash Management Account. A cash management account, to be controlled by the mortgagee was established at closing. All rents, revenues and receipts are remitted by the Sotheby's Tenant to a clearing account. On each scheduled payment date, all sums in the clearing account are disbursed for the payment of debt service and required escrows and other amount. Provided that no event of default has occurred under the Sotheby's Loan, any excess sums on deposit in the clearing account will be released to the Sotheby's Borrower.

     Upon the occurrence of an event of default, the mortgagee may, in its sole discretion, apply all funds on deposit in the clearing account to the payment of amounts due on the Sotheby's Loan.

     Property Management. The Sotheby's Mortgaged Property is managed by RFR Realty LLC, an affiliate of the Sotheby's Borrower.

     Additional Debt. The Sotheby's Borrower is prohibited, without the mortgagee's consent, from incurring any additional debt, secured or unsecured, except for trade payables in the ordinary course of business, the acquisition or leasing of equipment used in the ordinary course of business, and purchase money indebtedness provided that such debt is paid within 60 days of the date incurred and by the date the same is due, and in the aggregate does not exceed 3% of the outstanding principal amount of the Sotheby's Loan.

     Remedies. Upon the occurrence of an event of default, the Sotheby's Loan will become immediately due and payable at the option of the mortgagee. In addition, upon the occurrence and during the continuance of an event of default, the Sotheby's Borrower will be required to pay interest ("Sotheby's Default Interest") on the entire unpaid balance of the Sotheby's Loan, effective from the date of the event of default, at a rate per annum equal to 4% above the interest rate, but in no event to exceed the maximum rate permitted by applicable law.

     Financial Information

                                                              UNDERWRITTEN
                                                              ------------
Effective Gross Income......................................  $17,123,750
Total Expenses..............................................  $   821,238
Net Operating Income (NOI)..................................  $16,302,512
Cash Flow (CF)..............................................  $15,109,921
DSCR on NOI (Based on debt service for SB Senior Component
  only).....................................................        2.25x
DSCR on CF (Based on debt service for SB Senior Component
  only).....................................................        2.08x

OTHER SIGNIFICANT MORTGAGE LOANS

THE 1020 HOLCOMBE BOULEVARD LOAN

   PROPERTY TYPE:                   Office            CUT-OFF DATE LTV:                76.2%
   TERM/AMORTIZATION (MOS):         120/360           MATURITY DATE LTV:               65.5%
   CUT-OFF BALANCE:                 $33,345,304       UNDERWRITING DSCR:               1.35x
   % OF INITIAL POOL BALANCE:       3.2%              CUT-OFF BALANCE PER SF:          $123
   MORTGAGE RATE:                   6.250%            OCCUPANCY AS OF 2/1/03:          100.0%

     The Loan. The Mortgage Loan (the "1020 Holcombe Boulevard Loan") is secured by a first priority mortgage encumbering an office building known as 1020 Holcombe Boulevard located in Houston, Texas. Originated on November 1, 2002, the 1020 Holcombe Boulevard Loan has a principal balance of $33,345,304 as of the Cut-off Date. The 1020 Holcombe Loan represents 3.2% of the Initial Pool Balance. The 1020 Holcombe Loan was made to Fannin Medical, L.P., (the "1020 Holcombe Boulevard Borrower") which is a bankruptcy remote, special purpose entity. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the 1020 Holcombe Boulevard Loan.

     The 1020 Holcombe Boulevard Loan has a remaining term of 115 months and matures on November 1, 2012. The 1020 Holcombe Boulevard Loan may not be prepaid on or prior to August 1, 2012 (the "1020 Holcombe Boulevard Lockout Period") and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The 1020 Holcombe Boulevard Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The 1020 Holcombe Boulevard Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. Equity ownership in the 1020 Holcombe Boulevard Borrower is held by Norvin Fannin Medical, Inc. as general partner and Norvin Fannin Holding, LLC, as limited partner. The borrower principals are Vincent Carrega and Norman Livingston. During the past 10 years they have bought and sold various properties, including retail, multifamily and office, totaling approximately $300 million.

     The Property. The 1020 Holcombe Boulevard Mortgaged Property consists of two separate parcels, situated on 5.51 acres with 270,227 square feet, located in Houston, Texas. The first parcel is a 17-story multi-tenant office building. The Mortgaged Property is adjacent to the Texas Medical Center with 42 member institutions all engaged in not-for-profit patient care, education and research. The Mortgaged Property was 100% occupied as of February 1, 2003. The second parcel is the office building parking garage with 741 covered parking spaces on three levels and a surface lot with 121 spaces. The 1020 Holcombe Boulevard Borrower has a 40-year, triple net lease on the garage from an affiliated entity at a base rental rate of $700 per year.

     Tenant Table.

                                                                                                      %
                                                                                      GROSS         GROSS
                                         RATINGS    TENANT    % TOTAL    GROSS      POTENTIAL     POTENTIAL     LEASE
                                        S&P/FITCH  TOTAL SF     SF      RENT PSF       RENT         RENT      EXPIRATION
                                        ---------  --------   -------   --------   ------------   ---------   ----------
TOP TENANTS+
MD Anderson Cancer Center.............  Not Rated  206,382     76.33%    $23.59    $  4,869,259     78.83%    10/31/2005
Bank of America, N.A. ................   AA-/AA     37,762     13.97     $22.79         860,520     13.93     12/31/2009
French Corner.........................  Not Rated    4,586      1.70     $14.00          64,204      1.04      9/14/2005
Houston Family Institute..............  Not Rated    3,663      1.35     $17.02          62,344      1.01      1/31/2004
                                                   -------     -----               ------------     -----
TOTALS................................             252,393     93.34%              $  5,856,327     94.81%

 + Information obtained from underwritten rent roll except for ratings
   (S&P/Fitch), reported sales and unless otherwise stated.

     Escrows. The 1020 Holcombe Boulevard Loan documents provide for certain escrows of tax and insurance and provide for replacement reserves, tenant improvement and other reserves. See Annex B to the prospectus supplement for information regarding certain escrow reserves.

     Property Management. The Mortgaged Property is managed by Grubb & Ellis Management Services, Inc. The property manager is not related to the 1020 Holcombe Boulevard Borrower and has 45 years of management experience. Grubb & Ellis Management Services, Inc. currently manages over 152,000,000 square feet of commercial space.

     Lockbox Account. The 1020 Holcombe Boulevard Borrower established and maintains a lockbox account and cash management account, which are subject to the exclusive dominion of the mortgagee except as otherwise provided for in the loan agreement. All rents, revenues and receipts are remitted to the Lockbox account. Provided no event of default or Trigger Event exists, the 1020 Holcombe Boulevard Borrower has direct access to all proceeds deposited into the clearing account. A "Trigger Event" will be deemed to have occurred in the event that the debt service coverage ratio for the immediately preceding twelve month period is at least 1.05x.

     Financial Information.

                                                                                      ANNUALIZED
                                                                         FULL YEAR    MOST RECENT
                                                          UNDERWRITTEN   (12/31/01)    (9/30/02)
                                                          ------------   ----------   -----------
Effective Gross Income..................................   $6,424,113    $5,556,298   $6,224,755
Total Expenses..........................................   $2,708,488    $2,390,050   $2,488,748
Net Operating Income (NOI)..............................   $3,715,625    $3,166,248   $3,736,007
Cash Flow (CF)..........................................   $3,348,144    $2,961,036   $2,750,599
DSCR on NOI.............................................         1.50x         1.28x        1.51x
DSCR on CF..............................................         1.35x         1.20x        1.11x

THE LAKEWOOD CITY COMMONS LOAN

   PROPERTY TYPE:                   Retail            CUT-OFF DATE LTV:                79.9%
   TERM/AMORTIZATION (MOS):         126/360           MATURITY DATE LTV:               70.6%
   CUT-OFF BALANCE:                 $32,784,785       UNDERWRITING DSCR:               1.23x
   % OF INITIAL POOL BALANCE:       3.2%              CUT-OFF BALANCE PER SF:          $116
   MORTGAGE RATE:                   7.145%            OCCUPANCY AS OF 10/28/02:        94.2%

     The Loan. The Mortgage Loan (the "Lakewood City Commons Loan") is secured by a first mortgage encumbering a retail center in Lakewood, Colorado. The Lakewood City Commons Loan represents 3.2% of the Initial Pool Balance. Originated on December 14, 2001, the Lakewood City Commons Loan has a principal balance as of the Cut-off Date of $32,784,785. This loan was made to Lakewood City Commons L.P., a California limited partnership, (the "Lakewood City Commons Borrower") which is a bankruptcy remote, special purpose entity that is restricted by its organizational documents to owning and operating the Mortgaged Property. Legal counsel to the Lakewood City Commons Borrower delivered a non-consolidation opinion in connection with the origination of the Lakewood City Commons Loan.

     The Lakewood City Commons Loan has a remaining term of 111 months and matures on July 1, 2012. The Lakewood City Commons Loan may not be prepaid on or prior to May 1, 2012 (the "Lakewood City Commons Lockout Period") and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Lakewood City Commons Borrower, at its sole cost and expense is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Lakewood City Commons Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. The borrower principals for the Lakewood City Commons Loan are CNA Enterprises Inc., a California corporation and Overland Capital Corp., a California corporation (each a "Lakewood City Commons Borrower Principal"). Each Lakewood City Commons Borrower Principal has 50% ownership in the general partner, Lakewood City GP Inc.

     The Property.((1)) The Mortgaged Property is an anchored retail power center consisting of 10 one-story buildings with a total net rentable square feet of 282,061 and 1,481 parking spaces situated on 29.42 acres. The Mortgaged Property is located in a planned development in the West Denver, Colorado submarket, approximately five miles from the downtown Denver, Colorado central business district. The Mortgaged Property was constructed in 2001 and as of October 28, 2002 was 94.2% occupied. There are 36 tenant spaces, seven of which are major/anchor tenants that occupy 65.7% (185,388 square feet) of the total square footage and pay 52.7% of the gross potential revenue. Credit rated anchor tenants include Cub Foods/ SUPERVALU Inc. (NYSE: SVU, rated "BBB" by S&P), Ross Stores, Inc. (NASDAQ: ROST, rated "BBB" by S&P), Old Navy/Gap, Inc. (NYSE: GPS, S&P rated "BB+"), and Michaels Stores, Inc. (NYSE: MIK rated "BB" by S&P). The planned development community includes the City of Lakewood City Hall, the City of Lakewood Cultural Arts Center and the Jefferson County Library. Additionally, the Denver Federal Center is located less than one mile away.

     Escrows. The Lakewood City Commons Loan documents provide for certain escrows of tax and insurance and provides for replacement reserves. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Master Lease. As part of the purchase, the party which the Lakewood City Commons Borrower purchased the property from (the "Lakewood Seller") signed a master lease with the Lakewood City Commons Borrower, which requires the Lakewood Seller to pay rent on the space vacant at that time for up

---------------

(1)() The credit ratings described in this paragraph are those of the parent company whether or not the parent company guarantees the lease.

to 24 months or until the space is leased. During the master lease term the Lakewood Seller is required to pay the Lakewood City Commons Borrower, on the first day of each month, an amount equal to 1/12 of the estimated capped income for all space that has not been leased. The amount paid as of the operating statement dated September 30, 2002 was $315,786. This amount will decrease as additional qualified bases are entered into at the Mortgage Property. Gross potential income before this "Master Lease" income was $2,824,741.

     Tenant Table.

                                                                                                         %
                                                                                          GROSS        GROSS
                                           RATINGS       TENANT    % TOTAL    GROSS     POTENTIAL    POTENTIAL     LEASE
                                          S&P/FITCH     TOTAL SF     SF      RENT PSF      RENT        RENT      EXPIRATION
                                        --------------  --------   -------   --------   ----------   ---------   ----------
 TOP TENANTS+
 Cub Foods............................  BBB/Not Rated    56,953     20.19%    $12.23    $  696,364     13.82%    7/30/2020
 Ross Stores, Inc.....................  BBB/Not Rated    29,945     10.62     $13.68       409,616      8.13     1/31/2011
 Old Navy.............................     BB+/BB-       25,016      8.87     $15.18       379,716      7.53     9/30/2005
 Michael's............................   BB/Not Rated    23,775      8.43     $14.68       348,992      6.93     4/30/2010
                                                        -------     -----               ----------     -----
 TOTALS...............................                  135,689     48.11%              $1,834,688     36.41%

 + Information obtained from underwritten rent roll except for ratings (S&P/Fitch), reported sales and unless otherwise stated. The credit ratings are those of the parent company whether or not the parent guarantees the lease.

     Lockbox Account. As required by the cash management agreement, the Lakewood City Commons Borrower must direct all payments of rent and other sums due under the lease into a lockbox account. If a cash trap event occurs, then monies in lockbox accounts are applied in accordance with the cash management agreement. A cash trap event is defined as the occurrence of an event of default under the related loan agreement and/or any trailing six month debt service coverage ratio falling below 1.10x.

     Property Management. The Mortgaged Property is managed by Mile High Properties, LLC, a full service commercial real estate firm headquartered in Denver, Colorado. The company has been in business for 16 years. Mile High Properties offers commercial real estate brokerage and leasing facilities and property management, financial and accounting, engineering and tenant services. The company currently manages over 7,500,000 square feet with 4,000,000 square feet in the Denver market area.

     Financial Information.

                                                                              ANNUALIZED
                                                                              MOST RECENT
                                                              UNDERWRITTEN     (9/30/02)
                                                              ------------    -----------
Effective Gross Income......................................   $4,446,499     $5,564,740
Total Expenses..............................................   $1,031,060     $1,760,467
Net Operating Income (NOI)..................................   $3,415,439     $3,804,273
Cash Flow (CF)..............................................   $3,284,760     $3,804,273
DSCR on NOI.................................................         1.28x          1.42x
DSCR on CF..................................................         1.23x          1.42x

VENICE CROSSROADS LOAN

    PROPERTY TYPE:               Retail                  CUT-OFF DATE LTV:              76.1%
    TERM/AMORTIZATION (MOS):     120/360                 MATURITY DATE LTV:             64.2%
    CUT-OFF BALANCE:             $30,430,784             UNDERWRITING DSCR:             1.41x
    % OF INITIAL POOL BALANCE:   2.9%                    CUT-OFF BALANCE PER SF:        $193
    MORTGAGE RATE:               5.710%                  OCCUPANCY AS OF 2/1/03:        100.0%

     The Loan. The Mortgage Loan (the "Venice Crossroads Loan") is secured by a first priority mortgage, encumbering a retail center in Los Angeles, California. Originated on January 23, 2003, the Venice Crossroads Loan has a principal balance, as of the Cut-off Date, of $30,430,784. The loan was made to

Homa II, LLC, (the "Venice Crossroads Borrower") which is a bankruptcy remote, special purpose entity that is restricted by its organizational documents to owning and operating the Venice Crossroads Mortgaged Property. Legal counsel to the Venice Crossroads Borrower delivered a non-consolidation opinion in connection with the origination of the Venice Crossroads Loan.

     The Venice Crossroads Loan has a remaining term of 118 months and matures on February 1, 2013. The Venice Crossroads Loan may not be prepaid on or prior to December 1, 2012 (the "Venice Crossroads Lockout Period") and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Venice Crossroads Borrower, at its sole cost and expense, is required to keep the Venice Crossroads Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Venice Crossroads Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. Equity ownership in the Venice Crossroads Borrower is held by Shooshani Developers, LLC (100%) which is owned by Said & Homa Shooshani Family Trust (84%), Farzad Shooshani (8%) and Farshad T. Shooshani (8%). The Venice Crossroads Borrower Principal is Said Shooshani who has been involved in real estate for over 45 years.

     The Property. Venice Crossroads is a 157,540 square foot, one and two story, grocery-anchored community shopping center situated on 6.6 acres and located 8 miles west of Los Angeles, California. The Mortgaged Property was built in 1976 and redeveloped by the Venice Crossroads Borrower in 1997. The center consists of five structures: two in-line buildings and three retail pad buildings. There are three elevators and 605 parking spaces consisting of 330 ground-level and 275 second-level parking areas adjacent to the two in-line buildings. The Mortgaged Property was 100% occupied as of February 1, 2003 by a total of thirteen tenants. Other tenants include Hollywood Video with a 10 year lease term expiring in 2007, Starbucks with a 10 year lease expiring in 2007 and Shoe Pavilion with a five year lease term expiring in 2003. In total, credit and national tenants occupy 94% of the property.

     Tenant Table.

                                                                                                    %
                                                                                     GROSS        GROSS
                                      RATINGS       TENANT    % TOTAL    GROSS     POTENTIAL    POTENTIAL     LEASE
                                     S&P/FITCH     TOTAL SF     SF      RENT PSF      RENT        RENT      EXPIRATION
                                   --------------  --------   -------   --------   ----------   ---------   ----------
TOP TENANTS+
Albertson's, Inc.................    BBB+/BBB+      52,437     33.28%    $24.57    $1,288,503     30.97%    5/13/2018
Office Max.......................    Not Rated      36,220     22.99     $25.65       929,130     22.33     5/31/2012
Ross Stores, Inc.................  BBB/Not Rated    30,381     19.28     $23.70       720,103     17.31      1/1/2009
SavOn............................    BBB+/BBB+      18,018     11.44     $28.02       504,908     12.14      1/1/2018
                                                   -------     -----               ----------     -----
TOTALS...........................                  137,056     87.00%              $3,442,644     82.75%

 + Information obtained from underwritten rent roll except for ratings (S&P/Fitch), reported sales and unless otherwise stated. The credit ratings are those of the parent company whether or not the parent guarantees the lease.

     Escrows. The Venice Crossroads Loan documents provide for certain escrows of tax and insurance and provide for replacement reserves and a lease reserve account. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Property Management. The Mortgaged Property is managed by TEC Property Management, Inc. ("TEC") which is a subsidiary of Shooshani Developers, LLC. Said Shooshani, the Venice Crossroads Borrower Principal, is principal owner and manager of Shooshani Developers, LLC and his son, Tony Shooshani is President of TEC. The companies own and manage four retail centers, in Southern California, totaling 463,000 square feet. Two of these centers are anchored by Albertson's. Since 1979, Shooshani Developers, LLC has owned and managed eight retail centers totaling 1,883,000 square feet and two office buildings totaling 170,000 square feet.

     Lockbox Account.

     A lockbox account was established at origination into which the Venice Crossroads Borrower and property manager are required to deposit or cause to be deposited all rents and profits and other income from the Mortgaged Property upon the occurrence of a cash management period. A cash management period shall be deemed to have occurred upon (a) the occurrence and during the continuance of an event of default, (b) the date upon which the debt service coverage ratio, based upon a trailing 12-month basis, falls below 1.20x or (c) the date upon which the Office Max tenant fails to provide notice of its intent to renew its lease of space in the Mortgaged Property. If a cash management period occurs, the mortgagee assumes sole control of the lockbox account and cash management account. During a cash management period, the mortgagee has the right to transfer all collected and available balances from the lockbox account to the cash management account from which any debt service payments, escrow or reserve deposits and other payments due under the loan will be paid. Provided no event of default has occurred, any remaining funds will be remitted to the Venice Crossroads Borrower.

     Financial Information.

                                                                                       ANNUALIZED
                                                                          FULL YEAR    MOST RECENT
                                                           UNDERWRITTEN   (12/31/01)   (11/30/02)
                                                           ------------   ----------   -----------
Effective Gross Income...................................   $4,029,267    $3,623,555   $3,773,888
Total Expenses...........................................   $  969,162    $  589,715   $  490,332
Net Operating Income(NOI)................................   $3,060,105    $3,033,840   $3,283,556
Cash Flow(CF)............................................   $2,995,295    $3,033,840   $3,283,556
DSCR on NOI..............................................         1.44x         1.43x        1.54x
DSCR on CF...............................................         1.41x         1.43x        1.54x

THE ROGUE VALLEY MALL LOAN

    PROPERTY TYPE:               Retail                  CUT-OFF DATE LTV:              67.2%
    TERM/AMORTIZATION (MOS):     120/360                 MATURITY DATE LTV:             61.1%
    CUT-OFF BALANCE:             $28,232,356             UNDERWRITING DSCR:             1.64x
    % OF INITIAL POOL BALANCE:   2.7%                    CUT-OFF BALANCE PER SF:        $63
    MORTGAGE RATE:               7.850%                  OCCUPANCY AS OF 1/17/03:       90.7%

     The Loan. The Mortgage Loan (the "Rogue Valley Mall Loan") is secured by a first priority mortgage encumbering a retail center in Medford, Oregon. Originated on December 7, 2000, the Rogue Valley Mall Loan has a principal balance, as of the Cut-off Date, of $28,232,356. The loan was made to Rogue Valley Partners, L.P., (the "Rogue Valley Mall Borrower") which is a bankruptcy remote, special purpose entity that is restricted by its organizational documents to owning and operating the Rogue Valley Mall Mortgaged Property. Legal counsel to the Rogue Valley Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Rogue Valley Mall Loan.

     The Rogue Valley Mall Loan has a remaining term of 93 months and matures on January 1, 2011. The loan may not be prepaid on or prior to October 1, 2010 and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Rogue Valley Mall Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Rogue Valley Mall Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. Equity ownership in the Rogue Valley Mall Borrower is held by GG&A Rogue Valley, LLC as general partner (1% equity interest). Limited partners include the borrower principal, Gregory

Greenfield & Associates, Ltd. ("GG&A") with a 27% equity interest, JML Securities with a 7% equity interest and additional limited investor partners holding a combined 65% equity interest. GG&A is a company formed in 1998 primarily to engage in the real estate business with its focus on investment and advisory services, leasing and development activities. Since its formation, GG&A has primarily specialized in retail properties, having acquired twelve shopping centers, totaling more than 900,000 square feet, on behalf of its investors with an estimated aggregate market value in excess of $250 million.

     The Property. The Rogue Valley Mall is an anchored, two-level, regional shopping mall with a total of 632,123 gross leasable square feet situated on
51.7 acres of land located in Medford, Jackson County, Oregon. The center, with 3,165 parking spaces, was developed in 1986, renovated in 1993 and received $750,000 in capital expenditures in 2002, which included interior and exterior paint, common area furniture/ seating groups, updated restrooms and hallways, flooring and stone accents. The Mortgaged Property is part of the Rogue Valley Mall and consists of the fee interest in a parcel of land totaling 36.92 acres and all of the mall shop space totaling 247,634 square feet with 91 tenant spaces and two of four anchor spaces totaling 170,625 square feet. One of the two collateral anchor tenants is an 86,145 square foot J.C. Penney, Inc. store (NYSE: JCP, rated "BBB-" S&P) with a lease expiring in 2011 that provides for six 5 year-renewal options. The other collateral anchor tenant is an 84,480 square foot Meier & Frank Home Store, a subsidiary of The May Department Stores Company (NYSE: MAY, rated "A" S&P) with a lease expiring in 2018 that provides for five 5-year renewal options. Leased mall space includes numerous specialty stores and regional and nationally recognized retailers. Tenants include Linens 'n Things, Inc., Fred Meyer Jewelers, Inc., The Gap, Inc., (NYSE: GPS, rated "BB+" S&P), Victoria's Secret, Bath & Body Works, Inc., Limited Brands, Inc. (NYSE: LTD, rated "BBB+" S&P), The Talbots, Inc., Radio Shack Corporation (NYSE:
RSH, rated "A-" S&P) and Payless ShoeSource, Inc. (NYSE: PSS, rated "BBB-" S&P).

     Tenant Table.

                                                                         GROSS       % GROSS
                             RATINGS    TENANT    % TOTAL    GROSS     POTENTIAL    POTENTIAL     LEASE      12/31/2002
                            S&P/FITCH  TOTAL SF     SF      RENT PSF      RENT        RENT      EXPIRATION    SALES/SF
                            ---------  --------   -------   --------   ----------   ---------   ----------   ----------
TOP TENANTS+
J.C. Penney...............   BBB-/BB    86,145     19.28%    $ 9.69    $  834,334      9.50%    10/31/2011      $171
Meier & Frank Home
  Store...................   A/BBB+     84,480     18.91     $ 9.67       816,922      9.30     1/31/2018        NAV
Linens 'n Things..........  Not Rated   27,505      6.16     $16.08       442,280      5.04     1/31/2014        NAV
The Gap...................   BB+/BB-     8,966      2.01     $15.57       139,601      1.59     6/30/2007       $258
                                       -------     -----               ----------     -----
TOTALS....................             207,096     46.35%              $2,233,136     25.43%
                                       =======     =====               ==========     =====

 + Information obtained from underwritten rent roll except for ratings (S&P/Fitch), reported sales and unless otherwise stated. The credit ratings are of the parent company whether or not the parent guarantees the lease.

     Escrows. The Rogue Valley Mill Loan documents provide for certain escrows of tax and insurance and provide for replacement reserves and re-leasing escrows. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Property Management. The Mortgaged Property is managed by Jones Lang LaSalle Americas, Inc. which is a part of Jones Lang LaSalle, Incorporated a company formed in 1999 by the merger of LaSalle Partners Incorporated and Jones Lang Wootton. Jones Lang LaSalle, Incorporated is a real estate services firm that provides investment management, hotel acquisition and disposition, strategic advisory and valuation, property management, corporate property services, development services, project management, tenant representation, agency leasing, investment disposition and acquisition, financing and capital placement services on a local, regional and global basis. The company manages two retail centers in Oregon and 55 in the United States. Square feet under management in the local market totals 1,433,000 and 38,625,100 in the United States.

     Low Liquidity Reserve Account and Re-Leasing Escrow Account. The Rogue Valley Loan documents require that the Rogue Valley Mall Borrower maintain a "total liquidity" of not less than $1,000,000. Total liquidity is the sum of the balance in the re-leasing escrow account and GG&A's liquidity as determined by the mortgagee. All revenue from the Mortgaged Property remaining after the disbursement of the debt service and reserve payments is released to the Rogue Valley Mall Borrower. In the event the liquidity drops below $1 million, all excess revenue remaining after the required payments have been made will be deposited into the low liquidity reserve account until the liquidity level returns to or exceeds $1 million. All funds in the low liquidity reserve account will be disbursed to the Rogue Valley Mall Borrower when the required liquidity level has been achieved. If it is determined that the balance in the re-leasing escrow account is less than $350,000, the Rogue Valley Mall Borrower must deposit a sum sufficient to restore the balance to $350,000.

     Lockbox Account. The Rogue Valley Mall Borrower established a lockbox account as required by the cash management agreement and loan agreement into which all rents and other revenues from the Mortgaged Property are deposited directly. On each business day all collected and available balances in the lockbox account are swept into the "sweep account" from which disbursements are made to pay monthly debt service payments and for other purposes as established in the cash management agreement and loan agreement. Remaining funds are disbursed to the Rogue Valley Mall Borrower after all obligations have been met and no event of default and/or no low liquidity event has occurred.

     Financial Information.

                                                                                      MOST RECENT
                                                                         FULL YEAR     FULL YEAR
                                                          UNDERWRITTEN   (12/31/01)   (12/31/02)
                                                          ------------   ----------   -----------
Effective Gross Income..................................   $7,841,424    $7,287,384   $7,482,559
Total Expenses..........................................   $3,259,316    $2,929,637   $3,253,995
Net Operating Income (NOI)..............................   $4,582,108    $4,357,747   $4,228,564
Cash Flow (CF)..........................................   $4,090,624    $4,357,747   $4,228,564
DSCR on NOI.............................................         1.84x         1.75x        1.69x
DSCR on CF..............................................         1.64x         1.75x        1.69x

THE INTERNATIONAL CENTER IV LOAN

   PROPERTY TYPE:                   Office            CUT-OFF DATE LTV:                62.8%
   TERM/AMORTIZATION (MOS):         120/360           MATURITY DATE LTV:               57.2%
   CUT-OFF BALANCE:                 $27,000,000       UNDERWRITING DSCR:               1.26x
   % OF INITIAL POOL BALANCE:       2.6%              CUT-OFF BALANCE PER SF:          $122
   MORTGAGE RATE:                   7.220%            OCCUPANCY AS OF 9/30/02:         99.7%

     The Loan. The Mortgage Loan (the "International Center IV Loan") is secured by a first priority mortgage encumbering an office building in Dallas, Texas. Originated on April 12, 2001 the International Center IV Loan has a principal balance, as of the Cut-off Date, of $27,000,000. The loan was made to International Center Development IV, Ltd. (the "International Center Borrower") which is a bankruptcy remote, special purpose entity that is restricted by its organizational documents to owning and operating the International Center IV Property. Legal counsel to the International Center IV Borrower delivered a non-consolidation opinion in connection with the origination of the loan.

     The International Center IV Loan has a remaining term of 97 months and matures on May 1, 2011. The loan may not be prepaid on or prior to March 1, 2011 (the "International Center Lockout Period") and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The International Center Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The International Center Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. Equity ownership in the International Center Borrower is held by IC4, Inc. (1%), Harwood Hunt, Inc. (14.3%) and Nuernberger International Center Realty, L.P. (84.7%). The borrower principal is IC4, Inc. Nuernberger International Center Realty, L.P. is affiliated with Nuernberger Lebensversicherung AG, a German insurance conglomerate.

     The Property. The Mortgaged Property is a 20-story, multi-tenant Class "A" office building with 220,661 net rentable square feet situated on 1.11 acres of land. It is the fourth building to be completed in the International Center Development located just north of the Dallas, Texas central business district. Incorporated into the office structure as its first nine floors is a parking garage with 763 spaces. The office space is located on floors 10-20, with the ground floor featuring the main entrance lobby and a small retail space. There are ten elevators and a loading dock area.

     The largest tenant occupying 137,484 square feet is Centex Service Company, a financial services subsidiary of Centex Corporation, the lease guarantor. The lease allows for early termination rights beginning in the fifth year and running through the tenth year. The International Center Borrower is required to execute a collateral assignment of any termination penalty paid for early termination of the Centex lease. If Centex exercises its termination option on or prior to the 96th month, the termination penalty payable is $320,796. If the termination option is exercised for 100% of the Centex space in the 96th month, the borrower must provide either (1) a letter of credit equal to the difference between $1,650,000 and the termination penalty (difference is estimated at approximately $1,300,000); or (2) a springing lockbox to sweep not less than $50,000 of net cash flow until the letter of credit is issued or $1,650,000 has been credited into the tenant improvement and leasing commission escrow account. International Business Machines (NYSE: IBM, "A+" S&P ("IBM")) is the second largest tenant leasing 22,908 square feet. This space is currently being sublet to Harwood International for use as their corporate headquarters. IBM remains obligated for payments on its lease.

     Tenant Table.

                                                                                                          %
                                                                                           GROSS        GROSS
                                               RATINGS    TENANT    % TOTAL    GROSS     POTENTIAL    POTENTIAL     LEASE
                                              S&P/FITCH  TOTAL SF     SF      RENT PSF      RENT        RENT      EXPIRATION
                                              ---------  --------   -------   --------   ----------   ---------   ----------
TOP TENANTS+
Centex Service Company......................  BBB/BBB+   137,484     62.24%    $26.95    $3,705,194     60.13%    12/31/2011
IBM.........................................   A+/AA-     22,908     10.37     $34.55       791,471     12.84     10/31/2005
Kirkpatrick & Lockhart......................  Not Rated   22,908     10.37     $36.16       828,353     13.44     10/31/2012
Perkins & Will..............................  Not Rated   10,371      4.69     $36.91       382,794      6.21     11/30/2011
                                                         -------     -----               ----------     -----
TOTALS......................................             193,671     87.67%              $5,707,812     92.63%
                                                         =======     =====               ==========     =====

+ Information obtained from the updated underwritten rent roll except for ratings (S&P/Fitch), reported sales and unless otherwise stated.

     Escrows. The International Center IV Loan documents provide for certain escrows of tax and insurance and provide for replacement reserves. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Property Management. The Mortgaged Property is managed by Harwood International Incorporated ("Harwood") which was founded in 1988 by J. Gabriel Barbier-Mueller. The firm is headquartered in Dallas, Texas and is involved in the Dallas area real estate market (managing 1.4 million square feet of commercial properties nationally and 1.0 million square feet in the Dallas, Texas area). The firm offers a variety of commercial real estate services including tenant representation, property leasing and management, property disposition and acquisition, development/redevelopment/build to suit, asset management, facilities management and outsourcing services, capital market and foreign investor services, and system integration. In addition to the Mortgaged Property, Harwood developed phases I, II and III in the International Center Development.

     Subordinate Debt. The loan agreement permits the International Center Borrower to borrow, with the mortgagee's prior consent, money from IC4 Inc. (or any limited partner) provided that such debt is incurred only for tenant improvements, leasing commissions or other ordinary expenditures for the normal operation of the International Center Borrower's business. The loan may only be secured by limited partnership interests in the International Center Borrower and will be fully subordinate to the loan documents and all amounts due thereunder. In addition, the limited partner and the International Center Borrower must execute a subordination and standstill agreement for any such loan and the amount must not exceed, unless the loan is to support tenant improvement required pursuant to an approved lease, 5% of the loan amount, except that including certain already-existing subordinate debt as of the Cut-off Date, subordinate debt may be in an amount up to 7% of the loan amount.

     Financial Information

                                                                                       ANNUALIZED
                                                                          FULL YEAR    MOST RECENT
                                                           UNDERWRITTEN   (12/31/01)    (9/30/02)
                                                           ------------   ----------   -----------
Effective Gross Income...................................   $4,932,998    $4,645,026   $5,562,063
Total Expenses...........................................    1,934,706     2,831,382    2,799,300
Net Operating Income (NOI)...............................    2,998,292     1,813,644    2,762,763
Cash Flow (CF)...........................................    2,772,529     1,731,010    2,739,724
DSCR on NOI..............................................         1.36x         0.82x        1.25x
DSCR on CF...............................................         1.26x         0.79x        1.24x

THE MONTOUR CHURCH PLACE AT THE POINTE SHOPPING CENTER LOAN

   PROPERTY TYPE:                   Retail            CUT-OFF DATE LTV:                78.9%
   TERM/AMORTIZATION: (MOS)         120/360           MATURITY DATE LTV:               69.4%
   CUT-OFF BALANCE:                 $26,835,479       UNDERWRITING DSCR:               1.28x
   % OF INITIAL POOL BALANCE:       2.6%              CUT-OFF BALANCE PER SF:          $143
   MORTGAGE RATE:                   7.000%            OCCUPANCY AS OF 12/2/02:         100.0%

     The Loan. The Mortgage Loan (the "Montour Church Place Loan") is secured by a first priority mortgage encumbering the Montour Church Place Borrower's fee and leasehold interest in a retail center in Pittsburgh, Pennsylvania. The Montour Church Place Loan represents 2.6% of the Initial Pool Balance. Originated on July 25, 2002, the Montour Church Place Loan has a principal balance of $26,835,479 as of the Cut-off Date. The loan was made to Montour Place, LLC ("Montour Place") and Mc/Montour Associates Limited Partnership ("Mc/Montour Associates") (collectively, the "Montour Church Place Borrower"), both of which are bankruptcy remote, special purpose entities with an independent director. Legal counsel to the Montour Church Place Borrower delivered a non-consolidation opinion in connection with the origination of the Montour Church Place Loan.

     The Montour Church Place Loan has a remaining term of 112 months and matures on August 1, 2012. The Montour Church Place Loan may not be prepaid on or prior to June 1, 2012 (the "Montour Church Place Lockout Period") and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Montour Church Place Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Montour Church Place Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. Equity ownership interest in Mc/Montour Associates is held by Mc/Montour Associates, Inc. (1%), Norman McHolme (12.25%), Dean McHolme (12.25%), McHolme Trust #2 (37.25%) and D.K. McHolme Trust (37.25%). Equity ownership interest in Montour Place is held by Montour-Place Development, Inc. (1%), Dean McHolme (12.25%), McHolme Trust No. 2 (37.25%) and D.K. McHolme Trust (37.25%).

     The Property. The Mortgaged Property securing the Montour Church Place Loan is situated on a parcel of land totaling approximately 25.70 acres located in Pittsburgh, Pennsylvania. The Montour Church Place Loan is secured by a mortgage on eight parcels of land. One parcel, the Lowe's parcel, is owned by Mc/Montour Associates Limited Partnership and is ground leased. The remaining seven parcels are owned in fee by Montour Church Road Limited Partnership and subject to a ground lease between Montour Church Road Limited Partnership, as a ground lessor, and Montour Place, LLC, as ground lessee. The ground lease is structured with a 29.5 year lease term between Montour Church Road Limited Partnership as fee owner and lessor and Montour Church, LLC, as leasehold owner and lessee. The Mortgaged Property has fourteen tenants, including the Lowe's Home Centers anchor, and is 100% occupied as of December 2, 2002. The Mortgaged Property consists of five single-story buildings with 187,778 net rentable square feet, three ground-leased pad sites and a free-standing Sterling Jeweler with a total of 1,190 parking spaces. Lowe's 20-year lease expires August 2021 with two 5-year renewal options at slightly increased base rents. Credit rated tenants include Lowe's Companies, Inc. (NYSE: LOW, rated "A" by S&P), Pier I Imports, Inc. (NYSE: PIR, rated "BBB-" by S&P), Sterling Jewelers and Sprint FON Group. (NYSE:
FON, "BBB-" by S&P). The three ground leased pad sites are occupied by restaurants: McDonald's (NYSE: MCD, rated "A+" by S&P), Boston Market and Cracker Barrel. The Mortgaged Property is part of a larger retail development known as The Pointe at North Fayette which includes a Wal-Mart Superstore, Sam's Club, Home Depot, and Target Superstore. The Mortgaged Property abuts a new Super Wal-Mart and Sam's Club, as well as a new power center, Robinson Town Center. In addition, a regional mall known as The Mall at Robinson is located across the freeway. A Super Target and Home Depot are located to the west beyond the abutting Wal-Mart Superstore.

     Tenant Tables.

                                                                                                         %
                                                                                          GROSS        GROSS
                                           RATINGS       TENANT    % TOTAL    GROSS     POTENTIAL    POTENTIAL     LEASE
                                          S&P/FITCH     TOTAL SF     SF      RENT PSF      RENT        RENT      EXPIRATION
                                        --------------  --------   -------   --------   ----------   ---------   ----------
TOP TENANTS+
Lowe's Home Centers...................       A/A        135,197     72.00%    $12.89    $1,742,419     48.91%    8/31/2021
Scoglio's Restaurant..................    Not Rated      10,722      5.71     $22.89       245,405      6.89     5/31/2011
Pier 1................................  BBB-/Not Rated    9,498      5.06     $26.34       250,196      7.02     3/31/2011
Rack Room Shoes.......................    Not Rated       7,009      3.73     $23.89       167,431      4.70     8/31/2006
                                                        -------     -----               ----------     -----
  TOTALS..............................                  162,426     86.50%              $2,405,451     67.52%

 + Information obtained from underwritten rent roll except for ratings (S&P/Fitch), reported sales and unless otherwise stated. The credit ratings are those of the parent whether or not the parent guarantees the lease.

     Escrows. The Montour Church Place Loan documents provide for certain escrows of tax payments and provide for replacement reserves. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Property Management. The Mortgaged Property is managed by Montour Church Road Limited Partnership which is co-managed by the managing partners of the co-borrowing entities. They have been in business for 42 years and currently manage over 500,000 square feet of retail space.

     Lockbox Account. A cash management account, controlled by the mortgagee was established at closing. All rents, revenues and receipts are remitted to the Lockbox account. Provided that no event of default has occurred under the Montour Church Place Loan and the debt service coverage ratio for the preceding twelve month period is at least 1.10x to 1.00x (each, a "Cash Trap Event"), the Montour Church Place Borrower has direct access to all proceeds deposited into the lockbox account. During a Cash Trap Event, the lender has the right to transfer all collected and available balances from the lockbox account to the cash management account from which any debt service payments, escrow or reserve deposits and other payments due under the loan will be paid. Provided no event of default has occurred, any remaining funds will be remitted to the Montour Church Place Borrower.

Financial Information.

                                                                                      ANNUALIZED
                                                                         FULL YEAR    MOST RECENT
                                                          UNDERWRITTEN   (12/31/01)    (9/30/02)
                                                          ------------   ----------   -----------
Effective Gross Income..................................   $3,494,750    $1,418,706   $2,971,385
Total Expenses..........................................   $  691,225    $  143,148   $  322,556
Net Operating Income (NOI)..............................   $2,803,525    $1,275,558   $2,648,829
Cash Flow (CF)..........................................   $2,749,193    $1,275,558   $2,648,829
DSCR on NOI.............................................         1.30x         0.59x        1.23x
DSCR on CF..............................................         1.28x         0.59x        1.23x

THE HUNTINGTON OAKS SHOPPING CENTER LOAN

    PROPERTY TYPE:                Retail               CUT-OFF DATE LTV:             73.2%
    TERM/AMORTIZATION (MOS):      120/360              MATURITY DATE LTV:            65.3%
    CUT-OFF BALANCE:              $26,583,905          UNDERWRITING DSCR:            1.25x
    % OF INITIAL POOL BALANCE:    2.6%                 CUT-OFF BALANCE PER SF:       $106
    MORTGAGE RATE:                7.510%               OCCUPANCY AS OF 12/31/02:     95.1%

     The Loan. The Mortgage Loan (the "Huntington Oaks Loan") is secured by a first mortgage encumbering a retail center in Monrovia, Los Angeles County, California. Originated on April 25, 2002, the Huntington Oaks Loan has a principal balance, as of the Cut-off Date, of $26,583,905. The loan was made to Huntington Oaks Delaware Partners, LLC, a Delaware limited liability company (the "Huntington Oaks Borrower") which is a special purpose, bankruptcy remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Huntington Oaks Loan.

     The Huntington Oaks Loan has a remaining term of 109 months and matures on May 1, 2012. The loan may not be prepaid on or prior to February 1, 2012 (the "Huntington Oaks Lockout Period") and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Huntington Oaks Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Huntington Oaks Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. Equity ownership in the Huntington Oaks Borrower is held by Huntington Oaks Associates, Limited Partnership (100%) which is owned by Stanley Gribble (90%) and other individual limited partners (10%). The borrower principal (the "Huntington Oaks Borrower Principal") is Stanley Gribble, who has been involved in real estate for over 26 years. Mr. Gribble developed the Mortgaged Property.

     The Property. Huntington Oaks is a 251,541 square foot, 16 building multi-tenant retail center known as Huntington Oaks Shopping Center. The Mortgaged Property is located at the southeast corner of West Huntington Drive and Monterey Avenue, a residential neighborhood. The Mortgaged Property was constructed in 1982 and is situated on approximately 20.0 acres. The Mortgaged Property is shadow anchored by a 75,825 square foot Mervyn's department store. The Mortgaged Property is currently 95.1% occupied as of December 31, 2002. The Mortgaged Property has five anchor tenants that occupy 52.8% of the total space and account for approximately 40% of the income. The anchor tenants are: Toys "R" Us, Inc. (NYSE: TOY, rated "BBB-" by S&P), Marshalls/TJX Companies, Inc. (NYSE: TJX, S&P rated "A"), Bed Bath & Beyond Inc. (NASDAQ: BBBY, rated "BBB-" by S&P), Chuck E. Cheese and Trader Joe's Market. Toys "R" Us lease expires in January 2018 and has five five-year renewal options. Marshall's lease expires in July 2004 and has four five-year renewal options. Bed Bath and Beyond lease expires in January 2017 and has four five-year renewal options. Chuck E. Cheese lease expires in May 2011 and has four five-year renewal options. Trader Joe's Market lease expires in April 2010 and has three five-year renewal options. There are six pad sites that are part of Mortgaged Property located along Huntington Drive and at the corner of Huntington Drive and Monterey Avenue. Each pad site is improved with a restaurant facility including Acapulco, Chili's, Black Angus, Mimi's, Applebee's and Spire's. The pad sites occupy 17.1% of the total space and account for 24.3% of the income. Pad sites are spread out along Huntington Drive with in-line retail buildings spread out behind the pad sites. Approximately 15 of the tenants have been at the center for over eight years and nine of the tenants have been at the center since the 1980's.

     Tenant Table.

                                                                                        %
                                                                         GROSS        GROSS                    2002
                          RATINGS       TENANT    % TOTAL    GROSS     POTENTIAL    POTENTIAL     LEASE      REPORTED
                         S&P/FITCH     TOTAL SF     SF      RENT PSF      RENT        RENT      EXPIRATION   SALES/SF
                       --------------  --------   -------   --------   ----------   ---------   ----------   --------
  TOP TENANTS+
  Toys R Us..........    BBB-/BBB-      42,815     16.96%    $12.26    $  524,883     10.25%    1/31/2018      $243
  Marshall's.........   A/Not Rated     37,966     15.04     $16.35       620,561     12.12     7/25/2004      $184
  Bed Bath & Beyond..  BBB-/Not Rated   30,000     11.88     $17.96       538,729     10.52      1/1/2017       NAV
  Chuck E. Cheese....    Not Rated      13,437      5.32     $16.71       224,497      4.38     5/31/2011      $139
                                       -------     -----               ----------     -----
  TOTALS.............                  124,218     49.19%              $1,908,670     37.27%

 + Information obtained from underwritten rent roll except for ratings (S&P/Fitch), reported sales and unless otherwise stated. The credit ratings are those of the parent company whether or not the parent guarantees the lease.

     Escrows. The Huntington Oaks Loan documents provide for certain escrows of tax and insurance and provide for replacement reserves and ground lease payment reserves. See Annex B to the prospectus supplement for information regarding certain escrow reserves.

     Property Management. The Mortgaged Property is managed by Bend Management, Inc. Bend Management, Inc. was formed in 1995 by Stanley Gribble, (the Huntington Oaks Borrower Principal), to manage his office and retail properties. Bend Management, Inc. only manages properties owned by Stanley W. Gribble and currently manages 1,046,620 square feet of space. Mr. Gribble is involved in the operations of Bend Properties, Inc. overseeing the leasing, management, and development of its projects.

     Lockbox Account. A lockbox account was established at the date of origination into which the Huntington Oaks Borrower and property manager are required to deposit or cause to be deposited all rents and profits and other income. The lockbox account is under the sole dominion and control of the mortgagee. After payment of debt service and required reserves and fees for the lockbox under the Huntington Oaks Loan, and provided that no event of default has occurred or is continuing, the Huntington Oaks Loan will receive monthly all remaining rents or revenue on deposit in the cash management account. Upon the occurrence of an event of default and until such time, and so long as, certain criteria are met, the Huntington Oaks Borrower is not permitted access to funds on deposit in the cash management account, as set forth above.

     Ground Lease. The ownership rights of Huntington Oaks Shopping Center are divided among three separate owners, the subject ownership, Mervyn's and the Monrovia Redevelopment Agency ("MRA"). Mervyn's owns their own building, the land underneath, and a portion of the parking area. The subject ownership owns the remaining buildings and the land underneath those buildings. The MRA owns the rest of the shopping center parking area not owned by Mervyn's. The Huntington Oaks Borrower leases the portion of the land owned by the City of Monrovia. The lease payment is based upon bond payments the city is obligated to pay. The bonds are partially self-amortizing and mature in 2013. The Huntington Oaks Borrower has the option to acquire the parking facilities and the fee interest from the Monrovia Redevelopment Agency (MRA) at the expiration of the lease/sublease in April 2013 for $1.00.

     Financial Information.

                                                                                      MOST RECENT
                                                                         FULL YEAR     FULL YEAR
                                                          UNDERWRITTEN   (12/31/01)   (12/31/02)
                                                          ------------   ----------   -----------
Effective Gross Income..................................  $ 4,849,232    $5,093,070   $4,664,774
Total Expenses..........................................  $ 1,909,976    $1,521,960   $1,054,449
Net Operating Income (NOI)..............................  $ 2,939,256    $3,571,110   $3,610,325
Cash Flow (CF)..........................................  $ 2,811,509    $2,520,516   $3,329,733
DSCR on NOI.............................................         1.31x         1.59x        1.61x
DSCR on CF..............................................         1.25x         1.12x        1.48x

THE ASHBY CROSSING APARTMENTS LOAN

PROPERTY TYPE:                Multifamily     CUT-OFF DATE LTV:            79.8%
TERM/AMORTIZATION (MOS):      120/360         MATURITY DATE LTV:           67.4%
CUT-OFF BALANCE:              $25,940,900     UNDERWRITING DSCR:           1.47x
% OF INITIAL POOL BALANCE:    2.5%            CUT-OFF BALANCE PER UNIT:    $90,073
MORTGAGE RATE:                5.700%          OCCUPANCY AS OF 12/17/02:    98.8%

     The Loan. The Mortgage Loan (the "Ashby Crossing Apartments Loan") is secured by a first mortgage encumbering a multifamily facility plus a student services center and clubhouse/leasing office building in Harrisonburg, Virginia. The Ashby Crossing Apartments Loan represents 2.5% of the Initial Pool Balance. Originated on January 3, 2003, the Ashby Crossing Apartments Loan has a principal balance of $25,940,900 as of the Cut-off Date. The Ashby Crossing Apartments Loan was made to River Crossing Partners, L.P., a Virginia limited partnership, (the "Ashby Crossing Apartments Borrower") which is a special purpose, bankruptcy remote entity. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ashby Crossing Apartments Loan.

     The Ashby Crossing Apartments Loan has a remaining term of 118 months and matures on February 1, 2013. The Ashby Crossing Apartments Loan may not be prepaid on or prior to December 1, 2012 (the "Ashby Crossing Apartments Lockout Period") and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Ashby Crossing Apartments Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Ashby Crossing Apartments Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. The Ashby Crossing Apartments Borrower holds a fee-interest in the Mortgaged Property. River Crossing Partners, L.P. is 99% owned by River Crossing REIT, Inc. as limited partner and 1% owned by River Crossing Partners, Inc. as general partner. The initial preferred shareholders in River Crossing REIT, Inc. are Gordon Interests, LLC, which is 100% owned by William J. Gordon (the "Ashby Crossing Apartments Borrower Principal"), and Hamner Investment, Ltd., which is owned by relatives of the Ashby Crossing Apartments Borrower Principal. As shares of the REIT are sold to investors, their interest will diminish, and their shares will be converted to common shares owned by the investors. The general partner, River Crossing Partners, Inc. is also 100% owned by William J. Gordon.

     The Property. The Mortgaged Property is a student housing facility consisting of 24 three-story apartment buildings plus a student services center and clubhouse/leasing office building totaling 288 units or 336,864 net rentable square feet situated on 23.55 acres with 1,013 parking spaces. The Mortgaged Property was constructed in phases. Phase I was completed in 1989 and Phase II was completed in 1997. Phase I contains 96 four bedroom/two bath (1,099 square feet) units accommodating 384 beds and Phase II contains 192 four bedroom/two bath (1,205 square feet) units accommodating 768 beds. Most units are furnished with double beds, chests, desk, chair, nightstands, dining table with four chairs, sofa, club chair, TV stand and end tables. Appliances include refrigerator, dishwasher, oven, microwave, garbage disposal, full size washer and dryer, high speed Internet access, cable TV and private balcony/patio areas. Other amenities include a swimming pool, hot tub, basketball, tennis, and volleyball courts, fitness center, student services center with computers, copier, and fax, and a clubhouse/leasing office with big screen TV and pool tables. The complex is predominantly occupied by students attending James Madison University and Blue Ridge Community College. Leases are on a per-bedroom 12 month basis with parental guarantees. The Mortgaged Property is in a predominately residential neighborhood. As of October 2002, student housing occupancy levels in the market and submarket (defined as the City of Harrisonburg) were 97% and 99.9%, respectively. The Mortgaged Property is 99.3% occupied as of September 30, 2002 with an economic occupancy level, as of September 30, 2002, of 96.8%.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

4 BEDROOM                                                     PHASE I   PHASE II
---------                                                     -------   --------
Number of Units.............................................      96       192

Average Rent ($)............................................   1,282     1,282

Unit Size (square feet).....................................   1,099     1,205

     Escrows. The Ashby Crossing Apartments Loan documents provide for certain escrows of tax and insurance and provides for replacement reserves and immediate repairs. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Property Management. River Asset Management Company, Inc. is the property manager. River Asset Management Company, Inc., an affiliate of the Ashby Borrower Principal, has been in business for 14 years and was formed specifically to manage multifamily properties owned by William Gordon. The River Asset Management Company currently manages seven multifamily properties totaling 1,675 units with one commercial property of 150 units in the local market. The on-site property manager has over 15 years multifamily management experience in the local market.

     Financial Information.

                                                                                        ANNUALIZED
                                                                          FULL YEAR    MOST RECENT
                                                           UNDERWRITTEN   (12/31/01)    (9/30/02)
                                                           ------------   ----------   ------------
Effective Gross Income...................................   $4,372,534    $4,527,997    $4,486,384
Total Expenses...........................................   $1,578,730    $1,451,378    $1,500,168
Net Operating Income (NOI)...............................   $2,793,804    $3,076,619    $2,986,216
Cash Flow (CF)...........................................   $2,654,412    $2,961,419    $2,871,016
DSCR on NOI..............................................         1.54x         1.70x         1.65x
DSCR on CF...............................................         1.47x         1.64x         1.59x

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 28 months prior to the Cut-off Date.

     Tenant Matters. Fifty-two of the retail, office, industrial and warehouse Mortgaged Properties, which represent security for 58.2% of the Initial Pool Balance, are leased in part to one or more Major Tenants. The top three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.2%, 1.8% and 1.5% of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Eight Mortgaged Properties, which represent 9.8% of the Initial Pool Balance, are, in each such case, secured primarily by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, in each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than one Mortgage Loan representing 2.0% of the Initial Pool Balance which has existing unsecured debt and two Mortgage Loans representing 2.4% of the Initial Pool Balance, which permit additional unsecured debt. In addition, nine Mortgage Loans, representing 29.8% of the Initial Pool Balance, have existing secured debt. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. With respect to two Mortgage Loans representing 1.7% of the Initial Pool Balance, the owners of the related borrower have a contingent reimbursement obligation with respect to an undrawn letter of credit payable to unrelated third parties. In addition, seven of the Mortgage Loans representing 7.9% of the Initial Pool Balance permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Two Mortgage Loans, representing 5.1% of the Initial Pool Balance, have existing mezzanine debt.

     Five Mortgage Loans, representing 6.1% of the Initial Pool Balance, are each one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in each such split loan structure is not included in the Trust. The other mortgage loans have aggregate unpaid principal balances as of the Cut-off Date of $1,000,000, $1,000,000, $835,000, $458,000
and $371,000, respectively, and are subordinate in right of payment to the Mortgage Loan that is included in the Trust. See "Description of the Mortgage Pool -- Split Loan Structures -- The CBA Whole Loans".

     In addition to the five Mortgage Loans above, one Mortgage Loan, representing 2.5% of the initial pool balance, is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. Two of the mortgage loans which are part of the split loan structure but which are not included in the trust are pari passu in right of payment with the mortgage loan included in the trust and have a combined outstanding principal balance as of the Cut-off Date of $32,900,000. The remaining Mortgage Loan which is part of the split loan structure and which is included in the Trust Fund is subordinate in right of payment to the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $29,837,903. Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments

     Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an "Environmental Report". With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally one or more of the following was the case: (A) a party not related to the related borrower was identified as a responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance,
(D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to ten percent of the outstanding principal balance of the related Mortgage Loan and (b) two million dollars, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling Agreement. In the event a Phase I assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Adverse Environmental Conditions May Subject a Mortgage Loan to Additional

Risk" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments

     Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies

     An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

       Zoning and Building Code Compliance. The Mortgage Loan Seller has generally examined whether the use and operation of the Mortgaged Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the Mortgage Loan Seller does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

          (1) the extent of the nonconformity is not material;

          (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

          (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

          (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 6 months.

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-one of the Mortgaged Properties, securing 12.7% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Washington and Utah. No Mortgaged Property has a "probable maximum loss" ("PML") in excess of 20% except two Mortgaged Properties, securing 0.5% of the Initial Pool Balance, which have a PML of 26% and which the Mortgage Loan required earthquake insurance.

THE MORTGAGE LOAN SELLER

     Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning Bank of America has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Seller (except as described in the next paragraph) will assign and transfer the Mortgage Loans (including the ES Subordinate Components of the ES Component Mortgage Loan, the SB Subordinate Components of the SB Component Mortgage Loan and the Wellbridge Note B Loan), without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, Bank of America will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

          (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (8) in those cases where applicable, the original or a copy of the related ground lease; and

          (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan.

     The Trustee is required to review the documents delivered thereto by Bank of America with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the Mortgage Loan Seller as generally described in items (1) through (9) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then Bank of America will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan (including the ES Subordinate Components of the ES Component Mortgage Loan, the SB Subordinate Components of the SB Component Mortgage Loan and in the case of the Wellbridge Whole Loan, the Wellbridge Mortgage Loan and the Wellbridge Note B Loan) at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan (including the ES Subordinate Components of the ES Component Mortgage Loan, the SB Subordinate Components of the SB Component Mortgage Loan and in the case of the Wellbridge Whole Loan, the Wellbridge Mortgage Loan and the Wellbridge Note B Loan only), plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances (as defined herein), any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees if purchased outside of the time frame set forth in the Pooling Agreement or (3) other than with respect to the ES Component Mortgage Loan, the SB Component Mortgage Loan, the Wellbridge Mortgage Loan or the Wellbridge Note B Loan, substitute a Qualified Substitute Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"). If such defect or breach is capable of being cured but not within the 90 day period and Bank of America has commenced and is diligently proceeding with the cure of such defect or breach within such 90 day period, then Bank of America shall have, with respect to such Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). A "Qualified Substitute Mortgage Loan" in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Closing Date;
(vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgage Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgage Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgage Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a defective Mortgage Loan unless
(x) such prospective replacement mortgage loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the Mortgage Loan Seller affecting the substitution).

     With respect to any Cross-Collateralized Mortgage Loan, the repurchase obligations of the Mortgage Loan Seller shall apply to any other Mortgage Loan with which such Mortgage Loan is cross-collateralized or cross-defaulted.

     The respective repurchase, substitution or cure obligations of the Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling Agreement requires that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the Mortgage Loan Seller. See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a separate mortgage loan purchase and sale agreement (each a "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Cut-off Date. Pursuant to the Mortgage Loan Purchase and Sale Agreement, Bank of America will represent and warrant solely with respect to the Mortgage Loans in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Delivery Date;

          (2) based on the related lender's title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid enforceable first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances");

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Delivery Date, or during the twelve-month period prior thereto, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) to the Mortgage Loan Seller's knowledge, there is no valid right of offset or rescission, defense or counterclaim available to the related borrower with respect to any Mortgage Loan or Mortgage Note;

          (6) there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

          (7) in the case of each Mortgage Loan, the related Mortgage Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) there is any damage at any Mortgaged Property that is free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgaged Loan;

          (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

          (9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or had a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or Borrower questionnaire;

          (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued a pro forma title policy or a "marked-up" commitment in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

          (11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

          (12) the terms of the Mortgage has not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

          (13) there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property;

          (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

          (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest;

          (16) the appraisal obtained in connection with the origination of each Mortgage Loan either (a) based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the requirements of USPAP or (b) satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

     In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. The Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and the Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the ES Subordinate Components of the ES Component Mortgage Loan and the SB Subordinate Components of the SB Component Mortgage
Loan) and Whole Loans for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (and, in the case of the Whole Loans, the related Other Noteholders (as a collective whole)), in accordance with any and all applicable laws, the terms of the Pooling Agreement, and the respective Mortgage Loans (and in the case of the Whole Loans, the Other Notes and the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders (and, in the case of the Whole Loans, the Other Noteholders), as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling Agreement; (ii) the ownership of any Certificate (or any security backed by the Other Notes) by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and
(8) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans and the Whole Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan or Whole Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

          (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied
     (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or

          (b) the Master Servicer has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the Mortgage Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed; or

          (e) the related mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or

          (f) the related mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     A Mortgage Loan or a Whole Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

             (w) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement);

             (x) in the case of the circumstances described in clauses (b), (d),
        (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

             (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

             (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If the ES Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the ES Controlling Holder (as defined below). If the SB Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the SB Controlling Holder (as defined below). If the Wellbridge Whole Loan becomes specially serviced, the Special Servicer will deliver an Asset Status Report to the Wellbridge Controlling Holder (as defined below). The Directing Certificateholder, ES Controlling Holder, the SB Controlling Holder or the Wellbridge Controlling Holder, as applicable may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or the Wellbridge Controlling Holder, as applicable and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and, if a Whole Loan is involved, the related Other Noteholders, as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or the Wellbridge Controlling Holder, as applicable does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or the Wellbridge Controlling Holder, as applicable disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or Wellbridge Controlling Holder, as applicable fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard, makes a determination that (i) such objection is not in the best interests of the Certificateholders and if a Whole Loan is involved, the related Other Noteholders, as a collective whole, or (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the Certificateholders and if a Whole Loan is involved, the related Other Noteholders, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder, or Wellbridge Controlling Holder, as applicable.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class P Certificates.

     The "ES Controlling Class" will be, as of any date of determination, the outstanding Class of Class ES Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class ES Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the ES Controlling Class shall be the outstanding Class of Class ES Certificates with the then largest outstanding Class principal balance). The ES Controlling Class as of the Delivery Date will be the Class ES-H Certificates.

     The "SB Controlling Class" will be, as of any date of determination, the outstanding Class of Class SB Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class SB Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the SB Controlling Class shall be the outstanding Class of Class SB Certificates with the then largest outstanding Class principal balance). The SB Controlling Class as of the Delivery Date will be the Class SB-E Certificates.

     The "WB Controlling Class" will be, as of any date of determination, the outstanding Class of Class WB Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class WB Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the WB Controlling Class shall be the outstanding Class of Class WB Certificates with the then largest outstanding Class principal balance). The WB Controlling Class as of the Delivery Date will be the Class WB-D Certificates.

     The "ES Controlling Holder" will be (a) prior to the occurrence of an ES Control Appraisal Period, holders of a majority percentage interest in the ES Controlling Class, and (b) during the occurrence and the continuation of an ES Control Appraisal Period, the Directing Certificateholder.

     The "SB Controlling Holder" will be (a) prior to the occurrence of SB Control Appraisal Period holders of a majority percentage interest in the SB Controlling Class, and (b) during the occurrence and the continuation of an SB Control Appraisal Period, the Directing Certificateholder.

     The "Wellbridge Controlling Holder" will be (a) prior to the occurrence of a Wellbridge Control Appraisal Period (as defined below), the holder of the Wellbridge Note B Loan and (b) following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the holders of the Wellbridge Senior Notes. Pursuant to the Pooling Agreement, the holder of a majority percentage interest in the WB Controlling Class will be permitted to exercise the rights of the Wellbridge Controlling Holder prior to the occurrence of a Wellbridge Control Appraisal Period. Pursuant to the Wellbridge Intercreditor Agreement, the holders of the Wellbridge Senior Notes (which includes the Trust Fund as the holder of the Wellbridge Mortgage Loan) prior to the occurrence of a Wellbridge Control Appraisal Period will generally have no right either to consult with or to direct the Master Servicer and/or the Special Servicer in their respective servicing of the Wellbridge Whole Loan. Pursuant to the Wellbridge Intercreditor Agreement, following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the holders of the Wellbridge Senior Notes (which includes the Trust on behalf of the Wellbridge Mortgage Loan) will be required to vote on any decision which requires the consent of the Wellbridge Controlling Holder. The voting rights given to a holder of a Wellbridge Senior Note will be weighted based on the related Wellbridge Senior Note's portion of the outstanding principal balance of the Wellbridge Whole Loan. As set forth in the Wellbridge Intercreditor Agreement, any decision requiring the vote of the holders of the Wellbridge Senior Notes as Wellbridge Controlling Holder will generally require the holders of 50% or more of such voting rights to approve any such decision. In the event that holders of 50% or more of the voting rights do not so consent, the holder of the Wellbridge Senior Note with the largest outstanding principal balance will make any such decision. During such periods as the Trustee as holder of the Wellbridge Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Wellbridge Controlling Holder, the Directing Certificateholder will direct the Trustee's vote as set forth in the Pooling Agreement.

     An "ES Control Appraisal Period" will exist if the outstanding aggregate principal balance of all of the ES Subordinate Components of the ES Component Mortgage (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     A "SB Control Appraisal Period" will exist if the outstanding aggregate principal balance of all of the SB Subordinate Components of the SB Component Mortgage (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     A "Wellbridge Control Appraisal Period" will exist if the outstanding principal balance of the Wellbridge Note B Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     Pursuant to the Pooling Agreement, each holder of a majority percentage interest in each of the ES Controlling Class (the "ES Controlling Class Holder"), the SB Controlling Class (the "SB Controlling Class Holder") and the WB Controlling Class (the "WB Controlling Class Holder" and, together with the ES Controlling Class Holder and the SB Controlling Class Holder, the "Loan Specific Controlling Class Holders"), will be permitted to appoint an operating advisor ("Operating Advisor"), which may be the related Controlling Holder or any holder of the controlling interest in the Controlling Class, any Certificateholder, or an unrelated third party for such Mortgage Loan, with respect to any action which is to be taken with respect to the ES Component Mortgage, the SB Component Mortgage Loan or the Wellbridge Whole Loan, as applicable, and requires the related Loan Specific Class Holder's consent in its capacity as the Controlling Holder. The related Operating Advisor will be permitted to exercise all of the rights of the related Loan Specific Controlling Class Holder subject to any limitations set forth in the Pooling Agreement.

Any reference in this prospectus supplement to any action to be taken by each Loan Specific Controlling Class Holder in its capacity as a Controlling Holder will mean such Controlling Holder acting through its related Operating Advisor if one has so been appointed. The term "Controlling Holder" refers to the ES Controlling Holder, the SB Controlling Holder, or the Wellbridge Controlling Holder, as applicable.

     Subject to the limitations below, the Directing Certificateholder and, with respect to (a) the ES Component Mortgage Loan (so long as an ES Control Appraisal Period does not exist), the ES Controlling Holder, (b) the SB Component Mortgage Loan (so long as an SB Control Appraisal Period does not exist), the SB Controlling Holder, and (c) the Wellbridge Whole Loan, the Wellbridge Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the following actions (the "Special Actions"). Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the Approval Provisions (as defined below) (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgaged Loans as come into and continue in default;

          (ii) any modification or waiver of a term of a mortgage loan;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates -- Termination" or pursuant to a Purchase Option as described below under "-- Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (subject to certain exceptions set forth in the Pooling Agreement);

          (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (subject to certain exceptions set forth in the Pooling Agreement);

          (viii) any acceptance of any discounted payoffs; and

          (ix) any release of earnout reserve funds.

     The "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a mortgage loan as described below:

          (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action;

          (ii) with respect to (A) any Non-Partitioned Mortgage Loan which is a Non-Specially Serviced Mortgage Loan that involves an extension of the maturity date of such mortgage loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan which is a Non-Specially Serviced Mortgage Loan with a then Stated Principal Balance in excess of $2,500,000, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder;

          (iii) with respect to any Non-Partitioned Mortgage Loan which is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action;

          (iv) with respect to the ES Component Mortgage Loan during any time period that an ES Control Appraisal Period does not exist, the Master Servicer, if the ES Component Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the ES Controlling Holder, in connection with a Special Action;

          (v) with respect to the SB Component Mortgage Loan during any time period that an SB Control Appraisal Period does not exist, the Master Servicer, if the SB Component Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the SB Controlling Holder, in connection with a Special Action;

          (vi) with respect to the Wellbridge Whole Loan, the Master Servicer, if the Wellbridge Whole Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the Wellbridge Controlling Holder, in connection with a Special Action;

          (vii) with respect to the ES Component Mortgage Loan during any time period that an ES Control Appraisal Period does not exist, the Special Servicer, if the ES Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the ES Controlling Holder in connection with a Special Action;

          (viii) with respect to the SB Component Mortgage Loan during any time period that an SB Control Appraisal Period does not exist, the Special Servicer, if the SB Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the SB Controlling Holder in connection with a Special Action; and

          (ix) with respect to the Wellbridge Whole Loan, the Special Servicer, if the Wellbridge Whole Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the holders of the Wellbridge Controlling Holder, in connection with a Special Action.

     With respect to any extension or Special Action described in clause (ii) above, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten Business Days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the ES Controlling Holder, the SB Controlling Holder or the Wellbridge Controlling Holder, as described below or, if the consent of the Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten Business Days of its receipt of such request. With respect to any Special Action described in clause (iii) above, the Directing Certificateholder will respond to the Special Servicer within ten Business Days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (ix) above, the ES Controlling Holder, the SB Controlling Holder, the Wellbridge Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten Business Days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

     The Directing Certificateholder, the ES Controlling Holder, the SB Controlling Holder, or Wellbridge Controlling Holder as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, the ES Controlling Holder, the SB Controlling Holder, or Wellbridge Controlling Holder as applicable, may deem advisable or as to which provision is otherwise made in the Pooling Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling Agreement or applicable law, including the Special

Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

     None of the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or Wellbridge Controlling Holder as applicable, will have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that none of the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or Wellbridge Controlling Holder as applicable, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or Wellbridge Controlling Holder as applicable, may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or Wellbridge Controlling Holder as applicable, may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or Wellbridge Controlling Holder as applicable, each Certificateholder agrees to take no action against the Directing Certificateholder, ES Controlling Holder, SB Controlling Holder or Wellbridge Controlling Holder as applicable, or any of their respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     At any time that there is no Directing Certificateholder, ES Controlling Holder, SB Controlling Holder, Wellbridge Controlling Holder or Operating Advisor for any of them, or that any such party has not been properly identified to the Special Servicer, the Special Servicer will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A. will be the Master Servicer through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 555 S. Flower Street, 6th Floor, Los Angeles, California 90071. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of

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America N.A.'s conduit platform. As of December 30, 2002, BOA-CMSG acted as a full, master or primary servicer on approximately 3,074 loans which total approximately $11.7 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be the Special Servicer under the Pooling and Servicing Agreement, Midland, a wholly-owned subsidiary of PNC Bank, National Association was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

     As of December 31, 2002, Midland was servicing approximately 13,677 commercial and multifamily loans with an aggregate principal balance of approximately $74.3 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 9,476 of the loans, with an aggregate principal balance of approximately $54.8 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2002, Midland was the named special servicer in approximately 64 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $28.9 billion. With respect to such transactions as of such date, Midland was administering approximately 146 assets with an outstanding principal balance of approximately $993 million.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, the ES Subordinate Components of the ES Component Mortgage Loan, the SB Subordinate Components of the SB Component Mortgage Loan and each of the notes securing the Wellbridge Whole Loan will be serviced and administered under the Pooling Agreement as if each were one Mortgage Loan. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below. The Master Servicer will be entitled to receive a Master Servicing Fee on the ES Subordinate Components of the ES Component Mortgage Loan, on the SB Subordinate Components of the SB Component Mortgage Loan and on each of the notes securing the Wellbridge Whole Loan.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or Whole Loan (including Specially Serviced Mortgage Loans, Whole Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), for each calendar month commencing with April 2003 or any applicable portion thereof, will accrue at the applicable Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan, Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, Whole Loan or REO Loan, as the case may be. The "Master Servicing Fee Rate" will range from approximately 0.060% to 0.140% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.125% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loan during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended

                                      S-115
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Collection Period, plus (iii) in the event that any principal prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer. A "Balloon Payment Interest Shortfall" is, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" for any particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, Other Notes) and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% (25 basis points) per annum (the "Special Servicing Fee Rate"), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account (or, in the case of the Other Notes, the related custodial account) from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan (including, if applicable Other Notes). As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% (100 basis points) to, each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, a Class ES Certificateholder, a Class SB Certificateholder, a Class WB Certificateholder or the holder or holders of Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and
(ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the

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Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% (100 basis points) to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of Certificates evidencing a majority interest in the Controlling Class, the ES Controlling Class Holder, the SB Controlling Class Holder, the WB Controlling Class Holder or any mezzanine lender which purchase occurs within 90 days following the Special Servicer's determination of fair value, as discussed below in "-- Defaulted Mortgage Loans; Purchase Option", or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as "Default Charges") only after such Default Charges has been applied: (1) to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Other Notes may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan or a Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, Whole Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such Servicing Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee and the Fiscal Agent will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account (or, if a Whole Loan is involved out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if a Whole Loan is involved,
                                      S-118
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the related Other Noteholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2004 (or, as to any such year, such earlier date as is contemplated by the Pooling Agreement), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2004, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Mortgage Loans or Whole Loans which are not Specially Serviced Mortgage Loans (each a "Non-Specially Serviced Mortgage Loan")) subject to obtaining the consent of the Special Servicer or the ES Controlling Holder, SB Controlling Holder or the Wellbridge Controlling Holder, as applicable, and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "-- Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the ES Controlling Holder, the SB Controlling Holder, a CBA B Noteholder and the Wellbridge Controlling Holder, as applicable, and to each of the following limitations, conditions and restrictions:

          (i) with limited exception the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage

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     Loan or Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Whole Loan or affect the security for such Mortgage Loan or Whole Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the ES Controlling Holder, the SB Controlling Holder, the Wellbridge Controlling Holder or the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent shall be deemed to have been granted);

          (ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan, or Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Whole Loan is involved, the related Other Noteholders (collectively) on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (iii) the Special Servicer shall not extend (or in the case of a Non-Specially Serviced Mortgage Loan or Whole Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date, and (B) if such Mortgage Loan or Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

          (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Whole Loan that would result in an adverse REMIC event with respect to any of the Component Mortgage Loan REMIC, REMIC I or REMIC II;

          (v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan unless all related fees and expenses are paid by the related borrower;

          (vi) except for substitutions contemplated by the terms of the Mortgage Loans or Whole Loans, the Special Servicer shall not permit (or, in the case of a Non-Specially Serviced Mortgage Loan or Whole Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Whole Loan unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

          (vii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, the Special Servicer shall not release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Mortgage Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Offered Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Whole Loan in effect on the Closing Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan.

     Any modification, extension, waiver or amendment of the payment terms of a Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as holder of the Wellbridge Mortgage Loan, the Wellbridge Note B Loan or any CBA Mortgage Loan, as applicable, nor the Other Noteholders gains a priority over the other such holder that is not reflected in the related loan documents and the Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the pari passu and/or subordinate positions of the Other Notes thereof --

          (i) no waiver, reduction or deferral of any amounts due on the Wellbridge Mortgage Loan, or any CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Other Notes (other than the Wellbridge Senior Notes), and

          (ii) no reduction of the mortgage interest rate of the Wellbridge Mortgage Loan or any CBA Mortgage Loan, as applicable, will be permitted to be effected prior to the reduction of the mortgage interest rate of the related Other Notes (other than the Wellbridge Senior Notes), to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any Certificateholder in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement or related Intercreditor Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable option (such option will only be assignable after such option arises) (a "Purchase Option") to purchase the Defaulted Mortgage Loan, subject to the purchase rights of the ES Controlling Class Holder in the case of the ES Component Mortgage Loan, the SB Controlling Class Holder in the case of the SB Component Mortgage Loan, the Wellbridge Purchase Option Holder in the case of the Wellbridge Whole Loan and the related CBA B Noteholder in the case of the CBA Whole Loans from the Trust Fund at a price (the "Option Price") equal to (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will, from time to time, but not less often than every ninety (90) days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling

Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder, the Master Servicer, the Trustee and the Fiscal Agent not less than five days' prior written notice of its intention to sell any such REO Property, and shall sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, the Fiscal Agent, or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent, or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Component Mortgage Loan REMIC or REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2004 or immediately after the debt service coverage ratio for any Mortgaged Property falls below 1.0x, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) and 60 days after delinquency at its sole expense (or an entity employed by the Master Servicer for such purpose). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan or Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES
GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2003-1, on April [__], 2003 (the "Delivery Date") pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2003, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans (including the ES Subordinate Components of the ES Component Mortgage Loan, the SB Subordinate Components of the SB Component Mortgage Loan and the Wellbridge Note B Loan) and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off
Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, and the Interest Reserve Account (see "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 38 classes to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates" and together with the Class XC, Class XP-1 and Class XP-2 Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class XC Certificates, the Class XP-1 Certificates and the Class XP-2 Certificates (collectively, the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC II Certificates"); (iv) the Class ES-A Certificates, the Class ES-B Certificates, the Class ES-C Certificates, the Class ES-D Certificates, the Class ES-E Certificates, the Class ES-F Certificates, the Class ES-G Certificates and the Class ES-H Certificates (collectively, the "Class ES Certificates"); (v) the Class SB-A Certificates, the Class SB-B Certificates, the Class SB-C Certificates, the Class SB-D Certificates and the Class SB-E Certificates (collectively, the "Class SB Certificates"); (vi) the Class WB-A Certificates, the Class WB-B Certificates, the Class WB-C Certificates and the Class WB-D Certificates (collectively, the "Class WB Certificates"); and (vii) the Class R-I Certificates and the Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class B and Class C Certificates (collectively, the "Offered Certificates") are offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class XP-1, Class XP-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class ES, Class SB and Class WB Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof and (ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive

Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Certificates will have the following Certificate Balances or Notional Amounts (in each case, subject to a variance of plus or minus 5%):

                                                                 APPROXIMATE
                                             CERTIFICATE        PERCENTAGE OF    APPROXIMATE
                                             BALANCE OR             POOL           CREDIT
                  CLASS                    NOTIONAL AMOUNT         BALANCE         SUPPORT
                  -----                    ---------------      -------------    -----------
A-1......................................   $339,344,651           32.858%         18.125%
A-2......................................   $506,232,605           49.017%         18.125%
B........................................   $ 34,855,857            3.375%         14.750%
C........................................   $ 12,909,576            1.250%         13.500%
D........................................   $ 24,528,195            2.375%         11.125%
E........................................   $ 11,618,619            1.125%         10.000%
F........................................   $ 11,618,619            1.125%          8.875%
G........................................   $ 11,618,619            1.125%          7.750%
H........................................   $ 10,327,661            1.000%          6.750%
J........................................   $ 21,946,280            2.125%          4.625%
K........................................   $  7,745,746            0.750%          3.875%
L........................................   $  6,454,788            0.625%          3.250%
M........................................   $  6,454,788            0.625%          2.625%
N........................................   $  5,163,831            0.500%          2.125%
O........................................   $  3,872,872            0.375%          1.750%
P........................................   $ 18,073,408            1.750%          0.000%
XC.......................................   $        TBD(1)           N/A             N/A
XP-1.....................................   $        TBD(1)           N/A             N/A
XP-2.....................................   $        TBD(1)           N/A             N/A

---------------

(1) Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "-- Distributions" and
"-- Subordination; Allocation of Losses and Certain Expenses" below.

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     The Class XC, Class XP-1 and Class XP-2 Certificates will not have
Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a "Notional Amount").

     The Notional Amount of the Class XC Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The initial Notional Amount of the Class XC Certificates will be approximately $[____________], although it may be as much as 5% larger or smaller.

     The Notional Amount of the Class XP-1 Certificates will equal:

     - during the period from the date of the initial issuance of the Certificates through and including the distribution date in [____________], [________]% multiplied by the sum of (a) the lesser of $[________] and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], [________]% multiplied by the sum of (a) the lesser of $[________] and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time; and

     - following the Distribution Date in [____________], $0.

The total initial Notional Amount of the Class XP-1 Certificates will be approximately $[________], although it may be as much as 5% larger or smaller.

     The Notional Amount of the Class XP-2 Certificates will equal:

     - during the period following the date of initial issuance through and including the distribution date in [____________], [________]% multiplied by the sum of (a) the lesser of $[________] and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], [________]% multiplied by the sum of (a) the lesser of $[________] and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], the sum of
       (a) the lesser of $[____________] and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time and (c) the lesser of $[____________] and the Certificate Balance of the Class K Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], the sum of
       (a) the lesser of $[____________] and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $[____________] and the Certificate Balance of the Class J Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], the sum of
       (a) the lesser of $[____________] and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $[____________] and the Certificate Balance of the Class H Certificates outstanding from time to time;

     - during the period following the distribution date in [____________] through and including the distribution date in [____________], the sum of
       (a) the lesser of $[____________] and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate Certificate Balance of the Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $[____________] and the Certificate Balance of the Class G Certificates outstanding from time to time; and

     - following the distribution date in [____________], $0.

The total initial Notional Amount of the Class XP-2 Certificates will be approximately $[____________], although it may be as much as 5% larger or smaller.

     The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on the ES Component Mortgage Loan between the ES Senior Component, on the one hand, and the ES Subordinate Components on the other hand, the ES Senior Component will be deemed to have a principal balance (the "ES Senior Balance") and each ES Subordinate Component will be deemed to have a principal balance (each, a "ES Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool -- ES Component Mortgage Loan". The ES Senior Component will accrue interest during each interest accrual period on the amount of the ES Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to [____]% as of the commencement of such interest accrual period. The ES Subordinate Components will accrue interest during each interest accrual period on the amount of the related ES Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class ES Certificates as of the commencement of such interest accrual period. The ES Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class ES Certificates and the ES Component Mortgage Loan," and the ES Subordinate Balances of the ES Subordinate Components will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class ES Certificates and the ES Component Mortgage Loan."

     For purposes of calculating the allocation of collections on the SB Component Mortgage Loan between the SB Senior Component, on the one hand, and the SB Subordinate Components on the other hand, the SB Senior Component will be deemed to have a principal balance (the "SB Senior Balance") and each SB Subordinate Component will be deemed to have a principal balance (each, a "SB Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool -- SB Component Mortgage Loan". The SB Senior Component will accrue interest during each interest accrual period on the amount of the SB Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to [____]% as of the commencement of such interest accrual period. The SB Subordinate Components will accrue interest during each interest accrual period on the amount of the related SB Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class SB Certificates as of the commencement of such interest accrual period. The SB Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the

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Certificates -- Distributions -- Class SB Certificates and the SB Component
Mortgage Loan," and the SB Subordinate Balances of the SB Subordinate Components will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions -- Class SB Certificates and the SB Component Mortgage Loan."

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B and Class C Certificates on any Distribution Date will be the pass-through rates indicated on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class XP-1 Certificates for the
initial Distribution Date will equal approximately [     ]% per annum. The
Pass-Through Rate for the Class XP-1 Certificates, for each interest accrual period subsequent to the initial Distribution Date and through and including the
[               ] interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as "Class XP-1 Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP-1 Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under "-- Certificate Balance and Notional Amounts" above as being part of the Notional Amount of the Class XP-1 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP-1 Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [____________] Distribution Date on any particular component of the Notional Amount of the Class XP-1 Certificates immediately prior to the related Distribution Date, the applicable Class XP-1 Strip Rate will equal the excess, if any of:

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for the Certificates whose Certificate Balance or a designated portion thereof, comprises such component.

     Following the [____________] Distribution Date, the Class XP-1 Certificates will cease to accrue interest. In connection therewith, the Class XP-1 Certificates will have a 0% Pass-Through Rate for the [____________] Distribution Date and for each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XP-2 Certificates for the
initial Distribution Date will equal approximately [     ]% per annum. The
Pass-Through Rate for the Class XP-2 Certificates, for each interest accrual period subsequent to the initial Distribution Date and through and including the
[               ] interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as "Class XP-2 Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP-2 Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under "-- Certificate Balance and Notional Amounts" above as being part of the Notional Amount of the Class XP-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP-2 Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [____________] Distribution Date on any particular component of the Notional Amount of the Class XP-2 Certificates immediately prior to the related Distribution Date, the applicable Class XP-2 Strip Rate will equal the excess, if any of:

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for the Certificates whose Certificate Balance or a designated portion thereof, comprises such component.

     Following the [____________] Distribution Date, the Class XP-2 Certificates will cease to accrue interest. In connection therewith, the Class XP-2 Certificates will have a 0% Pass-Through Rate for the [____________] Distribution Date and for each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately [____]% per annum. The Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as "Class XC Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "-- Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class Class XP-1 or Class XP-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to [____________], on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

          (1) if such particular component consists of the entire Certificate Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class Class XP-1 or Class XP-2 Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class Class XP-1 or Class XP-2 Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over
     (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (3) if such particular component consists of the entire Certificate Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class Class XP-1 or Class XP-2 Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the

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     Weighted Average Net Mortgage Rate for such interest accrual period, over
     (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class Class XP-1 or Class XP-2 Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the [________] Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class R-I, Class R-II, Class XP-1, Class XP-2, Class XC, Class ES-A, Class ES-B, Class ES-C, Class ES-D, Class ES-E, Class ES-F, Class ES-G, Class ES-H, Class SB-A, Class SB-B, Class SB-C, Class SB-D, Class SB-E, Class WB-A, Class WB-B, Class WB-C and Class WB-D Certificates) will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such Component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC, Class XP-1 and Class XP-2 Strip Rates, the Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rate applicable to the Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will equal [____]%, [____]%, [____]%, [____]%, [____]%, [____]%, [____]%,
[____]%, [____]%, [____]% and [____]%, respectively. However, the Pass-Through Rates of the Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will not exceed the Weighted Average Net Mortgage Rate on any Distribution Date. The Pass-Through Rate of the Class H Certificates will equal the Weighted Average Net Mortgage Rate on any Distribution Date.

     The Pass-Through Rates for the Class ES Certificates, the Class SB Certificates and the Class WB Certificates will be set forth in the Pooling Agreement.

     "Weighted Average Net Mortgage Rate" for any Distribution Date means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (or in the case of the ES Component Mortgage Loan, the ES Senior Component, or, in the case of the SB Component Mortgage Loan, the SB Senior Component), other than the Wellbridge Note B Loan, immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan (or, in the case of the ES Component Mortgage Loan, the ES Senior Component, or, in the case of the SB Component Mortgage Loan, the SB Senior Component), other than the Wellbridge Note B Loan, is, in general, a per annum rate equal to the related
Mortgage Rate, with respect to the ES Senior Component, [     ]% per annum,
minus the Administrative Fee Rate, with respect to the SB Senior Component,
[     ]% per annum, minus the Administrative Fee Rate or, in the case of any
Other Note, minus the Master Servicing Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount

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of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee
Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 4.608% per annum to 7.943% per annum, with a weighted average Net Mortgage Rate of 6.028% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The "Administrative Fee Rate" is the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in May 2003. The "Determination Date" for each Distribution Date will be the 5th business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 11th day of each month or, if any such 11th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in May 2003. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Class ES Certificates and the ES Component Mortgage Loan. Each Class of Class ES Certificates will only be entitled to distributions from amounts collected on the ES Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the ES Component Mortgage Loan

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(including on the ES Subordinate Components thereof) received by the Master
Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the ES Component Mortgage Loan (including on the ES Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all ES Component Distributable Interest in respect of the ES Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the ES Component Principal Entitlement for the ES Senior Component for such Distribution Date (the "ES Senior Component Principal Distribution Amount");

          (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the ES Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES Senior Component and for which no reimbursement has previously been received;

          (iv) to pay interest on the ES-A Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the ES-A Component, up to an amount equal to the ES Component Principal Entitlement for the ES-A Component for such Distribution Date;

          (vi) to reimburse the ES-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-A Component and for which no reimbursement has previously been received;

          (vii) to pay interest to the ES-B Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) to pay principal on the ES-B Component, up to an amount equal to the ES Component Principal Entitlement for the ES-B Component for such Distribution Date;

          (ix) to reimburse the holders of the ES-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-B Component and for which no reimbursement has previously been received;

          (x) to pay interest to the ES-C Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) to pay principal on the ES-C Component, up to an amount equal to the ES Component Principal Entitlement for the ES-C Component for such Distribution Date;

          (xii) to reimburse the ES-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-C Component and for which no reimbursement has previously been received;

          (xiii) to pay interest on the ES-D Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) to pay principal on the ES-D Component, up to an amount equal to the ES Component Principal Entitlement for the ES-D Component for such Distribution Date;

          (xv) to reimburse the ES-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-D Component and for which no reimbursement has previously been received;

          (xvi) to pay interest on the ES-E Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvii) to pay principal on the ES-E Component, up to an amount equal to the ES Component Principal Entitlement for the ES-E Component for such Distribution Date;

          (xviii) to reimburse the ES-E Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-E Component and for which no reimbursement has previously been received;

          (xix) to pay interest on the ES-F Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xx) to pay principal on the ES-F Component, up to an amount equal to the ES Component Principal Entitlement for the ES-F Component for such Distribution Date;

          (xxi) to reimburse the ES-F Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-F Component and for which no reimbursement has previously been received;

          (xxii) to pay interest to the ES-G Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-G Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxiii) to pay principal on the ES-G Component, up to an amount equal to the ES Component Principal Entitlement for the ES-G Component for such Distribution Date;

          (xxiv) to reimburse the holders of the ES-G Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-G Component and for which no reimbursement has previously been received;

          (xxv) to pay interest to the ES-H Component, up to an amount equal to all ES Component Distributable Interest in respect of the ES-H Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxvi) to pay principal on the ES-H Component, up to an amount equal to the ES Component Principal Entitlement for the ES-H Component for such Distribution Date;

          (xxvii) to reimburse the ES-H Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the ES Component Mortgage Loan to the ES-H Component and for which no reimbursement has previously been received; and

          (xxviii) with respect to the ES Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xxvii) above.

     All distributions on the ES-A Component, ES-B Component, ES-C Component, ES-D Component, ES-E Component, ES-F Component, ES-G Component and ES-H Component referenced in clauses (iv) through (xxvii) above shall be made to the corresponding holders of the Class ES-A Certificates, Class ES-B Certificates, Class ES-C Certificates, Class ES-D Certificates, Class ES-E Certificates, Class ES-F Certificates, Class ES-G Certificates and Class ES-H Certificates, respectively.

     The "ES Component Distributable Interest" in respect of the ES Components is equal to the ES Accrued Component Interest in respect of each ES Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "ES Accrued Component Interest" in respect of the ES Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for each ES Component which in the case of the ES Senior Component is equal to [____]% per annum and in the case of the ES-A Component, ES-B Component, ES-C Component, ES-D Component, ES-E Component, ES-F Component, ES-G Component and ES-H Component, respectively, is equal to the Pass-Through Rate of the Class ES-A Certificates, Class ES-B Certificates, Class ES-C Certificates, Class ES-D Certificates, Class ES-E Certificates, Class ES-F Certificates, Class ES-G Certificates and Class ES-H Certificates, respectively.

     In the absence of a monetary or other material event of default under the ES Component Mortgage Loan, principal will be paid on the ES Senior Component and the ES-A, ES-B, ES-C, ES-D, ES-E, ES-F, ES-G and ES-H Components, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists with respect to the ES Component Mortgage Loan, principal will be paid first to the ES Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the ES-A, ES-B, ES-C, ES-D, ES-E, ES-F, ES-G and ES-H Components until the principal balance of each such component is reduced to zero. Accordingly the "ES Component Principal Entitlement" with respect to any ES Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such ES Component's pro rata share of the ES Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such ES Component and
(ii) the portion of the Class ES Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the ES Component Mortgage Loan is based on an interest rate under the whole loan of 5.13% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "ES Schedule").

     The "ES Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the ES Component Mortgage Loan for the Due Date occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the ES Component Mortgage Loan during the related Collection Period;

          (c) with respect to the ES Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the ES Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the ES Component Mortgage Loan during the related Collection Period that were identified and applied by the

     Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the ES Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "-- Principal Distribution Amounts" that is attributable to the ES Component Mortgage Loan.

     Class SB Certificates and the SB Component Mortgage Loan. Each Class of Class SB Certificates will only be entitled to distributions from amounts collected on the SB Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the SB Component Mortgage Loan (including on the SB Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the SB Component Mortgage Loan (including on the SB Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all SB Component Distributable Interest in respect of the SB Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the SB Component Principal Entitlement for the SB Senior Component for such Distribution Date (the "SB Senior Component Principal Distribution Amount");

          (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the SB Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SB Component Mortgage Loan to the SB Senior Component and for which no reimbursement has previously been received;

          (iv) to pay interest on the SB-A Component, up to an amount equal to all SB Component Distributable Interest in respect of the SB-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the SB-A Component, up to an amount equal to the SB Component Principal Entitlement for the SB-A Component for such Distribution Date;

          (vi) to reimburse the SB-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SB Component Mortgage Loan to the SB-A Component and for which no reimbursement has previously been received;

          (vii) to pay interest to the SB-B Component, up to an amount equal to all SB Component Distributable Interest in respect of the SB-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) to pay principal on the SB-B Component, up to an amount equal to the SB Component Principal Entitlement for the SB-B Component for such Distribution Date;

          (ix) to reimburse the holders of the SB-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SB Component Mortgage Loan to the SB-B Component and for which no reimbursement has previously been received;

          (x) to pay interest to the SB-C Component, up to an amount equal to all SB Component Distributable Interest in respect of the SB-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) to pay principal on the SB-C Component, up to an amount equal to the SB Component Principal Entitlement for the SB-C Component for such Distribution Date;

          (xii) to reimburse the SB-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SB Component Mortgage Loan to the SB-C Component and for which no reimbursement has previously been received;

          (xiii) to pay interest on the SB-D Component, up to an amount equal to all SB Component Distributable Interest in respect of the SB-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) to pay principal on the SB-D Component, up to an amount equal to the SB Component Principal Entitlement for the SB-D Component for such Distribution Date;

          (xv) to reimburse the SB-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SB Component Mortgage Loan to the SB-D Component and for which no reimbursement has previously been received;

          (xvi) to pay interest on the SB-E Component, up to an amount equal to all SB Component Distributable Interest in respect of the SB-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvii) to pay principal on the SB-E Component, up to an amount equal to the SB Component Principal Entitlement for the SB-E Component for such Distribution Date;

          (xviii) to reimburse the SB-E Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the SB Component Mortgage Loan to the SB-E Component and for which no reimbursement has previously been received;

          (xix) with respect to the SB Component Mortgage Loan, to distribute to the Holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (xviii) above.

     All distributions on the SB-A Component, SB-B Component, SB-C Component, SB-D Component and SB-E Component referenced in clauses (iv) through (xviii) above shall be made to the corresponding holders of the Class SB-A Certificates, Class SB-B Certificates, Class SB-C Certificates, Class SB-D Certificates and Class SB-E Certificates, respectively.

     The "SB Component Distributable Interest" in respect of the SB Components is equal to the SB Accrued Component Interest in respect of each SB Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "SB Accrued Component Interest" in respect of the SB Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for each SB Component which in the case of the SB Senior Component is equal to [____]% per annum and in the case of the SB-A Component, SB-B Component, SB-C Component, SB-D Component and SB-E Component is equal to the Pass-Through Rate of the Class SB-A Certificates, Class SB-B Certificates, Class SB-C Certificates, Class SB-D Certificates and Class SB-E Certificates respectively.

     In the absence of a monetary or other material event of default under the SB Component Mortgage Loan, principal will be paid on the SB Senior Component and the SB-A, SB-B, SB-C, SB-D and SB-E Components, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists with respect to the SB Component Mortgage Loan, principal will be paid first to the SB Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the SB-A, SB-B, SB-C, SB-D and SB-E Components until the principal balance of each such component is reduced to zero. Accordingly the "SB Component Principal Entitlement" with respect to any SB Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such SB Component's pro rata share of the SB Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such SB Component and (ii) the portion of the Class SB Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the SB Component Mortgage Loan is based on an interest rate under the whole loan of 5.428% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 25-year amortization term, and payments by the borrower of interest only for the first scheduled 12 monthly payments, with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "SB Schedule").

     The "SB Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the SB Component Mortgage Loan for the Due Date occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the SB Component Mortgage Loan during the related Collection Period;

          (c) with respect to the SB Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the SB Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the SB Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the SB Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "-- Principal Distribution Amounts" that is attributable to the SB Component Mortgage Loan.

     Class WB Certificates and the Wellbridge Note B Loan. On each Distribution Date, the Trustee, as the holder of the Wellbridge Note B Loan, will distribute the Class WB Available Distribution Amount in the following order of priority:

          (i) to pay interest to the holders of the Class WB-A Certificates, up to an amount equal to all Class WB Distributable Certificate Interest in respect or such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to pay principal to the holders of the Class WB-A Certificates, up to an amount equal to the Class WB Principal Entitlement for the Class WB-A Certificates for such Distribution Date;

          (iii) to reimburse the holders of the Class WB-A Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (iv) to pay interest to the holders of the Class WB-B Certificates, up to an amount equal to all Class WB Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal to the holders of the Class WB-B Certificates, up to an amount equal to the Class WB Principal Entitlement for the Class WB-B Certificates for such Distribution Date;

          (vi) to reimburse the holders of the Class WB-B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (vii) to pay interest to the holders of the Class WB-C Certificates, up to an amount equal to all Class WB Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) to pay principal to the holders of the Class WB-C Certificates, up to an amount equal to the Class WB Principal Entitlement for the Class WB-C Certificates for such Distribution Date;

          (ix) to reimburse the holders of the Class WB-C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (x) to pay interest to the holders of the Class WB-D Certificates, up to an amount equal to all Class WB Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) to pay principal to the holders of the Class WB-D Certificates, up to an amount equal to the Class WB Principal Entitlement for the Class WB-D Certificates for such Distribution Date;

          (xii) to reimburse the holders of the Class WB-D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (xiii) to pay to the holders of the Class R-II Certificates, the balance, if any, of the Class WB Available Distribution Amount for such Distribution Date;

     The "Class WB Available Distribution Amount" for any Distribution Date will, in general, equal the following amounts which have been allocated to the Trustee as holder of the Wellbridge Note B Loan pursuant to the Wellbridge Intercreditor Agreement:

          (a) all amounts on deposit in the related custodial account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

             (i) Monthly Payments on the Wellbridge Note B Loan collected but due on a Due Date subsequent to the related Collection Period;

             (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period on the Wellbridge Note B Loan;

             (iii) Prepayment Premiums received on the Wellbridge Note B Loan;

             (iv) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

             (v) amounts deposited in the related custodial account in error;

          (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates -- Interest Reserve Account."

     The "Class WB Distributable Certificate Interest" in respect of each Class of Class WB Certificates for each Distribution Date is equal to the Class WB Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "Class WB Accrued Certificate Interest" in respect of each Class of Class WB Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date.

     The "Class WB Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate amount distributed to the Trustee in respect of principal on the Wellbridge Note B Loan for such Distribution Date as holder of the Wellbridge Note B Loan pursuant to the Wellbridge Intercreditor Agreement. See "Description of the Mortgage Pool -- Split Loan Structures -- Wellbridge Whole Loan".

     In the absence of a monetary or other material event of default under the Wellbridge Whole Loan, principal will be paid on the Class WB Certificates, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the first sentence of this paragraph exist, principal will be paid the sequentially on the Class WB Certificates until each such Certificate Balance is reduced to zero. Accordingly the "Class WB Principal Entitlement" with respect to any Class of Class WB Certificates is
(a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such Classes' pro rata share of the Class WB Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such Class of Class WB Certificate and (ii) the portion of the Class WB Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the Wellbridge Whole Loan is based on an interest rate under the whole loan of 6.60% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "Wellbridge Schedule").

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

     (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

          (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iv) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (v) amounts deposited in the Certificate Account in error;

          (vi) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount;

          (vii) any amounts distributable to the Class ES Certificates in respect of the ES Component Mortgage Loan as described in clauses (iv) through (xxvii) under "Description of the Certificates --
     Distributions -- Class ES Certificates and the ES Component Mortgage Loan";

          (viii) any amounts distributable to the Class SB Certificates in respect of the SB Component Mortgage Loan as described in clauses (iv) through (xviii) under "Description of the Certificates --
     Distributions -- Class SB Certificates and the SB Component Mortgage Loan"; and

          (ix) any amounts distributable to the Class WB Certificates in respect of the Wellbridge Note B Loan as described in clauses (i) through (xii) under "Description of the Certificates -- Distributions -- Class WB Certificates and the Wellbridge Note B Loan".

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates -- Interest Reserve Account."

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class XC Certificates, Class XP-1 Certificates and Class XP-2 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal sequentially first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class and (b) the remaining portion of the Principal Distribution Amounts (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1 Certificates and Class A-2 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates and Class A-2 Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect or such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates and Class A-2 Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such

     Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (43) to pay to the holders of the Class R-II Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38) and (41) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

     The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC II Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC II Certificates (other than the Senior Certificates) in reverse sequential order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, the Class A-2 Certificates, the Class XC Certificates, Class XP-1 Certificates and Class XP-2 Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     With respect to the ES Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the ES Subordinate Components and then to the ES Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the ES Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the ES Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the ES Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the ES Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such ES Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the ES Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of REMIC II Certificates as described above.

     With respect to the SB Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the SB Subordinate Components and then to the SB Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the SB Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the SB Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the SB Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the SB Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such SB Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the SB Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of REMIC II Certificates as described above.

     Prepayment Interest Shortfalls incurred in connection with the Wellbridge Whole Loan will be generally allocated first to reduce the amount of interest otherwise payable on the Wellbridge Note B (and accordingly, the Class WB Certificates) prior to such Prepayment Interest Shortfall being allocated to the Wellbridge Senior Notes (and accordingly, the REMIC II Certificates). Prepayment Interest Shortfalls that remains after the foregoing allocation will generally reduce distributions pro rata among the Wellbridge Senior Notes. Any Prepayment Interest Shortfall referenced in the immediately preceding sentence that is not offset by payments of Compensating Interest Payments by the Master Servicer will be allocated to the Classes of REMIC II

Certificates in the manner described in the definition of Net Aggregate Prepayment Interest Shortfall in this prospectus supplement.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following (excluding, (1) except with respect to clause (f) below, any amounts received in respect of the ES Component Mortgage Loan, (2) except with respect to clause (g) below, any amounts received in respect of the SB Component Mortgage Loan and (3) any amounts received in respect of the Wellbridge Note B Loan):

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date;

          (f) with respect to the ES Component Mortgage Loan, the ES Senior Component Principal Distribution Amount for such Distribution Date; and

          (g) with respect to the SB Component Mortgage Loan, the SB Senior Component Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class XC Certificates as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the amount of Prepayment Premium collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates and Class A-2 Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     Each ES Subordinate Component, and thus the related Class of Class ES Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the ES Component Mortgage Loan. The rights of the holders of the Class ES Certificates to receive distributions of amounts collected or advanced on the ES Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates. Each SB Subordinate Component, and thus the related Class of Class SB Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the SB Component Mortgage Loan. The rights of the holders of the Class SB Certificates to receive distributions of amounts collected or advanced on the SB Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates. In addition, the holders of Class WB Certificates are only entitled to distributions of amounts payable in respect of the Wellbridge Note B and their rights are subordinate to the rights of the holders of the REMIC II Certificates with respect to the Wellbridge Whole Loan to the extent described in this prospectus supplement.

     This subordination provided by the Subordinate Certificates and, to the extent described herein, with respect to the related Mortgage Loans, the Class ES Certificates, the Class SB Certificates and the Class WB Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates and Class A-2 Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other

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form of credit support will be available for the benefit of holders of the
Offered Certificates. If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date minus the then outstanding ES Subordinate Balance, SB Subordinate Balance and the then outstanding principal balance of the Wellbridge Note B Loan, is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the ES Component Mortgage Loan will first be allocated in reverse sequential order to the ES Subordinate Components and (ii) any Realized Losses with respect to the SB Component Mortgage Loan will first be allocated in reverse sequential order to the SB Subordinate Components, prior to being allocated to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Realized Losses and Additional Trust Fund Expenses with respect to the ES Component Mortgage Loan will first be allocated to the ES Subordinate Components (and thus, the related Class of Class ES Certificates) in reverse sequential order prior to being allocated to the ES Senior Component (and thus, the Sequential Pay Certificates). Realized Losses and Additional Trust Fund Expenses with respect to the SB Component Mortgage Loan will first be allocated to the SB Subordinate Components (and thus, the related Class of Class SB Certificates) in reverse sequential order prior to being allocated to the SB Senior Component (and thus, the Sequential Pay Certificates). Realized Losses and Additional Trust Fund Expenses with respect to the Wellbridge Whole Loan will be allocated pursuant to the terms of the Wellbridge Intercreditor Agreement first to reduce distributions on the Wellbridge Note B and then to reduce distributions on the Wellbridge Senior Notes. Such reductions in distributions will be allocated pro rata among the holders of the Wellbridge Senior Notes and will reduce distribution to the holders of the REMIC II Certificates. The allocation referenced in the immediately preceding sentence will have the effect of allocating Realized Losses and Additional Trust Fund Expenses related to the Wellbridge Whole Loan to the Class WB Certificates prior to being allocated to the Sequential Pay Certificates in the manner described in this prospectus supplement. Any allocation of Realized Losses and Additional Trust Fund Expenses to the Wellbridge Note B Loan will be correspondingly allocated to each Class of Class WB Certificates in reverse sequential order until the Certificate Balance of each such Class has been reduced to zero.

     "Realized Losses" are losses on or in respect of the Mortgage Loans or Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or Whole Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan or Whole Loan (REO Loan) during the Collection Period in which such final recovery determination was made (net of any

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related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee or the Fiscal Agent as described under "The Trustee and the Fiscal
Agent -- Indemnification" and under "The Pooling and Servicing
Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax
Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

INTEREST RESERVE ACCOUNT

     The Trustee will be required to establish and maintain an "Interest Reserve Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan, other than the Wellbridge Note B Loan, or, with respect to the ES Component Mortgage Loan, the ES Senior Component and, with respect to the SB Component Mortgage Loan, the SB Senior Component, which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Trustee may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds

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held in the Certificate Account (or with respect to a Whole Loan, the separate custodial account created with respect to such Whole Loan) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the Business Day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. In addition to its obligation to make P&I Advances with respect to the Mortgage Loans included in the Trust Fund, the Master Servicer will also be required under the Pooling Agreement to make P&I Advances with respect to any Wellbridge Senior Companion Note which is then included a securitization trust, as set forth in the Pooling Agreement. Any Appraisal Reduction Amount allocable to a P&I Advance to be made in respect of the Wellbridge Whole Loan will be allocated first against the portion of the P&I Advance to be made in respect of the Wellbridge Note B, then against the Wellbridge Senior Notes, pro rata. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the Master Servicer will treat the related Whole Loan as a single mortgage loan. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to a CBA B Note. In addition, the Trustee will not be required to make any such advances with respect to any of the Wellbridge Senior Companion Notes. See "Description of the Certificates -- Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "The Trustee -- The Trustee" in this prospectus supplement.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds (or with respect to the Other Notes, from the custodial account maintained with respect to the related Whole Loans). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"). The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Master Servicer, Trustee and the Fiscal Agent, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the
                                      S-153
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Fiscal Agent, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of: (1) any Mortgage Loan or Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan or Whole Loan remains unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; or (5) the related Mortgaged Property becoming an REO Property (an "Appraisal Trigger Event") with respect to any Mortgage Loan (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (or, if such Mortgage Loan or Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and shall deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder, the ES Controlling Holder (only if the ES Component Mortgage Loan has become a Required Appraisal Loan), the SB Controlling Holder (only if the SB Component Mortgage Loan has become a Required Appraisal Loan) and the Wellbridge Controlling Holder and the holders of the Wellbridge Senior Companion Loans (only if the Wellbridge Whole Loan becomes a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

          (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

          (2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged

                                      S-154
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     Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder, the ES Controlling Holder only if such Required Appraisal Mortgage Loan is the ES Component Mortgage Loan, the SB Controlling Holder only if such Required Appraisal Mortgage Loan is the SB Component Mortgage Loan, and the Wellbridge Controlling Holder and any holder of a Wellbridge Senior Companion Note only if such Required Appraisal Mortgage Loan is the Wellbridge Whole Loan. If such update is obtained from a qualified appraiser, the cost thereof shall be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and if applicable the ES Controlling Holder, SB Controlling Holder, Wellbridge Controlling Holder or the holder of a Wellbridge Senior Companion Note the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the ES Component Mortgage Loan during which no ES Control Appraisal Period exists, the SB Component Mortgage Loan during which no SB Control Appraisal Period exists and the Wellbridge Whole Loan during which no Wellbridge Control Appraisal Period exists, will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The ES Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the ES Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the ES Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The SB Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the SB Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the SB Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Wellbridge Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the Wellbridge Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the Wellbridge Controlling Holder, the holders of the Wellbridge Senior Companion Notes the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     Each Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Whole Loan. Any Appraisal Reduction Amount in respect of the Wellbridge Whole Loan shall be allocated first to the Wellbridge Note B and any amount that exceeds the aggregate balance of the Wellbridge Note B will be allocated pro rata to the Wellbridge Senior Notes. Any Appraisal Reduction Amount in respect of a CBA Whole Loan that exceeds the aggregate balance of the related CBA B Note will be allocated to the related CBA Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan or Whole Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Whole
Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date ("Payment After Determination Date Report"), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool (less the Subordinate Balances of the ES Subordinate Components, the SB Subordinate Components and the Stated Principal Balance of the Wellbridge Note B Loan) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans
     (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection
                                      S-156
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     Period for such Distribution Date, the principal balance of the Mortgage
     Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date;
     (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances;
     (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgage Property; (xxi) the ratings from all Rating Agencies for all Classes of Certificates; and (xxii) the amounts, if any, distributed with respect to the Class ES Certificates, the Class SB Certificates, and the Class WB Certificates on such Distribution Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second Business Day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates, on each Distribution Date, a CMSA Loan Setup File, a CMSA Loan Periodic Update File, a CMSA Property File, and a CMSA Financial File (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement.

     The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loan) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the "CMSA Operating Statement Analysis Report") and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) shall prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Closing Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA Loan Setup File, CMSA Loan Periodic Update File, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.etrustee.net". In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (714) 238-6701. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates -- Reports to Certificateholders; Certain Available
Information -- Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No Voting Rights will be assigned to the REMIC Residual Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase or exchange of all of the Mortgage Loans (including the ES Subordinate Components, the SB Subordinate Components and the Wellbridge Note B Loan) and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (including the ES Subordinate Components, the SB Subordinate Components and the Wellbridge Note B Loan) then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the aggregate outstanding principal balance of the Mortgage Loans (including the ES Subordinate Components, the SB Subordinate Components and the Wellbridge Note B Loan) as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                        THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

     LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the Certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement

Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group -- Banc of America Commercial Mortgage Inc., Series 2003-1.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle Bank National Association is rated "AA-" by Fitch and "A+" by S&P.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed. The Trustee will be entitled to a fee with respect to the ES Subordinate Components of the ES Component Mortgage Loan and the SB Subordinate Components of the SB Component Mortgage Loan and the Wellbridge Note B Loan.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

     THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance, provided, that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Loans -- Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated "AA-" by Fitch and "AA-" by S&P. The information set forth herein concerning the Fiscal Agent has been provided by the Fiscal Agent and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

INDEMNIFICATION

     Each of the Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal Agent. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates and Class A-2 Certificates, until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 Certificates and Class A-2 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund Expenses attributable to the ES Component Mortgage Loan, to the related Classes of Class ES Certificates in reverse sequential order to the extent described in this prospectus supplement, (ii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to the SB Component Mortgage Loan, to the related Classes of Class SB Certificates in reverse sequential order to the extent described in this prospectus supplement and (iii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to each Mortgage Loan (other than (A) the ES Component Mortgage Loan in which the ES Subordinate Balances have not been reduced to zero and (B) the SB Component Mortgage Loan in which the SB Subordinate Balances have not been reduced to zero) and with respect to Realized Losses and Additional Trust Fund Expenses allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates and Class A-2 Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

     Realized Losses and Additional Trust Fund Expenses with respect to the Wellbridge Whole Loan will be allocated pursuant to the terms of the Wellbridge Intercreditor Agreement first to reduce distributions on the Wellbridge Note B and then to reduce distributions on the Wellbridge Senior Notes. Such reductions in distributions will be allocated pro rata among the holders of the Wellbridge Senior Notes. The allocation referenced in the immediately preceding sentence will have the effect of allocating Realized Losses and Additional Trust Fund Expenses related to the Wellbridge Whole Loan to the Class WB Certificates prior to being allocated to the Sequential Pay Certificates in the manner described in this prospectus supplement. Any allocation of Realized Losses and Additional Trust Fund Expenses to the Wellbridge Note B Loan will be correspondingly allocated to each Class of Class WB Certificates in reverse sequential order until the Certificate Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to (i) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the ES Component Mortgage Loan, to the related Class of Class ES Certificates in reverse sequential order to the extent described in this prospectus supplement, (ii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the SB Component Mortgage Loan, to the related Class of Class SB Certificates in reverse sequential order to the extent described in this prospectus supplement and (iii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to each Mortgage Loan (other than (A) the ES Component Mortgage Loan in which the ES Subordinate Balance has not been reduced to zero and (B) the SB Component Mortgage Loan in which the SB Subordinate Balance has not been reduced to zero) and with respect to Net Aggregate Prepayment Interest Shortfalls allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC II Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates and Class A-2 Certificates up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Net Aggregate Prepayment Interest Shortfalls incurred in connection with the Wellbridge Whole Loan will be effectively allocated to reduce the amount of interest otherwise distributable to the holders of the Class WB Certificates prior to being allocated to the holders of the REMIC II Certificates. Net Aggregate Prepayment Interest Shortfalls allocated to the Class WB Certificates will be allocated in reverse sequential order up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Class WB Accrued Certificate Interest in respect of such Class of Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay. Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates and Class A-2 Certificates, until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates and Class A-2 Certificates may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class B and Class C Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates -- Interest Reserve Account"),
(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, yield maintenance period ("YMP"), if any, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 11th day of each month, commencing in May 2003 and
(xii) the Offered Certificates are settled on April [   ], 2003 (the "Settlement
Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class B and Class C Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
April 11, 2004...................................
April 11, 2005...................................
April 11, 2006...................................
April 11, 2007...................................
April 11, 2008...................................
April 11, 2009...................................
April 11, 2010...................................
April 11, 2011...................................
April 11, 2012...................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
April 11, 2004...................................
April 11, 2005...................................
April 11, 2006...................................
April 11, 2007...................................
April 11, 2008...................................
April 11, 2009...................................
April 11, 2010...................................
April 11, 2011...................................
April 11, 2012...................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
April 11, 2004...................................
April 11, 2005...................................
April 11, 2006...................................
April 11, 2007...................................
April 11, 2008...................................
April 11, 2009...................................
April 11, 2010...................................
April 11, 2011...................................
April 11, 2012...................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
April 11, 2004...................................
April 11, 2005...................................
April 11, 2006...................................
April 11, 2007...................................
April 11, 2008...................................
April 11, 2009...................................
April 11, 2010...................................
April 11, 2011...................................
April 11, 2012...................................
Weighted Average Life (years)....................

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the "Component Mortgage Loan REMIC," "REMIC I" and "REMIC II" respectively. The assets of the Component Mortgage Loan REMIC will generally include the ES Component Mortgage Loan and the SB Component Mortgage Loan, any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and any REO Accounts. The ES Senior Component, the SB Senior Component, each Class of Class ES Certificates and each Class of Class SB Certificates will represent "regular interests" in such REMIC. The assets of REMIC I will generally include the Mortgage Loans (the Senior Components in the case of the ES Component Mortgage Loan and the SB Component Mortgage Loan), any REO Properties acquired on behalf of the Certificateholders (other than with respect to the ES Component Mortgage Loan and the SB Component Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class R-II Certificates represent the sole class of "residual interest" in the REMIC II and (iii) the Class R-I Certificates represent the sole class of "residual interests" in each of REMIC I and the Component Mortgage Loan REMIC. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I, REMIC II and the Component Mortgage Loan REMIC will qualify as a REMIC under the Code.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of the Component Mortgage Loan REMIC, REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. One or more of the Classes of Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC II Certificates -- Original Issue Discount" and "-- Premium" in the accompanying prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates the Prepayment Assumption will be 0% CPR. See "Yield and Maturity Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage

Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property. As of the Cut-off Date, 28.8% and 1.3%, of the Initial Pool Balance represented Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC II Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC II Certificates and the IRS; holders of REMIC II Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "-- Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the REMIC II Certificate information reports will include a statement of the adjusted issue price of the REMIC II Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, to Deutsche Bank Securities Inc., Final Authorization Number 97-03E, to Goldman, Sachs & Co. PTE 89-88, and to Morgan Stanley & Co. Incorporated, PTE 90-24, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's Investors Service, Inc. ("Moody's") or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter; the "Restricted Group" consists of any Exemption-Favored Party, the Trustee, the Fiscal Agent, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of an Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of America Securities LLC ("Banc of America"), Deutsche Bank Securities Inc. ("Deutsche Bank"), Goldman, Sachs & Co. ("Goldman Sachs") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America, Deutsche Bank, Goldman Sachs and Morgan Stanley and each of Banc of America, Deutsche Bank, Goldman Sachs and Morgan Stanley has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.

CLASS                       BANC OF AMERICA   DEUTSCHE BANK   GOLDMAN SACHS   MORGAN STANLEY
-----                       ---------------   -------------   -------------   --------------
Class A-1.................   $                $               $               $
Class A-2.................   $                $               $               $
Class B...................   $                $               $               $
Class C...................   $                $               $               $

     With respect to the Offered Certificates, Banc of America Securities is acting as sole lead manager and bookrunner. Deutsche Bank, Goldman Sachs and Morgan Stanley are each acting as a co-manager, and Banc of America Securities LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement.

     Banc of America Securities is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately [____]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Liquidity for Certificates May Be Limited and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by the Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch Ratings ("Fitch") and Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. ("S&P"; and, together with Fitch, the "Rating Agencies"):

CLASS                                                           FITCH    S&P
-----                                                           -----    ---
Class A-1...................................................    AAA      AAA
Class A-2...................................................    AAA      AAA
Class B.....................................................    AA       AA
Class C.....................................................    AA-      AA-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in September 2036 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, or (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                     PAGE
                                     ----
30/360 Basis...................          S-60
1020 Holcombe Boulevard Loan...          S-81
1020 Holcombe Boulevard
  Borrower.....................          S-81
1020 Holcombe Boulevard Lockout
  Period.......................          S-81
Accrued Certificate Interest...         S-146
ACMs...........................          S-97
Actual/360 Basis...............          S-59
Actual/360 Mortgage Loans......          S-59
Additional Trust Fund
  Expenses.....................         S-152
Administrative Fee Rate........           A-1
Administrative Fees............         S-161
Advances.......................         S-118
Annual Debt Service............           A-1
Annualized Most Recent.........           A-3
Appraisal Reduction Amount.....         S-154
Appraisal Trigger Event........         S-154
Appraisal Value................           A-1
Approval Provisions............         S-111
Ashby Crossing Apartments
  Borrower.....................          S-94
Ashby Crossing Apartments
  Borrower Principal...........          S-94
Ashby Crossing Apartments
  Loan.........................          S-94
Ashby Crossing Apartments
  Lockout Period...............          S-94
Asset Status Report............         S-108
Assumed Monthly Payment........         S-148
Available Distribution
  Amount.......................         S-142
Balloon........................           A-1
Balloon Loan...................          S-60
Balloon Payment................          S-60
Balloon Payment Interest
  Shortfall....................         S-116
Banc of America................         S-172
Bank of America................          S-58
Base Interest Fraction.........         S-149
BOA Originated Mortgage
  Loans........................          S-58
BOA-CIGNA Mortgage Loan........          S-58
BOA-CMSG.......................         S-113
BOA-Bridger Mortgage Loans.....          S-58
Bridger........................          S-58
Cash Flow......................           A-1
Cash Trap Event................          S-91
CBA B Note.....................          S-64
CBA B Noteholder...............          S-64
CBA Intercreditor Agreement....          S-64
CBA Mortgage Loans.............          S-64
CBA Mortgaged Property.........          S-64

                                     PAGE
                                     ----
CBA Whole Loan.................          S-64
Certificate Balance............         S-127
Certificate Owner..............         S-126
Certificate Registrar..........         S-127
CIGNA..........................          S-58
Class..........................         S-126
Class A Certificates...........         S-126
Class ES Certificates..........         S-126
Class SB Certificates..........         S-126
Class WB Accrued Certificate
  Interest.....................         S-141
Class WB Available Distribution
  Amount.......................         S-140
Class WB Certificates..........         S-126
Class WB Distributable
  Certificate Interest.........         S-141
Class WB Principal Distribution
  Amount.......................         S-141
Class WB Principal
  Entitlement..................         S-141
Class X Certificates...........         S-126
Class XC Strip Rates...........         S-131
Class XP-1 Strip Rates.........         S-130
Class XP-2 Strip Rates.........         S-130
CMSA NOI Adjustment Worksheet..         S-158
CMSA Operating Statement
  Analysis Report..............         S-158
Code...........................         S-102
Collateral Substitution
  Deposit......................          S-61
Collection Period..............   S-10, S-133
Commercial Loan................          S-59
Commercial Mortgaged
  Property.....................          S-59
Compensating Interest
  Payment......................         S-115
Component Mortgage Loan REMIC..   S-22, S-168
Consulting Engineer............          S-78
Controlling Class..............         S-109
Controlling Class
  Certificateholder............         S-109
Controlling Holder.............         S-111
Corrected Mortgage Loan........         S-108
Cross-Collateralized Mortgage
  Loans........................          S-59
Cut-off Date...................      S-9,S-58
Cut-off Date Balance...........          S-58
Cut-off Date Loan-to-Value
  Ratio........................           A-2
Cut-off Date LTV...............           A-2
Cut-off Date LTV Ratio.........           A-2
Default Charges................         S-117
Default Interest...............         S-117
Defaulted Mortgage Loan........         S-122

                                     PAGE
                                     ----
DEFEASANCE.....................           A-2
Defeasance Lock-Out Period.....          S-61
Defeasance Option..............          S-61
Definitive Certificate.........         S-127
Delivery Date..................    S-9, S-126
Depositor......................           S-9
Determination Date.............   S-10, S-133
Deutsche Bank..................         S-172
Directing Certificateholder....         S-109
Discount Rate..................           A-2
Distributable Certificate
  Interest.....................         S-146
Distribution Date..............   S-10, S-133
Distribution Date Statement....         S-156
DTC............................         S-126
Due Date.......................          S-59
Emerald Existing Interest
  Holder.......................          S-73
Emerald Morgan Entity..........          S-73
Emerald Qualifying
  Transferee...................          S-73
Emerald Square Assumption......          S-72
Emerald Square Borrower........          S-68
Emerald Square Default
  Interest.....................          S-75
Emerald Square Insurance
  Policies.....................          S-71
Emerald Square Loan............          S-68
Emerald Square Lockout
  Period.......................          S-69
Emerald Square Mortgaged
  Property.....................          S-68
Emerald Square Ownership
  Trigger......................          S-74
Emerald Square Release Date....          S-69
Emerald Square Restoration.....          S-71
Emerald Square Restricted
  Party........................          S-73
Emerald Square Transfer........          S-72
Emerald Square Yield
  Maintenance Charge...........          S-69
Emerald Traded Entity..........          S-73
Emergency Advance..............         S-118
ERISA..........................         S-170
ES Accrued Component
  Interest.....................         S-136
ES Component Distributable
  Interest.....................         S-136
ES Component Mortgage Loan.....    S-63, S-68
ES Component Principal
  Entitlement..................         S-129
ES Control Appraisal Period....         S-110
ES Controlling Class...........         S-109
ES Controlling Class Holder....         S-110
ES Controlling Holder..........         S-110
ES Principal Distribution
  Amount.......................         S-136
ES Senior Balance..............         S-129
ES Senior Component............          S-63
ES Senior Component Principal
  Distribution Amount..........         S-134
ES Subordinate Balance.........         S-129

                                     PAGE
                                     ----
ES Subordinate Components......          S-63
Excluded Plan..................         S-171
Exemption......................         S-170
Exemption-Favored Party........         S-170
Expenses.......................           A-1
Fiscal Agent...................           S-9
Fitch..........................         S-173
Form 8-K.......................         S-106
Full Year......................           A-3
Full Year Cash Flow............           A-2
Full Year End Date.............           A-2
Full Year Expenses.............           A-2
Full Year Revenues.............           A-2
Fully Amortizing...............           A-2
GAAP...........................           A-2
GG&A...........................          S-87
Goldman Sachs..................         S-172
Harwood........................          S-89
Huntington Oaks Borrower.......          S-92
Huntington Oaks Borrower
  Principal....................          S-92
Huntington Oaks Loan...........          S-92
Huntington Oaks Lockout
  Period.......................          S-92
Initial Certificate Balance....         S-166
Initial Pool Balance...........          S-58
Intercreditor Agreement........          S-66
Interest Reserve Account.......         S-152
International Center IV Loan...          S-88
International Center
  Borrower.....................          S-88
International Center Lockout
  Period.......................          S-88
Lakewood City Commons
  Borrower.....................          S-83
Lakewood City Commons Borrower
  Principal....................          S-83
Lakewood City Commons Loan.....          S-83
Lakewood City Commons Lockout
  Period.......................          S-83
Lakewood Seller................          S-83
Leasable Square Footage........           A-2
Liquidation Fee................         S-116
Liquidation Fee Rate...........         S-117
Loan Specific Controlling Class
  Holders......................         S-110
LOC Loans......................           A-2
Lock-out Period................          S-60
LOP............................         S-166
MAI............................          S-99
Major Tenants..................          S-96
Master Servicer................           S-9
Master Servicer Remittance
  Date.........................         S-152
Master Servicing Fee...........         S-115

                                     PAGE
                                     ----
Master Servicing Fee Rate......         S-115
Maturity.......................           A-2
Maturity Assumptions...........         S-165
Maturity Date..................           A-2
Maturity Date Balance..........           A-2
Maturity Date Loan-to-Value
  Ratio........................           A-3
Maturity Date LTV..............           A-3
Midland........................         S-114
Mc/Montour Associates..........          S-90
Modified Mortgage Loan.........         S-156
Monthly Payments...............          S-59
Montour Church Place
  Borrower.....................          S-90
Montour Church Place Lockout
  Period.......................          S-90
Montour Church Plan Loan.......          S-90
Montour Place..................          S-90
Moody's........................         S-170
Morgan Stanley.................         S-172
Mortgage.......................          S-58
Mortgage Loan Purchase and Sale
  Agreement....................         S-103
Mortgage Loan Schedule.........         S-103
Mortgage Loan Seller...........           S-9
Mortgage Loans.................          S-58
Mortgage Note..................          S-58
Mortgage Pool..................          S-58
Mortgage Rate..................          S-59
Mortgaged Property.............          S-58
Most Recent Cash Flow..........           A-3
Most Recent DSCR...............           A-3
Most Recent End Date...........           A-3
Most Recent Expenses...........           A-3
Most Recent Revenues...........           A-3
Most Recent Statement Type.....           A-3
MRA............................          S-93
Multifamily Loan...............          S-59
Multifamily Mortgaged
  Property.....................          S-58
Net Aggregate Prepayment
  Interest Shortfall...........         S-147
Net Mortgage Rate..............         S-132
Net Rentable Area (SF).........           A-2
Nonrecoverable Advances........         S-153
Nonrecoverable P&I Advance.....         S-153
Nonrecoverable Servicing
  Advance......................         S-118
Non-Partitioned Mortgage
  Loans........................          S-67
Non-Specially Serviced Mortgage
  Loan.........................         S-119
Notional Amount................         S-128

                                     PAGE
                                     ----
NPV (BEY)......................           A-3
Occupancy%.....................           A-3
Occupancy Percent..............           A-3
Offered Certificates...........         S-126
OPEN...........................           A-3
Open Period....................          S-60
Operating Advisor..............         S-110
Operating Agreement............          S-74
Option Price...................         S-122
Other Notes....................          S-67
Other Noteholders..............          S-67
P&I Advance....................         S-152
Pads...........................           A-4
Participants...................         S-127
Party in Interest..............         S-171
Payment After Determination
  Date Report..................         S-156
Periodic Treasury Yield........           A-4
Permitted Encumbrances.........         S-104
Permitted Investments..........         S-115
Plan...........................         S-170
Plan Assets....................         S-170
PML............................         S-100
Pooling Agreement..............         S-126
Prepayment Interest Excess.....         S-115
Prepayment Interest
  Shortfall....................         S-115
Prepayment Premium.............          S-60
Prepayment Premium Period......          S-60
Principal Distribution
  Amount.......................         S-148
Private Certificates...........         S-126
PTE............................         S-170
Purchase Option................         S-122
Purchase Price.................         S-102
Qualified Substitute Mortgage
  Loan.........................         S-102
Rated Final Distribution
  Date.........................         S-174
Rating Agencies................         S-173
Realized Losses................         S-151
Reimbursement Rate.............         S-153
Record Date....................    S-9, S-133
Related Loans..................           A-4
Related Proceeds...............         S-118
Release Date...................          S-61
REMIC..........................         S-168
REMIC Administrator............         S-161
REMIC I........................         S-168
REMIC II.......................  S-126, S-168
REMIC II Certificates..........         S-125
REMIC Residual Certificates....         S-126
REO Extension..................         S-123

                                     PAGE
                                     ----
REO Loan.......................         S-151
REO Property...................         S-107
REO Tax........................         S-169
Replacement Guaranty...........          S-75
Required Appraisal Loan........         S-154
Restoration Consultant.........          S-71
Restricted Group...............         S-170
Revenues.......................           A-1
Rogue Valley Mall Borrower.....          S-86
Rogue Valley Mall Loan.........          S-86
S&P............................         S-173
SB Accrued Component
  Interest.....................         S-138
SB Component Distributable
  Interest.....................         S-138
SB Component Mortgage Loan.....    S-63, S-76
SB Component Principal
  Entitlement..................         S-139
SB Control Appraisal Period....         S-110
SB Controlling Class...........         S-109
SB Controlling Class Holder....         S-110
SB Controlling Holder..........         S-110
SB Principal Distribution
  Amount.......................         S-139
SB Senior Balance..............         S-129
SB Senior Component............          S-63
SB Senior Component Principal
  Distribution Amount..........         S-137
SB Subordinate Balance.........         S-129
SB Subordinate Components......          S-63
Senior Certificates............         S-126
Sequential Pay Certificates....         S-126
Servicing Advances.............         S-118
Servicing Standard.............         S-106
Servicing Transfer Event.......         S-107
Settlement Date................         S-166
Similar Law....................         S-172
Sotheby's Assumption...........          S-79
Sotheby's Borrower.............          S-76
Sotheby's Debt Service Reserve
  Account......................          S-80
Sotheby's Default Interest.....          S-81
Sotheby's Escrow Trigger
  Event........................          S-80
Sotheby's Insurance Policies...          S-78
Sotheby's Loan.................          S-75
Sotheby's Lockout Period.......          S-76
Sotheby's Mortgaged Property...          S-75
Sotheby's Restoration..........          S-78
Sotheby's Restricted Party.....          S-80
Sotheby's Tenant...............          S-77
Sotheby's Transfer.............          S-79
Special Actions................         S-111

                                     PAGE
                                     ----
Special Servicer...............           S-9
Special Servicing Fee..........         S-116
Special Servicing Fee Rate.....         S-116
Specially Serviced Mortgage
  Loan.........................         S-107
SPE Requirements...............          S-73
SPG............................          S-70
Startup Day....................         S-168
Stated Principal Balance.......         S-133
Subordinate Certificates.......         S-143
Substitution Shortfall
  Amount.......................         S-102
Sub-Servicer...................         S-114
Sub-Servicing Agreement........         S-114
Sub-Servicing Fee Rate.........           A-1
TEC............................          S-85
TILC Guaranty..................          S-74
Trailing 12....................           A-3
Trigger Event..................          S-82
Trust..........................         S-126
Trust Fund.....................         S-126
Trustee........................           S-9
Trustee Fee....................         S-161
Underwriters...................         S-172
Underwriting Agreement.........         S-172
Underwriting Cash Flow.........           A-4
Underwriting Debt Service
  Coverage Ratio...............           A-4
Underwriting DSCR..............           A-4
Underwritten DSCR..............           A-4
Units..........................           A-4
UPB............................           A-4
USPAP..........................          S-99
UST............................          S-98
U/W Cash Flow..................           A-4
U/W DSCR.......................           A-4
U/W Expenses...................           A-4
U/W Replacement Reserves.......           A-5
U/W Replacement Reserves Per
  Unit.........................           A-5
U/W Revenues...................           A-4
Venice Crossroads Borrower.....          S-84
Venice Crossroads Borrower
  Principal....................          S-85
Venice Crossroads Loan.........          S-84
Venice Crossroads Lockout
  Period.......................          S-85
Voting Rights..................         S-160
WB Controlling Class...........         S-109
WB Controlling Class Holder....         S-110
Weighted Average Net Mortgage
  Rate.........................         S-132

                                     PAGE
                                     ----
Wellbridge Control Appraisal
  Period.......................         S-110
Wellbridge Controlling
  Holder.......................         S-110
Wellbridge Intercreditor
  Agreement....................          S-66
Wellbridge Mortgage Loan.......          S-65
Wellbridge Mortgaged
  Property.....................          S-65
Wellbridge Senior Note A-1.....          S-65
Wellbridge Note B..............          S-65
Wellbridge Note B Loan.........          S-65
Wellbridge Senior Companion
  Note A-2.....................          S-65
Wellbridge Senior Companion
  Note A-3.....................          S-65

                                     PAGE
                                     ----
Wellbridge Senior Companion
  Notes........................          S-65
Wellbridge Senior Notes........          S-65
Wellbridge Purchase Option
  Holder.......................          S-67
Wellbridge Repurchase Price....          S-67
Wellbridge Whole Loan..........          S-65
Whole Loans....................          S-65
Withheld Amount................         S-152
Workout Fee....................         S-116
Workout Fee Rate...............         S-116
YM.............................           A-5
YMP............................         S-166

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. Additionally, with respect to the ES Component Mortgage Loan, unless otherwise noted, all references to the principal balance of the ES Component Mortgage Loan and related information (including Cut-off Date Balances, debt service coverage and loan-to-value ratios) are references to the ES Senior Component only and with respect to the SB Component Mortgage Loan, unless otherwise noted, all references to the principal balance of the SB Component Mortgage Loan and related information (including Cut-off Date Balances, debt service coverage and loan-to-value ratios) are references to the SB Senior Component only. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loans.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; and (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor.

          In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

           6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property; provided that with respect to the LOC Loans (as defined herein) the Cut-off Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan.

           7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

           8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

           9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          10. "Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

          12. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

          13. "LOC Loans" means Mortgage Loan Nos. 55842 and 55798 representing 0.6% and 1.1%, respectively, of the Initial Pool Balance.

          14. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date.

          15. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity assuming no prepayments, defaults or extensions. With respect to the Wellbridge Whole Loan, the Emerald Square Loan and the Sotheby's Loan, the Maturity Date Balance of each such loan was calculated based upon the Wellbridge Schedule, the ES Schedule and the SB Schedule, respectively.

          16. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property; provided that with respect to the LOC Loans (as defined herein) the Maturity Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan.

          17. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

          18. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          19. "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

          20. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

             (i) "Full Year" means certain financial information regarding the Mortgaged Properties presented as of the fiscal year ending December 31, 2002.

             (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

             (iii) "Trailing 12" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent End Date.

          21. "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under this note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate equal to the Periodic Treasury Yield, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan.

          22. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          23. "OPEN" means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          24. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

          25. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          26. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          27. "Units" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); and (ii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

          28. "U/W DSCR", "Underwriting DSCR", "Underwritten DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to the Wellbridge Mortgage Loan, had the Underwriting DSCR been calculated based only on the loan payments due under the master lease for the Wellbridge Mortgage Loan, the Underwriting DSCR would be 3.69x.

          29. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect of any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated
        (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

          Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          30. "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          31. "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet or Pads, as applicable.

          32. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                               ALL MORTGAGE LOANS

                                     APR-03       APR-04       APR-05       APR-06       APR-07       APR-08       APR-09
Locked Out......................      100.00%      100.00%      100.00%      99.26%       98.33%       99.14%       97.51%
Yield Maintenance...............        0.00%        0.00%        0.00%       0.34%        0.84%        0.86%        0.87%
Open............................        0.00%        0.00%        0.00%       0.41%        0.83%        0.00%        1.62%
                                   ---------    ---------    ---------     -------      -------      -------      -------
Total...........................      100.00%      100.00%      100.00%     100.00%      100.00%      100.00%      100.00%
                                   =========    =========    =========     =======      =======      =======      =======
Total Beginning Balance as of
  the Cut-off Date (in
  millions).....................   $1,032.77    $1,023.17    $1,009.98     $995.75      $980.52      $928.39      $901.66
                                   ---------    ---------    ---------     -------      -------      -------      -------
Percent of Initial Balance......      100.00%       99.07%       97.79%      96.42%       94.94%       89.89%       87.31%

                                    APR-10       APR-11       APR-12       APR-13
Locked Out......................     99.03%       95.69%       89.30%      100.00%
Yield Maintenance...............      0.97%        0.99%        0.62%        0.00%
Open............................      0.00%        3.31%       10.08%        0.00%
                                   -------      -------      -------       ------
Total...........................    100.00%      100.00%      100.00%      100.00%
                                   =======      =======      =======       ======
Total Beginning Balance as of
  the Cut-off Date (in
  millions).....................   $787.79      $742.02      $681.36       $12.36
                                   -------      -------      -------       ------
Percent of Initial Balance......     76.28%       71.85%       65.97%        1.20%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans.

                                PROPERTY TYPE(1)

                                                         % OF         WEIGHTED                      WEIGHTED
                       NUMBER OF      AGGREGATE        INITIAL        AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                       MORTGAGED     CUT-OFF DATE        POOL       UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES      BALANCE         BALANCE          DSCR           DSCR        LTV RATIO      LTV RATIO
    -------------      ----------   --------------   ------------   ------------   ------------   ------------   ------------
Retail...............      41       $  398,750,050       38.6%         1.71x       1.20x/2.68x       67.8%       48.1%/82.1%
  Anchored...........      31          362,510,851       35.1          1.75x       1.20x/2.68x       67.2%       48.1%/82.1%
  Shadow Anchored....       8           27,748,886        2.7          1.30x       1.25x/1.36x       75.2%       70.7%/79.5%
  Unanchored.........       2            8,490,313        0.8          1.39x       1.30x/1.48x       67.1%       62.8%/71.1%
Multifamily..........      42          297,493,146       28.8          1.43x       1.20x/2.02x       76.1%       57.1%/80.0%
Office...............      12          228,823,101       22.2          1.70x       1.26x/2.47x       61.9%       50.1%/79.8%
Industrial...........       5           47,893,491        4.6          1.65x       1.42x/1.84x       65.4%       59.4%/74.6%
Other................      15           25,500,000        2.5          4.11x       4.11x/4.11x       33.0%       33.0%/33.0%
Self-Storage.........       6           20,883,548        2.0          1.52x       1.33x/1.66x       66.4%       55.4%/73.2%
Manufactured
  Housing............       6           13,422,780        1.3          1.41x       1.30x/1.55x       76.8%       74.8%/79.8%
                          ---       --------------      -----
Total/Wtd Avg........     127       $1,032,766,116      100.0%         1.68x       1.20x/4.11x       68.0%       33.0%/82.1%
                          ===       ==============      =====

                       WEIGHTED
                       AVERAGE
                       MORTGAGE
    PROPERTY TYPE        RATE
    -------------      --------
Retail...............   6.407%
  Anchored...........   6.320%
  Shadow Anchored....   7.422%
  Unanchored.........   6.818%
Multifamily..........   5.910%
Office...............   5.952%
Industrial...........   5.979%
Other................   7.527%
Self-Storage.........   5.987%
Manufactured
  Housing............   5.875%
Total/Wtd Avg........   6.155%

---------------

(1) For Mortgage Loans secured by multiple properties other than the Wellbridge Mortgage Loan, the Cut-off Date Balance is allocated based on the individual property's appraised value as a percentage of the total appraised value of the related Mortgage Loan. The Wellbridge Mortgage Loan's Cut-off Date Balance is allocated based on the individual property's underwritten net cash flow as a percentage of the aggregate underwritten net cash flow.

                             CUT-OFF DATE BALANCES

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          BALANCES               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
$1,192,688 --   $1,999,999...      18      $   28,208,095      2.7%       1.39x          73.0%       6.490%
$2,000,000 --   $2,999,999...      18          45,013,419      4.4        1.37x          74.7%       6.197%
$3,000,000 --   $3,999,999...      13          44,639,945      4.3        1.38x          75.6%       6.217%
$4,000,000 --   $4,999,999...      13          56,754,366      5.5        1.38x          72.4%       6.498%
$5,000,000 --   $7,499,999...      17         107,780,903     10.4        1.51x          72.4%       6.220%
$7,500,000 --   $9,999,999...       7          60,172,797      5.8        1.39x          73.3%       6.449%
$10,000,000 --  $14,999,999...      9         113,823,298     11.0        1.47x          72.7%       5.956%
$15,000,000 --  $19,999,999...      4          71,093,180      6.9        1.51x          76.7%       5.996%
$20,000,000 --  $29,999,999...      8         204,386,340     19.8        1.74x          67.8%       6.941%
$30,000,000 -- $103,950,000...      5         300,893,773     29.1        2.05x          58.2%       5.542%
                                  ---      --------------    -----
Total/Wtd Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                     % OF         WEIGHTED       WEIGHTED     WEIGHTED
                                   NUMBER OF      AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
                                   MORTGAGED     CUT-OFF DATE        POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
PROPERTY LOCATION                  PROPERTIES      BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-----------------                  ----------   --------------   ------------   ------------   ------------   --------
New York.........................       4       $  129,843,261       12.6%          1.92x          55.5%       5.529%
California.......................      19          122,371,779       11.8           1.42x          70.7%       6.317%
Texas............................      13          120,434,653       11.7           1.34x          72.9%       6.697%
Massachusetts....................       3          120,254,549       11.6           2.54x          50.9%       5.073%
Florida..........................      12           73,101,759        7.1           1.46x          75.2%       6.128%
Pennsylvania.....................       2           47,259,104        4.6           1.40x          77.0%       6.633%
Oregon...........................       3           35,325,469        3.4           1.60x          68.0%       7.354%
Colorado.........................       1           32,784,785        3.2           1.23x          79.9%       7.145%
Virginia.........................       2           29,024,786        2.8           1.45x          79.2%       5.838%
North Carolina...................      10           28,910,482        2.8           1.41x          70.7%       6.532%
Michigan.........................       4           26,368,758        2.6           1.53x          69.0%       6.320%
Ohio.............................       2           22,984,628        2.2           1.92x          68.7%       4.967%
Arizona..........................       5           22,854,130        2.2           1.34x          74.6%       6.688%
Georgia..........................       4           22,736,705        2.2           1.67x          70.3%       6.189%
Louisiana........................       2           21,167,749        2.0           1.37x          79.2%       6.362%
New Mexico.......................       6           19,432,894        1.9           2.04x          70.4%       6.035%
Minnesota........................       9           18,190,524        1.8           4.11x          33.0%       7.527%
Kentucky.........................       1           17,120,000        1.7           1.27x          80.0%       6.200%
Tennessee........................       3           16,940,438        1.6           1.28x          79.6%       6.647%
South Carolina...................       2           13,397,202        1.3           1.22x          81.1%       6.571%
Missouri.........................       1           13,360,000        1.3           1.30x          80.0%       6.200%
Wisconsin........................       3           12,490,296        1.2           1.82x          64.8%       5.573%
New Jersey.......................       3           10,822,762        1.0           1.37x          75.7%       6.479%
Mississippi......................       3            8,723,135        0.8           1.33x          79.3%       6.402%
Illinois.........................       2            8,638,669        0.8           1.42x          79.3%       5.726%
New Hampshire....................       1            7,938,496        0.8           1.33x          73.5%       6.550%
Rhode Island.....................       1            6,688,346        0.6           1.26x          79.6%       6.887%
Kansas...........................       1            6,584,245        0.6           1.58x          72.4%       5.400%
Washington.......................       1            5,482,690        0.5           1.59x          57.1%       5.750%
Maryland.........................       1            4,410,223        0.4           1.30x          71.1%       6.880%
Iowa.............................       2            4,304,700        0.4           1.49x          69.0%       5.986%
Utah.............................       1            2,818,899        0.3           1.35x          75.2%       5.900%
                                      ---       --------------      -----
Total Wtd/Avg....................     127       $1,032,766,116      100.0%          1.68x          68.0%       6.155%
                                      ===       ==============      =====

---------------

(1) States or counties in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated based on the property's appraised value as a percentage of the total appraised value of the related Mortgage Loan. The Wellbridge Loan's Cut-off Date Balance is allocated based on each individual property's underwritten net cash flow as a percentage of the aggregate underwritten net cash flow.

[]  The Mortgage Properties are located throughout 32 states.

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


  SE-     LOAN                                                                                                               ZIP
QUENCE   NUMBER  PROPERTY NAME                   PROPERTY ADDRESS                     COUNTY         CITY           STATE    CODE
------   ------  -------------                   ----------------                     ------         ----           -----    ----
   1     56955   Ashby Crossing Apartments       1191 Devon Lane                      Rockingham     Harrisonburg    VA     22801
   2     56474   NYU 2nd Street Apartments       321 Bowery (a/k/a 1-19 East 2nd
                                                 Street)                              New York       New York        NY     10003
   3     53370   CLK2 - St. Germaine Apartments  2201 Manhattan Boulevard             Jefferson
                                                                                      Parish         Harvey          LA     70058
   4     57084   Sugar Run Apartments            5501 New Albany Road East            Franklin       New Albany      OH     43054
   5     53352   CLK2 - Cypress Pointe
                 Apartments                      425 S. Hubbards Lane                 Jefferson      Louisville      KY     40207
   6     56156   Arbour Apartments               11600 Mackay Boulevard               Orange         Orlando         FL     32826
   7     56880   Chatham Landing Apartments      2550 N. Alafaya Trail                Orange         Orlando         FL     32826
   8     53371   CLK2 - River Chase Apartments   2280 Keevan Lane                     St. Louis      Florissant      MO     63031
   9     56961   Island Pointe Apartments        1000 Broward Road                    Duval          Jacksonville    FL     32218
  10     55798   CLK - The Courts at Waterford
                 Apartments                      6220 Shallowford Road                Hamilton       Chattanooga     TN     37421
  11     56965   Regal Springs Apartments        13030 Audelia Road                   Dallas         Dallas          TX     75243
  12     56574   Coopers Mill Apartments         15603 Gulf Freeway                   Harris         Houston         TX     77598
  13      4198   The Ponds Apartments,
                 Bloomington                     2101-2303 General Electric Road      McLean         Bloomington     IL     61701
  14     56888   Alvarado Apartments             611 Lead Avenue SW                   Bernalillo     Albuquerque     NM     87102
  15     56755   Parkway Commons Apartments      3601 Clinton Parkway                 Douglas        Lawrence        KS     66047
  16     55842   CLK - Sedgefield Apartments     1300 Valparaiso Drive                Florence       Florence        SC     29501
  17     56889   Dorado Heights Apartments       11800 Montgomery Boulevard NE        Bernalillo     Albuquerque     NM     87111
  18     56656   Terrace Apartments              13705 56th Avenue S.                 King           Tukwila         WA     98168
  19      4824   Marvin Apartments (Fuller)      1708 N. Fuller                       Los Angeles    Hollywood       CA     90046
  20      4732   Marvin Apartments (Camino
                 Palmero)                        1710 Camino Palmero                  Los Angeles    Hollywood       CA     90046

                 SUB-TOTAL CROSSED LOANS

  21     56918   Southbrook - Otsego Villas
                 Apartments                      11109 Otsego Street                  Los Angeles    North           CA     91601
  22     56794   Highland Ridge Apartments       2976 & 2984 Chapel Valley Road                      Hollywood
                                                 and 3001 & 3005 Triverton
                                                 Pike Drive                           Dane           Fitchburg       WI     53711
  23     56360   The Villas Apartments           6156 South Loop East                 Harris         Houston         TX     77087
  24     56869   Brookside Manor Apartments      3404 Magenta Way                     Hillsborough   Brandon         FL     33511
  25      4723   Steeplechase Apartments
                 Phase II                        1140 Steeplechase Circle             Lucas          Toledo          OH     43615
  26      3637   Pines on the Bay                2335 Atkinson Road                   Harrison       Biloxi          MS     39531
  27      3525   Windsor Manor Apartments        235 SE 165th Avenue                  Multnomah      Gresham         OR     97233
  28     57007   Kearney Court Apartments        2250 NW Kearney Street               Multnomah      Portland        OR     97210
  29     52748   Garden Club Apartments          3650 Tallyho Drive                   Sacramento     Sacramento      CA     95826
  30     52998   Collegiate Courtyard            1000 Bitting Street                  Guilford       Greensboro      NC     27403
  31      3636   The Oaks, Gulfport              2720 Palmer Drive                    Harrison       Gulfport        MS     39507
  32     56916   Southbrook - Woodley
                 Apartments                      6525-6535 Woodley Avenue             Los Angeles    Van Nuys        CA     91406
  33     56917   Southbrook - Woodley Villas
                 Apartments                      6648-6650 Woodley Avenue             Los Angeles    Van Nuys        CA     91406
  34     56774   Prairie Oaks Senior Housing     325 Prairie Way Boulevard            Dane           Verona          WI     53593
  35     56775   The Woodlands Senior Housing    3460 Starlite Drive                  Dubuque        Dubuque         IA     52003
  36     56915   Southbrook - Roscoe-Noble
                 Apartments                      15126-15132 Roscoe Boulevard         Los Angeles    Van Nuys        CA     91402
  37      3341   The Pines Apartments            5026 Watkins Drive                   Hinds          Jackson         MS     39206
  38     56914   Southbrook - Roscoe-Kester
                 Apartments                      14905 Roscoe Boulevard               Los Angeles    Van Nuys        CA     91402
  39     56913   Southbrook - Greenwood
                 Apartments                      14351 Haynes Street                  Los Angeles    Van Nuys        CA     91401
  40      4176   Crystal Commons Townhomes       10 - 72 Crystal Commons Drive        Monroe         Gates           NY     14624
  41     56778   Southbrook - Eastwood
                 Apartments                      14339 Haynes Street                  Los Angeles    Van Nuys        CA     91401
  42      5464   Kurt Drive Apartments           1408 Kurt Drive                      McLean         Bloomington     IL     61701
  43     56967   Emerald Square Mall             999 S. Washington Street             Bristol        N. Attleboro    MA     02760
  44     55959   Lakewood City Commons           7740-7986 W. Alameda Ave.,
                                                 355-489 S. Wadsworth Blvd.
                                                 and 7650 & 7660 W. Virginia Ave.     Jefferson      Lakewood        CO     80226
  45     56932   Venice Crossroads               8985 Venice Boulevard                Los Angeles    Los Angeles     CA     90034
  46     53893   Rogue Valley Mall               1600 North Riverside Avenue          Jackson        Medford         OR     97501
  47     55876   Montour Church Place at The     Summit Park Drive, 100-350
                 Pointe Shopping Center          McHolme Drive and 100-400
                                                 Davis Blvd.                          Allegheny      Pittsburgh      PA     15275
  48     56148   Huntington Oaks Shopping
                 Center                          500-650 West Huntington Drive        Los Angeles    Monrovia        CA     91016
  49     56676   Haynes Bridge Village
                 Shopping Center                 9925 Haynes Bridge Road              Fulton         Alpharetta      GA     30022
  50     56389   Govalle Shopping Center         2701 East 7th Street                 Travis         Austin          TX     78702
  51     56120   Cimarron Plaza Shopping Center  1400 Airport Freeway                 Tarrant        Bedford         TX     76022
  52     56541   Key Road Shopping Center        55-63 Key Road                       Cheshire       Keene           NH     03431
  53     51739   H-E-B Shopping Center           SEC US Highway 77 and Indian
                                                 Drive                                Ellis          Waxahachie      TX     75165
  54     52834   Marina Plaza Shopping Center    10118-10122 Bandley Drive            Santa Clara    Cupertino       CA     95014
  55     56878   Kohl's Department Store -
                 Columbia, SC                    10136-106 Two Notch Road             Richland       Columbia        SC     29229
  56     52857   Brown's Lane Plaza              1360 West Main Road (Route 114)      Newport        Middletown      RI     02842
  57     55079   Pueblo Point Shopping Center    13823-13835 North Tatum
                                                 Boulevard                            Maricopa       Phoenix         AZ     85032
  58     56739   Fox River Commons Shopping
                 Center                          4705 - 4741 Grande Market Drive      Outagamie      Grand Chute     WI     54913
  59     56082   Charleston Center               3922 Middlefield Road                Santa Clara    Palo Alto       CA     94303
  60     51805   Josey Village Shopping Center   2909 Forest Lane                     Dallas         Dallas          TX     75234
  61     56063   Walgreens - Taylor, MI          20030 Ecorse Road                    Wayne          Taylor          MI     48180
  62     56193   Vista Ridge Shopping Center     2303 Ranch Road 620 South            Travis         Lakeway         TX     78734
  63     53139   Pinefield South Center          2056-2112 Crain Highway              Charles        Waldorf         MD     20601
  64     56670   Sav-on Drug - Corona            1300-1326 West 6th Street            Riverside      Corona          CA     92882
  65     56956   Walgreens - Roselle, NJ         120 E. First Avenue                  Union          Roselle         NJ     07203
  66     52969   Ruffin Village Shopping Center  9343-9363 Clairemont Mesa
                                                 Boulevard                            San Diego      San Diego       CA     92123
  67     53131   Jefferson Station               SE/c of US Highway 129 and
                                                 Elder Drive                          Jackson        Jefferson       GA     30549
  68     56553   Walgreens - Fenton              3270 W. Silver Lake Road             Genesee        Fenton          MI     48430
  69     56413   Etowah Crossing Shopping
                 Center                          104 - 194 Hicks Drive                Floyd          Rome            GA     30161
  70     56902   Walgreens - Clinton Highway,
                 Knoxville                       7320 Clinton Highway                 Knox           Knoxville       TN     37849


                                                                                   CUT-OFF         MATURITY
  SE-     LOAN                                       PROPERTY       ORIGINAL         DATE            DATE        LOAN      MORTGAG
QUENCE   NUMBER  PROPERTY NAME                         TYPE         BALANCE        BALANCE         BALANCE       TYPE        RATE
------   ------  -------------                       --------       --------       -------         --------      ----      -------

   1     56955   Ashby Crossing Apartments          Multifamily   $ 26,000,000   $ 25,940,900   $ 21,893,907    Balloon     5.700%
   2     56474   NYU 2nd Street Apartments          Multifamily     24,000,000     23,870,075     20,545,466    Balloon     6.250%
   3     53370   CLK2 - St. Germaine Apartments     Multifamily     19,280,000     19,280,000     17,567,841    Balloon     6.200%
   4     57084   Sugar Run Apartments               Multifamily     19,000,000     19,000,000     19,000,000    Interest
   5     53352   CLK2 - Cypress Pointe                                                                          Only        4.750%
                 Apartments                         Multifamily     17,120,000     17,120,000     15,599,660    Balloon     6.200%
   6     56156   Arbour Apartments                  Multifamily     15,755,000     15,693,180     14,614,718    Balloon     7.030%
   7     56880   Chatham Landing Apartments         Multifamily     14,500,000     14,500,000     12,259,973    Balloon     5.830%
   8     53371   CLK2 - River Chase Apartments      Multifamily     13,360,000     13,360,000     12,173,567    Balloon     6.200%
   9     56961   Island Pointe Apartments           Multifamily     12,400,000     12,386,035     11,415,211    Balloon     4.750%
  10     55798   CLK - The Courts at Waterford
                 Apartments                         Multifamily     11,220,000     11,220,000     10,354,157    Balloon     6.990%
  11     56965   Regal Springs Apartments           Multifamily      9,300,000      9,278,722      7,821,862    Balloon     5.660%
  12     56574   Coopers Mill Apartments            Multifamily      8,500,000      8,467,336      7,224,133    Balloon     6.000%
  13      4198   The Ponds Apartments,
                 Bloomington                        Multifamily      7,440,000      7,416,380      6,266,399    Balloon     5.704%
  14     56888   Alvarado Apartments                Multifamily      7,328,000      7,328,000      6,225,507    Balloon     5.600%
  15     56755   Parkway Commons Apartments         Multifamily      6,600,000      6,584,245      5,507,054    Balloon     5.400%
  16     55842   CLK - Sedgefield Apartments        Multifamily      6,545,000      6,545,000      5,723,472    Balloon     6.990%
  17     56889   Dorado Heights Apartments          Multifamily      5,936,000      5,936,000      5,042,932    Balloon     5.600%
  18     56656   Terrace Apartments                 Multifamily      5,500,000      5,482,690      4,638,809    Balloon     5.750%
  19      4824   Marvin Apartments (Fuller)         Multifamily      2,500,000      2,494,440      2,113,611    Balloon     5.834%
  20      4732   Marvin Apartments (Camino
                 Palmero)                           Multifamily      2,300,000      2,294,885      1,944,522    Balloon     5.834%
                                                                  ------------    ------------  ------------
                 SUB-TOTAL CROSSED LOANS                             4,800,000      4,789,325      4,058,133
  21     56918   Southbrook - Otsego Villas
                 Apartments                         Multifamily      4,546,035      4,535,004      4,216,950    Balloon     5.300%
  22     56794   Highland Ridge Apartments          Multifamily      4,536,900      4,521,248      3,769,415    Balloon     5.260%
  23     56360   The Villas Apartments              Multifamily      4,470,000      4,431,543      4,206,634    Balloon     7.260%
  24     56869   Brookside Manor Apartments         Multifamily      4,300,000      4,286,364      3,622,362    Balloon     5.710%
  25      4723   Steeplechase Apartments
                 Phase II                           Multifamily      4,000,000      3,984,628      3,563,013    Balloon     6.000%
  26      3637   Pines on the Bay                   Multifamily      3,680,000      3,667,259      3,172,396    Balloon     6.500%
  27      3525   Windsor Manor Apartments           Multifamily      3,600,000      3,596,617      3,016,547    Balloon     5.509%
  28     57007   Kearney Court Apartments           Multifamily      3,500,000      3,496,496      2,909,105    Balloon     5.250%
  29     52748   Garden Club Apartments             Multifamily      3,400,000      3,376,828      2,930,650    Balloon     6.500%
  30     52998   Collegiate Courtyard               Multifamily      3,330,000      3,311,973      2,850,684    Balloon     6.250%
  31      3636   The Oaks, Gulfport                 Multifamily      3,280,000      3,268,644      2,827,570    Balloon     6.500%
  32     56916   Southbrook - Woodley
                 Apartments                         Multifamily      2,766,000      2,759,288      2,565,771    Balloon     5.300%
  33     56917   Southbrook - Woodley Villas
                 Apartments                         Multifamily      2,729,154      2,722,532      2,531,592    Balloon     5.300%
  34     56774   Prairie Oaks Senior Housing        Multifamily      2,300,000      2,290,698      1,940,367    Balloon     5.750%
  35     56775   The Woodlands Senior Housing       Multifamily      2,285,000      2,275,759      1,927,713    Balloon     5.750%
  36     56915   Southbrook - Roscoe-Noble
                 Apartments                         Multifamily      2,025,186      2,020,272      1,878,584    Balloon     5.300%
  37      3341   The Pines Apartments               Multifamily      1,800,000      1,787,231      1,399,286    Balloon     6.022%
  38     56914   Southbrook - Roscoe-Kester
                 Apartments                         Multifamily      1,726,000      1,721,812      1,601,056    Balloon     5.300%
  39     56913   Southbrook - Greenwood
                 Apartments                         Multifamily      1,347,912      1,344,641      1,250,337    Balloon     5.300%
  40      4176   Crystal Commons Townhomes          Multifamily      1,350,000      1,340,390      1,048,694    Balloon     6.000%
  41     56778   Southbrook - Eastwood
                 Apartments                         Multifamily      1,336,986      1,333,742      1,240,202    Balloon     5.300%
  42      5464   Kurt Drive Apartments              Multifamily      1,225,000      1,222,289      1,036,557    Balloon     5.863%
  43     56967   Emerald Square Mall                  Retail       103,950,000    103,950,000     86,159,330    Balloon     4.990%
  44     55959   Lakewood City Commons                Retail        33,000,000     32,784,785     28,949,495    Balloon     7.145%
  45     56932   Venice Crossroads                    Retail        30,500,000     30,430,784     25,690,945    Balloon     5.710%
  46     53893   Rogue Valley Mall                    Retail        28,750,000     28,232,356     25,642,858    Balloon     7.850%
  47     55876   Montour Church Place at The
                 Pointe Shopping Center               Retail        27,000,000     26,835,479     23,588,535    Balloon     7.000%
  48     56148   Huntington Oaks Shopping
                 Center                               Retail        26,780,000     26,583,905     23,712,696    Balloon     7.510%
  49     56676   Haynes Bridge Village
                 Shopping Center                      Retail        10,571,000     10,519,950      8,989,862    Balloon     6.030%
  50     56389   Govalle Shopping Center              Retail         8,160,000      8,100,270      7,160,785    Balloon     7.170%
  51     56120   Cimarron Plaza Shopping Center       Retail         8,100,000      8,010,553      7,128,035    Balloon     7.300%
  52     56541   Key Road Shopping Center             Retail         8,000,000      7,938,496      6,329,178    Balloon     6.550%
  53     51739   H-E-B Shopping Center                Retail         7,500,000      7,451,146      6,580,282    Balloon     7.150%
  54     52834   Marina Plaza Shopping Center         Retail         7,000,000      6,968,978      6,024,425    Balloon     6.450%
  55     56878   Kohl's Department Store -
                 Columbia, SC                         Retail         6,900,000      6,852,202      5,390,282    Balloon     6.170%
  56     52857   Brown's Lane Plaza                   Retail         6,720,000      6,688,346      5,854,375    Balloon     6.887%
  57     55079   Pueblo Point Shopping Center         Retail         6,250,000      6,208,754      5,475,741    Balloon     7.095%
  58     56739   Fox River Commons Shopping
                 Center                               Retail         5,678,350      5,678,350      5,678,350    Interest
                                                                                                                Only        5.750%
  59     56082   Charleston Center                    Retail         5,600,000      5,561,448      4,883,097    Balloon     6.915%
  60     51805   Josey Village Shopping Center        Retail         5,300,000      5,276,512      4,561,351    Balloon     6.450%
  61     56063   Walgreens - Taylor, MI               Retail         4,590,000      4,558,257      4,087,373    Balloon     7.740%
  62     56193   Vista Ridge Shopping Center          Retail         4,500,000      4,469,346      4,013,068    Balloon     7.800%
  63     53139   Pinefield South Center               Retail         4,435,000      4,410,223      3,861,840    Balloon     6.880%
  64     56670   Sav-on Drug - Corona                 Retail         4,250,000      4,226,962      3,329,759    Balloon     6.250%
  65     56956   Walgreens - Roselle, NJ              Retail         4,100,000      4,091,283      3,494,349    Balloon     6.110%
  66     52969   Ruffin Village Shopping Center       Retail         4,100,000      4,080,091      3,558,789    Balloon     6.750%
  67     53131   Jefferson Station                    Retail         3,500,000      3,477,859      2,999,665    Balloon     6.300%
  68     56553   Walgreens - Fenton                   Retail         3,330,000      3,320,471      2,849,789    Balloon     6.250%
  69     56413   Etowah Crossing Shopping
                 Center                               Retail         3,200,000      3,178,895      2,839,449    Balloon     7.610%
  70     56902   Walgreens - Clinton Highway,
                 Knoxville                            Retail         3,000,000      2,990,753      2,538,548    Balloon     5.860%


                                                     ADMINI-       SUB-          NET                       FIRST       INTEREST
  SE-     LOAN                                      STRATIVE     SERVICING     MORTGAGE       NOTE        PAYMENT       ACCRUAL
QUENCE   NUMBER  PROPERTY NAME                     FEE RATE(I)   FEE RATE        RATE         DATE          DATE        METHOD
------   ------  -------------                     -----------   ---------     --------       ----        -------      --------

   1     56955   Ashby Crossing Apartments           0.142%        0.100%       5.558%       1/3/2003     3/1/2003     ACT/360
   2     56474   NYU 2nd Street Apartments           0.142%        0.100%       6.108%       9/6/2002    11/1/2002     ACT/360
   3     53370   CLK2 - St. Germaine Apartments      0.142%        0.100%       6.058%      7/24/2002     9/1/2002     ACT/360
   4     57084   Sugar Run Apartments                0.082%        0.040%       4.668%      2/10/2003     4/1/2003     ACT/360
   5     53352   CLK2 - Cypress Pointe
                 Apartments                          0.142%        0.100%       6.058%      7/24/2002     9/1/2002     ACT/360
   6     56156   Arbour Apartments                   0.142%        0.100%       6.888%      5/31/2002     7/1/2002     ACT/360
   7     56880   Chatham Landing Apartments          0.142%        0.100%       5.688%      2/10/2003     4/1/2003     ACT/360
   8     53371   CLK2 - River Chase Apartments       0.142%        0.100%       6.058%      7/24/2002     9/1/2002     ACT/360
   9     56961   Island Pointe Apartments            0.142%        0.100%       4.608%      2/20/2003     4/1/2003     ACT/360
  10     55798   CLK - The Courts at Waterford
                 Apartments                          0.142%        0.100%       6.848%      9/21/2001    11/1/2001     ACT/360
  11     56965   Regal Springs Apartments            0.142%        0.100%       5.518%      1/27/2003     3/1/2003     ACT/360
  12     56574   Coopers Mill Apartments             0.142%        0.100%       5.858%     11/22/2002     1/1/2003     ACT/360
  13      4198   The Ponds Apartments,
                 Bloomington                         0.092%        0.050%       5.612%      12/5/2002     2/1/2003     ACT/360
  14     56888   Alvarado Apartments                 0.122%        0.080%       5.478%     12/31/2002     2/1/2003     ACT/360
  15     56755   Parkway Commons Apartments          0.142%        0.100%       5.258%      1/17/2003     3/1/2003     ACT/360
  16     55842   CLK - Sedgefield Apartments         0.142%        0.100%       6.848%      9/21/2001    11/1/2001     ACT/360
  17     56889   Dorado Heights Apartments           0.122%        0.080%       5.478%     12/31/2002     2/1/2003     ACT/360
  18     56656   Terrace Apartments                  0.142%        0.100%       5.608%     12/30/2002     2/1/2003     ACT/360
  19      4824   Marvin Apartments (Fuller)          0.092%        0.050%       5.742%      1/21/2003     3/1/2003     ACT/360
  20      4732   Marvin Apartments (Camino
                 Palmero)                            0.092%        0.050%       5.742%      1/21/2003     3/1/2003     ACT/360
                 SUB-TOTAL CROSSED LOANS

  21     56918   Southbrook - Otsego Villas
                 Apartments                          0.092%        0.050%       5.208%      1/14/2003     3/1/2003     ACT/360
  22     56794   Highland Ridge Apartments           0.142%        0.100%       5.118%      12/6/2002     2/1/2003     ACT/360
  23     56360   The Villas Apartments               0.142%        0.100%       7.118%      5/20/2002     7/1/2002     ACT/360
  24     56869   Brookside Manor Apartments          0.102%        0.060%       5.608%     12/19/2002     2/1/2003     ACT/360
  25      4723   Steeplechase Apartments
                 Phase II                            0.092%        0.050%       5.908%      11/8/2002     1/1/2003     ACT/360
  26      3637   Pines on the Bay                    0.132%        0.090%       6.368%     11/26/2002     1/1/2003     ACT/360
  27      3525   Windsor Manor Apartments            0.092%        0.050%       5.417%      2/25/2003     4/1/2003     ACT/360
  28     57007   Kearney Court Apartments            0.142%        0.100%       5.108%      2/25/2003     4/1/2003     ACT/360
  29     52748   Garden Club Apartments              0.142%        0.100%       6.358%      7/31/2002     9/1/2002     ACT/360
  30     52998   Collegiate Courtyard                0.142%        0.100%       6.108%      9/18/2002    11/1/2002     ACT/360
  31      3636   The Oaks, Gulfport                  0.132%        0.090%       6.368%     11/26/2002     1/1/2003     ACT/360
  32     56916   Southbrook - Woodley
                 Apartments                          0.092%        0.050%       5.208%      1/14/2003     3/1/2003     ACT/360
  33     56917   Southbrook - Woodley Villas
                 Apartments                          0.092%        0.050%       5.208%      1/14/2003     3/1/2003     ACT/360
  34     56774   Prairie Oaks Senior Housing         0.112%        0.070%       5.638%     11/26/2002     1/1/2003     ACT/360
  35     56775   The Woodlands Senior Housing        0.112%        0.070%       5.638%     11/26/2002     1/1/2003     ACT/360
  36     56915   Southbrook - Roscoe-Noble
                 Apartments                          0.092%        0.050%       5.208%      1/14/2003     3/1/2003     ACT/360
  37      3341   The Pines Apartments                0.142%        0.100%       5.880%     10/10/2002    12/1/2002     ACT/360
  38     56914   Southbrook - Roscoe-Kester
                 Apartments                          0.092%        0.050%       5.208%      1/14/2003     3/1/2003     ACT/360
  39     56913   Southbrook - Greenwood
                 Apartments                          0.092%        0.050%       5.208%      1/14/2003     3/1/2003     ACT/360
  40      4176   Crystal Commons Townhomes           0.142%        0.100%       5.858%     10/29/2002    12/1/2002     ACT/360
  41     56778   Southbrook - Eastwood
                 Apartments                          0.092%        0.050%       5.208%      1/14/2003     3/1/2003     ACT/360
  42      5464   Kurt Drive Apartments               0.092%        0.050%       5.771%      1/3/2003      3/1/2003     ACT/360
  43     56967   Emerald Square Mall                 0.062%        0.020%       4.928%      2/25/2003     4/1/2003     ACT/360
  44     55959   Lakewood City Commons               0.142%        0.100%       7.003%     12/14/2001     2/1/2002     ACT/360
  45     56932   Venice Crossroads                   0.142%        0.100%       5.568%      1/23/2003     3/1/2003     ACT/360
  46     53893   Rogue Valley Mall                   0.142%        0.100%       7.708%      12/7/2000     2/1/2001     ACT/360
  47     55876   Montour Church Place at The
                 Pointe Shopping Center              0.142%        0.100%       6.858%      7/25/2002     9/1/2002     ACT/360
  48     56148   Huntington Oaks Shopping
                 Center                              0.142%        0.100%       7.368%      4/25/2002     6/1/2002     ACT/360
  49     56676   Haynes Bridge Village
                 Shopping Center                     0.142%        0.100%       5.888%     10/25/2002    12/1/2002     ACT/360
  50     56389   Govalle Shopping Center             0.142%        0.100%       7.028%      5/23/2002     7/1/2002     ACT/360
  51     56120   Cimarron Plaza Shopping Center      0.142%        0.100%       7.158%      12/5/2001     2/1/2002     ACT/360
  52     56541   Key Road Shopping Center            0.092%        0.050%       6.458%      9/4/2002     11/1/2002     ACT/360
  53     51739   H-E-B Shopping Center               0.102%        0.060%       7.048%      6/3/2002      8/1/2002     ACT/360
  54     52834   Marina Plaza Shopping Center        0.142%        0.100%       6.308%     10/21/2002    12/1/2002     ACT/360
  55     56878   Kohl's Department Store -
                 Columbia, SC                        0.142%        0.100%       6.028%     10/21/2002    12/1/2002     ACT/360
  56     52857   Brown's Lane Plaza                  0.142%        0.100%       6.745%      9/10/2002    11/1/2002     ACT/360
  57     55079   Pueblo Point Shopping Center        0.142%        0.100%       6.953%      6/28/2002     8/1/2002     ACT/360
  58     56739   Fox River Commons Shopping
                 Center                              0.142%        0.100%       5.608%      11/4/2002     1/1/2003     ACT/360
  59     56082   Charleston Center                   0.142%        0.100%       6.773%      6/14/2002     8/1/2002     ACT/360
  60     51805   Josey Village Shopping Center       0.142%        0.100%       6.308%      10/2/2002    12/1/2002     ACT/360
  61     56063   Walgreens - Taylor, MI              0.142%        0.100%       7.598%      4/2/2002      6/1/2002     ACT/360
  62     56193   Vista Ridge Shopping Center         0.142%        0.100%       7.658%      4/23/2002     6/1/2002     ACT/360
  63     53139   Pinefield South Center              0.142%        0.100%       6.738%      8/12/2002    10/1/2002     ACT/360
  64     56670   Sav-on Drug - Corona                0.142%        0.100%       6.108%     11/27/2002     1/1/2003     ACT/360
  65     56956   Walgreens - Roselle, NJ             0.142%        0.100%       5.968%      1/31/2003     3/1/2003     ACT/360
  66     52969   Ruffin Village Shopping Center      0.142%        0.100%       6.608%      9/27/2002    11/1/2002     ACT/360
  67     53131   Jefferson Station                   0.142%        0.100%       6.158%      8/21/2002    10/1/2002     ACT/360
  68     56553   Walgreens - Fenton                  0.142%        0.100%       6.108%     12/20/2002     2/1/2003     ACT/360
  69     56413   Etowah Crossing Shopping
                 Center                              0.142%        0.100%       7.468%      5/10/2002     7/1/2002     ACT/360
  70     56902   Walgreens - Clinton Highway,
                 Knoxville                           0.142%        0.100%       5.718%      12/9/2002     2/1/2003     ACT/360



                                                               ORIGINAL     ORIGINAL                           REMAINING
                                                               TERM TO    AMORTIZATION   INTEREST               TERM TO
  SE-     LOAN                                       MONTHLY   MATURITY       TERM         ONLY     SEASONING   MATURITY   MATURITY
QUENCE   NUMBER  PROPERTY NAME                       PAYMENT   (MONTHS)   (MONTHS) (II)   PERIOD    (MONTHS)    (MONTHS)     DATE
------   ------  -------------                       -------   --------   -------------  --------   ---------  ---------   --------
   1     56955   Ashby Crossing Apartments          $150,904      120          360                      2         118       2/1/2013
   2     56474   NYU 2nd Street Apartments           147,772      120          360                      6         114      10/1/2012

   3     53370   CLK2 - St. Germaine Apartments      123,168       84          321           18         8          76       8/1/2009
   4     57084   Sugar Run Apartments                              84                        84         1          83       3/1/2010
   5     53352   CLK2 - Cypress Pointe
                 Apartments                          109,369       84          321           18         8          76       8/1/2009
   6     56156   Arbour Apartments                   105,136       84          360            5        10          74       6/1/2009
   7     56880   Chatham Landing Apartments           85,356      126          360            6         1         125       9/1/2013
   8     53371   CLK2 - River Chase Apartments        85,349       84          321           18         8          76       8/1/2009
   9     56961   Island Pointe Apartments             64,684       60          360                      1          59       3/1/2008
  10     55798   CLK - The Courts at Waterford
                 Apartments                           78,657       84          306           24        18          66      10/1/2008
  11     56965   Regal Springs Apartments             53,742      120          360                      2         118       2/1/2013
  12     56574   Coopers Mill Apartments              50,962      120          360                      4         116      12/1/2012
  13      4198   The Ponds Apartments,
                 Bloomington                          43,201      120          360                      3         117       1/1/2013
  14     56888   Alvarado Apartments                  42,632      120          348           12         3         117       1/1/2013
  15     56755   Parkway Commons Apartments           37,061      120          360                      2         118       2/1/2013
  16     55842   CLK - Sedgefield Apartments          45,723      120          309           30        18         102      10/1/2011
  17     56889   Dorado Heights Apartments            34,534      120          348           12         3         117       1/1/2013
  18     56656   Terrace Apartments                   32,097      120          360                      3         117       1/1/2013
  19      4824   Marvin Apartments (Fuller)           14,723      120          360                      2         118       2/1/2013
  20      4732   Marvin Apartments (Camino
                 Palmero)                             13,545      120          360                      2         118       2/1/2013

                 SUB-TOTAL CROSSED LOANS

  21     56918   Southbrook - Otsego Villas
                 Apartments                           25,244       60          360                      2          58       2/1/2008
  22     56794   Highland Ridge Apartments            25,081      120          360                      3         117       1/1/2013
  23     56360   The Villas Apartments                31,148       60          336                     10          50       6/1/2007
  24     56869   Brookside Manor Apartments           24,984      120          360                      3         117       1/1/2013
  25      4723   Steeplechase Apartments
                 Phase II                             23,982       94          360                      4          90      10/1/2010
  26      3637   Pines on the Bay                     23,260      120          360                      4         116      12/1/2012
  27      3525   Windsor Manor Apartments             20,461      120          360                      1         119       3/1/2013
  28     57007   Kearney Court Apartments             19,327      120          360                      1         119       3/1/2013
  29     52748   Garden Club Apartments               21,490      120          360                      8         112       8/1/2012
  30     52998   Collegiate Courtyard                 20,503      120          360                      6         114      10/1/2012
  31      3636   The Oaks, Gulfport                   20,732      120          360                      4         116      12/1/2012
  32     56916   Southbrook - Woodley
                 Apartments                           15,360       60          360                      2          58       2/1/2008
  33     56917   Southbrook - Woodley Villas
                 Apartments                           15,155       60          360                      2          58       2/1/2008
  34     56774   Prairie Oaks Senior Housing          13,422      120          360                      4         116      12/1/2012
  35     56775   The Woodlands Senior Housing         13,335      120          360                      4         116      12/1/2012
  36     56915   Southbrook - Roscoe-Noble
                 Apartments                           11,246       60          360                      2          58       2/1/2008
  37      3341   The Pines Apartments                 11,622      120          300                      5         115      11/1/2012
  38     56914   Southbrook - Roscoe-Kester
                 Apartments                            9,585       60          360                      2          58       2/1/2008
  39     56913   Southbrook - Greenwood
                 Apartments                            7,485       60          360                      2          58       2/1/2008
  40      4176   Crystal Commons Townhomes             8,698      120          300                      5         115      11/1/2012
  41     56778   Southbrook - Eastwood
                 Apartments                            7,424       60          360                      2          58       2/1/2008
  42      5464   Kurt Drive Apartments                 7,237      120          360                      2         118       2/1/2013
  43     56967   Emerald Square Mall                 557,411      120          360            1         1         119       3/1/2013
  44     55959   Lakewood City Commons               222,773      126          360            6        15         111       7/1/2012
  45     56932   Venice Crossroads                   177,215      120          360                      2         118       2/1/2013
  46     53893   Rogue Valley Mall                   207,959      120          360                     27          93       1/1/2011
  47     55876   Montour Church Place at The
                 Pointe Shopping Center              179,632      120          360                      8         112       8/1/2012
  48     56148   Huntington Oaks Shopping
                 Center                              187,433      120          360                     11         109       5/1/2012
  49     56676   Haynes Bridge Village
                 Shopping Center                      63,583      120          360                      5         115      11/1/2012
  50     56389   Govalle Shopping Center              55,224      120          360                     10         110       6/1/2012
  51     56120   Cimarron Plaza Shopping Center       55,531      120          360                     15         105       1/1/2012
  52     56541   Key Road Shopping Center             54,267      120          300                      6         114      10/1/2012
  53     51739   H-E-B Shopping Center                50,656      120          360                      9         111       7/1/2012
  54     52834   Marina Plaza Shopping Center         44,015      120          360                      5         115      11/1/2012
  55     56878   Kohl's Department Store -
                 Columbia, SC                         45,177      120          300                      5         115      11/1/2012
  56     52857   Brown's Lane Plaza                   44,200      120          360                      6         114      10/1/2012
  57     55079   Pueblo Point Shopping Center         41,981      120          360                      9         111       7/1/2012
  58     56739   Fox River Commons Shopping
                 Center                                           120                        120        4         116      12/1/2012
  59     56082   Charleston Center                    36,938      120          360                      9         111       7/1/2012
  60     51805   Josey Village Shopping Center        33,326      120          360                      5         115      11/1/2012
  61     56063   Walgreens - Taylor, MI               32,852      120          360                     11         109       5/1/2012
  62     56193   Vista Ridge Shopping Center          32,394      120          360                     11         109       5/1/2012
  63     53139   Pinefield South Center               29,150      120          360                      7         113       9/1/2012
  64     56670   Sav-on Drug - Corona                 28,036      120          300                      4         116      12/1/2012
  65     56956   Walgreens - Roselle, NJ              24,872      120          360                      2         118       2/1/2013
  66     52969   Ruffin Village Shopping Center       26,593      120          360                      6         114      10/1/2012
  67     53131   Jefferson Station                    21,664      120          360                      7         113       9/1/2012
  68     56553   Walgreens - Fenton                   20,503      120          360                      3         117       1/1/2013
  69     56413   Etowah Crossing Shopping
                 Center                               22,616      120          360                     10         110       6/1/2012
  70     56902   Walgreens - Clinton Highway,
                 Knoxville                            17,717      120          360                      3         117       1/1/2013



                                                       CROSS-
  SE-     LOAN                                     COLLATERALIZED        RELATED         LOCKOUT           PREPAYMENT PENALTY
QUENCE   NUMBER  PROPERTY NAME                         LOANS              LOANS         EXPIRATION         DESCRIPTION (MONTHS)
------   ------  -------------                     --------------        -------        ----------         --------------------
   1     56955   Ashby Crossing Apartments               No                 No          12/1/2012       LO(118)/OPEN(2)/DEFEASANCE
   2     56474   NYU 2nd Street Apartments               No                 No           7/1/2012       LO(117)/OPEN(3)/DEFEASANCE

   3     53370   CLK2 - St. Germaine Apartments          No          Yes(BACM 03-1-C)    5/1/2009       LO(81)/OPEN(3)/DEFEASANCE
   4     57084   Sugar Run Apartments                    No                 No          12/1/2009       LO(81)/OPEN(3)/DEFEASANCE
   5     53352   CLK2 - Cypress Pointe
                 Apartments                              No          Yes(BACM 03-1-C)    5/1/2009       LO(81)/OPEN(3)/DEFEASANCE
   6     56156   Arbour Apartments                       No          Yes(BACM 03-1-P)    3/1/2009       LO(81)/OPEN(3)/DEFEASANCE
   7     56880   Chatham Landing Apartments              No          Yes(BACM 03-1-P)    6/1/2013       LO(123)/OPEN(3)/DEFEASANCE
   8     53371   CLK2 - River Chase Apartments           No          Yes(BACM 03-1-C)    5/1/2009       LO(81)/OPEN(3)/DEFEASANCE
   9     56961   Island Pointe Apartments                No                 No          12/1/2007       LO(57)/OPEN(3)/DEFEASANCE
  10     55798   CLK - The Courts at Waterford
                 Apartments                              No          Yes(BACM 03-1-C)    7/1/2008       LO(81)/OPEN(3)/DEFEASANCE
  11     56965   Regal Springs Apartments                No                 No          11/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  12     56574   Coopers Mill Apartments                 No                 No          10/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  13      4198   The Ponds Apartments,
                 Bloomington                             No                 No          9/30/2012       LO(116)/OPEN(4)/DEFEASANCE
  14     56888   Alvarado Apartments                     No          Yes(BACM 03-1-C)   10/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  15     56755   Parkway Commons Apartments              No                 No          11/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  16     55842   CLK - Sedgefield Apartments             No          Yes(BACM 03-1-C)    7/1/2011       LO(117)/OPEN(3)/DEFEASANCE
  17     56889   Dorado Heights Apartments               No          Yes(BACM 03-1-C)   10/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  18     56656   Terrace Apartments                      No                 No          10/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  19      4824   Marvin Apartments (Fuller)       Yes(BACM 03-1-Q)   Yes(BACM 03-1-Q)  10/31/2012       LO(116)/OPEN(4)/DEFEASANCE
  20      4732   Marvin Apartments (Camino
                 Palmero)                         Yes(BACM 03-1-Q)   Yes(BACM 03-1-Q)  10/31/2012       LO(116)/OPEN(4)/DEFEASANCE

                 SUB-TOTAL CROSSED LOANS

  21     56918   Southbrook - Otsego Villas
                 Apartments                              No          Yes(BACM 03-1-K)   12/1/2007       LO(58)/OPEN(2)/DEFEASANCE
  22     56794   Highland Ridge Apartments               No                 No          10/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  23     56360   The Villas Apartments                   No                 No           3/1/2007       LO(57)/OPEN(3)/DEFEASANCE
  24     56869   Brookside Manor Apartments              No                 No          10/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  25      4723   Steeplechase Apartments
                 Phase II                                No                 No          6/30/2010       LO(90),OPEN(4)/DEFEASANCE
  26      3637   Pines on the Bay                        No          Yes(BACM 03-1-R)   8/31/2012       LO(116)/OPEN(4)/DEFEASANCE
  27      3525   Windsor Manor Apartments                No                 No         11/30/2012       LO(116)/OPEN(4)/DEFEASANCE
  28     57007   Kearney Court Apartments                No                 No           1/1/2013       LO(118)/OPEN(2)/DEFEASANCE
  29     52748   Garden Club Apartments                  No                 No           6/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  30     52998   Collegiate Courtyard                    No                 No           8/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  31      3636   The Oaks, Gulfport                      No          Yes(BACM 03-1-R)   8/31/2012       LO(116)/OPEN(4)/DEFEASANCE
  32     56916   Southbrook - Woodley
                 Apartments                              No          Yes(BACM 03-1-K)   12/1/2007       LO(58)/OPEN(2)/DEFEASANCE
  33     56917   Southbrook - Woodley Villas
                 Apartments                              No          Yes(BACM 03-1-K)   12/1/2007       LO(58)/OPEN(2)/DEFEASANCE
  34     56774   Prairie Oaks Senior Housing             No          Yes(BACM 03-1-J)   10/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  35     56775   The Woodlands Senior Housing            No          Yes(BACM 03-1-J)   10/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  36     56915   Southbrook - Roscoe-Noble
                 Apartments                              No          Yes(BACM 03-1-K)   12/1/2007       LO(58)/OPEN(2)/DEFEASANCE
  37      3341   The Pines Apartments                    No                 No          7/31/2012       LO(116)/OPEN(4)/DEFEASANCE
  38     56914   Southbrook - Roscoe-Kester
                 Apartments                              No          Yes(BACM 03-1-K)   12/1/2007       LO(58)/OPEN(2)/DEFEASANCE
  39     56913   Southbrook - Greenwood
                 Apartments                              No          Yes(BACM 03-1-K)   12/1/2007       LO(58)/OPEN(2)/DEFEASANCE
  40      4176   Crystal Commons Townhomes               No                 No         10/31/2005  LO(35)/GRTR1%PPMTORYM(81)/OPEN(4)
  41     56778   Southbrook - Eastwood
                 Apartments                              No          Yes(BACM 03-1-K)   12/1/2007       LO(58)/OPEN(2)/DEFEASANCE
  42      5464   Kurt Drive Apartments                   No                 No         10/31/2012       LO(116)/OPEN(4)/DEFEASANCE
  43     56967   Emerald Square Mall                     No                 No          8/31/2012       LO(113)/OPEN(7)/DEFEASANCE
  44     55959   Lakewood City Commons                   No                 No           5/1/2012       LO(124)/OPEN(2)/DEFEASANCE
  45     56932   Venice Crossroads                       No                 No          12/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  46     53893   Rogue Valley Mall                       No                 No          10/1/2010       LO(117)/OPEN(3)/DEFEASANCE
  47     55876   Montour Church Place at The
                 Pointe Shopping Center                  No                 No           6/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  48     56148   Huntington Oaks Shopping
                 Center                                  No                 No           2/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  49     56676   Haynes Bridge Village
                 Shopping Center                         No                 No           9/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  50     56389   Govalle Shopping Center                 No          Yes(BACM 03-1-G)   12/1/2011       LO(114)/OPEN(6)/DEFEASANCE
  51     56120   Cimarron Plaza Shopping Center          No                 No          11/1/2011       LO(118)/OPEN(2)/DEFEASANCE
  52     56541   Key Road Shopping Center                No                 No           7/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  53     51739   H-E-B Shopping Center                   No                 No           4/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  54     52834   Marina Plaza Shopping Center            No                 No           9/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  55     56878   Kohl's Department Store -
                 Columbia, SC                            No                 No           9/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  56     52857   Brown's Lane Plaza                      No                 No           8/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  57     55079   Pueblo Point Shopping Center            No                 No           4/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  58     56739   Fox River Commons Shopping
                 Center                                  No          Yes(BACM 03-1-F)   10/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  59     56082   Charleston Center                       No                 No           4/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  60     51805   Josey Village Shopping Center           No                 No           8/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  61     56063   Walgreens - Taylor, MI                  No          Yes(BACM 03-1-O)    2/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  62     56193   Vista Ridge Shopping Center             No          Yes(BACM 03-1-G)    2/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  63     53139   Pinefield South Center                  No                 No           6/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  64     56670   Sav-on Drug - Corona                    No                 No          10/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  65     56956   Walgreens - Roselle, NJ                 No                 No          12/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  66     52969   Ruffin Village Shopping Center          No                 No           8/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  67     53131   Jefferson Station                       No                 No           7/1/2012       LO(118)/OPEN(2)/DEFEASANCE
  68     56553   Walgreens - Fenton                      No          Yes(BACM 03-1-O)   10/1/2012       LO(117)/OPEN(3)/DEFEASANCE
  69     56413   Etowah Crossing Shopping
                 Center                                  No                 No           4/2/2012       LO(118)/OPEN(2)/DEFEASANCE
  70     56902   Walgreens - Clinton Highway,
                 Knoxville                               No                 No          10/1/2012       LO(117)/OPEN(3)/DEFEASANCE

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                                                  CUT-OFF
          LOAN                                                                        APPRAISAL   DATE LTV  YEAR BUILT/ TOTAL UNITS/
SEQUENCE  NUMBER   PROPERTY NAME                                APPRAISAL VALUE         DATE       RATIO    RENOVATED     SF/PADS
--------  ------   -------------                                ---------------       ---------   --------  ----------- ------------
  1       56955    Ashby Crossing Apartments                     $32,500,000          11/1/2002     80%         1989           288
  2       56474    NYU 2nd Street Apartments                      32,400,000           8/1/2002     74%         2002           173
  3       53370    CLK2 - St. Germaine Apartments                 24,100,000          6/11/2002     80%         1982           552
  4       57084    Sugar Run Apartments                           27,900,000           1/9/2003     68%         2001           394
  5       53352    CLK2 - Cypress Pointe Apartments               21,400,000          6/19/2002     80%         1985           444
  6       56156    Arbour Apartments                              19,700,000         11/21/2001     80%    1974/2002           400
  7       56880    Chatham Landing Apartments                     18,500,000         10/17/2002     78%    1990/2002           264
  8       53371    CLK2 - River Chase Apartments                  16,700,000          6/14/2002     80%    1970/2001           418
  9       56961    Island Pointe Apartments                       16,100,000         11/14/2002     77%    1988/2002           288
  10      55798    CLK - The Courts at Waterford Apartments       13,200,000          5/21/2001     80%         1988           318
  11      56965    Regal Springs Apartments                       11,700,000         11/21/2002     79%         1981           220
  12      56574    Coopers Mill Apartments                        12,175,000          7/26/2002     70%    1982/1999           366
  13      4198     The Ponds Apartments, Bloomington               9,300,000         10/20/2002     80%         2002           168
  14      56888    Alvarado Apartments                             9,160,000         11/13/2002     80%         1985           210
  15      56755    Parkway Commons Apartments                      9,100,000         10/15/2002     72%         2002           124
  16      55842    CLK - Sedgefield Apartments                     7,700,000          5/18/2001     80%         1970           280
  17      56889    Dorado Heights Apartments                       7,420,000         11/11/2002     80%         1987           216
  18      56656    Terrace Apartments                              9,600,000          9/20/2002     57%         1969           191

  19      4824     Marvin Apartments (Fuller)                      3,600,000         11/12/2002     69%         1957            30
  20      4732     Marvin Apartments (Camino Palmero)              3,400,000         11/12/2002     68%         1957            30
                                                                ---------------
                   SUB-TOTAL CROSSED LOANS                         7,000,000

  21      56918    Southbrook - Otsego Villas Apartments           6,570,000          9/13/2002     69%         1989            40
  22      56794    Highland Ridge Apartments                       6,200,000          10/8/2002     73%         1999            80
  23      56360    The Villas Apartments                           5,800,000          3/27/2002     76%         1972           196
  24      56869    Brookside Manor Apartments                      6,400,000         10/10/2002     67%         1987           140
  25      4723     Steeplechase Apartments Phase II                5,575,000          9/26/2002     71%         2001            72
  26      3637     Pines on the Bay                                4,600,000          6/25/2002     80%         1986           105
  27      3525     Windsor Manor Apartments                        4,900,000          11/7/2002     73%         1999            82
  28      57007    Kearney Court Apartments                        5,100,000         11/20/2002     69%    1967/1995            55
  29      52748    Garden Club Apartments                          4,420,000          5/21/2002     76%         1963            74
  30      52998    Collegiate Courtyard                            4,250,000           9/7/2002     78%         1998            48
  31      3636     The Oaks, Gulfport                              4,100,000          6/25/2002     80%         1986           105
  32      56916    Southbrook - Woodley Apartments                 3,600,000          9/13/2002     77%         1989            28
  33      56917    Southbrook - Woodley Villas Apartments          3,940,000          9/13/2002     69%         1987            35
  34      56774    Prairie Oaks Senior Housing                     2,900,000         10/10/2002     79%         1999            36
  35      56775    The Woodlands Senior Housing                    2,900,000          9/27/2002     78%         1998            42
  36      56915    Southbrook - Roscoe-Noble Apartments            3,100,000          9/13/2002     65%         1987            30
  37      3341     The Pines Apartments                            2,300,000          8/27/2002     78%         1967            84
  38      56914    Southbrook - Roscoe-Kester Apartments           2,190,000          9/13/2002     79%         1991            22
  39      56913    Southbrook - Greenwood Apartments               1,900,000          9/13/2002     71%         1985            18
  40      4176     Crystal Commons Townhomes                       1,950,000          8/24/2002     69%    1992/2002            28
  41      56778    Southbrook - Eastwood Apartments                1,900,000          9/13/2002     70%         1985            18
  42      5464     Kurt Drive Apartments                           1,600,000         11/22/2002     76%    1996/2002            24
  43      56967    Emerald Square Mall                           216,000,000          1/15/2003     48%    1989/1999       563,715
  44      55959    Lakewood City Commons                          41,022,000         10/18/2001     80%         2001       282,061
  45      56932    Venice Crossroads                              40,000,000         11/20/2002     76%    1976/1997       157,540
  46      53893    Rogue Valley Mall                              42,000,000          1/21/2003     67%    1986/1993       445,764
  47      55876    Montour Church Place at The Pointe
                   Shopping Center                                34,000,000           6/1/2002     79%         2002       187,778
  48      56148    Huntington Oaks Shopping Center                36,300,000         11/26/2001     73%    1982/2001       251,541
  49      56676    Haynes Bridge Village Shopping Center          14,000,000          8/11/2002     75%         1993       101,626
  50      56389    Govalle Shopping Center                        10,200,000          3/25/2002     79%         1960s       86,306
  51      56120    Cimarron Plaza Shopping Center                 10,800,000          11/1/2001     74%         1984       101,693
  52      56541    Key Road Shopping Center                       10,800,000          6/27/2002     74%    1968/1997        76,134
  53      51739    H-E-B Shopping Center                           9,400,000           5/3/2002     79%         1997        82,458
  54      52834    Marina Plaza Shopping Center                    9,550,000           7/5/2002     73%         1979        44,536
  55      56878    Kohl's Department Store - Columbia, SC          8,350,000          9/20/2002     82%         2002        86,584
  56      52857    Brown's Lane Plaza                              8,400,000          6/20/2002     80%         1985        74,715
  57      55079    Pueblo Point Shopping Center                    8,350,000          4/25/2002     74%    1980/2000        54,430
  58      56739    Fox River Commons Shopping Center              10,800,000          9/19/2002     53%         1999        78,708
  59      56082    Charleston Center                               8,900,000           5/6/2002     62%         1957        41,715
  60      51805    Josey Village Shopping Center                   7,850,000          5/28/2002     67%         1979        68,082
  61      56063    Walgreens - Taylor, MI                          5,800,000          2/12/2002     79%         2001        14,490
  62      56193    Vista Ridge Shopping Center                     5,700,000          1/15/2002     78%         2001        25,792
  63      53139    Pinefield South Center                          6,200,000          6/20/2002     71%         1988        71,400
  64      56670    Sav-on Drug - Corona                            5,400,000          8/14/2002     78%         2002        16,891
  65      56956    Walgreens - Roselle, NJ                         5,300,000          11/5/2002     77%         2002        12,875
  66      52969    Ruffin Village Shopping Center                  6,500,000          8/17/2002     63%         1979        44,594
  67      53131    Jefferson Station                               4,370,000           7/1/2002     80%         2002        48,745
  68      56553    Walgreens - Fenton                              4,200,000          9/13/2002     79%         2002        14,490
  69      56413    Etowah Crossing Shopping Center                 4,000,000           2/7/2002     79%         1985        36,560
  70      56902    Walgreens - Clinton Highway, Knoxville          3,825,000         10/25/2002     78%         2002        13,650



                                                                          NET
         LOAN                                              UNITS/SF/   RENTABLE
SEQUENCE NUMBER  PROPERTY NAME                               PADS      AREA (SF)
-------- ------  -------------                             ---------   ---------
  1      56955   Ashby Crossing Apartments                   Units      336,864
  2      56474   NYU 2nd Street Apartments                   Units       70,813
  3      53370   CLK2 - St. Germaine Apartments              Units      430,560
  4      57084   Sugar Run Apartments                        Units      384,178
  5      53352   CLK2 - Cypress Pointe Apartments            Units      382,544
  6      56156   Arbour Apartments                           Units      292,000
  7      56880   Chatham Landing Apartments                  Units      226,200
  8      53371   CLK2 - River Chase Apartments               Units      333,612
  9      56961   Island Pointe Apartments                    Units      265,624
 10      55798   CLK - The Courts at Waterford Apartments    Units      252,480
 11      56965   Regal Springs Apartments                    Units      205,520
 12      56574   Coopers Mill Apartments                     Units      264,396
 13      4198    The Ponds Apartments, Bloomington           Units      129,600
 14      56888   Alvarado Apartments                         Units      153,192
 15      56755   Parkway Commons Apartments                  Units      123,140
 16      55842   CLK - Sedgefield Apartments                 Units      283,776
 17      56889   Dorado Heights Apartments                   Units      129,200
 18      56656   Terrace Apartments                          Units      147,032

 19      4824    Marvin Apartments (Fuller)                  Units       26,394
 20      4732    Marvin Apartments (Camino Palmero)          Units       26,394
                 SUB-TOTAL CROSSED LOANS

 21      56918   Southbrook - Otsego Villas Apartments       Units       49,200
 22      56794   Highland Ridge Apartments                   Units       81,992
 23      56360   The Villas Apartments                       Units      140,762
 24      56869   Brookside Manor Apartments                  Units      101,600
 25      4723    Steeplechase Apartments Phase II            Units       73,938
 26      3637    Pines on the Bay                            Units       98,041
 27      3525    Windsor Manor Apartments                    Units       69,864
 28      57007   Kearney Court Apartments                    Units       45,847
 29      52748   Garden Club Apartments                      Units       54,084
 30      52998   Collegiate Courtyard                        Units       57,408
 31      3636    The Oaks, Gulfport                          Units       98,041
 32      56916   Southbrook - Woodley Apartments             Units       35,450
 33      56917   Southbrook - Woodley Villas Apartments      Units       31,600
 34      56774   Prairie Oaks Senior Housing                 Units       36,350
 35      56775   The Woodlands Senior Housing                Units       39,289
 36      56915   Southbrook - Roscoe-Noble Apartments        Units       26,200
 37      3341    The Pines Apartments                        Units       80,745
 38      56914   Southbrook - Roscoe-Kester Apartments       Units       15,800
 39      56913   Southbrook - Greenwood Apartments           Units       16,350
 40      4176    Crystal Commons Townhomes                   Units       31,332
 41      56778   Southbrook - Eastwood Apartments            Units       16,350
 42      5464    Kurt Drive Apartments                       Units       26,400
 43      56967   Emerald Square Mall                          SF        563,715
 44      55959   Lakewood City Commons                        SF        282,061
 45      56932   Venice Crossroads                            SF        157,540
 46      53893   Rogue Valley Mall                            SF        445,764
 47      55876   Montour Church Place at The Pointe
                 Shopping Center                              SF        187,778
 48      56148   Huntington Oaks Shopping Center              SF        251,541
 49      56676   Haynes Bridge Village Shopping Center        SF        101,626
 50      56389   Govalle Shopping Center                      SF         86,306
 51      56120   Cimarron Plaza Shopping Center               SF        101,693
 52      56541   Key Road Shopping Center                     SF         76,134
 53      51739   H-E-B Shopping Center                        SF         82,458
 54      52834   Marina Plaza Shopping Center                 SF         44,536
 55      56878   Kohl's Department Store - Columbia, SC       SF         86,584
 56      52857   Brown's Lane Plaza                           SF         74,715
 57      55079   Pueblo Point Shopping Center                 SF         54,430
 58      56739   Fox River Commons Shopping Center            SF         78,708
 59      56082   Charleston Center                            SF         41,715
 60      51805   Josey Village Shopping Center                SF         68,082
 61      56063   Walgreens - Taylor, MI                       SF         14,490
 62      56193   Vista Ridge Shopping Center                  SF         25,792
 63      53139   Pinefield South Center                       SF         71,400
 64      56670   Sav-on Drug - Corona                         SF         16,891
 65      56956   Walgreens - Roselle, NJ                      SF         12,875
 66      52969   Ruffin Village Shopping Center               SF         44,594
 67      53131   Jefferson Station                            SF         48,745
 68      56553   Walgreens - Fenton                           SF         14,490
 69      56413   Etowah Crossing Shopping Center              SF         36,560
 70      56902   Walgreens - Clinton Highway, Knoxville       SF         13,650


                                                            LOAN
                                                           BALANCE
          LOAN                                            PER UNIT/   OCCUPANCY   OCCUPANCY AS       U/W                   U/W CASH
SEQUENCE NUMBER  PROPERTY NAME                             SF/ PAD     PERCENT       OF DATE       REVENUES  U/W EXPENSES    FLOW
-------- ------  -------------                            --------    ---------   ------------     --------  ------------  --------
  1      56955   Ashby Crossing Apartments                $90,073       98.8%       12/17/2002    $4,372,534  $1,578,730  $2,654,412
  2      56474   NYU 2nd Street Apartments                137,977      100.0%       12/31/2002     3,705,000   1,261,258   2,392,142
  3      53370   CLK2 - St. Germaine Apartments            34,928       98.7%       12/30/2002     3,405,352   1,241,711   2,025,641
  4      57084   Sugar Run Apartments                      48,223       91.6%         1/5/2003     3,443,205   1,519,508   1,825,197
  5      53352   CLK2 - Cypress Pointe Apartments          38,559       91.0%       12/31/2002     3,078,480   1,301,313   1,663,503
  6      56156   Arbour Apartments                         39,233       98.5%        1/30/2003     2,837,744   1,063,012   1,644,732
  7      56880   Chatham Landing Apartments                54,924       96.2%        1/30/2003     2,305,974     812,979   1,411,419
  8      53371   CLK2 - River Chase Apartments             31,962       96.4%       12/31/2002     2,685,537   1,246,592   1,334,445
  9      56961   Island Pointe Apartments                  43,007       91.7%         1/8/2003     2,388,428   1,112,037   1,204,391
 10      55798   CLK - The Courts at Waterford
                 Apartments                                35,283       89.9%       12/31/2002     2,145,049     974,389   1,087,980
 11      56965   Regal Springs Apartments                  42,176       91.4%       12/31/2002     1,768,094     797,924     904,170
 12      56574   Coopers Mill Apartments                   23,135       93.7%        11/1/2002     2,255,147   1,249,282     914,365
 13       4198   The Ponds Apartments, Bloomington         44,145       95.8%       11/30/2002     1,174,649     390,323     742,326
 14      56888   Alvarado Apartments                       34,895       98.6%       10/29/2002     1,441,170     605,171     775,729
 15      56755   Parkway Commons Apartments                53,099       99.2%       12/19/2002     1,140,772     402,973     700,599
 16      55842   CLK - Sedgefield Apartments              $23,375       94.3%       12/31/2002     1,412,092     692,280     635,812
 17      56889   Dorado Heights Apartments                 27,481       98.6%       12/18/2002     1,223,223     518,652     650,571
 18      56656   Terrace Apartments                        28,705       88.5%        11/1/2002     1,326,585     667,784     611,051

 19       4824   Marvin Apartments (Fuller)                83,148       96.7%        1/21/2003       373,922     129,369     234,923
 20       4732   Marvin Apartments (Camino Palmero)        76,496      100.0%        1/21/2003       348,941     125,021     214,290
                 SUB-TOTAL CROSSED LOANS
 21      56918   Southbrook - Otsego Villas Apartments    113,375      100.0%         1/8/2003       577,105     136,084     431,021
 22      56794   Highland Ridge Apartments                 56,516       93.8%       11/12/2002       749,893     289,245     440,648
 23      56360   The Villas Apartments                     22,610       90.3%        2/13/2003     1,067,506     569,915     448,591
 24      56869   Brookside Manor Apartments                30,617       97.9%       11/16/2002       998,960     524,019     439,941
 25       4723   Steeplechase Apartments Phase II          55,342       97.2%       10/31/2002       659,800     233,848     407,952
 26       3637   Pines on the Bay                          34,926       94.3%       11/12/2002       717,321     308,036     378,625
 27       3525   Windsor Manor Apartments                  43,861       98.8%       12/24/2002       576,894     213,663     342,771
 28      57007   Kearney Court Apartments                  63,573      100.0%        2/14/2003       573,006     217,241     342,015
 29      52748   Garden Club Apartments                    45,633      100.0%        9/15/2002       587,563     241,460     322,461
 30      52998   Collegiate Courtyard                      68,999      100.0%        1/17/2003       557,628     222,765     320,463
 31       3636   The Oaks, Gulfport                        31,130       92.4%       11/12/2002       677,444     326,145     317,594
 32      56916   Southbrook - Woodley Apartments           98,546      100.0%         1/8/2003       355,544      86,224     262,320
 33      56917   Southbrook - Woodley Villas Apartments    77,787      100.0%         1/8/2003       362,922      95,414     258,758
 34      56774   Prairie Oaks Senior Housing               63,630       88.9%        2/13/2003       369,728     135,599     225,129
 35      56775   The Woodlands Senior Housing              54,185       92.9%       11/22/2002       400,281     168,403     222,428
 36      56915   Southbrook - Roscoe-Noble Apartments      67,342      100.0%         1/8/2003       288,041      88,529     192,012
 37       3341   The Pines Apartments                      21,277       92.9%        10/8/2002       480,003     262,136     192,667
 38      56914   Southbrook - Roscoe-Kester Apartments     78,264      100.0%         1/8/2003       226,864      57,477     163,887
 39      56913   Southbrook - Greenwood Apartments         74,702      100.0%         1/8/2003       182,273      49,975     127,798
 40       4176   Crystal Commons Townhomes                 47,871      100.0%         9/1/2002       265,848      98,076     160,772
 41      56778   Southbrook - Eastwood Apartments          74,097      100.0%         1/8/2003       179,932      48,669     126,763
 42       5464   Kurt Drive Apartments                     50,929      100.0%       12/24/2002       197,506      70,729     119,697
 43      56967   Emerald Square Mall                          184       98.0%       12/31/2002    27,952,198   9,185,274  17,899,499
 44      55959   Lakewood City Commons                        116       94.2%       10/28/2002     4,446,499   1,031,060   3,284,760
 45      56932   Venice Crossroads                            193      100.0%         2/1/2003     4,029,267     969,162   2,995,295
 46      53893   Rogue Valley Mall                             63       90.7%        1/17/2003     7,841,424   3,259,316   4,090,624
 47      55876   Montour Church Place at The Pointe
                 Shopping Center                              143      100.0%        12/2/2002     3,494,750     691,225   2,749,193
 48      56148   Huntington Oaks Shopping Center              106       95.1%       12/31/2002     4,849,232   1,909,976   2,811,509
 49      56676   Haynes Bridge Village Shopping Center        104       97.7%        2/18/2003     1,489,863     350,245   1,085,669
 50      56389   Govalle Shopping Center                       94      100.0%        9/30/2002     1,235,601     365,582     830,698
 51      56120   Cimarron Plaza Shopping Center                79       89.3%         1/7/2003     1,384,948     417,695     888,049
 52      56541   Key Road Shopping Center                     104      100.0%       11/11/2002     1,187,207     272,083     868,177
 53      51739   H-E-B Shopping Center                         90      100.0%        9/30/2002     1,121,255     305,417     791,506
 54      52834   Marina Plaza Shopping Center                 156      100.0%       11/25/2002     1,009,338     220,966     740,768
 55      56878   Kohl's Department Store - Columbia, SC        79      100.0%        9/25/2002       796,248     139,741     651,312
 56      52857   Brown's Lane Plaza                            90      100.0%        9/30/2002     1,034,568     315,383     666,874
 57      55079   Pueblo Point Shopping Center                 114       97.4%        1/14/2003       990,245     298,317     648,349
 58      56739   Fox River Commons Shopping Center             72      100.0%        11/1/2002     1,158,852     370,091     744,103
 59      56082   Charleston Center                            133       97.9%        9/30/2002       909,726     185,075     668,352
 60      51805   Josey Village Shopping Center                 78       93.1%        3/31/2003     1,084,662     375,809     629,838
 61      56063   Walgreens - Taylor, MI                       315      100.0%        9/24/2002       484,800      10,203     473,148
 62      56193   Vista Ridge Shopping Center                  173      100.0%        9/30/2002       814,139     307,614     486,293
 63      53139   Pinefield South Center                        62      100.0%         1/6/2003       705,389     198,706     456,046
 64      56670   Sav-on Drug - Corona                         250      100.0%        8/30/2002       455,555      16,707     434,625
 65      56956   Walgreens - Roselle, NJ                      318      100.0%        12/9/2002       430,000      11,175     417,537
 66      52969   Ruffin Village Shopping Center                91       95.8%        9/30/2002       792,196     242,012     472,767
 67      53131   Jefferson Station                             71      100.0%        9/30/2002       491,390      96,678     382,202
 68      56553   Walgreens - Fenton                           229      100.0%       12/19/2002       339,066       6,926     332,140
 69      56413   Etowah Crossing Shopping Center               87      100.0%         2/5/2003       531,442     130,402     355,419
 70      56902   Walgreens - Clinton Highway, Knoxville       219      100.0%       11/15/2002       315,000       6,983     306,652


                                                                                    U/W
                                                                                REPLACEMENT
                                                                        U/W      RESERVES
         LOAN                                                  U/W  REPLACEMENT  PER UNIT/      MOST RECENT        MOST RECENT
SEQUENCE NUMBER     PROPERTY NAME                              DSCR  RESERVES     SF/PAD       STATEMENT TYPE       END DATE
-------- ------     -------------                              ---- ----------- ----------     --------------      -----------
  1      56955      Ashby Crossing Apartments                  1.47  $139,392     $484.00  Annualized Most Recent   9/30/2002
  2      56474      NYU 2nd Street Apartments                  1.35    51,600      298.27  Annualized Most Recent  12/31/2002
  3      53370      CLK2 - St. Germaine Apartments             1.37   138,000      250.00  Annualized Most Recent  12/31/2002
  4      57084      Sugar Run Apartments                       2.02    98,500      250.00         Full Year        12/31/2002
  5      53352      CLK2 - Cypress Pointe Apartments           1.27   113,664      256.00  Annualized Most Recent  12/31/2002
  6      56156      Arbour Apartments                          1.30   130,000      325.00  Annualized Most Recent  11/30/2002
  7      56880      Chatham Landing Apartments                 1.38    81,576      309.00         Full Year        12/31/2002
  8      53371      CLK2 - River Chase Apartments              1.30   104,500      250.00  Annualized Most Recent  12/31/2002
  9      56961      Island Pointe Apartments                   1.55    72,000      250.00         Full Year        12/31/2002
 10      55798      CLK - The Courts at Waterford
                    Apartments                                 1.22    82,680      260.00         Full Year        12/31/2002
 11      56965      Regal Springs Apartments                   1.40    66,000      300.00  Annualized Most Recent  11/30/2002
 12      56574      Coopers Mill Apartments                    1.50    91,500      250.00  Annualized Most Recent   9/30/2002
 13       4198      The Ponds Apartments, Bloomington          1.43    42,000      250.00  Annualized Most Recent  10/31/2002
 14      56888      Alvarado Apartments                        1.52    60,270      287.00  Annualized Most Recent  11/30/2002
 15      56755      Parkway Commons Apartments                 1.58    37,200      300.00  Annualized Most Recent  11/30/2002
 16      55842      CLK - Sedgefield Apartments                1.23    84,000      300.00         Full Year        12/31/2002
 17      56889      Dorado Heights Apartments                  1.57    54,000      250.00  Annualized Most Recent  11/30/2002
 18      56656      Terrace Apartments                         1.59    47,750      250.00  Annualized Most Recent  11/30/2002

 19       4824      Marvin Apartments (Fuller)                 1.33     9,630      321.00         Full Year        12/31/2002
 20       4732      Marvin Apartments (Camino Palmero)         1.32     9,630      321.00         Full Year        12/31/2002
                    SUB-TOTAL CROSSED LOANS

 21      56918      Southbrook - Otsego Villas Apartments      1.42    10,000      250.00  Annualized Most Recent  11/30/2002
 22      56794      Highland Ridge Apartments                  1.46    20,000      250.00  Annualized Most Recent  10/31/2002
 23      56360      The Villas Apartments                      1.20    49,000      250.00         Full Year        12/20/2002
 24      56869      Brookside Manor Apartments                 1.47    35,000      250.00  Annualized Most Recent   9/30/2002
 25       4723      Steeplechase Apartments Phase II           1.42    18,000      250.00  Annualized Most Recent   9/30/2002
 26       3637      Pines on the Bay                           1.36    30,660      292.00  Annualized Most Recent   9/30/2002
 27       3525      Windsor Manor Apartments                   1.40    20,500      250.00         Full Year        12/31/2002
 28      57007      Kearney Court Apartments                   1.47    13,750      250.00         Full Year        12/31/2002
 29      52748      Garden Club Apartments                     1.25    23,642      319.49  Annualized Most Recent   9/30/2002
 30      52998      Collegiate Courtyard                       1.30    14,400      300.00         Full Year        12/31/2002
 31       3636      The Oaks, Gulfport                         1.28    33,705      321.00  Annualized Most Recent   8/31/2002
 32      56916      Southbrook - Woodley Apartments            1.42     7,000      250.00  Annualized Most Recent  11/30/2002
 33      56917      Southbrook - Woodley Villas Apartments     1.42     8,750      250.00  Annualized Most Recent  11/30/2002
 34      56774      Prairie Oaks Senior Housing                1.40     9,000      250.00  Annualized Most Recent   9/30/2002
 35      56775      The Woodlands Senior Housing               1.39     9,450      225.00  Annualized Most Recent   9/30/2002
 36      56915      Southbrook - Roscoe-Noble Apartments       1.42     7,500      250.00  Annualized Most Recent  11/30/2002
 37       3341      The Pines Apartments                       1.38    25,200      300.00  Annualized Most Recent   8/31/2002
 38      56914      Southbrook - Roscoe-Kester Apartments      1.42     5,500      250.00  Annualized Most Recent  11/30/2002
 39      56913      Southbrook - Greenwood Apartments          1.42     4,500      250.00  Annualized Most Recent  11/30/2002
 40       4176      Crystal Commons Townhomes                  1.54     7,000      250.00  Annualized Most Recent  10/15/2002
 41      56778      Southbrook - Eastwood Apartments           1.42     4,500      250.00  Annualized Most Recent  10/31/2002
 42       5464      Kurt Drive Apartments                      1.38     7,080      295.00  Annualized Most Recent  12/31/2002
 43      56967      Emerald Square Mall                        2.68   197,257        0.35          Full Year       12/31/2002
 44      55959      Lakewood City Commons                      1.23    28,206        0.10  Annualized Most Recent   9/30/2002
 45      56932      Venice Crossroads                          1.41    24,156        0.15  Annualized Most Recent  11/30/2002
 46      53893      Rogue Valley Mall                          1.64    66,999        0.15         Full Year        12/31/2002
 47      55876      Montour Church Place at The Pointe
                    Shopping Center                            1.28    28,167        0.15  Annualized Most Recent   9/30/2002
 48      56148      Huntington Oaks Shopping Center            1.25    32,826        0.13         Full Year        12/31/2002
 49      56676      Haynes Bridge Village Shopping Center      1.42    15,244        0.15  Annualized Most Recent  12/31/2002
 50      56389      Govalle Shopping Center                    1.25    17,980        0.21  Annualized Most Recent   9/30/2002
 51      56120      Cimarron Plaza Shopping Center             1.33    19,067        0.19         Full Year        12/31/2002
 52      56541      Key Road Shopping Center                   1.33    15,227        0.20  Annualized Most Recent   9/30/2002
 53      51739      H-E-B Shopping Center                      1.30    12,884        0.16  Annualized Most Recent   9/30/2002
 54      52834      Marina Plaza Shopping Center               1.40     6,881        0.15  Annualized Most Recent  10/31/2002
 55      56878      Kohl's Department Store - Columbia, SC     1.20     5,195        0.06
 56      52857      Brown's Lane Plaza                         1.26    14,943        0.20  Annualized Most Recent
 57      55079      Pueblo Point Shopping Center               1.29    11,022        0.20  Annualized Most Recent  11/30/2002
 58      56739      Fox River Commons Shopping Center          2.28     7,871        0.10  Annualized Most Recent   9/30/2002
 59      56082      Charleston Center                          1.51    13,766        0.33  Annualized Most Recent   9/30/2002
 60      51805      Josey Village Shopping Center              1.57    17,021        0.25         Full Year        12/31/2002
 61      56063      Walgreens - Taylor, MI                     1.20     1,449        0.10         Full Year        12/31/2002
 62      56193      Vista Ridge Shopping Center                1.25     2,579        0.10  Annualized Most Recent   9/30/2002
 63      53139      Pinefield South Center                     1.30    14,280        0.20         Full Year        12/31/2002
 64      56670      Sav-on Drug - Corona                       1.29     4,223        0.25
 65      56956      Walgreens - Roselle, NJ                    1.40     1,288        0.10
 66      52969      Ruffin Village Shopping Center             1.48     8,919        0.20  Annualized Most Recent   7/31/2002
 67      53131      Jefferson Station                          1.47     7,312        0.15  Annualized Most Recent   9/30/2002
 68      56553      Walgreens - Fenton                         1.35                        Annualized Most Recent  10/31/2002
 69      56413      Etowah Crossing Shopping Center            1.31     8,866        0.24         Full Year        12/31/2002
 70      56902      Walgreens - Clinton Highway, Knoxville     1.44     1,365        0.10



                                                                 MOST
         LOAN                                                   RECENT
SEQUENCE NUMBER     PROPERTY NAME                              REVENUES
-------- ------     -------------                              --------
  1      56955      Ashby Crossing Apartments                 $4,486,384
  2      56474      NYU 2nd Street Apartments                  4,447,500
  3      53370      CLK2 - St. Germaine Apartments             3,426,606
  4      57084      Sugar Run Apartments                       2,817,954
  5      53352      CLK2 - Cypress Pointe Apartments           3,036,720
  6      56156      Arbour Apartments                          2,719,118
  7      56880      Chatham Landing Apartments                 2,276,581
  8      53371      CLK2 - River Chase Apartments              2,574,326
  9      56961      Island Pointe Apartments                   2,368,985
 10      55798      CLK - The Courts at Waterford
                    Apartments                                 2,047,032
 11      56965      Regal Springs Apartments                   1,578,832
 12      56574      Coopers Mill Apartments                    2,340,256
 13       4198      The Ponds Apartments, Bloomington            570,600
 14      56888      Alvarado Apartments                        1,450,137
 15      56755      Parkway Commons Apartments                   789,687
 16      55842      CLK - Sedgefield Apartments                1,488,727
 17      56889      Dorado Heights Apartments                  1,242,704
 18      56656      Terrace Apartments                         1,424,275
 19       4824      Marvin Apartments (Fuller)                   366,308
 20       4732      Marvin Apartments (Camino Palmero)           360,938
                    SUB-TOTAL CROSSED LOANS
 21      56918      Southbrook - Otsego Villas Apartments        536,459
 22      56794      Highland Ridge Apartments                    771,581
 23      56360      The Villas Apartments                      1,068,726
 24      56869      Brookside Manor Apartments                 1,033,793
 25       4723      Steeplechase Apartments Phase II             661,976
 26       3637      Pines on the Bay                             697,764
 27       3525      Windsor Manor Apartments                     556,564
 28      57007      Kearney Court Apartments                     572,980
 29      52748      Garden Club Apartments                       596,836
 30      52998      Collegiate Courtyard                         580,062
 31       3636      The Oaks, Gulfport                           688,892
 32      56916      Southbrook - Woodley Apartments              326,899
 33      56917      Southbrook - Woodley Villas Apartments       357,040
 34      56774      Prairie Oaks Senior Housing                  373,613
 35      56775      The Woodlands Senior Housing                 409,345
 36      56915      Southbrook - Roscoe-Noble Apartments         287,615
 37       3341      The Pines Apartments                         477,299
 38      56914      Southbrook - Roscoe-Kester Apartments        220,823
 39      56913      Southbrook - Greenwood Apartments            173,409
 40       4176      Crystal Commons Townhomes                    290,059
 41      56778      Southbrook - Eastwood Apartments             176,010
 42       5464      Kurt Drive Apartments                        181,555
 43      56967      Emerald Square Mall                       28,406,378
 44      55959      Lakewood City Commons                      5,564,740
 45      56932      Venice Crossroads                          3,773,888
 46      53893      Rogue Valley Mall                          7,482,559
 47      55876      Montour Church Place at The Pointe
                    Shopping Center                            2,971,385
 48      56148      Huntington Oaks Shopping Center            4,664,774
 49      56676      Haynes Bridge Village Shopping Center      1,205,370
 50      56389      Govalle Shopping Center                    1,111,932
 51      56120      Cimarron Plaza Shopping Center             1,395,019
 52      56541      Key Road Shopping Center                   1,161,491
 53      51739      H-E-B Shopping Center                        968,948
 54      52834      Marina Plaza Shopping Center               1,361,617
 55      56878      Kohl's Department Store - Columbia, SC
 56      52857      Brown's Lane Plaza                         1,083,045
 57      55079      Pueblo Point Shopping Center               1,085,796
 58      56739      Fox River Commons Shopping Center          1,092,317
 59      56082      Charleston Center                          1,050,507
 60      51805      Josey Village Shopping Center              1,254,403
 61      56063      Walgreens - Taylor, MI                       485,025
 62      56193      Vista Ridge Shopping Center                  782,404
 63      53139      Pinefield South Center                       634,529
 64      56670      Sav-on Drug - Corona
 65      56956      Walgreens - Roselle, NJ
 66      52969      Ruffin Village Shopping Center               859,507
 67      53131      Jefferson Station                            413,289
 68      56553      Walgreens - Fenton                           339,072
 69      56413      Etowah Crossing Shopping Center              565,572
 70      56902      Walgreens - Clinton Highway, Knoxville

                                                                   MOST       MOST       MOST
         LOAN                                                     RECENT     RECENT     RECENT   FULL YEAR    FULL YEAR  FULL YEAR
SEQUENCE NUMBER     PROPERTY NAME                                EXPENSES   CASH FLOW    DSCR     END DATE     REVENUES   EXPENSES
-------- ------     -------------                                --------   ---------   ------   ---------    ---------  ---------
  1      56955      Ashby Crossing Apartments                   $1,500,168 $2,871,016    1.59    12/31/2001   $4,527,997 $1,451,378
  2      56474      NYU 2nd Street Apartments                    1,350,528  3,096,972    1.75
  3      53370      CLK2 - St. Germaine Apartments               1,198,229  2,086,052    1.41    12/31/2001    3,206,125  1,184,695
  4      57084      Sugar Run Apartments                         1,165,163  1,652,791    1.83
  5      53352      CLK2 - Cypress Pointe Apartments             1,376,203  1,576,740    1.20    12/31/2001    3,076,184  1,309,869
  6      56156      Arbour Apartments                            1,082,353  1,522,064    1.21    12/31/2001    2,829,933  1,065,091
  7      56880      Chatham Landing Apartments                     693,226  1,528,210    1.49    12/31/2001    2,269,648    753,371
  8      53371      CLK2 - River Chase Apartments                1,200,555  1,195,932    1.17    12/31/2001    2,705,879  1,229,275
  9      56961      Island Pointe Apartments                     1,028,956   -796,369   -1.03
 10      55798      CLK - The Courts at Waterford Apartments       913,396    869,824    0.92    12/31/2000    2,223,196    955,629
 11      56965      Regal Springs Apartments                       778,764    740,068    1.15
 12      56574      Coopers Mill Apartments                      1,208,040  1,132,216    1.85    12/31/2001    2,263,702  1,166,340
 13       4198      The Ponds Apartments, Bloomington              223,910    257,817    0.50
 14      56888      Alvarado Apartments                            523,114    889,363    1.74    12/31/2001    1,514,085    540,005
 15      56755      Parkway Commons Apartments                     352,803    436,884    0.98
 16      55842      CLK - Sedgefield Apartments                    745,036    498,224    0.91    12/31/2000    1,424,143    736,794
 17      56889      Dorado Heights Apartments                      440,271    770,705    1.86    12/31/2001    1,178,206    509,601
 18      56656      Terrace Apartments                             636,004    722,500    1.88    12/31/2001    1,462,826    604,343

 19       4824      Marvin Apartments (Fuller)                      87,076    272,326    1.54    12/31/2001      337,267     85,446
 20       4732      Marvin Apartments (Camino Palmero)              87,299    265,625    1.63    12/31/2001      350,972     85,888
                    SUB-TOTAL CROSSED LOANS

 21      56918      Southbrook - Otsego Villas Apartments           85,599    313,459    1.03    12/31/2001      484,565     91,271
 22      56794      Highland Ridge Apartments                      281,436    490,145    1.63    12/31/2001      675,241    317,830
 23      56360      The Villas Apartments                          561,992    270,830    0.72    12/31/2001    1,064,483    518,507
 24      56869      Brookside Manor Apartments                     545,556    335,192    1.12    12/31/2001      992,822    507,995
 25       4723      Steeplechase Apartments Phase II               190,581    471,396    1.64
 26       3637      Pines on the Bay                               293,197    404,567    1.45    12/31/2001      705,767    303,525
 27       3525      Windsor Manor Apartments                       195,568    349,668    1.42    12/31/2001      559,732    194,133
 28      57007      Kearney Court Apartments                       211,022    361,958    1.56    12/31/2001      574,005    185,397
 29      52748      Garden Club Apartments                         212,077    368,233    1.43    12/31/2001      531,092    244,825
 30      52998      Collegiate Courtyard                           218,577    361,485    1.47    12/31/2001      557,715    213,338
 31       3636      The Oaks, Gulfport                             345,879    343,013    1.38    12/31/2001      655,919    312,792
 32      56916      Southbrook - Woodley Apartments                 51,326    275,572    1.50    12/31/2001      289,959     55,892
 33      56917      Southbrook - Woodley Villas Apartments          58,390    298,651    1.64    12/31/2001      305,973     67,978
 34      56774      Prairie Oaks Senior Housing                    145,487    228,127    1.42    12/31/2001      278,296    149,347
 35      56775      The Woodlands Senior Housing                   169,699    237,087    1.48    12/31/2001      402,437    170,745
 36      56915      Southbrook - Roscoe-Noble Apartments            58,300    211,225    1.57    12/31/2001      216,524     46,339
 37       3341      The Pines Apartments                           277,117    191,493    1.37    12/31/2001      451,249    250,053
 38      56914      Southbrook - Roscoe-Kester Apartments           37,159    165,483    1.44    12/31/2001      193,044     44,276
 39      56913      Southbrook - Greenwood Apartments               30,587    142,822    1.59    12/31/2001      152,504     34,665
 40       4176      Crystal Commons Townhomes                       59,082    202,746    1.94    12/31/2001      264,765     83,178
 41      56778      Southbrook - Eastwood Apartments                27,828    148,182    1.66    12/31/2001      156,837     34,090
 42       5464      Kurt Drive Apartments                           57,038     51,191    0.59    12/31/2001      186,624     52,851
 43      56967      Emerald Square Mall                          9,372,695 19,033,683    2.80    12/31/2001   27,561,531  9,659,815
 44      55959      Lakewood City Commons                        1,760,467  3,804,273    1.42    12/31/2000    1,553,856    644,714
 45      56932      Venice Crossroads                              490,332  3,283,556    1.54    12/31/2001    3,623,555    589,715
 46      53893      Rogue Valley Mall                            3,253,995  4,228,564    1.69    12/31/2001    7,287,384  2,929,637
 47      55876      Montour Church Place at The Pointe
                    Shopping Center                                322,556  2,648,829    1.23    12/31/2001    1,418,706   143,1480
 48      56148      Huntington Oaks Shopping Center              1,054,449  3,329,733    1.48    12/31/2001    5,093,070   1,521,96
 49      56676      Haynes Bridge Village Shopping Center          337,474    867,896    1.14    12/31/2001    1,425,364    373,118
 50      56389      Govalle Shopping Center                        446,739    662,165    1.00
 51      56120      Cimarron Plaza Shopping Center                 498,456    798,574    1.20    12/31/2000    1,293,189    394,918
 52      56541      Key Road Shopping Center                       212,009    949,481    1.46    12/31/2001    1,247,726    258,805
 53      51739      H-E-B Shopping Center                           99,446    866,369    1.43    12/31/2001      162,468     53,341
 54      52834      Marina Plaza Shopping Center                   125,951  1,235,666    2.34
 55      56878      Kohl's Department Store - Columbia, SC
 56      52857      Brown's Lane Plaza                             376,931    706,115    1.33    12/31/2001    1,067,343    341,667
 57      55079      Pueblo Point Shopping Center                   279,087    806,709    1.60    12/31/2001    1,057,055    295,147
 58      56739      Fox River Commons Shopping Center               90,876    999,519    3.06    12/31/2001      790,106    157,907
 59      56082      Charleston Center                              132,100    918,407    2.07    12/31/2001      906,730    168,481
 60      51805      Josey Village Shopping Center                  376,217    878,186    2.20    12/31/2001    1,243,304    374,872
 61      56063      Walgreens - Taylor, MI                          15,897    467,308    1.19
 62      56193      Vista Ridge Shopping Center                    291,961    490,443    1.26
 63      53139      Pinefield South Center                         150,296    265,965    0.76
 64      56670      Sav-on Drug - Corona
 65      56956      Walgreens - Roselle, NJ
 66      52969      Ruffin Village Shopping Center                 197,700    594,494    1.86    12/31/2001     781,234     226,114
 67      53131      Jefferson Station                               33,377    366,311    1.41
 68      56553      Walgreens - Fenton                              29,412    309,660    1.26
 69      56413      Etowah Crossing Shopping Center                131,912    430,447    1.59    12/31/2001     504,823     114,475
 70      56902      Walgreens - Clinton Highway, Knoxville




                                                                                                                            LARGEST
                                                                                     FULL                                    TENANT
         LOAN                                                           FULL YEAR    YEAR                                    LEASED
SEQUENCE NUMBER    PROPERTY NAME                                        CASH FLOW    DSCR     LARGEST TENANT                   SF
-------- ------    -------------                                        ---------    ----     --------------                -------
   1     56955     Ashby Crossing Apartments                           $2,961,419    1.64
   2     56474     NYU 2nd Street Apartments
   3     53370     CLK2 - St. Germaine Apartments                       1,650,636    1.12
   4     57084     Sugar Run Apartments
   5     53352     CLK2 - Cypress Pointe Apartments                     1,611,725    1.23
   6     56156     Arbour Apartments                                    1,589,734    1.26
   7     56880     Chatham Landing Apartments                           1,439,634    1.41
   8     53371     CLK2 - River Chase Apartments                          840,257    0.82
   9     56961     Island Pointe Apartments
  10     55798     CLK - The Courts at Waterford Apartments             1,130,743    1.20
  11     56965     Regal Springs Apartments
  12     56574     Coopers Mill Apartments                              1,097,362    1.79
  13      4198     The Ponds Apartments, Bloomington
  14     56888     Alvarado Apartments                                    752,832    1.47
  15     56755     Parkway Commons Apartments
  16     55842     CLK - Sedgefield Apartments                            687,349    1.25
  17     56889     Dorado Heights Apartments                              555,665    1.34
  18     56656     Terrace Apartments                                     784,059    2.04

  19      4824     Marvin Apartments (Fuller)                             232,321    1.31
  20      4732     Marvin Apartments (Camino Palmero)                     245,584    1.51
                   SUB-TOTAL CROSSED LOANS

  21     56918     Southbrook - Otsego Villas Apartments                  324,952    1.07
  22     56794     Highland Ridge Apartments                              357,411    1.19
  23     56360     The Villas Apartments                                  496,976    1.33
  24     56869     Brookside Manor Apartments                             400,609    1.34
  25      4723     Steeplechase Apartments Phase II
  26      3637     Pines on the Bay                                       402,242    1.44
  27      3525     Windsor Manor Apartments                               353,359    1.44
  28     57007     Kearney Court Apartments                               388,608    1.68
  29     52748     Garden Club Apartments                                 286,267    1.11
  30     52998     Collegiate Courtyard                                   344,377    1.40
  31      3636     The Oaks, Gulfport                                     343,127    1.38
  32     56916     Southbrook - Woodley Apartments                        193,386    1.05
  33     56917     Southbrook - Woodley Villas Apartments                 207,597    1.14
  34     56774     Prairie Oaks Senior Housing                            128,949    0.80
  35     56775     The Woodlands Senior Housing                           231,692    1.45
  36     56915     Southbrook - Roscoe-Noble Apartments                   119,535    0.89
  37      3341      The Pines Apartments                                  185,330    1.33
  38     56914     Southbrook - Roscoe-Kester Apartments                  132,522    1.15
  39     56913     Southbrook - Greenwood Apartments                      101,688    1.13
  40      4176     Crystal Commons Townhomes                              175,987    1.69
  41     56778     Southbrook - Eastwood Apartments                        96,491    1.08
  42      5464     Kurt Drive Apartments                                  133,773    1.54
  43     56967     Emerald Square Mall                                 17,901,716    2.63     J.C. Penney                  188,950
  44     55959     Lakewood City Commons                                  909,142    0.34     Cub Foods                     56,953
  45     56932     Venice Crossroads                                    3,033,840    1.43     Albertson's, Inc.             52,437
  46     53893     Rogue Valley Mall                                    4,357,747    1.75     J.C. Penney Company           86,145
  47     55876     Montour Church Place at The Pointe Shopping Center   1,275,558    0.59     Lowe's Home Centers          135,052
  48     56148     Huntington Oaks Shopping Center                      2,520,516    1.12     Toys R Us                     42,815
  49     56676     Haynes Bridge Village Shopping Center                1,026,849    1.35     Publix                        55,999
  50     56389     Govalle Shopping Center                                                    HEB Grocery Company           53,626
  51     56120     Cimarron Plaza Shopping Center                         869,316    1.30     Mr. E's Music                 20,700
  52     56541     Key Road Shopping Center                               984,715    1.51     TJ Maxx                       26,515
  53     51739     H-E-B Shopping Center                                  109,127    0.18     HEB Grocery Company, LP       70,458
  54     52834     Marina Plaza Shopping Center                                               Marina Food                   31,416
  55     56878     Kohl's Department Store - Columbia, SC                                     Kohls                         86,584
  56     52857     Brown's Lane Plaza                                     725,676    1.37     Stop & Shop Co., Inc.         58,105
  57     55079     Pueblo Point Shopping Center                           737,040    1.46     Wild Oats Market              28,280
  58     56739     Fox River Commons Shopping Center                      293,907    0.90     Bed, Bath & Beyond            30,040
  59     56082     Charleston Center                                      738,249    1.67     Piazz's Fine Foods            17,566
  60     51805     Josey Village Shopping Center                          868,432    2.17     Office Depot                  36,857
  61     56063     Walgreens - Taylor, MI                                                     Walgreen Co.                  14,490
  62     56193     Vista Ridge Shopping Center                                                Guadalajara                    6,000
  63     53139     Pinefield South Center                                                     Family Furniture              19,834
  64     56670     Sav-on Drug - Corona                                                       Savon Drug Store              16,784
  65     56956     Walgreens - Roselle, NJ                                                    Walgreens                     12,875
  66     52969     Ruffin Village Shopping Center                         489,025    1.53     Giovanni's Restaurant          5,580
  67     53131     Jefferson Station                                                          Food Lion                     37,961
  68     56553     Walgreens - Fenton                                                         Walgreen Co.                  14,490
  69     56413     Etowah Crossing Shopping Center                        390,348    1.44     Petland, Inc.                  4,797
  70     56902     Walgreens - Clinton Highway, Knoxville                                     Walgreen Co.                  13,650

                                                                       LARGEST    LARGEST                                    SECOND
                                                                        TENANT     TENANT                                   LARGEST
         LOAN                                                            % OF      LEASE                                     TENANT
SEQUENCE NUMBER    PROPERTY NAME                                       TOTAL SF  EXPIRATION    SECOND LARGEST TENANT       LEASED SF
-------- ------    -------------                                       --------  ----------    ---------------------       ---------
   1     56955     Ashby Crossing Apartments
   2     56474     NYU 2nd Street Apartments
   3     53370     CLK2 - St. Germaine Apartments
   4     57084     Sugar Run Apartments
   5     53352     CLK2 - Cypress Pointe Apartments
   6     56156     Arbour Apartments
   7     56880     Chatham Landing Apartments
   8     53371     CLK2 - River Chase Apartments
   9     56961     Island Pointe Apartments
  10     55798     CLK - The Courts at Waterford Apartments
  11     56965     Regal Springs Apartments
  12     56574     Coopers Mill Apartments
  13     4198      The Ponds Apartments, Bloomington
  14     56888     Alvarado Apartments
  15     56755     Parkway Commons Apartments
  16     55842     CLK - Sedgefield Apartments
  17     56889     Dorado Heights Apartments
  18     56656     Terrace Apartments
  19     4824      Marvin Apartments (Fuller)
  20     4732      Marvin Apartments (Camino Palmero)
                   SUB-TOTAL CROSSED LOANS
  21     56918     Southbrook - Otsego Villas Apartments
  22     56794     Highland Ridge Apartments
  23     56360     The Villas Apartments
  24     56869     Brookside Manor Apartments
  25     4723      Steeplechase Apartments Phase II
  26     3637      Pines on the Bay
  27     3525      Windsor Manor Apartments
  28     57007     Kearney Court Apartments
  29     52748     Garden Club Apartments
  30     52998     Collegiate Courtyard
  31     3636      The Oaks, Gulfport
  32     56916     Southbrook - Woodley Apartments
  33     56917     Southbrook - Woodley Villas Apartments
  34     56774     Prairie Oaks Senior Housing
  35     56775     The Woodlands Senior Housing
  36     56915     Southbrook - Roscoe-Noble Apartments
  37     3341      The Pines Apartments
  38     56914     Southbrook - Roscoe-Kester Apartments
  39     56913     Southbrook - Greenwood Apartments
  40     4176      Crystal Commons Townhomes
  41     56778     Southbrook - Eastwood Apartments
  42     5464      Kurt Drive Apartments
  43     56967     Emerald Square Mall                                    34%      8/31/2019   Footaction USA                  8,935
  44     55959     Lakewood City Commons                                  20%      7/30/2020   Ross Stores, Inc.              29,945
  45     56932     Venice Crossroads                                      33%      5/13/2018   Office Max                     36,220
  46     53893     Rogue Valley Mall                                      19%     10/31/2011   Meier & Frank Home Store       84,480
  47     55876     Montour Church Place at The Pointe Shopping Center     72%      8/31/2021   Scoglio's Restaurant           10,722
  48     56148     Huntington Oaks Shopping Center                        17%      1/31/2018   Marshall's                     37,966
  49     56676     Haynes Bridge Village Shopping Center                  55%     10/31/2022   Grand Harbor Import             8,500
  50     56389     Govalle Shopping Center                                62%      5/23/2022   Auto Zone                      11,330
  51     56120     Cimarron Plaza Shopping Center                         20%      1/31/2008   Dollar Tree                    12,616
  52     56541     Key Road Shopping Center                               35%      8/31/2005   Staples, Inc.                  21,800
  53     51739     H-E-B Shopping Center                                  85%      6/30/2022   CATO                            3,900
  54     52834     Marina Plaza Shopping Center                           71%      4/30/2026   Cafe Ophelia                    3,100
  55     56878     Kohl's Department Store - Columbia, SC                100%      8/31/2022
  56     52857     Brown's Lane Plaza                                     78%      6/30/2021   Blockbuster Video               4,575
  57     55079     Pueblo Point Shopping Center                           52%      8/31/2018   Cigna (Visions Optical)         3,570
  58     56739     Fox River Commons Shopping Center                      38%      1/31/2010   Barnes & Noble                 24,080
  59     56082     Charleston Center                                      42%      9/30/2016   Benton Medical Equipment        4,000
  60     51805     Josey Village Shopping Center                          54%      3/31/2005   Dickey's Barbecue Pit, Inc.     6,400
  61     56063     Walgreens - Taylor, MI                                100%     11/30/2061
  62     56193     Vista Ridge Shopping Center                            23%      9/30/2007   Blockbuster Corporation         4,200
  63     53139     Pinefield South Center                                 28%     10/31/2011   Sheppard Pratt Health Sys       9,750
  64     56670     Sav-on Drug - Corona                                   99%      7/10/2027   Bank of America                   200
  65     56956     Walgreens - Roselle, NJ                               100%      9/30/2077
  66     52969     Ruffin Village Shopping Center                         13%      7/31/2010   Carl's Jr.                      4,008
  67     53131     Jefferson Station                                      78%      1/29/2022   Dollar General                  7,200
  68     56553     Walgreens - Fenton                                    100%      5/31/2077
  69     56413     Etowah Crossing Shopping Center                        13%      4/30/2007   Hallmark                        3,690
  70     56902     Walgreens - Clinton Highway, Knoxville                100%     11/30/2077



                                                     SECOND                                                       THIRD
                                                     LARGEST                                                     LARGEST
                                                     TENANT      SECOND                                THIRD     TENANT
                                                      % OF      LARGEST                               LARGEST     % OF    LEASE
         LOAN                                         TOTAL   TENANT LEASE                            TENANT      TOTAL   EXPIR-
SEQUENCE NUMBER  PROPERTY NAME                         SF      EXPIRATION    THIRD LARGEST TENANT    LEASED SF     SF     ATION
-------- ------  -------------                       -------  ------------   --------------------    ---------   -------  ------
   1     56955   Ashby Crossing Apartments
   2     56474   NYU 2nd Street Apartments
   3     53370   CLK2 - St. Germaine Apartments
   4     57084   Sugar Run Apartments
   5     53352   CLK2 - Cypress Pointe Apartments
   6     56156   Arbour Apartments
   7     56880   Chatham Landing Apartments
   8     53371   CLK2 - River Chase Apartments
   9     56961   Island Pointe Apartments
  10     55798   CLK - The Courts at Waterford
                 Apartments
  11     56965   Regal Springs Apartments
  12     56574   Coopers Mill Apartments
  13     4198    The Ponds Apartments, Bloomington
  14     56888   Alvarado Apartments
  15     56755   Parkway Commons Apartments
  16     55842   CLK - Sedgefield Apartments
  17     56889   Dorado Heights Apartments
  18     56656   Terrace Apartments
  19     4824    Marvin Apartments (Fuller)
  20     4732    Marvin Apartments (Camino Palmero)
                 SUB-TOTAL CROSSED LOANS
  21     56918   Southbrook - Otsego Villas
                 Apartments
  22     56794   Highland Ridge Apartments
  23     56360   The Villas Apartments
  24     56869   Brookside Manor Apartments
  25     4723    Steeplechase Apartments Phase II
  26     3637    Pines on the Bay
  27     3525    Windsor Manor Apartments
  28     57007   Kearney Court Apartments
  29     52748   Garden Club Apartments
  30     52998   Collegiate Courtyard
  31     3636    The Oaks, Gulfport
  32     56916   Southbrook - Woodley Apartments
  33     56917   Southbrook - Woodley Villas
                 Apartments
  34     56774   Prairie Oaks Senior Housing
  35     56775   The Woodlands Senior Housing
  36     56915   Southbrook - Roscoe-Noble Apartments
  37     3341    The Pines Apartments
  38     56914   Southbrook - Roscoe-Kester Apartments
  39     56913   Southbrook - Greenwood Apartments
  40     4176    Crystal Commons Townhomes
  41     56778   Southbrook - Eastwood Apartments
  42     5464    Kurt Drive Apartments
  43     56967   Emerald Square Mall                      2%   1/31/2005   Abercrombie & Fitch         8,628     2%       1/31/2011
  44     55959   Lakewood City Commons                   11%   1/31/2011   Old Navy                   25,016     9%       9/30/2005
  45     56932   Venice Crossroads                       23%   5/31/2012   Ross Stores, Inc.          30,381    19%       1/31/2009
  46     53893   Rogue Valley Mall                       19%   1/31/2018   Linens 'N Things           27,505     6%       1/31/2014
  47     55876   Montour Church Place at The Pointe
                 Shopping Center                          6%   5/31/2011   Pier 1                      9,460     5%       3/31/2011
  48     56148   Huntington Oaks Shopping Center         15%   7/26/2004   Bed Bath & Beyond          30,000    12%       1/31/2018
  49     56676   Haynes Bridge Village Shopping Center    8%  11/15/2005   Comeaux's Louisiana         4,200     4%       5/22/2004
  50     56389   Govalle Shopping Center                 13%   7/31/2006   Austin Emergency Services   9,065    11%       5/11/2003
  51     56120   Cimarron Plaza Shopping Center          12%   5/31/2006   Hobby Maker                10,941    11%      12/31/2005
  52     56541   Key Road Shopping Center                29%   7/31/2005   Petco Animal Supplies      12,498    16%       1/31/2018
  53     51739   H-E-B Shopping Center                    5%   1/31/2005   Rent-Way                    3,300     4%      10/31/2003
  54     52834   Marina Plaza Shopping Center             7%  10/15/2005   Tan Tan Video               2,134     5%       9/30/2009
  55     56878   Kohl's Department Store - Columbia, SC
  56     52857   Brown's Lane Plaza                       6%  12/31/2009   Only A Dollar, Inc.         4,080     5%       5/31/2007
  57     55079   Pueblo Point Shopping Center             7%  12/31/2005   Golden Plate (Yummy China)  3,300     6%       8/31/2005
  58     56739   Fox River Commons Shopping Center       31%   1/31/2015   Old Navy                   20,269    26%       4/30/2009
  59     56082   Charleston Center                       10%   8/31/2003   Service Park Dental Group   3,811     9%       1/31/2007
  60     51805   Josey Village Shopping Center            9%  10/31/2007   Grandy's                    4,400     6%       5/31/2003
  61     56063   Walgreens - Taylor, MI
  62     56193   Vista Ridge Shopping Center             16%   1/31/2007   Washington Mutual Bank      2,875    11%       4/30/2012
  63     53139   Pinefield South Center                  14%   4/30/2007   Spurs                       7,541    11%       7/31/2008
  64     56670   Sav-on Drug - Corona                     1%    1/1/2004
  65     56956   Walgreens - Roselle, NJ
  66     52969   Ruffin Village Shopping Center           9%  10/31/2007   Charlie Rose Baseball       3,100     7%       3/31/2005
  67     53131   Jefferson Station                       15%    2/1/2012   1st Franklin                1,200     2%       3/31/2007
  68     56553   Walgreens - Fenton
  69     56413   Etowah Crossing Shopping Center         10%   2/28/2009   Hooters of America          3,580    10%       1/31/2008
  70     56902   Walgreens - Clinton Highway, Knoxville

         LOAN
SEQUENCE NUMBER       PROPERTY NAME                                                    PROPERTY ADDRESS
-------- ------       -------------                                                    ----------------
    71     52161      Walgreens - Jacksonville, FL                                     1220 University Boulevard
    72     56824      Walgreens - 5828 Summer Avenue, Memphis, TN                      5828 Summer Avenue
    73     56233      CVS - Kannapolis                                                 520 North Cannon Boulevard
    74     56231      CVS - Winston Salem                                              5471 University Parkway
    75     53141      Yadkinville Food Lion                                            616 S. State Street (U.S. Highway 601 South)
    76     56687      Walgreens - Des Moines (Johnston), IA                            6200 Merle Hay Road
    77      3215      Gretna Retail Center                                             1523 Manhattan Boulevard
    78     56230      CVS - Hickory                                                    1220 US Highway 321 North
    79      2777      CVS-Goldsboro                                                    2103 Wayne Memorial Drive
    80     56232      CVS - Morganton                                                  200 North Green Street
    81     56184      Vero Beach Corners Shopping Center                               5445 20th Street
    82     56182      Okeechobee Corners Shopping Center                               2105 S. Parrot Avenue
    83     56515      Five Points Corners Shopping Center                              13637 Northwest Boulevard
    84     57081      Sotheby's Building                                               1334 York Avenue
    85     56570      1020 Holcombe Blvd.                                              1020 Holcombe Boulevard
    86     54611      International Center IV                                          2828 N. Harwood Street
    87     56826      3701 Market Street Office Building                               3701 Market Street
    88     56682      Miramar Centre II                                                3501 SW 160th Street
    89     52991      Lincoln Center Professional Office Building                      7100 East Lincoln Drive
    90     56715      ADP Building                                                     16901 Michigan Avenue
    91     56569      Paddock Park Business Center                                     3300 S.W. 34th Avenue
    92     56690      IKON Office/ Distribution Buildings                              1700 and 1738 Bass Road
    93     52876      65-35 Queens Boulevard                                           65-35 Queens Boulevard
    94      3568      Rio West Office Complex                                          307 Rio Road West
    95     56790      Neptune Medical Office                                           10 Neptune Boulevard
    96     56922      Logan Industrial Park                                            440 William F. McClellan Highway
    97     56485      Office Depot - Signal Hill, CA                                   3366 East Willow Street
    98     56555      TNT Logistics Warehouse - Temperance, MI                         7111 Crabb Road
    99     56846      Cedros Plaza                                                     410 - 444 South Cedros Avenue
   100      4657      Flagstaff Airport Business Center                                2901 Shamrell Boulevard

  101.1    56783      Wellbridge Portfolio - Flagship Athletic Club                    755 Prairie Center Drive
  101.2    56783      Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park    5525 Cedar Lake Road
  101.3    56783      Wellbridge Portfolio - Northwest Athletic Club-Crosstown         6233 Baker Road
  101.4    56783      Wellbridge Portfolio - Northwest Athletic Club-Moore Lake        1200 NE Moore Lake Drive
  101.5    56783      Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown      4100 Prospect Avenue NE
  101.6    56783      Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint    4300 Landau Street NE
  101.7    56783      Wellbridge Portfolio - Newton Athletic Club                      135 Wells Avenue
  101.8    56783      Wellbridge Portfolio - Athletic Club Boca Raton                  1499 Yamato Road
  101.9    56783      Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint   9190 Coors Boulevard NW
  101.10   56783      Wellbridge Portfolio - Northwest Athletic Club-Normandale        6701 W. 78th Street
  101.11   56783      Wellbridge Portfolio - Northwest Athletic Club-Burnsville        14600 Burnhaven Drive
  101.12   56783      Wellbridge Portfolio - Northwest Athletic Club-98th Street       1001 W. 98th Street
  101.13   56783      Wellbridge Portfolio - Harbour Island Athletic Club              900 South Harbour Island Boulevard
  101.14   56783      Wellbridge Portfolio - Northwest Athletic Club-Highway 100       4001 Lake Breeze Avenue
  101.15   56783      Wellbridge Portfolio - Northwest Athletic Club-Oakdale           1201 South Ford Road
   101     56783      WELLBRIDGE PORTFOLIO (ROLL-UP)

   102      5315      Acacia Gardens MHC                                               5505 North Shannon Road
   103      4475      Riverside Village MHC                                            4375 Weber River Drive
   104      5059      Dove Canyon MHC                                                  3815 South Main Street
   105      5272      Superstition MHC                                                 269 North Winchester
   106      4926      Sherwood MHC                                                     1725 Massey Tompkins Road
   107      4981      Lake Bonny MHC                                                   30 Bonisee Circle


  108.1    56951      Morningstar-Pineville Road Self Storage                          10811 Pineville Road
  108.2    56951      Morningstar-Park Road Self Storage                               10111 Park Road
   108     56951      MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)

   109     56416      Lackland Self Storage                                            1424 Rahway Avenue
   110     56950      Morningstar-Albemarle Self Storage                               7000 Harrisburg Road
   111      4393      Congress Mini Storage                                            4515 South Congress Avenue
   112      5537      Taylor Street Self Storage                                       4051 Taylor Street
        ----------------------------------------------------------------------------------------------------------------------------
                      TOTALS/WEIGHTED AVERAGE                                          112 LOANS
        ============================================================================================================================

          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

         LOAN
SEQUENCE NUMBER PROPERTY NAME                                                    COUNTY           CITY            STATE     ZIP CODE
-------- ------ -------------                                                    ------           ----            -----     --------
  71     52161  Walgreens - Jacksonville, FL                                     Duval            Jacksonville     FL         32211
  72     56824  Walgreens - 5828 Summer Avenue, Memphis, TN                      Shelby           Memphis          TN         38134
  73     56233  CVS - Kannapolis                                                 Cabarrus         Kannapolis       NC         28083
  74     56231  CVS - Winston Salem                                              Forsyth          Winston Salem    NC         27106
  75     53141  Yadkinville Food Lion                                            Yadkin           Yadkinville      NC         27055
  76     56687  Walgreens - Des Moines (Johnston), IA                            Polk             Johnston         IA         50131
  77     3215   Gretna Retail Center                                             Jefferson Parish Harvey           LA         70058
  78     56230  CVS - Hickory                                                    Catawba          Hickory          NC         28601
  79     2777   CVS-Goldsboro                                                    Wayne            Goldsboro        NC         27534
  80     56232  CVS - Morganton                                                  Burke            Morganton        NC         28655
  81     56184  Vero Beach Corners Shopping Center                               Indian River     Vero Beach       FL         32966
  82     56182  Okeechobee Corners Shopping Center                               Okeechobee       Okeechobee       FL         34974
  83     56515  Five Points Corners Shopping Center                              Nueces           Corpus Christi   TX         78410
  84     57081  Sotheby's Building                                               New York         New York         NY         10021
  85     56570  1020 Holcombe Blvd.                                              Harris           Houston          TX         77030
  86     54611  International Center IV                                          Dallas           Dallas           TX         75201
  87     56826  3701 Market Street Office Building                               Philadelphia     Philadelphia     PA         19104
  88     56682  Miramar Centre II                                                Broward          Miramar          FL         33027
  89     52991  Lincoln Center Professional Office Building                      Maricopa         Scottsdale       AZ         85253
  90     56715  ADP Building                                                     Wayne            Dearborn         MI         48126
  91     56569  Paddock Park Business Center                                     Marion           Ocala            FL         34474

  92     56690  IKON Office/ Distribution Buildings                              Bibb             Macon            GA         31210
  93     52876  65-35 Queens Boulevard                                           Queens           Woodside         NY         11377
  94     3568   Rio West Office Complex                                          Albemarle        Charlottesville  VA         22901
  95     56790  Neptune Medical Office                                           Monmouth         Neptune          NJ         07753
  96     56922  Logan Industrial Park                                            Suffolk          Boston           MA         02128
  97     56485  Office Depot - Signal Hill, CA                                   Los Angeles      Signal Hill      CA         90755
  98     56555  TNT Logistics Warehouse - Temperance, MI                         Monroe           Temperance       MI         48182
  99     56846  Cedros Plaza                                                     San Diego        Solana Beach     CA         92075
  100    4657   Flagstaff Airport Business Center                                Coconino         Flagstaff        AZ         86001
 101.1   56783  Wellbridge Portfolio - Flagship Athletic Club                    Hennepin         Eden Prairie     MN         55344
 101.2   56783  Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park    Hennepin         St. Louis Park   MN         55416
 101.3   56783  Wellbridge Portfolio - Northwest Athletic Club-Crosstown         Hennepin         Eden Prairie     MN         55346
 101.4   56783  Wellbridge Portfolio - Northwest Athletic Club-Moore Lake        Anoka            Fridley          MN         55432
 101.5   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown      Bernalillo       Albuquerque      NM         87110
 101.6   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint    Bernalillo       Albuquerque      NM         87111
 101.7   56783  Wellbridge Portfolio - Newton Athletic Club                      Middlesex        Newton           MA         02459
 101.8   56783  Wellbridge Portfolio - Athletic Club Boca Raton                  Palm Beach       Boca Raton       FL         33431
 101.9   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint   Bernalillo       Albuquerque      NM         87120
101.10   56783  Wellbridge Portfolio - Northwest Athletic Club-Normandale        Hennepin         Bloomington      MN         55439
101.11   56783  Wellbridge Portfolio - Northwest Athletic Club-Burnsville        Dakota           Burnsville       MN         55306
101.12   56783  Wellbridge Portfolio - Northwest Athletic Club-98th Street       Hennepin         Bloomington      MN         55431
101.13   56783  Wellbridge Portfolio - Harbour Island Athletic Club              Hillsborough     Tampa            FL         33602
101.14   56783  Wellbridge Portfolio - Northwest Athletic Club-Highway 100       Hennepin         Brooklyn Center  MN         55429
101.15   56783  Wellbridge Portfolio - Northwest Athletic Club-Oakdale           Hennepin         Minnetonka       MN         55305
  101    56783  WELLBRIDGE PORTFOLIO (ROLL-UP)
   102    5315   Acacia Gardens MHC                                              Pima             Tucson           AZ         85705
   103    4475   Riverside Village MHC                                           Weber            Riverdale        UT         84405
   104    5059   Dove Canyon MHC                                                 Dona Ana         Mesilla Park     NM         88047
   105    5272   Superstition MHC                                                Pinal            Apache Junction  AZ         85219
   106    4926   Sherwood MHC                                                    Harris           Baytown          TX         77521
   107    4981   Lake Bonny MHC                                                  Polk             Lakeland         FL         33801
  108.1   56951  Morningstar-Pineville Road Self Storage                         Mecklenburg      Pineville        NC         28134
  108.2   56951  Morningstar-Park Road Self Storage                              Mecklenburg      Pineville        NC         28210
   108    56951  MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)
   109    56416  Lackland Self Storage                                           Middlesex        Avenel           NJ         07001
   110    56950  Morningstar-Albemarle Self Storage                              Mecklenburg      Charlotte        NC         28215
   111    4393   Congress Mini Storage                                           Travis           Austin           TX         78745
   112    5537   Taylor Street Self Storage                                      Sacramento       Sacramento       CA         95838
        ----------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
        ============================================================================================================================

          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.




         LOAN                                                                    ORIGINAL     CUT-OFF DATE     MATURITY
SEQUENCE NUMBER PROPERTY NAME                                   PROPERTY TYPE    BALANCE         BALANCE     DATE BALANCE  LOAN TYPE
-------- ------ -------------                                   -------------    -------      ------------   ------------  ---------
  71     52161  Walgreens - Jacksonville, FL                        Retail       2,792,000      2,775,122      2,469,044    Balloon
  72     56824  Walgreens - 5828 Summer Avenue, Memphis, TN         Retail       2,740,000      2,729,686      2,335,490    Balloon
  73     56233  CVS - Kannapolis                                    Retail       2,615,000      2,584,616      2,137,866    Balloon
  74     56231  CVS - Winston Salem                                 Retail       2,443,000      2,414,614      1,997,249    Balloon
  75     53141  Yadkinville Food Lion                               Retail       2,400,000      2,386,178      2,082,027    Balloon
  76     56687  Walgreens - Des Moines (Johnston), IA               Retail       2,040,000      2,028,942      1,598,284    Balloon
  77     3215   Gretna Retail Center                                Retail       1,900,000      1,887,749      1,703,143    Balloon
  78     56230  CVS - Hickory                                       Retail       1,772,000      1,751,411      1,448,680    Balloon
  79     2777   CVS-Goldsboro                                       Retail       1,700,000      1,671,097      1,197,401    Balloon
  80     56232  CVS - Morganton                                     Retail       1,670,000      1,650,596      1,365,291    Balloon
  81     56184  Vero Beach Corners Shopping Center                  Retail       1,600,000      1,580,310      1,412,049    Balloon
  82     56182  Okeechobee Corners Shopping Center                  Retail       1,225,328      1,220,591      1,073,113    Balloon
  83     56515  Five Points Corners Shopping Center                 Retail       1,200,000      1,192,688      1,048,379    Balloon
  84     57081  Sotheby's Building                                  Office     100,382,899    100,382,899     79,554,292    Balloon
  85     56570  1020 Holcombe Blvd.                                 Office      33,500,000     33,345,304     28,669,770    Balloon
  86     54611  International Center IV                             Office      27,000,000     27,000,000     24,594,525    Balloon
  87     56826  3701 Market Street Office Building                  Office      20,500,000     20,423,626     17,498,739    Balloon
  88     56682  Miramar Centre II                                   Office      11,340,000     11,340,000      8,821,060    Balloon
  89     52991  Lincoln Center Professional Office Building         Office       8,775,000      8,721,531      7,666,275    Balloon
  90     56715  ADP Building                                        Office       6,510,000      6,510,000      5,344,004    Balloon
  91     56569  Paddock Park Business Center                        Office       5,760,000      5,732,853      5,227,545    Balloon
  92     56690  IKON Office/ Distribution Buildings                 Office       5,560,000      5,560,000      5,560,000   Interest
                                                                                                                               Only
  93     52876  65-35 Queens Boulevard                              Office       4,275,000      4,249,897      3,699,584    Balloon
  94     3568   Rio West Office Complex                             Office       3,110,000      3,083,886      2,494,728    Balloon
  95     56790  Neptune Medical Office                              Office       2,480,000      2,473,105      2,131,341    Balloon
  96     56922  Logan Industrial Park                             Industrial    15,000,000     14,964,367     13,421,548    Balloon
  97     56485  Office Depot - Signal Hill, CA                    Industrial    13,600,000     13,552,915     11,724,071    Balloon
  98     56555  TNT Logistics Warehouse - Temperance, MI          Industrial    12,100,000     11,980,030      9,399,666    Balloon
  99     56846  Cedros Plaza                                      Industrial     4,650,000      4,635,775      3,939,393    Balloon
  100    4657   Flagstaff Airport Business Center                 Industrial     2,775,000      2,760,404      2,187,120    Balloon
 101.1   56783  Wellbridge Portfolio - Flagship Athletic Club       Other
 101.2   56783  Wellbridge Portfolio - Northwest Athletic
                Club-St. Louis Park                                 Other
 101.3   56783  Wellbridge Portfolio - Northwest Athletic
                Club-Crosstown                                      Other
 101.4   56783  Wellbridge Portfolio - Northwest Athletic
                Club-Moore Lake                                     Other
 101.5   56783  Wellbridge Portfolio - New Mexico Sports &
                Wellness-Midtown                                    Other
 101.6   56783  Wellbridge Portfolio - New Mexico Sports &
                Wellness-Highpoint                                  Other
 101.7   56783  Wellbridge Portfolio - Newton Athletic Club         Other
 101.8   56783  Wellbridge Portfolio - Athletic Club Boca Raton     Other
 101.9   56783  Wellbridge Portfolio - New Mexico Sports &
                Wellness-Riverpoint                                 Other
101.10   56783  Wellbridge Portfolio - Northwest Athletic
                Club-Normandale                                     Other
101.11   56783  Wellbridge Portfolio - Northwest Athletic
                Club-Burnsville                                     Other
101.12   56783  Wellbridge Portfolio - Northwest Athletic
                Club-98th Street                                    Other
101.13   56783  Wellbridge Portfolio - Harbour Island
                Athletic Club                                       Other
101.14   56783  Wellbridge Portfolio - Northwest Athletic
                Club-Highway 100                                    Other
101.15   56783  Wellbridge Portfolio - Northwest Athletic
                Club-Oakdale                                        Other
   101   56783  WELLBRIDGE PORTFOLIO (ROLL-UP)                      Other       25,500,000     25,500,000     22,073,447    Balloon
                                                                 Manufactured
                                                                   Housing
   102    5315   Acacia Gardens MHC                               Community      3,400,000      3,392,279      2,863,566    Balloon
                                                                 Manufactured
                                                                   Housing
   103    4475   Riverside Village MHC                            Community      2,830,000      2,818,899      2,398,166    Balloon
                                                                 Manufactured
                                                                   Housing
   104    5059   Dove Canyon MHC                                  Community      2,200,000      2,193,227      1,706,439    Balloon
                                                                 Manufactured
                                                                   Housing
   105    5272   Superstition MHC                                 Community      1,775,000      1,771,163      1,508,344    Balloon
                                                                 Manufactured
                                                                   Housing
   106    4926   Sherwood MHC                                     Community      1,660,000      1,653,535      1,408,148    Balloon
                                                                 Manufactured
                                                                   Housing
   107    4981   Lake Bonny MHC                                   Community      1,600,000      1,593,676      1,496,093    Balloon
  108.1   56951  Morningstar-Pineville Road Self Storage         Self Storage
  108.2   56951  Morningstar-Park Road Self Storage              Self Storage
   108    56951  MORNINGSTAR-PINEVILLE AND PARK ROAD
                 SELF STORAGE (ROLL-UP)                          Self Storage    9,700,000      9,655,890      7,461,476    Balloon
   109    56416  Lackland Self Storage                           Self Storage    4,300,000      4,258,374      3,945,200    Balloon
   110    56950  Morningstar-Albemarle Self Storage              Self Storage    3,500,000      3,484,108      2,693,203    Balloon
   111    4393   Congress Mini Storage                           Self Storage    1,770,000      1,757,699      1,381,814    Balloon
   112    5537   Taylor Street Self Storage                      Self Storage    1,733,000      1,727,476      1,332,637    Balloon
        ----------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE                                    $1,036,265,750 $1,032,766,116   $888,880,749
        ============================================================================================================================

          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                                                 ADMINI-       SUB        NET
                                                                                     MORTGAGE   STRATIVE     SERVICING MORTGAGE
SEQUENCE   LOAN NUMBER    PROPERTY NAME                                               RATE     FEE RATE(i)   FEE RATE    RATE
--------   -----------    -------------                                              --------  -----------   --------- --------
   71         52161       Walgreens - Jacksonville, FL                                7.460%      0.142%      0.100%    7.318%
   72         56824       Walgreens - 5828 Summer Avenue, Memphis, TN                 6.100%      0.112%      0.070%    5.988%
   73         56233       CVS - Kannapolis                                            7.610%      0.142%      0.100%    7.468%
   74         56231       CVS - Winston Salem                                         7.610%      0.142%      0.100%    7.468%
   75         53141       Yadkinville Food Lion                                       6.740%      0.112%      0.070%    6.628%
   76         56687       Walgreens - Des Moines (Johnston), IA                       6.250%      0.142%      0.100%    6.108%
   77          3215       Gretna Retail Center                                        8.015%      0.072%      0.030%    7.943%
   78         56230       CVS - Hickory                                               7.610%      0.142%      0.100%    7.468%
   79          2777       CVS-Goldsboro                                               7.811%      0.142%      0.100%    7.669%
   80         56232       CVS - Morganton                                             7.610%      0.142%      0.100%    7.468%
   81         56184       Vero Beach Corners Shopping Center                          7.740%      0.142%      0.100%    7.598%
   82         56182       Okeechobee Corners Shopping Center                          7.100%      0.142%      0.100%    6.958%
   83         56515       Five Points Corners Shopping Center                         7.000%      0.142%      0.100%    6.858%
   84         57081       Sotheby's Building                                          5.303%      0.142%      0.100%    5.161%
   85         56570       1020 Holcombe Blvd.                                         6.250%      0.142%      0.100%    6.108%
   86         54611       International Center IV                                     7.220%      0.092%      0.050%    7.128%
   87         56826       3701 Market Street Office Building                          6.150%      0.142%      0.100%    6.008%
   88         56682       Miramar Centre II                                           6.050%      0.142%      0.100%    5.908%
   89         52991       Lincoln Center Professional Office Building                 7.000%      0.092%      0.050%    6.908%
   90         56715       ADP Building                                                5.950%      0.142%      0.100%    5.808%
   91         56569       Paddock Park Business Center                                6.150%      0.142%      0.100%    6.008%
   92         56690       IKON Office/ Distribution Buildings                         5.610%      0.142%      0.100%    5.468%
   93         52876       65-35 Queens Boulevard                                      6.650%      0.142%      0.100%    6.508%
   94          3568       Rio West Office Complex                                     7.000%      0.122%      0.080%    6.878%
   95         56790       Neptune Medical Office                                      6.400%      0.142%      0.100%    6.258%
   96         56922       Logan Industrial Park                                       5.430%      0.142%      0.100%    5.288%
   97         56485       Office Depot - Signal Hill, CA                              6.500%      0.142%      0.100%    6.358%
   98         56555       TNT Logistics Warehouse - Temperance, MI                    6.000%      0.142%      0.100%    5.858%
   99         56846       Cedros Plaza                                                5.900%      0.102%      0.060%    5.798%
   100         4657       Flagstaff Airport Business Center                           6.433%      0.092%      0.050%    6.341%
  101.1       56783       Wellbridge Portfolio - Flagship Athletic Club
                          Wellbridge Portfolio - Northwest Athletic Club-St. Louis
  101.2       56783       Park
  101.3       56783       Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4       56783       Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
                          Wellbridge Portfolio - New Mexico Sports &
  101.5       56783       Wellness-Midtown
                          Wellbridge Portfolio - New Mexico Sports &
  101.6       56783       Wellness-Highpoint
  101.7       56783       Wellbridge Portfolio - Newton Athletic Club
  101.8       56783       Wellbridge Portfolio - Athletic Club Boca Raton
                          Wellbridge Portfolio - New Mexico Sports &
  101.9       56783       Wellness-Riverpoint
 101.10       56783       Wellbridge Portfolio - Northwest Athletic Club-Normandale
 101.11       56783       Wellbridge Portfolio - Northwest Athletic Club-Burnsville
 101.12       56783       Wellbridge Portfolio - Northwest Athletic Club-98th Street
 101.13       56783       Wellbridge Portfolio - Harbour Island Athletic Club
 101.14       56783       Wellbridge Portfolio - Northwest Athletic Club-Highway 100
 101.15       56783       Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101        56783       WELLBRIDGE PORTFOLIO (ROLL-UP)                              7.527%      0.142%      0.100%    7.385%
   102         5315       Acacia Gardens MHC                                          5.706%      0.132%      0.090%    5.574%
   103         4475       Riverside Village MHC                                       5.900%      0.142%      0.100%    5.758%
   104         5059       Dove Canyon MHC                                             5.960%      0.142%      0.100%    5.818%
   105         5272       Superstition MHC                                            6.008%      0.142%      0.100%    5.866%
   106         4926       Sherwood MHC                                                5.935%      0.142%      0.100%    5.793%
   107         4981       Lake Bonny MHC                                              5.863%      0.142%      0.100%    5.721%
  108.1       56951       Morningstar-Pineville Road Self Storage
  108.2       56951       Morningstar-Park Road Self Storage
   108        56951       MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)  5.710%      0.142%      0.100%    5.568%
   109        56416       Lackland Self Storage                                       6.880%      0.142%      0.100%    6.738%
   110        56950       Morningstar-Albemarle Self Storage                          5.720%      0.142%      0.100%    5.578%
   111         4393       Congress Mini Storage                                       6.150%      0.142%      0.100%    6.008%
   112         5537       Taylor Street Self Storage                                  5.704%      0.092%      0.050%    5.612%
        ----------------------------------------------------------------------------------------------------------------------------
                          TOTALS/WEIGHTED AVERAGE                                     6.155%      0.127%      0.085%    6.028%
        ============================================================================================================================


          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.




                                                                                                     FIRST   INTEREST
         LOAN                                                                                       PAYMENT   ACCRUAL MONTHLY
SEQUENCE NUMBER      PROPERTY NAME                                                     NOTE DATE     DATE     METHOD  PAYMENT
-------- ------      -------------                                                     ---------    -------  -------- -------
   71    52161       Walgreens - Jacksonville, FL                                      6/21/2002   8/1/2002  ACT/360  19,446
   72    56824       Walgreens - 5828 Summer Avenue, Memphis, TN                      11/25/2002   1/1/2003  ACT/360  16,604
   73    56233       CVS - Kannapolis                                                  4/30/2002   6/1/2002  ACT/360  19,512
   74    56231       CVS - Winston Salem                                               4/30/2002   6/1/2002  ACT/360  18,229
   75    53141       Yadkinville Food Lion                                             8/22/2002  10/1/2002  ACT/360  15,550
   76    56687       Walgreens - Des Moines (Johnston), IA                            11/13/2002   1/1/2003  ACT/360  13,457
   77     3215       Gretna Retail Center                                               4/8/2002   6/1/2002  ACT/360  13,961
   78    56230       CVS - Hickory                                                     4/30/2002   6/1/2002  ACT/360  13,222
   79     2777       CVS-Goldsboro                                                     5/22/2002   7/1/2002  ACT/360  14,020
   80    56232       CVS - Morganton                                                   4/30/2002   6/1/2002  ACT/360  12,461
   81    56184       Vero Beach Corners Shopping Center                                2/22/2002   4/1/2002  ACT/360  11,452
   82    56182       Okeechobee Corners Shopping Center                               10/23/2002  12/1/2002  ACT/360   8,235
   83    56515       Five Points Corners Shopping Center                               7/30/2002   9/1/2002  ACT/360   7,984
   84    57081       Sotheby's Building                                                 2/7/2003   4/1/2003  ACT/360 604,710
   85    56570       1020 Holcombe Blvd.                                               11/1/2002  12/1/2002  ACT/360 206,265
   86    54611       International Center IV                                           4/12/2001   6/1/2001  ACT/360 183,639
   87    56826       3701 Market Street Office Building                               11/27/2002   1/1/2003  ACT/360 124,892
   88    56682       Miramar Centre II                                                 9/26/2002  11/1/2002  ACT/360  78,665
   89    52991       Lincoln Center Professional Office Building                       7/11/2002   9/1/2002  ACT/360  58,380
   90    56715       ADP Building                                                      9/13/2002  11/1/2002  ACT/360  46,452
   91    56569       Paddock Park Business Center                                      10/4/2002  12/1/2002  ACT/360  35,092
   92    56690       IKON Office/ Distribution Buildings                              11/14/2002   1/1/2003  ACT/360
   93    52876       65-35 Queens Boulevard                                            8/29/2002  10/1/2002  ACT/360  27,444
   94     3568       Rio West Office Complex                                           8/29/2002  10/1/2002  ACT/360  21,981
   95    56790       Neptune Medical Office                                           12/19/2002   2/1/2003  ACT/360  15,513
   96    56922       Logan Industrial Park                                              1/9/2003   3/1/2003  ACT/360  84,511
   97    56485       Office Depot - Signal Hill, CA                                   11/22/2002   1/1/2003  ACT/360  85,961
   98    56555       TNT Logistics Warehouse - Temperance, MI                           8/5/2002  10/1/2002  ACT/360  77,960
   99    56846       Cedros Plaza                                                      12/2/2002   2/1/2003  ACT/360  27,581
   100    4657       Flagstaff Airport Business Center                                11/22/2002   1/1/2003  ACT/360  18,621
  101.1  56783       Wellbridge Portfolio - Flagship Athletic Club
  101.2  56783       Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3  56783       Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4  56783       Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5  56783       Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6  56783       Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7  56783       Wellbridge Portfolio - Newton Athletic Club
  101.8  56783       Wellbridge Portfolio - Athletic Club Boca Raton
  101.9  56783       Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
 101.10  56783       Wellbridge Portfolio - Northwest Athletic Club-Normandale
 101.11  56783       Wellbridge Portfolio - Northwest Athletic Club-Burnsville
 101.12  56783       Wellbridge Portfolio - Northwest Athletic Club-98th Street
 101.13  56783       Wellbridge Portfolio - Harbour Island Athletic Club
 101.14  56783       Wellbridge Portfolio - Northwest Athletic Club-Highway 100
 101.15  56783       Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101   56783       WELLBRIDGE PORTFOLIO (ROLL-UP)                                     2/7/2003   4/1/2003  ACT/360 178,773
   102    5315       Acacia Gardens MHC                                                 1/3/2003   3/1/2003  ACT/360  19,747
   103    4475       Riverside Village MHC                                             11/7/2002   1/1/2003  ACT/360  16,786
   104    5059       Dove Canyon MHC                                                   1/28/2003   3/1/2003  ACT/360  14,121
   105    5272       Superstition MHC                                                  1/30/2003   3/1/2003  ACT/360  10,651
   106    4926       Sherwood MHC                                                     11/15/2002   1/1/2003  ACT/360   9,883
   107    4981       Lake Bonny MHC                                                   11/26/2002   1/1/2003  ACT/360   9,452
  108.1  56951       Morningstar-Pineville Road Self Storage
  108.2  56951       Morningstar-Park Road Self Storage
   108   56951       MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)       12/30/2002   2/1/2003  ACT/360  60,789
   109   56416       Lackland Self Storage                                             7/17/2002   9/1/2002  ACT/360  30,063
   110   56950       Morningstar-Albemarle Self Storage                               12/30/2002   2/1/2003  ACT/360  21,955
   111    4393       Congress Mini Storage                                            10/11/2002  12/1/2002  ACT/360  11,567
   112    5537       Taylor Street Self Storage                                        1/10/2003   3/1/2003  ACT/360  10,854
        ----------------------------------------------------------------------------------------------------------------------------
                           TOTALS/WEIGHTED AVERAGE
        ============================================================================================================================

          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.





                                                                                   ORIGINAL    ORIGINAL                    REMAINING
                                                                                    TERM TO  AMORTIZATION INTEREST          TERM TO
         LOAN                                                                      MATURITY     TERM       ONLY  SEASONING  MATURITY
SEQUENCE NUMBER      PROPERTY NAME                                                 (MONTHS) (MONTHS)(ii)  PERIOD  (MONTHS)  (MONTHS)
-------- ------      -------------                                                 --------  ------------ ------- --------- --------
   71    52161       Walgreens - Jacksonville, FL                                    120        360                 9         111
   72    56824       Walgreens - 5828 Summer Avenue, Memphis, TN                     120        360                 4         116
   73    56233       CVS - Kannapolis                                                120        300                11         109
   74    56231       CVS - Winston Salem                                             120        300                11         109
   75    53141       Yadkinville Food Lion                                           120        360                 7         113
   76    56687       Walgreens - Des Moines (Johnston), IA                           120        300                 4         116
   77     3215       Gretna Retail Center                                            120        360                11         109
   78    56230       CVS - Hickory                                                   120        300                11         109
   79     2777       CVS-Goldsboro                                                   120        240                10         110
   80    56232       CVS - Morganton                                                 120        300                11         109
   81    56184       Vero Beach Corners Shopping Center                              120        360                13         107
   82    56182       Okeechobee Corners Shopping Center                              120        360                 5         115
   83    56515       Five Points Corners Shopping Center                             120        360                 8         112
   84    57081       Sotheby's Building                                              120        300       12        1         119
   85    56570       1020 Holcombe Blvd.                                             120        360                 5         115
   86    54611       International Center IV                                         120        360       24       23          97
   87    56826       3701 Market Street Office Building                              120        360                 4         116
   88    56682       Miramar Centre II                                               120        258       24        6         114
   89    52991       Lincoln Center Professional Office Building                     120        360                 8         112
   90    56715       ADP Building                                                    108        240       36        6         102
   91    56569       Paddock Park Business Center                                     84        360                 5          79
   92    56690       IKON Office/ Distribution Buildings                             120                 120        4         116
   93    52876       65-35 Queens Boulevard                                          120        360                 7         113
   94     3568       Rio West Office Complex                                         120        300                 7         113
   95    56790       Neptune Medical Office                                          120        360                 3         117
   96    56922       Logan Industrial Park                                            84        360                 2          82
   97    56485       Office Depot - Signal Hill, CA                                  120        360                 4         116
   98    56555       TNT Logistics Warehouse - Temperance, MI                        120        300                 7         113
   99    56846       Cedros Plaza                                                    120        360                 3         117
   100    4657       Flagstaff Airport Business Center                               120        300                 4         116
  101.1  56783       Wellbridge Portfolio - Flagship Athletic Club
  101.2  56783       Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3  56783       Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4  56783       Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5  56783       Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6  56783       Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7  56783       Wellbridge Portfolio - Newton Athletic Club
  101.8  56783       Wellbridge Portfolio - Athletic Club Boca Raton
  101.9  56783       Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
 101.10  56783       Wellbridge Portfolio - Northwest Athletic Club-Normandale
 101.11  56783       Wellbridge Portfolio - Northwest Athletic Club-Burnsville
 101.12  56783       Wellbridge Portfolio - Northwest Athletic Club-98th Street
 101.13  56783       Wellbridge Portfolio - Harbour Island Athletic Club
 101.14  56783       Wellbridge Portfolio - Northwest Athletic Club-Highway 100
 101.15  56783       Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101   56783       WELLBRIDGE PORTFOLIO (ROLL-UP)                                  120        360        1        1         119
   102    5315       Acacia Gardens MHC                                              120        360                 2         118
   103    4475       Riverside Village MHC                                           120        360                 4         116
   104    5059       Dove Canyon MHC                                                 120        300                 2         118
   105    5272       Superstition MHC                                                120        360                 2         118
   106    4926       Sherwood MHC                                                    120        360                 4         116
   107    4981       Lake Bonny MHC                                                   60        360                 4          56
  108.1  56951       Morningstar-Pineville Road Self Storage
  108.2  56951       Morningstar-Park Road Self Storage
   108   56951       MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)      120        300                 3         117
   109   56416       Lackland Self Storage                                            60        300                 8          52
   110   56950       Morningstar-Albemarle Self Storage                              120        300                 3         117
   111    4393       Congress Mini Storage                                           120        300                 5         115
   112    5537       Taylor Street Self Storage                                      120        300                 2         118
        ----------------------------------------------------------------------------------------------------------------------------
                     TOTALS/WEIGHTED AVERAGE                                         114        344                 6         108
        ============================================================================================================================

          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                                           CROSS-
                                                                                          COLLATERA-
         LOAN                                                                   MATURITY    IZED                           LOCKOUT
SEQUENCE NUMBER  PROPERTY NAME                                                    DATE      LOANS      RELATED LOANS     EXPIRATION
-------- ------  -------------                                              ------------- ----------   -------------     ----------
   71    52161   Walgreens - Jacksonville, FL                                   7/1/2012     No              No            5/1/2012
   72    56824   Walgreens - 5828 Summer Avenue, Memphis, TN                   12/1/2012     No              No           10/1/2012
   73    56233   CVS - Kannapolis                                               5/1/2012     No       Yes(BACM 03-1-E)     3/1/2012
   74    56231   CVS - Winston Salem                                            5/1/2012     No       Yes(BACM 03-1-E)     3/1/2012
   75    53141   Yadkinville Food Lion                                          9/1/2012     No              No            6/1/2012
   76    56687   Walgreens - Des Moines (Johnston), IA                         12/1/2012     No              No           10/1/2012
   77     3215   Gretna Retail Center                                           5/1/2012     No              No           4/30/2007
   78    56230   CVS - Hickory                                                  5/1/2012     No       Yes(BACM 03-1-E)     3/1/2012
   79     2777   CVS-Goldsboro                                                  6/1/2012     No              No           5/31/2006
   80    56232   CVS - Morganton                                                5/1/2012     No       Yes(BACM 03-1-E)     3/1/2012
   81    56184   Vero Beach Corners Shopping Center                             3/1/2012     No       Yes(BACM 03-1-L)     1/1/2012
   82    56182   Okeechobee Corners Shopping Center                            11/1/2012     No              No            9/1/2012
   83    56515   Five Points Corners Shopping Center                            8/1/2012     No       Yes(BACM 03-1-L)     6/1/2012
   84    57081   Sotheby's Building                                             3/1/2013     No              No           12/1/2012
   85    56570   1020 Holcombe Blvd.                                           11/1/2012     No              No            8/1/2012
   86    54611   International Center IV                                        5/1/2011     No              No            3/1/2011
   87    56826   3701 Market Street Office Building                            12/1/2012     No              No            9/1/2012
   88    56682   Miramar Centre II                                             10/1/2012     No       Yes(BACM 03-1-D)     7/1/2012
   89    52991   Lincoln Center Professional Office Building                    8/1/2012     No              No            6/1/2012
   90    56715   ADP Building                                                  10/1/2011     No       Yes(BACM 03-1-D)     7/1/2011
   91    56569   Paddock Park Business Center                                  11/1/2009     No              No            8/1/2009
   92    56690   IKON Office/ Distribution Buildings                           12/1/2012     No       Yes(BACM 03-1-F)    10/1/2012
   93    52876   65-35 Queens Boulevard                                         9/1/2012     No              No            7/1/2012
   94     3568   Rio West Office Complex                                        9/1/2012     No              No           5/31/2012
   95    56790   Neptune Medical Office                                         1/1/2013     No              No           11/1/2012
   96    56922   Logan Industrial Park                                          2/1/2010     No              No           12/1/2009
   97    56485   Office Depot - Signal Hill, CA                                12/1/2012     No              No            8/1/2012
   98    56555   TNT Logistics Warehouse - Temperance, MI                       9/1/2012     No              No            6/1/2012
   99    56846   Cedros Plaza                                                   1/1/2013     No              No           11/1/2012
   100    4657   Flagstaff Airport Business Center                             12/1/2012     No              No           8/31/2012
  101.1  56783   Wellbridge Portfolio - Flagship Athletic Club
  101.2  56783   Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3  56783   Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4  56783   Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7  56783   Wellbridge Portfolio - Newton Athletic Club
  101.8  56783   Wellbridge Portfolio - Athletic Club Boca Raton
  101.9  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
 101.10  56783   Wellbridge Portfolio - Northwest Athletic Club-Normandale
 101.11  56783   Wellbridge Portfolio - Northwest Athletic Club-Burnsville
 101.12  56783   Wellbridge Portfolio - Northwest Athletic Club-98th Street
 101.13  56783   Wellbridge Portfolio - Harbour Island Athletic Club
 101.14  56783   Wellbridge Portfolio - Northwest Athletic Club-Highway 100
 101.15  56783   Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101   56783   WELLBRIDGE PORTFOLIO (ROLL-UP)                                 3/1/2013     No              No           12/1/2012
   102    5315   Acacia Gardens MHC                                             2/1/2013     No              No          10/31/2012
   103    4475   Riverside Village MHC                                         12/1/2012     No              No           8/31/2012
   104    5059   Dove Canyon MHC                                                2/1/2013     No              No           1/31/2006
   105    5272   Superstition MHC                                               2/1/2013     No              No          10/31/2012
   106    4926   Sherwood MHC                                                  12/1/2012     No       Yes(BACM 03-1-S)    8/31/2012
   107    4981   Lake Bonny MHC                                                12/1/2007     No              No           8/31/2007
  108.1  56951   Morningstar-Pineville Road Self Storage
  108.2  56951   Morningstar-Park Road Self Storage
   108   56951   MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)     1/1/2013     No       Yes(BACM 03-1-H)    11/1/2012
   109   56416   Lackland Self Storage                                          8/1/2007     No              No           7/16/2005
   110   56950   Morningstar-Albemarle Self Storage                             1/1/2013     No       Yes(BACM 03-1-H)    11/1/2012
   111    4393   Congress Mini Storage                                         11/1/2012     No       Yes(BACM 03-1-S)   10/31/2006
   112    5537   Taylor Street Self Storage                                     2/1/2013     No              No          10/31/2012
        ----------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
        ============================================================================================================================

          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.



         LOAN                                                                                                            YIELD
SEQUENCE NUMBER  PROPERTY NAME                                             PREPAYMENT PENALTY DESCRIPTION (MONTHS)  MAINTENANCE TYPE
-------- ------  -------------                                             --------------------------------------   ----------------
   71    52161   Walgreens - Jacksonville, FL                                      LO(118)/OPEN(2)/DEFEASANCE
   72    56824   Walgreens - 5828 Summer Avenue, Memphis, TN                       LO(118)/OPEN(2)/DEFEASANCE
   73    56233   CVS - Kannapolis                                                  LO(118)/OPEN(2)/DEFEASANCE
   74    56231   CVS - Winston Salem                                               LO(118)/OPEN(2)/DEFEASANCE
   75    53141   Yadkinville Food Lion                                             LO(117)/OPEN(3)/DEFEASANCE
   76    56687   Walgreens - Des Moines (Johnston), IA                             LO(118)/OPEN(2)/DEFEASANCE
   77     3215   Gretna Retail Center                                           LO(59)/GRTR1%PPMTORYM(57)/OPEN(4)        NPV(BEY)
   78    56230   CVS - Hickory                                                     LO(118)/OPEN(2)/DEFEASANCE
   79     2777   CVS-Goldsboro                                                  LO(47)/GRTR1%PPMTORYM(69)/OPEN(4)        NPV(BEY)
   80    56232   CVS - Morganton                                                   LO(118)/OPEN(2)/DEFEASANCE
   81    56184   Vero Beach Corners Shopping Center                                LO(118)/OPEN(2)/DEFEASANCE
   82    56182   Okeechobee Corners Shopping Center                                LO(118)/OPEN(2)/DEFEASANCE
   83    56515   Five Points Corners Shopping Center                               LO(118)/OPEN(2)/DEFEASANCE
   84    57081   Sotheby's Building                                                LO(117)/OPEN(3)/DEFEASANCE
   85    56570   1020 Holcombe Blvd.                                               LO(117)/OPEN(3)/DEFEASANCE
   86    54611   International Center IV                                           LO(118)/OPEN(2)/DEFEASANCE
   87    56826   3701 Market Street Office Building                                LO(117)/OPEN(3)/DEFEASANCE
   88    56682   Miramar Centre II                                                 LO(117)/OPEN(3)/DEFEASANCE
   89    52991   Lincoln Center Professional Office Building                       LO(118)/OPEN(2)/DEFEASANCE
   90    56715   ADP Building                                                      LO(105)/OPEN(3)/DEFEASANCE
   91    56569   Paddock Park Business Center                                       LO(81)/OPEN(3)/DEFEASANCE
   92    56690   IKON Office/ Distribution Buildings                               LO(118)/OPEN(2)/DEFEASANCE
   93    52876   65-35 Queens Boulevard                                            LO(118)/OPEN(2)/DEFEASANCE
   94     3568   Rio West Office Complex                                           LO(116),OPEN(4)/DEFEASANCE
   95    56790   Neptune Medical Office                                            LO(118)/OPEN(2)/DEFEASANCE
   96    56922   Logan Industrial Park                                              LO(82)/OPEN(2)/DEFEASANCE
   97    56485   Office Depot - Signal Hill, CA                                    LO(116)/OPEN(4)/DEFEASANCE
   98    56555   TNT Logistics Warehouse - Temperance, MI                          LO(117)/OPEN(3)/DEFEASANCE
   99    56846   Cedros Plaza                                                      LO(118)/OPEN(2)/DEFEASANCE
   100    4657   Flagstaff Airport Business Center                                 LO(116)/OPEN(4)/DEFEASANCE
  101.1  56783   Wellbridge Portfolio - Flagship Athletic Club
  101.2  56783   Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3  56783   Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4  56783   Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7  56783   Wellbridge Portfolio - Newton Athletic Club
  101.8  56783   Wellbridge Portfolio - Athletic Club Boca Raton
  101.9  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
 101.10  56783   Wellbridge Portfolio - Northwest Athletic Club-Normandale
 101.11  56783   Wellbridge Portfolio - Northwest Athletic Club-Burnsville
 101.12  56783   Wellbridge Portfolio - Northwest Athletic Club-98th Street
 101.13  56783   Wellbridge Portfolio - Harbour Island Athletic Club
 101.14  56783   Wellbridge Portfolio - Northwest Athletic Club-Highway 100
 101.15  56783   Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101   56783   WELLBRIDGE PORTFOLIO (ROLL-UP)                                    LO(117)/OPEN(3)/DEFEASANCE
   102    5315   Acacia Gardens MHC                                                LO(116)/OPEN(4)/DEFEASANCE
   103    4475   Riverside Village MHC                                             LO(116)/OPEN(4)/DEFEASANCE
   104    5059   Dove Canyon MHC                                                LO(35)/GRTR1%PPMTORYM(81)/OPEN(4)        NPV(BEY)
   105    5272   Superstition MHC                                                  LO(116)/OPEN(4)/DEFEASANCE
   106    4926   Sherwood MHC                                                      LO(116)/OPEN(4)/DEFEASANCE
   107    4981   Lake Bonny MHC                                                     LO(56)/OPEN(4)/DEFEASANCE
  108.1  56951   Morningstar-Pineville Road Self Storage
  108.2  56951   Morningstar-Park Road Self Storage
   108   56951   MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)        LO(118)/OPEN(2)/DEFEASANCE
   109   56416   Lackland Self Storage                                             LO(35)/OPEN(25)/DEFEASANCE
   110   56950   Morningstar-Albemarle Self Storage                                LO(118)/OPEN(2)/DEFEASANCE
   111    4393   Congress Mini Storage                                          LO(47)/GRTR1%PPMTORYM(69)/OPEN(4)        NPV(BEY)
   112    5537   Taylor Street Self Storage                                        LO(116)/OPEN(4)/DEFEASANCE
        ----------------------------------------------------------------------------------------------------------------------------
                     TOTALS/WEIGHTED AVERAGE
        ============================================================================================================================

          (i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

          (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                                                              CUT-OFF
         LOAN                                                                      APPRAISAL     APPRAISAL   DATE LTV    YEAR BUILT/
SEQUENCE NUMBER   PROPERTY NAME                                                      VALUE         DATE        RATIO      RENOVATED
-------- ------   -------------                                                    ---------    ----------   --------    -----------
    71   52161    Walgreens - Jacksonville, FL                                     3,490,000     4/23/2002      80%             1999
    72   56824    Walgreens - 5828 Summer Avenue, Memphis, TN                      3,430,000     9/18/2002      80%             2002
    73   56233    CVS - Kannapolis                                                 3,500,000      2/8/2002      74%             2000
    74   56231    CVS - Winston Salem                                              3,180,000      2/8/2002      76%             2002
    75   53141    Yadkinville Food Lion                                            3,000,000      9/1/2002      80%        1993/2002
    76   56687    Walgreens - Des Moines (Johnston), IA                            3,480,000     8/19/2002      58%             2001
    77    3215    Gretna Retail Center                                             2,670,000     3/18/2002      71%             2001
    78   56230    CVS - Hickory                                                    2,350,000      2/8/2002      75%             2000
    79    2777    CVS-Goldsboro                                                    2,360,000     2/28/2002      71%             2001
    80   56232    CVS - Morganton                                                  2,320,000      2/8/2002      71%             2002
    81   56184    Vero Beach Corners Shopping Center                               2,150,000    12/30/2001      74%             2001
    82   56182    Okeechobee Corners Shopping Center                               1,580,000      7/3/2002      77%             2001
    83   56515    Five Points Corners Shopping Center                              1,670,000     4/16/2002      71%             2000
    84   57081    Sotheby's Building                                             200,000,000     1/25/2003      50%        1924/2001
    85   56570    1020 Holcombe Blvd.                                             43,750,000      8/8/2002      76%        1962/1997
    86   54611    International Center IV                                         43,000,000     1/17/2003      63%             2000
    87   56826    3701 Market Street Office Building                              27,400,000    10/10/2002      75%             2000
    88   56682    Miramar Centre II                                               16,200,000     8/13/2002      70%             2001
    89   52991    Lincoln Center Professional Office Building                     11,700,000     5/28/2002      75%             1980
    90   56715    ADP Building                                                     9,550,000      8/1/2002      68%             2000
    91   56569    Paddock Park Business Center                                     7,200,000      7/5/2002      80%             1984
    92   56690    IKON Office/ Distribution Buildings                             11,100,000    10/23/2002      50%             1990
    93   52876    65-35 Queens Boulevard                                           5,700,000     5/22/2002      75%        1962/2000
    94    3568    Rio West Office Complex                                          4,150,000      7/1/2002      74%             1971
    95   56790    Neptune Medical Office                                           3,100,000     9/19/2002      80%             1985
    96   56922    Logan Industrial Park                                           20,900,000     12/1/2002      72%        1975/1991
    97   56485    Office Depot - Signal Hill, CA                                  22,800,000     7/18/2002      59%             1987
    98   56555    TNT Logistics Warehouse - Temperance, MI                        19,000,000     7/19/2002      63%        1978/1993
    99   56846    Cedros Plaza                                                     7,300,000     11/6/2002      64%        1959/1993
   100    4657    Flagstaff Airport Business Center                                3,700,000     9/10/2002      75%             2002
  101.1  56783    Wellbridge Portfolio - Flagship Athletic Club                   31,700,000     12/5/2002                      1985
  101.2  56783    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park   26,600,000     12/5/2002                      1972
  101.3  56783    Wellbridge Portfolio - Northwest Athletic Club-Crosstown        21,900,000     12/2/2002                      1987
  101.4  56783    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake       15,200,000     12/4/2002                      1990
  101.5  56783    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown      9,100,000     12/3/2002                      1977
  101.6  56783    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint    8,900,000     12/3/2002                      1974
  101.7  56783    Wellbridge Portfolio - Newton Athletic Club                     12,000,000     12/3/2002                 1971/1992
  101.8  56783    Wellbridge Portfolio - Athletic Club Boca Raton                 14,000,000     12/3/2002                      1991
  101.9  56783    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint   9,700,000     12/3/2002                      1983
  101.10 56783    Wellbridge Portfolio - Northwest Athletic Club-Normandale        5,900,000     12/3/2002                      1968
  101.11 56783    Wellbridge Portfolio - Northwest Athletic Club-Burnsville        5,800,000     12/3/2002                 1980/1985
  101.12 56783    Wellbridge Portfolio - Northwest Athletic Club-98th Street       4,900,000     12/4/2002                 1978/1992
  101.13 56783    Wellbridge Portfolio - Harbour Island Athletic Club              8,300,000     12/4/2002                      1986
  101.14 56783    Wellbridge Portfolio - Northwest Athletic Club-Highway 100       2,000,000     12/3/2002                      1985
  101.15 56783    Wellbridge Portfolio - Northwest Athletic Club-Oakdale             800,000     12/4/2002                 1971/1979
   101   56783    WELLBRIDGE PORTFOLIO (ROLL-UP)                                 176,800,000                    33%
   102    5315    Acacia Gardens MHC                                               4,535,000    11/18/2002      75%        1963/2002
   103    4475    Riverside Village MHC                                            3,750,000     8/22/2002      75%             1975
   104    5059    Dove Canyon MHC                                                  2,750,000     11/4/2002      80%        1966/2002
   105    5272    Superstition MHC                                                 2,350,000    12/16/2002      75%        1965/2002
   106    4926    Sherwood MHC                                                     2,100,000     10/7/2002      79%             1998
   107    4981    Lake Bonny MHC                                                   2,000,000     9/25/2002      80%             1964
  108.1  56951    Morningstar-Pineville Road Self Storage                          7,700,000     11/1/2002                      1982
  108.2  56951    Morningstar-Park Road Self Storage                               7,500,000     11/1/2002                      1997
   108   56951    MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)      15,200,000                    64%
   109   56416    Lackland Self Storage                                            5,925,000     4/14/2002      72%             1998
   110   56950    Morningstar-Albemarle Self Storage                               5,000,000    10/31/2002      70%             1984
   111    4393    Congress Mini Storage                                            2,400,000      9/6/2002      73%             1978
   112    5537    Taylor Street Self Storage                                       3,120,000      1/1/2003      55%             1992
------------------------------------------------------------------------------------------------------------------------------------
                  TOTALS/WEIGHTED AVERAGE                                                                       68%
====================================================================================================================================





                                                                                                TOTAL
                                                                                                UNITS/    UNITS/
             LOAN                                                                                 SF/       SF/    NET RENTABLE
SEQUENCE     NUMBER     PROPERTY NAME                                                            PADS      PADS      AREA (SF)
------       ------     -------------                                                           ------    ------   ------------
    71        52161     Walgreens - Jacksonville, FL                                            15,070      SF        15,070
    72        56824     Walgreens - 5828 Summer Avenue, Memphis, TN                             14,490      SF        14,490
    73        56233     CVS - Kannapolis                                                        10,125      SF        10,125
    74        56231     CVS - Winston Salem                                                     10,125      SF        10,125
    75        53141     Yadkinville Food Lion                                                   36,440      SF        36,440
    76        56687     Walgreens - Des Moines (Johnston), IA                                   14,490      SF        14,490
    77         3215     Gretna Retail Center                                                    13,920      SF        13,920
    78        56230     CVS - Hickory                                                           10,125      SF        10,125
    79         2777     CVS-Goldsboro                                                           10,880      SF        10,880
    80        56232     CVS - Morganton                                                         10,125      SF        10,125
    81        56184     Vero Beach Corners Shopping Center                                      13,000      SF        13,000
    82        56182     Okeechobee Corners Shopping Center                                      10,500      SF        10,500
    83        56515     Five Points Corners Shopping Center                                     10,600      SF        10,600
    84        57081     Sotheby's Building                                                     406,110      SF       406,110
    85        56570     1020 Holcombe Blvd.                                                    270,227      SF       270,227
    86        54611     International Center IV                                                220,661      SF       220,661
    87        56826     3701 Market Street Office Building                                     140,913      SF       140,913
    88        56682     Miramar Centre II                                                       96,394      SF        96,394
    89        52991     Lincoln Center Professional Office Building                             91,803      SF        91,803
    90        56715     ADP Building                                                            85,781      SF        85,781
    91        56569     Paddock Park Business Center                                            80,366      SF        80,366
    92        56690     IKON Office/ Distribution Buildings                                     98,961      SF        98,961
    93        52876     65-35 Queens Boulevard                                                  26,400      SF        26,400
    94         3568     Rio West Office Complex                                                 48,202      SF        48,202
    95        56790     Neptune Medical Office                                                  25,628      SF        25,628
    96        56922     Logan Industrial Park                                                  122,453      SF       122,453
    97        56485     Office Depot - Signal Hill, CA                                         439,390      SF       439,390
    98        56555     TNT Logistics Warehouse - Temperance, MI                               752,000      SF       752,000
    99        56846     Cedros Plaza                                                            48,815      SF        48,815
   100         4657     Flagstaff Airport Business Center                                       29,700      SF        29,700
  101.1       56783     Wellbridge Portfolio - Flagship Athletic Club                          186,000      SF       186,000
  101.2       56783     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park          225,222      SF       225,222
  101.3       56783     Wellbridge Portfolio - Northwest Athletic Club-Crosstown               169,719      SF       169,719
  101.4       56783     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake              216,454      SF       216,454
  101.5       56783     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown             41,300      SF        41,300
  101.6       56783     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint           31,400      SF        31,400
  101.7       56783     Wellbridge Portfolio - Newton Athletic Club                             68,000      SF        68,000
  101.8       56783     Wellbridge Portfolio - Athletic Club Boca Raton                         79,636      SF        79,636
  101.9       56783     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint          54,500      SF        54,500
  101.10      56783     Wellbridge Portfolio - Northwest Athletic Club-Normandale              105,300      SF       105,300
  101.11      56783     Wellbridge Portfolio - Northwest Athletic Club-Burnsville              174,551      SF       174,551
  101.12      56783     Wellbridge Portfolio - Northwest Athletic Club-98th Street              97,400      SF        97,400
  101.13      56783     Wellbridge Portfolio - Harbour Island Athletic Club                     38,500      SF        38,500
  101.14      56783     Wellbridge Portfolio - Northwest Athletic Club-Highway 100             107,958      SF       107,958
  101.15      56783     Wellbridge Portfolio - Northwest Athletic Club-Oakdale                  53,811      SF        53,811
   101        56783     WELLBRIDGE PORTFOLIO (ROLL-UP)                                       1,649,751      SF     1,649,751
   102         5315     Acacia Gardens MHC                                                         192    Pads
   103         4475     Riverside Village MHC                                                      133    Pads
   104         5059     Dove Canyon MHC                                                            128    Pads
   105         5272     Superstition MHC                                                            78    Pads
   106         4926     Sherwood MHC                                                               101    Pads
   107         4981     Lake Bonny MHC                                                             106    Pads
  108.1       56951     Morningstar-Pineville Road Self Storage                                  1,397    Pads       191,994
  108.2       56951     Morningstar-Park Road Self Storage                                         913    Pads       122,815
   108        56951     MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)               2,310    Pads       314,809
   109        56416     Lackland Self Storage                                                      831    Pads        80,610
   110        56950     Morningstar-Albemarle Self Storage                                         809    Pads       107,938
   111         4393     Congress Mini Storage                                                      528   Units        62,280
   112         5537     Taylor Street Self Storage                                                 362   Units        37,935
------------------------------------------------------------------------------------------------------------------------------------
                        TOTALS/WEIGHTED AVERAGE
====================================================================================================================================

                                                                                LOAN
                                                                               BALANCE              OCCUPANCY
                                                                              PER UNIT/                AS
         LOAN                                                                    SF/    OCCUPANCY      OF         U/W        U/W
SEQUENCE NUMBER  PROPERTY NAME                                                   PAD     PERCENT      DATE      REVENUES   EXPENSES
-------- ------  ------------                                                 --------- ---------   ---------   --------   --------
    71    52161  Walgreens - Jacksonville, FL                                    184      100.0%     5/3/2002     302,000      7,170
    72    56824  Walgreens - 5828 Summer Avenue, Memphis, TN                     188      100.0%   11/20/2002     272,000      5,585
    73    56233  CVS - Kannapolis                                                255      100.0%     3/1/2002     300,206      6,510
    74    56231  CVS - Winston Salem                                             238      100.0%    3/31/2002     280,665      6,119
    75    53141  Yadkinville Food Lion                                            65      100.0%   12/31/2002     302,873     42,148
    76    56687  Walgreens - Des Moines (Johnston), IA                           140      100.0%    8/22/2002     333,698     71,270
    77     3215  Gretna Retail Center                                            136       93.5%   12/31/2002     301,432     63,342
    78    56230  CVS - Hickory                                                   173      100.0%     3/1/2002     204,019      4,586
    79     2777  CVS-Goldsboro                                                   154      100.0%    1/31/2002     239,434     31,908
    80    56232  CVS - Morganton                                                 163      100.0%     3/1/2002     192,375      4,354
    81    56184  Vero Beach Corners Shopping Center                              122      100.0%   12/31/2002     251,096     65,813
    82    56182  Okeechobee Corners Shopping Center                              116      100.0%    2/13/2003     183,371     44,448
    83    56515  Five Points Corners Shopping Center                             113      100.0%   12/31/2002     191,540     52,069
    84    57081  Sotheby's Building                                              247      100.0%     2/6/2003  17,123,750    821,238
    85    56570  1020 Holcombe Blvd.                                             123      100.0%     2/1/2003   6,424,113  2,708,488
    86    54611  International Center IV                                         122       99.7%    9/30/2002   4,932,998  1,934,706
    87    56826  3701 Market Street Office Building                              145       95.9%   12/31/2002   3,961,619  1,422,905
    88    56682  Miramar Centre II                                               118      100.0%    8/22/2002   2,279,366    931,886
    89    52991  Lincoln Center Professional Office Building                      95       90.8%   12/31/2002   1,801,233    725,600
    90    56715  ADP Building                                                     76      100.0%    8/22/2002     877,766     43,958
    91    56569  Paddock Park Business Center                                     71       87.0%   11/13/2002   1,024,713    306,889
    92    56690  IKON Office/ Distribution Buildings                              56      100.0%   11/12/2002   1,392,501    509,775
    93    52876  65-35 Queens Boulevard                                          161      100.0%    8/14/2002     626,289    126,293
    94     3568  Rio West Office Complex                                          64       92.8%    9/19/2002     573,260    182,627
    95    56790  Neptune Medical Office                                           97      100.0%   12/19/2002     409,716    117,107
    96    56922  Logan Industrial Park                                           122       96.6%     1/1/2003   2,048,808    484,154
    97    56485  Office Depot - Signal Hill, CA                                   31      100.0%   10/31/2002   2,486,654    483,083
    98    56555  TNT Logistics Warehouse - Temperance, MI                         16      100.0%   12/30/2002   2,015,248     60,457
    99    56846  Cedros Plaza                                                     95      100.0%   10/31/2002     834,362    188,660
   100     4657  Flagstaff Airport Business Center                                93      100.0%     9/1/2002     472,323    129,207
  101.1   56783  Wellbridge Portfolio - Flagship Athletic Club
  101.2   56783  Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3   56783  Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4   56783  Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7   56783  Wellbridge Portfolio - Newton Athletic Club
  101.8   56783  Wellbridge Portfolio - Athletic Club Boca Raton
  101.9   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
  101.10  56783  Wellbridge Portfolio - Northwest Athletic Club-Normandale
  101.11  56783  Wellbridge Portfolio - Northwest Athletic Club-Burnsville
  101.12  56783  Wellbridge Portfolio - Northwest Athletic Club-98th Street
  101.13  56783  Wellbridge Portfolio - Harbour Island Athletic Club
  101.14  56783  Wellbridge Portfolio - Northwest Athletic Club-Highway 100
  101.15  56783  Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101    56783  WELLBRIDGE PORTFOLIO (ROLL-UP)                                   35                           76,435,073 50,876,386
   102     5315  Acacia Gardens MHC                                           17,668       90.6%   11/30/2002     592,973    215,276
   103     4475  Riverside Village MHC                                        21,195       97.0%    9/30/2002     413,294    133,260
   104     5059  Dove Canyon MHC                                              17,135       93.8%     1/1/2003     349,884    123,216
   105     5272  Superstition MHC                                             22,707       93.6%   12/12/2002     276,134     95,361
   106     4926  Sherwood MHC                                                 16,372       95.0%   10/31/2002     328,919    164,322
   107     4981  Lake Bonny MHC                                               15,035       99.1%   10/19/2002     260,874     84,827
  108.1   56951  Morningstar-Pineville Road Self Storage                                   59.9%   12/31/2002
  108.2   56951  Morningstar-Park Road Self Storage                                        85.9%   12/31/2002
   108    56951  MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)    4,180                            1,905,278    694,249
   109    56416  Lackland Self Storage                                         5,124       79.3%     2/9/2003     889,154    398,858
   110    56950  Morningstar-Albemarle Self Storage                            4,307       73.4%   12/31/2002     673,890    267,822
   111     4393  Congress Mini Storage                                         3,329       85.8%    9/30/2002     395,929    175,897
   112     5537  Taylor Street Self Storage                                    4,772       91.7%   12/13/2002     359,391    139,591
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
====================================================================================================================================




                                                                                                                         U/W
                                                                                                                     REPLACEMENT
                                                                                                          U/W         RESERVES
          LOAN                                                                      U/W       U/W     REPLACEMENT     PER UNIT/
SEQUENCE  NUMBER PROPERTY NAME                                                   CASH FLOW    DSCR      RESERVES       SF/PAD
--------  ------ -------------                                                   ---------    ----    -----------    -----------
    71    52161  Walgreens - Jacksonville, FL                                     293,172     1.26       1,658          0.11
    72    56824  Walgreens - 5828 Summer Avenue, Memphis, TN                      266,415     1.34
    73    56233  CVS - Kannapolis                                                 292,683     1.25       1,013          0.10
    74    56231  CVS - Winston Salem                                              273,533     1.25       1,013          0.10
    75    53141  Yadkinville Food Lion                                            253,103     1.36       7,622          0.21
    76    56687  Walgreens - Des Moines (Johnston), IA                            260,254     1.61       2,174          0.15
    77     3215  Gretna Retail Center                                             227,228     1.36       2,088          0.15
    78    56230  CVS - Hickory                                                    198,420     1.25       1,013          0.10
    79     2777  CVS-Goldsboro                                                    205,894     1.22       1,632          0.15
    80    56232  CVS - Morganton                                                  187,008     1.25       1,013          0.10
    81    56184  Vero Beach Corners Shopping Center                               171,873     1.25       2,145          0.17
    82    56182  Okeechobee Corners Shopping Center                               127,023     1.29       1,260          0.12
    83    56515  Five Points Corners Shopping Center                              130,518     1.36       1,060          0.10
    84    57081  Sotheby's Building                                            15,109,921     2.08     162,444          0.40
    85    56570  1020 Holcombe Blvd.                                            3,348,144     1.35      72,103          0.27
    86    54611  International Center IV                                        2,772,529     1.26      33,099          0.15
    87    56826  3701 Market Street Office Building                             2,359,958     1.57      21,137          0.15
    88    56682  Miramar Centre II                                              1,241,246     1.31      14,459          0.15
    89    52991  Lincoln Center Professional Office Building                      891,184     1.27      26,623          0.29
    90    56715  ADP Building                                                     721,779     1.29      12,867          0.15
    91    56569  Paddock Park Business Center                                     596,805     1.42      20,101          0.25
    92    56690  IKON Office/ Distribution Buildings                              771,644     2.47      25,730          0.26
    93    52876  65-35 Queens Boulevard                                           461,617     1.40       7,920          0.30
    94     3568  Rio West Office Complex                                          337,724     1.28      10,928          0.23
    95    56790  Neptune Medical Office                                           257,486     1.38       7,432          0.29
    96    56922  Logan Industrial Park                                          1,457,199     1.44      24,491          0.20
    97    56485  Office Depot - Signal Hill, CA                                 1,776,871     1.72     123,029          0.28
    98    56555  TNT Logistics Warehouse - Temperance, MI                       1,724,529     1.84      77,080          0.10
    99    56846  Cedros Plaza                                                     587,709     1.78       9,763          0.20
   100     4657  Flagstaff Airport Business Center                                318,066     1.42       4,455          0.15
  101.1   56783  Wellbridge Portfolio - Flagship Athletic Club
  101.2   56783  Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3   56783  Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4   56783  Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7   56783  Wellbridge Portfolio - Newton Athletic Club
  101.8   56783  Wellbridge Portfolio - Athletic Club Boca Raton
  101.9   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
  101.10  56783  Wellbridge Portfolio - Northwest Athletic Club-Normandale
  101.11  56783  Wellbridge Portfolio - Northwest Athletic Club-Burnsville
  101.12  56783  Wellbridge Portfolio - Northwest Athletic Club-98th Street
  101.13  56783  Wellbridge Portfolio - Harbour Island Athletic Club
  101.14  56783  Wellbridge Portfolio - Northwest Athletic Club-Highway 100
  101.15  56783  Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101    56783  WELLBRIDGE PORTFOLIO (ROLL-UP)                                20,208,232     4.11   5,350,455          3.24
   102     5315  Acacia Gardens MHC                                               368,097     1.55       9,600         50.00
   103     4475  Riverside Village MHC                                            271,814     1.35       8,220         61.80
   104     5059  Dove Canyon MHC                                                  220,268     1.30       6,400         50.00
   105     5272  Superstition MHC                                                 174,532     1.37       6,240         80.00
   106     4926  Sherwood MHC                                                     159,547     1.35       5,050         50.00
   107     4981  Lake Bonny MHC                                                   170,747     1.51       5,300         50.00
  108.1   56951  Morningstar-Pineville Road Self Storage
  108.2   56951  Morningstar-Park Road Self Storage
   108    56951  MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)     1,163,806     1.60      47,223         20.44
   109    56416  Lackland Self Storage                                            478,204     1.33      12,092         14.55
   110    56950  Morningstar-Albemarle Self Storage                               389,877     1.48      16,191         20.01
   111     4393  Congress Mini Storage                                            210,690     1.52       9,342         17.69
   112     5537  Taylor Street Self Storage                                       216,006     1.66       3,794         10.48
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE                                                      1.68X
====================================================================================================================================




                                                                                         MOST             MOST        MOST
         LOAN                                                                           RECENT           RECENT      RECENT
SEQUENCE NUMBER  PROPERTY NAME                                                      STATEMENT TYPE      END DATE    REVENUES
-------- ------  -------------                                                      --------------      --------    --------
    71    52161  Walgreens - Jacksonville, FL                                   Annualized Most Recent   9/30/2002    314,033
    72    56824  Walgreens - 5828 Summer Avenue, Memphis, TN
    73    56233  CVS - Kannapolis                                               Annualized Most Recent   9/30/2002    300,207
    74    56231  CVS - Winston Salem                                            Annualized Most Recent   9/30/2002    284,984
    75    53141  Yadkinville Food Lion                                                 Full Year        12/31/2002    275,559
    76    56687  Walgreens - Des Moines (Johnston), IA
    77     3215  Gretna Retail Center                                           Annualized Most Recent  10/31/2002    317,041
    78    56230  CVS - Hickory                                                  Annualized Most Recent   9/30/2002    204,559
    79     2777  CVS-Goldsboro                                                  Annualized Most Recent   9/30/2002    294,940
    80    56232  CVS - Morganton                                                Annualized Most Recent   9/30/2002    192,375
    81    56184  Vero Beach Corners Shopping Center                             Annualized Most Recent  12/31/2002    238,009
    82    56182  Okeechobee Corners Shopping Center                                    Full Year        12/31/2002    174,275
    83    56515  Five Points Corners Shopping Center                            Annualized Most Recent  12/31/2002    201,259
    84    57081  Sotheby's Building
    85    56570  1020 Holcombe Blvd.                                            Annualized Most Recent   9/30/2002  6,224,755
    86    54611  International Center IV                                        Annualized Most Recent   9/30/2002  5,562,063
    87    56826  3701 Market Street Office Building                                    Full Year        12/31/2002  2,651,212
    88    56682  Miramar Centre II                                              Annualized Most Recent   7/25/2002  2,217,603
    89    52991  Lincoln Center Professional Office Building                    Annualized Most Recent  12/31/2002  1,802,716
    90    56715  ADP Building                                                   Annualized Most Recent   7/31/2002    812,347
    91    56569  Paddock Park Business Center                                   Annualized Most Recent  12/31/2002    736,436
    92    56690  IKON Office/ Distribution Buildings
    93    52876  65-35 Queens Boulevard                                         Annualized Most Recent    8/1/2002    861,365
    94     3568  Rio West Office Complex                                        Annualized Most Recent   8/31/2002    649,200
    95    56790  Neptune Medical Office                                                Full Year        12/31/2001    406,394
    96    56922  Logan Industrial Park                                          Annualized Most Recent   9/30/2002  2,075,225
    97    56485  Office Depot - Signal Hill, CA                                 Annualized Most Recent   9/30/2002  2,563,560
    98    56555  TNT Logistics Warehouse - Temperance, MI                       Annualized Most Recent  12/31/2002  2,090,869
    99    56846  Cedros Plaza                                                   Annualized Most Recent  10/31/2002    844,688
   100     4657  Flagstaff Airport Business Center                              Annualized Most Recent   8/31/2002    225,410
  101.1   56783  Wellbridge Portfolio - Flagship Athletic Club
  101.2   56783  Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3   56783  Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4   56783  Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7   56783  Wellbridge Portfolio - Newton Athletic Club
  101.8   56783  Wellbridge Portfolio - Athletic Club Boca Raton
  101.9   56783  Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
  101.10  56783  Wellbridge Portfolio - Northwest Athletic Club-Normandale
  101.11  56783  Wellbridge Portfolio - Northwest Athletic Club-Burnsville
  101.12  56783  Wellbridge Portfolio - Northwest Athletic Club-98th Street
  101.13  56783  Wellbridge Portfolio - Harbour Island Athletic Club
  101.14  56783  Wellbridge Portfolio - Northwest Athletic Club-Highway 100
  101.15  56783  Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101    56783  WELLBRIDGE PORTFOLIO (ROLL-UP)                                       Full Year         10/31/2002 77,416,265
   102     5315  Acacia Gardens MHC                                             Annualized Most Recent  11/30/2002    598,940
   103     4475  Riverside Village MHC                                          Annualized Most Recent   9/30/2002    427,269
   104     5059  Dove Canyon MHC                                                       Full Year        12/31/2002    350,490
   105     5272  Superstition MHC                                                      Full Year        12/31/2002    272,896
   106     4926  Sherwood MHC                                                   Annualized Most Recent  10/31/2002    315,726
   107     4981  Lake Bonny MHC                                                 Annualized Most Recent   8/31/2002    260,573
  108.1   56951  Morningstar-Pineville Road Self Storage
  108.2   56951  Morningstar-Park Road Self Storage
   108    56951  MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)    Annualized Most Recent   10/31/2002  1,998,622
   109    56416  Lackland Self Storage                                                 Full Year        12/31/2002    931,949
   110    56950  Morningstar-Albemarle Self Storage                             Annualized Most Recent  10/31/2002    730,356
   111     4393  Congress Mini Storage                                          Annualized Most Recent   8/31/2002    399,917
   112     5537  Taylor Street Self Storage                                     Annualized Most Recent  11/30/2002    387,090
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
====================================================================================================================================

                                                                                     MOST        MOST     MOST     FULL       FULL
          LOAN                                                                      RECENT      RECENT   RECENT    YEAR       YEAR
SEQUENCE NUMBER  PROPERTY NAME                                                     EXPENSES   CASH FLOW  DSCR   END DATE   REVENUES
-------- -----   -------------                                                     --------   ---------  ----   --------   --------
    71   52161   Walgreens - Jacksonville, FL                                                  314,033   1.35
    72   56824   Walgreens - 5828 Summer Avenue, Memphis, TN
    73   56233   CVS - Kannapolis                                                    2,737     297,469   1.27  12/31/2001    300,206
    74   56231   CVS - Winston Salem                                                   644     284,340   1.30
    75   53141   Yadkinville Food Lion                                              33,254     242,305   1.30  12/31/2001    232,373
    76   56687   Walgreens - Des Moines (Johnston), IA
    77    3215   Gretna Retail Center                                               32,469     284,571   1.70  12/31/2001    198,677
    78   56230   CVS - Hickory                                                       1,809     202,749   1.28  12/31/2001    190,517
    79    2777   CVS-Goldsboro                                                         316     294,624   1.75
    80   56232   CVS - Morganton                                                     2,623     189,752   1.27
    81   56184   Vero Beach Corners Shopping Center                                 76,349      33,381   0.24  12/31/2001     36,440
    82   56182   Okeechobee Corners Shopping Center                                 32,749     141,526   1.43  12/31/2001     35,785
    83   56515   Five Points Corners Shopping Center                                30,994     170,266   1.78  12/31/2001    203,005
    84   57081   Sotheby's Building
    85   56570   1020 Holcombe Blvd.                                             2,488,748   2,750,599   1.11  12/31/2001  5,556,298
    86   54611   International Center IV                                         2,799,300   2,739,724   1.24  12/31/2001  4,645,026
    87   56826   3701 Market Street Office Building                              1,137,960   1,513,252   1.01  12/31/2001  1,453,901
    88   56682   Miramar Centre II                                                 652,023   1,565,580   1.66
    89   52991   Lincoln Center Professional Office Building                       720,665   1,082,052   1.54  12/31/2001  1,893,491
    90   56715   ADP Building                                                       17,314     795,033   1.43  12/31/2001    783,395
    91   56569   Paddock Park Business Center                                      175,355     561,082   1.33  12/31/2001    570,405
    92   56690   IKON Office/ Distribution Buildings
    93   52876   65-35 Queens Boulevard                                            150,194     711,171   2.16  12/31/2001    693,500
    94    3568   Rio West Office Complex                                           124,546     504,996   1.91  12/31/2001    565,265
    95   56790   Neptune Medical Office                                            140,421     248,927   1.34  12/31/2000    406,394
    96   56922   Logan Industrial Park                                             448,329   1,626,896   1.60  12/31/2001  2,035,316
    97   56485   Office Depot - Signal Hill, CA                                    515,843   1,996,579   1.94  12/31/2001  2,280,000
    98   56555   TNT Logistics Warehouse - Temperance, MI                                    2,090,869   2.23
    99   56846   Cedros Plaza                                                      174,812     647,092   1.96  12/31/2001    805,600
   100    4657   Flagstaff Airport Business Center                                  33,076     192,334   0.86
  101.1  56783   Wellbridge Portfolio - Flagship Athletic Club
  101.2  56783   Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3  56783   Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4  56783   Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7  56783   Wellbridge Portfolio - Newton Athletic Club
  101.8  56783   Wellbridge Portfolio - Athletic Club Boca Raton
  101.9  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
  101.10 56783   Wellbridge Portfolio - Northwest Athletic Club-Normandale
  101.11 56783   Wellbridge Portfolio - Northwest Athletic Club-Burnsville
  101.12 56783   Wellbridge Portfolio - Northwest Athletic Club-98th Street
  101.13 56783   Wellbridge Portfolio - Harbour Island Athletic Club
  101.14 56783   Wellbridge Portfolio - Northwest Athletic Club-Highway 100
  101.15 56783   Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101   56783   WELLBRIDGE PORTFOLIO (ROLL-UP)                                 46,861,150  25,993,255   5.29  12/31/2001 74,341,691
   102    5315   Acacia Gardens MHC                                                246,039     343,473   1.45  12/31/2001    576,769
   103    4475   Riverside Village MHC                                             142,444     283,290   1.41  12/31/2001    409,072
   104    5059   Dove Canyon MHC                                                   105,752     244,738   1.44  12/31/2001    327,343
   105    5272   Superstition MHC                                                   98,211     167,667   1.31  12/31/2001    263,808
   106    4926   Sherwood MHC                                                      158,507     157,218   1.33  12/31/2001    306,420
   107    4981   Lake Bonny MHC                                                     73,557     187,016   1.65  12/31/2001    255,665
  108.1  56951   Morningstar-Pineville Road Self Storage
  108.2  56951   Morningstar-Park Road Self Storage
   108   56951   MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)        605,741   1,392,881   1.91  12/31/2001  2,060,250
   109   56416   Lackland Self Storage                                             369,283     562,666   1.56  12/31/2001    825,311
   110   56950   Morningstar-Albemarle Self Storage                                229,870     500,486   1.90  12/31/2001    705,367
   111    4393   Congress Mini Storage                                             182,100     217,816   1.57  12/31/2001    414,027
   112    5537   Taylor Street Self Storage                                        105,205     281,885   2.16  12/31/2001    357,812
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
====================================================================================================================================





                                                                                     FULL        FULL      FULL
         LOAN                                                                        YEAR        YEAR      YEAR
SEQUENCE NUMBER  PROPERTY NAME                                                     EXPENSES   CASH FLOW    DSCR
-------- -----   ------------                                                      --------   ---------    ----
    71   52161   Walgreens - Jacksonville, FL
    72   56824   Walgreens - 5828 Summer Avenue, Memphis, TN
    73   56233   CVS - Kannapolis                                                       13     300,193     1.28
    74   56231   CVS - Winston Salem
    75   53141   Yadkinville Food Lion                                              20,994     211,379     1.13
    76   56687   Walgreens - Des Moines (Johnston), IA
    77    3215   Gretna Retail Center                                               33,191     164,386     0.98
    78   56230   CVS - Hickory                                                          79     190,438     1.20
    79    2777   CVS-Goldsboro
    80   56232   CVS - Morganton
    81   56184   Vero Beach Corners Shopping Center                                 32,690       3,750     0.03
    82   56182   Okeechobee Corners Shopping Center                                  8,019      27,766     0.28
    83   56515   Five Points Corners Shopping Center                                41,609     161,396     1.68
    84   57081   Sotheby's Building
    85   56570   1020 Holcombe Blvd.                                             2,390,050   2,961,036     1.20
    86   54611   International Center IV                                         2,831,382   1,731,010     0.79
    87   56826   3701 Market Street Office Building                                966,018     487,883     0.33
    88   56682   Miramar Centre II
    89   52991   Lincoln Center Professional Office Building                       744,956   1,148,535     1.64
    90   56715   ADP Building                                                           65     783,330     1.41
    91   56569   Paddock Park Business Center                                      187,642     369,003     0.88
    92   56690   IKON Office/ Distribution Buildings
    93   52876   65-35 Queens Boulevard                                             90,260     603,240     1.83
    94    3568   Rio West Office Complex                                           153,602     383,636     1.45
    95   56790   Neptune Medical Office                                            140,421     248,927     1.34
    96   56922   Logan Industrial Park                                             422,906    1,612,410    1.59
    97   56485   Office Depot - Signal Hill, CA                                    335,626    1,943,674    1.88
    98   56555   TNT Logistics Warehouse - Temperance, MI
    99   56846   Cedros Plaza                                                      169,316     618,141     1.87
   100    4657   Flagstaff Airport Business Center
  101.1  56783   Wellbridge Portfolio - Flagship Athletic Club
  101.2  56783   Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3  56783   Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4  56783   Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7  56783   Wellbridge Portfolio - Newton Athletic Club
  101.8  56783   Wellbridge Portfolio - Athletic Club Boca Raton
  101.9  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
  101.10 56783   Wellbridge Portfolio - Northwest Athletic Club-Normandale
  101.11 56783   Wellbridge Portfolio - Northwest Athletic Club-Burnsville
  101.12 56783   Wellbridge Portfolio - Northwest Athletic Club-98th Street
  101.13 56783   Wellbridge Portfolio - Harbour Island Athletic Club
  101.14 56783   Wellbridge Portfolio - Northwest Athletic Club-Highway 100
  101.15 56783   Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101   56783   WELLBRIDGE PORTFOLIO (ROLL-UP)                                 47,707,752  21,513,142     4.38
   102    5315   Acacia Gardens MHC                                                203,871     363,445     1.53
   103    4475   Riverside Village MHC                                             128,098     280,226     1.39
   104    5059   Dove Canyon MHC                                                    93,626     233,717     1.38
   105    5272   Superstition MHC                                                   88,661     136,389     1.07
   106    4926   Sherwood MHC                                                      152,231     154,189     1.30
   107    4981   Lake Bonny MHC                                                     63,165     192,500     1.70
  108.1  56951   Morningstar-Pineville Road Self Storage
  108.2  56951   Morningstar-Park Road Self Storage
   108   56951   MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)        628,606   1,431,644     1.96
   109   56416   Lackland Self Storage                                             365,579     459,732     1.27
   110   56950   Morningstar-Albemarle Self Storage                                257,423     447,944     1.70
   111    4393   Congress Mini Storage                                             180,407     233,620     1.68
   112    5537   Taylor Street Self Storage                                        106,806     251,006     1.93
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
====================================================================================================================================



                                                                                                                            LARGEST
                                                                                                                            TENANT
         LOAN                                                                                                               LEASED
SEQUENCE NUMBER  PROPERTY NAME                                                     LARGEST TENANT                            SF
-------- -----   -------------                                                     --------------                           -------
    71   52161   Walgreens - Jacksonville, FL                                      Walgreen Co.                             15,070
    72   56824   Walgreens - 5828 Summer Avenue, Memphis, TN                       Walgreen Co.                             14,490
    73   56233   CVS - Kannapolis                                                  CVS                                      10,125
    74   56231   CVS - Winston Salem                                               CVS                                      10,125
    75   53141   Yadkinville Food Lion                                             Food Lion                                36,440
    76   56687   Walgreens - Des Moines (Johnston), IA                             Walgreen Co.                             14,490
    77    3215   Gretna Retail Center                                              Mattress Firm                             5,000
    78   56230   CVS - Hickory                                                     CVS                                      10,125
    79    2777   CVS-Goldsboro                                                     Revco Discount Drug Centers, Inc.        10,880
    80   56232   CVS - Morganton                                                   CVS                                      10,125
    81   56184   Vero Beach Corners Shopping Center                                Blockbuster Video                         4,232
    82   56182   Okeechobee Corners Shopping Center                                Blockbuster Video                         4,000
    83   56515   Five Points Corners Shopping Center                               Blockbuster Video                         5,000
    84   57081   Sotheby's Building                                                Sotheby's Inc.                          406,110
    85   56570   1020 Holcombe Blvd.                                               MD Anderson Cancer Center               209,001
    86   54611   International Center IV                                           Centex Service Company                  137,484
    87   56826   3701 Market Street Office Building                                University Of Pennsylvania               61,620
    88   56682   Miramar Centre II                                                 Humana, Inc.                             96,394
    89   52991   Lincoln Center Professional Office Building                       Concord Servicing Corporation            16,672
    90   56715   ADP Building                                                      ADP, Inc.                                85,781
    91   56569   Paddock Park Business Center                                      EDS Information Services                 22,877
    92   56690   IKON Office/ Distribution Buildings                               IKON Office Solutions                    98,961
    93   52876   65-35 Queens Boulevard                                            Elbon Medical                             9,000
    94    3568   Rio West Office Complex                                           Tucker Griffin Barnes                     5,288
    95   56790   Neptune Medical Office                                            Anand Swaroop, M.D.                       6,630
    96   56922   Logan Industrial Park                                             Hudson General                           35,824
    97   56485   Office Depot - Signal Hill, CA                                    Office Depot                            439,390
    98   56555   TNT Logistics Warehouse - Temperance, MI                          TNT Logistics North America, INC.       744,570
    99   56846   Cedros Plaza                                                      CBS Scientific                           23,750
   100    4657   Flagstaff Airport Business Center                                 Citizens Communications Company          20,583
  101.1  56783   Wellbridge Portfolio - Flagship Athletic Club
  101.2  56783   Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
  101.3  56783   Wellbridge Portfolio - Northwest Athletic Club-Crosstown
  101.4  56783   Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
  101.5  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
  101.6  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
  101.7  56783   Wellbridge Portfolio - Newton Athletic Club
  101.8  56783   Wellbridge Portfolio - Athletic Club Boca Raton
  101.9  56783   Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
  101.10 56783   Wellbridge Portfolio - Northwest Athletic Club-Normandale
  101.11 56783   Wellbridge Portfolio - Northwest Athletic Club-Burnsville
  101.12 56783   Wellbridge Portfolio - Northwest Athletic Club-98th Street
  101.13 56783   Wellbridge Portfolio - Harbour Island Athletic Club
  101.14 56783   Wellbridge Portfolio - Northwest Athletic Club-Highway 100
  101.15 56783   Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   101   56783   WELLBRIDGE PORTFOLIO (ROLL-UP)
   102    5315   Acacia Gardens MHC
   103    4475   Riverside Village MHC
   104    5059   Dove Canyon MHC
   105    5272   Superstition MHC
   106    4926   Sherwood MHC
   107    4981   Lake Bonny MHC
  108.1  56951   Morningstar-Pineville Road Self Storage
  108.2  56951   Morningstar-Park Road Self Storage
   108   56951   MORNINGSTAR-PINEVILLE AND PARK ROAD SELF STORAGE (ROLL-UP)
   109   56416   Lackland Self Storage
   110   56950   Morningstar-Albemarle Self Storage
   111    4393   Congress Mini Storage
   112    5537   Taylor Street Self Storage
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
====================================================================================================================================

                                                                                                                              SECOND
                                                                  LARGEST LARGEST                                  SECOND    LARGEST
                                                                  TENANT   TENANT                                  LARGEST    TENANT
                                                                   % OF    LEASE                                   TENANT      % OF
          LOAN                                                     TOTAL  EXPIRA-                                  LEASED      TOTAL
SEQUENCE  NUMBER  PROPERTY NAME                                     SF     TION    SECOND LARGEST TENANT             SF         SF
-------   ------  -------------                                   ----- ---------- ---------------------           -------     -----
   71     52161   Walgreens - Jacksonville, FL                     100% 12/31/2059
   72     56824   Walgreens - 5828 Summer Avenue, Memphis, TN      100%  8/31/2077
   73     56233   CVS - Kannapolis                                 100%  1/31/2021
   74     56231   CVS - Winston Salem                              100%  1/31/2024
   75     53141   Yadkinville Food Lion                            100%   7/7/2022
   76     56687   Walgreens - Des Moines (Johnston), IA            100% 11/30/2061
   77      3215   Gretna Retail Center                              36%  9/13/2011  RadioShack                        2,520      18%
   78     56230   CVS - Hickory                                    100%  2/28/2023
   79      2777   CVS-Goldsboro                                    100%  1/31/2022
   80     56232   CVS - Morganton                                  100%  1/31/2022
   81     56184   Vero Beach Corners Shopping Center                33%  10/1/2007  Mattress Market                   3,700      28%
   82     56182   Okeechobee Corners Shopping Center                38%  6/19/2006  Hibbet Sports                     3,600      34%
   83     56515   Five Points Corners Shopping Center               47%  3/31/2006  CATO                              3,789      36%
   84     57081   Sotheby's Building                               100%  2/28/2023
   85     56570   1020 Holcombe Blvd.                               77% 10/31/2008  Bank of America                  37,762      14%
   86     54611   International Center IV                           62%  1/31/2012  IBM                              22,908      10%
   87     56826   3701 Market Street Office Building                44%  5/31/2012  University City Science Center   51,187      36%
   88     56682   Miramar Centre II                                100%  8/31/2011
   89     52991   Lincoln Center Professional Office Building       18%  4/30/2004  Title Security Company            5,343       6%
   90     56715   ADP Building                                     100%  7/31/2010
   91     56569   Paddock Park Business Center                      28%  9/30/2006  Dial America                     10,469      13%
   92     56690   IKON Office/ Distribution Buildings              100%  3/31/2017
   93     52876   65-35 Queens Boulevard                            34%  4/30/2006  Aspen Insurance                   7,000      27%
   94      3568   Rio West Office Complex                           11% 12/31/2009  International Business Machines
                                                                                    Corporation                       5,000      10%
   95     56790   Neptune Medical Office                            26% 12/31/2005  Pediatrics Assoc.                 4,590      18%
   96     56922   Logan Industrial Park                             29%  6/30/2005  Horizon Air Services, Inc.       32,657      27%
   97     56485   Office Depot - Signal Hill, CA                   100% 11/30/2012
   98     56555   TNT Logistics Warehouse - Temperance, MI          99%   8/4/2012
   99     56846   Cedros Plaza                                      49%  3/31/2004  Competitor, Inc                   3,025       6%
   100     4657   Flagstaff Airport Business Center                 69%  5/31/2017  Machine Solutions, Inc.           6,300      21%
  101.1   56783   Wellbridge Portfolio - Flagship Athletic Club
                  Wellbridge Portfolio - Northwest Athletic
  101.2   56783   Club-St. Louis Park
                  Wellbridge Portfolio - Northwest Athletic
  101.3   56783   Club-Crosstown
                  Wellbridge Portfolio - Northwest Athletic
  101.4   56783   Club-Moore Lake
                  Wellbridge Portfolio - New Mexico Sports &
  101.5   56783   Wellness-Midtown
                  Wellbridge Portfolio - New Mexico Sports &
  101.6   56783   Wellness-Highpoint
  101.7   56783   Wellbridge Portfolio - Newton Athletic Club
  101.8   56783   Wellbridge Portfolio - Athletic Club Boca Raton
                  Wellbridge Portfolio - New Mexico Sports &
  101.9   56783   Wellness-Riverpoint
                  Wellbridge Portfolio - Northwest Athletic
 101.10   56783   Club-Normandale
                  Wellbridge Portfolio - Northwest Athletic
 101.11   56783   Club-Burnsville
                  Wellbridge Portfolio - Northwest Athletic
 101.12   56783   Club-98th Street
                  Wellbridge Portfolio - Harbour Island Athletic
 101.13   56783   Club
                  Wellbridge Portfolio - Northwest Athletic
 101.14   56783   Club-Highway 100
                  Wellbridge Portfolio - Northwest Athletic
 101.15   56783   Club-Oakdale
   101    56783   WELLBRIDGE PORTFOLIO (ROLL-UP)
   102     5315   Acacia Gardens MHC
   103     4475   Riverside Village MHC
   104     5059   Dove Canyon MHC
   105     5272   Superstition MHC
   106     4926   Sherwood MHC
   107     4981   Lake Bonny MHC
  108.1   56951   Morningstar-Pineville Road Self Storage
  108.2   56951   Morningstar-Park Road Self Storage
                  MORNINGSTAR-PINEVILLE AND PARK ROAD SELF
   108    56951   STORAGE (ROLL-UP)
   109    56416   Lackland Self Storage
   110    56950   Morningstar-Albemarle Self Storage
   111     4393   Congress Mini Storage
   112     5537   Taylor Street Self Storage
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
====================================================================================================================================





                                                                SECOND                                                THIRD   THIRD
                                                                LARGEST                                      THIRD   LARGEST LARGEST
                                                                TENANT                                      LARGEST   TENANT  TENANT
                                                                 LEASE                                       TENANT   % OF    LEASE
          LOAN                                                  EXPIRA-                                      LEASED   TOTAL  EXPIRA-
SEQUENCE  NUMBER  PROPERTY NAME                                  TION      THIRD LARGEST TENANT                SF       SF    TION
 ------   ------  -------------                                 -------    --------------------             -------- ------- -------
   71     52161   Walgreens - Jacksonville, FL
   72     56824   Walgreens - 5828 Summer Avenue, Memphis, TN
   73     56233   CVS - Kannapolis
   74     56231   CVS - Winston Salem
   75     53141   Yadkinville Food Lion
   76     56687   Walgreens - Des Moines (Johnston), IA
   77      3215   Gretna Retail Center                          5/31/2012  Verizon                           2,500   18%   6/30/2006
   78     56230   CVS - Hickory
   79      2777   CVS-Goldsboro
   80     56232   CVS - Morganton
   81     56184   Vero Beach Corners Shopping Center             8/1/2005  Domino's Pizza                    1,396   11%    8/1/2005
   82     56182   Okeechobee Corners Shopping Center            1/31/2006  Mid Florida Federal Credit Union  1,500   14%   3/24/2005
   83     56515   Five Points Corners Shopping Center           1/31/2006  Cigarettes Cheaper                  906    9%   9/30/2003
   84     57081   Sotheby's Building
   85     56570   1020 Holcombe Blvd.                          12/31/2009  French Corner                     4,586    2%   9/13/2005
   86     54611   International Center IV                      10/31/2005  Kirkpatrick & Lockhart LL        22,908   10%  10/31/2012
   87     56826   3701 Market Street Office Building           10/31/2015  Meridiantelesis, LLC             20,540   15%  10/31/2010
   88     56682   Miramar Centre II
   89     52991   Lincoln Center Professional Office Building   8/31/2007  R.P.B. Restaurants                3,838    4%   3/31/2005
   90     56715   ADP Building
   91     56569   Paddock Park Business Center                  4/30/2007  Sprint Publishing                10,050   13%   8/30/2004
   92     56690   IKON Office/ Distribution Buildings
   93     52876   65-35 Queens Boulevard                       12/31/2004  El Gran Yo Soy                    2,950   11%   9/30/2006
   94      3568   Rio West Office Complex                       3/31/2003  Unetworks, Inc.                   5,000   10%   9/30/2003
   95     56790   Neptune Medical Office                       12/31/2008  Schartzberg, Weber &
                                                                             Antoniadis, M.D.                3,825   15%   6/30/2008
   96     56922   Logan Industrial Park                        12/31/2006  Intercontinental Air Freight     15,450   13%   1/31/2004
   97     56485   Office Depot - Signal Hill, CA
   98     56555   TNT Logistics Warehouse - Temperance, MI
   99     56846   Cedros Plaza                                  5/31/2004  Kaplan                            2,900    6%   1/31/2005
   100     4657   Flagstaff Airport Business Center             9/30/2007  Registrar of Contractors,
                                                                           State of Arizona                  1,200    4%   7/30/2005
  101.1   56783   Wellbridge Portfolio - Flagship Athletic Club
                  Wellbridge Portfolio - Northwest Athletic
  101.2   56783   Club-St. Louis Park
                  Wellbridge Portfolio - Northwest Athletic
  101.3   56783   Club-Crosstown
                  Wellbridge Portfolio - Northwest Athletic
  101.4   56783   Club-Moore Lake
                  Wellbridge Portfolio - New Mexico Sports &
  101.5   56783   Wellness-Midtown
                  Wellbridge Portfolio - New Mexico Sports &
  101.6   56783   Wellness-Highpoint
  101.7   56783   Wellbridge Portfolio - Newton Athletic Club
  101.8   56783   Wellbridge Portfolio - Athletic Club Boca Raton
                  Wellbridge Portfolio - New Mexico Sports &
  101.9   56783   Wellness-Riverpoint
                  Wellbridge Portfolio - Northwest Athletic
 101.10   56783   Club-Normandale
                  Wellbridge Portfolio - Northwest Athletic
 101.11   56783   Club-Burnsville
                  Wellbridge Portfolio - Northwest Athletic
 101.12   56783   Club-98th Street
                  Wellbridge Portfolio - Harbour Island Athletic
 101.13   56783   Club
                  Wellbridge Portfolio - Northwest Athletic
 101.14   56783   Club-Highway 100
                  Wellbridge Portfolio - Northwest Athletic
 101.15   56783   Club-Oakdale
   101    56783   WELLBRIDGE PORTFOLIO (ROLL-UP)
   102     5315   Acacia Gardens MHC
   103     4475   Riverside Village MHC
   104     5059   Dove Canyon MHC
   105     5272   Superstition MHC
   106     4926   Sherwood MHC
   107     4981   Lake Bonny MHC
  108.1   56951   Morningstar-Pineville Road Self Storage
  108.2   56951   Morningstar-Park Road Self Storage
                  MORNINGSTAR-PINEVILLE AND PARK ROAD SELF
   108    56951   STORAGE (ROLL-UP)
   109    56416   Lackland Self Storage
   110    56950   Morningstar-Albemarle Self Storage
   111     4393   Congress Mini Storage
   112     5537   Taylor Street Self Storage
------------------------------------------------------------------------------------------------------------------------------------
                 TOTALS/WEIGHTED AVERAGE
====================================================================================================================================

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          RANGE OF             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
    UNDERWRITING DSCR(S)         LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    --------------------       ---------   --------------   -------   ------------   ------------   --------
1.20x -- 1.24x...............       7      $   68,062,883      6.6%       1.22x          79.6%       7.070%
1.25x -- 1.29x...............      21         166,171,208     16.1        1.26x          74.3%       7.030%
1.30x -- 1.34x...............      14          88,665,078      8.6        1.31x          75.9%       6.628%
1.35x -- 1.39x...............      16         117,451,706     11.4        1.36x          76.8%       6.213%
1.40x -- 1.49x...............      28         175,000,673     16.9        1.43x          75.1%       5.771%
1.50x -- 1.59x...............      13          85,529,935      8.3        1.55x          72.7%       5.807%
1.60x -- 1.69x...............       4          41,644,664      4.0        1.63x          65.4%       7.187%
1.70x -- 1.79x...............       2          18,188,690      1.8        1.74x          60.5%       6.347%
1.80x -- 1.89x...............       1          11,980,030      1.2        1.84x          63.1%       6.000%
2.00x -- 2.99x...............       5         234,571,249     22.7        2.35x          50.8%       5.138%
3.00x -- 4.11x...............       1          25,500,000      2.5        4.11x          33.0%       7.527%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        LTV RATIO(S)             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
33.0% -- 49.9%...............       2      $  129,450,000     12.5%       2.96x          45.2%       5.490%
50.0% -- 59.9%...............       7         134,413,272     13.0        2.04x          51.7%       5.493%
60.0% -- 64.9%...............       6          62,913,234      6.1        1.50x          63.0%       6.601%
65.0% -- 69.9%...............      14          94,160,694      9.1        1.62x          68.0%       6.195%
70.0% -- 74.9%...............      30         192,626,633     18.7        1.37x          73.1%       6.509%
75.0% -- 79.9%...............      45         331,561,081     32.1        1.35x          78.3%       6.353%
80.0% -- 82.1%...............       8          87,641,202      8.5        1.32x          80.2%       6.267%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                                       WEIGHTED
                                                             % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        MATURITY     AVERAGE
        MATURITY DATE          MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
        LTV RATIO(S)             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        -------------          ---------   --------------   -------   ------------   ------------   --------
28.6% -- 49.9%...............       8      $  260,707,928     25.2%       2.47x          39.8%       5.463%
50.0% -- 59.9%...............      22         130,837,401     12.7        1.51x          55.6%       6.400%
60.0% -- 64.9%...............      30         209,214,017     20.3        1.44x          63.1%       6.278%
65.0% -- 69.9%...............      34         263,390,563     25.5        1.40x          67.1%       6.321%
70.0% -- 74.8%...............      18         168,616,207     16.3        1.30x          72.0%       6.626%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          58.7%       6.155%
                                  ===      ==============    =====

                                 MORTGAGE RATES

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          MORTGAGE             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            RATES                LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          --------             ---------   --------------   -------   ------------   ------------   --------
4.750% -- 6.499%.............      71      $  691,989,741     67.0%       1.75x          66.6%       5.642%
6.500% -- 6.999%.............      14          81,203,699      7.9        1.39x          72.5%       6.740%
7.000% -- 7.249%.............      11         138,292,308     13.4        1.27x          75.5%       7.104%
7.250% -- 7.499%.............       3          15,217,218      1.5        1.28x          75.8%       7.318%
7.500% -- 7.749%.............       9          69,802,603      6.8        2.30x          59.3%       7.553%
7.750% -- 7.999%.............       3          34,372,798      3.3        1.57x          68.8%       7.842%
8.000% -- 8.015%.............       1           1,887,749      0.2        1.36x          70.7%       8.015%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                           ORIGINAL TERM TO MATURITY

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
        ORIGINAL TERM          NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
         TO MATURITY           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        -------------          ---------   --------------   -------   ------------   ------------   --------
 60 --  83...................      11      $   39,106,918      3.8%       1.43x          74.0%       5.543%
 84 --  99...................       9         120,355,029     11.7        1.44x          76.7%       6.048%
100 -- 120...................      90         826,019,383     80.0        1.75x          65.8%       6.166%
121 -- 126...................       2          47,284,785      4.6        1.27x          79.4%       6.742%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                         ORIGINAL AMORTIZATION TERM (1)

          ORIGINAL                                           % OF       WEIGHTED       WEIGHTED     WEIGHTED
        AMORTIZATION           NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
            TERM               MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
Interest Only................       3      $   30,238,350      2.9%       2.15x          61.9%       5.096%
240 -- 299...................       3          19,521,097      1.9        1.30x          69.5%       6.167%
300 -- 359...................      28         259,079,995     25.1        1.66x          65.8%       5.932%
360..........................      78         723,926,674     70.1        1.67x          69.0%       6.279%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                           REMAINING TERM TO MATURITY

          RANGE OF
          REMAINING                                         % OF       WEIGHTED       WEIGHTED     WEIGHTED
          TERMS TO             NUMBER OF     AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
          MATURITY             MORTGAGE     CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          ---------            ---------   --------------  -------   ------------   ------------   --------
 50 -- 59....................      11      $   39,106,918     3.8%       1.43x          74.0%       5.543%
 60 -- 79....................       6          82,406,033     8.0        1.31x          79.9%       6.462%
 80 -- 99....................       5          93,181,351     9.0        1.57x          67.0%       6.568%
100 -- 109...................      12          68,546,356     6.6        1.26x          74.2%       7.353%
110 -- 119...................      77         735,025,457    71.2        1.79x          65.7%       5.996%
120 -- 125...................       1          14,500,000     1.4        1.38x          78.4%       5.830%
                                  ---      --------------   -----
Total Wtd/Avg................     112      $1,032,766,116   100.0%       1.68x          68.0%       6.155%
                                  ===      ==============   =====

                      REMAINING STATED AMORTIZATION TERMS

          REMAINING                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
           STATED              NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        AMORTIZATION           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
       TERMS (MONTHS)            LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       --------------          ---------   --------------   -------   ------------   ------------   --------
Interest Only................       3      $   30,238,350      2.9%       2.15x          61.9%       5.096%
230 -- 249...................       2           8,181,097      0.8        1.28x          68.7%       6.330%
250 -- 274...................       1          11,340,000      1.1        1.31x          70.0%       6.050%
275 -- 299...................      19          73,476,554      7.1        1.46x          70.8%       6.334%
300 -- 324...................       6         167,907,899     16.3        1.76x          62.2%       5.748%
325 -- 349...................      10          93,018,018      9.0        1.41x          73.1%       7.350%
350 -- 360...................      71         648,604,198     62.8        1.70x          68.7%       6.118%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                                   SEASONING

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          SEASONING            MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          ---------            ---------   --------------   -------   ------------   ------------   --------
 1 -- 12.....................     105      $  917,393,112     88.8%       1.72x          67.4%       6.008%
13 -- 24.....................       6          87,140,648      8.4        1.25x          74.0%       7.162%
25 -- 27.....................       1          28,232,356      2.7        1.64x          67.2%       7.850%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                          YEAR OF MORTGAGE ORIGINATION

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
           YEAR OF             MORTGAGE     CUT-OFF-DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         ORIGINATION             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         -----------           ---------   --------------   -------   ------------   ------------   --------
2000.........................       1      $   28,232,356      2.7%       1.64x          67.2%       7.850%
2001.........................       5          85,560,339      8.3        1.25x          74.0%       7.151%
2002.........................      78         513,338,023     49.7        1.41x          74.0%       6.463%
2003.........................      28         405,635,398     39.3        2.11x          59.2%       5.438%
                                  ---      --------------    -----
Total Wtd/Avg................     112      $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                  ===      ==============    =====

                           YEAR OF MORTGAGE MATURITY

                                                            % OF       WEIGHTED       WEIGHTED     WEIGHTED
                             NUMBER OF      AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          YEAR OF            MORTGAGE      CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         MATURITY              LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         --------            ---------    --------------   -------   ------------   ------------   --------
2007.......................       3       $   10,283,592      1.0%       1.30x          75.0%       6.886%
2008.......................       9           40,043,326      3.9        1.41x          75.4%       5.603%
2009.......................       5           71,186,033      6.9        1.32x          79.9%       6.379%
2010.......................       3           37,948,996      3.7        1.73x          69.8%       5.149%
2011.......................       4           68,287,356      6.6        1.42x          66.8%       7.337%
2012.......................      58          400,638,322     38.8        1.39x          73.8%       6.664%
2013.......................      30          404,378,491     39.2        2.10x          59.2%       5.543%
                                ---       --------------    -----
Total/Wtd Avg..............     112       $1,032,766,116    100.0%       1.68x          68.0%       6.155%
                                ===       ==============    =====

                                     ANNEX B

                              MULTIFAMILY SCHEDULE



 SEQUENCE   LOAN NUMBER  PROPERTY NAME                                CUT-OFF BALANCE       UTILITIES TENANT PAYS/PAYMENT OF UTIL.

-----------------------------------------------------------------------------------------------------------------------------------
      1        56955     Ashby Crossing Apartments                      $25,940,900                     Electric, Gas
      2        56474     NYU 2nd Street Apartments                       23,870,075                     Electric, Heat
      3        53370     CLK2 - St. Germaine Apartments                  19,280,000                   Electric, Cable TV
      4        57084     Sugar Run Apartments                            19,000,000                  Electric, Gas, Water
      5        53352     CLK2 - Cypress Pointe Apartments                17,120,000                        Electric
      6        56156     Arbour Apartments                               15,693,180                   Electric, Cable TV
      7        56880     Chatham Landing Apartments                      14,500,000               Electric, Gas, Sewer, Water
      8        53371     CLK2 - River Chase Apartments                   13,360,000                 Electric, Gas, Cable TV
      9        56961     Island Pointe Apartments                        12,386,035                        Electric
      10       55798     CLK - The Courts at Waterford Apartments        11,220,000                 Electric, Sewer, Water
      11       56965     Regal Springs Apartments                         9,278,722                         Electric
      12       56574     Coopers Mill Apartments                          8,467,336                         Electric
      13        4198     The Ponds Apartments, Bloomington                7,416,380                Electric, Gas, Sewer, Water
      14       56888     Alvarado Apartments                              7,328,000                   Electric, Gas, Water
      15       56755     Parkway Commons Apartments                       6,584,245           Electric, Gas, Sewer, Water, Cable TV
      16       55842     CLK - Sedgefield Apartments                      6,545,000             Electric, Sewer, Water, Cable TV
      17       56889     Dorado Heights Apartments                        5,936,000                      Electric, Water
      18       56656     Terrace Apartments                               5,482,690                         Electric

      19        4824     Marvin Apartments (Fuller)                       2,494,440                       Electric, Gas
      20        4732     Marvin Apartments (Camino Palmero)               2,294,885                       Electric, Gas
                                                                        -----------
                         SUB-TOTAL CROSSED LOANS                          4,789,325

      21       56918     Southbrook - Otsego Villas Apartments            4,535,004                       Electric, Gas
      22       56794     Highland Ridge Apartments                        4,521,248                       Electric, Gas
      23       56360     The Villas Apartments                            4,431,543           Electric, Gas, Sewer, Water, Cable TV
      24       56869     Brookside Manor Apartments                       4,286,364                         Electric
      25        4723     Steeplechase Apartments Phase II                 3,984,628                       Electric, Gas
      26        3637     Pines on the Bay                                 3,667,259                         Electric
      27        3525     Windsor Manor Apartments                         3,596,617                         Electric
      28       57007     Kearney Court Apartments                         3,496,496                  Electric, Sewer, Water
      29       52748     Garden Club Apartments                           3,376,828                         Electric
      30       52998     Collegiate Courtyard                             3,311,973                    Electric, Cable TV
      31        3636     The Oaks, Gulfport                               3,268,644                       Electric, Gas
      32       56916     Southbrook - Woodley Apartments                  2,759,288                       Electric, Gas
      33       56917     Southbrook - Woodley Villas Apartments           2,722,532                Electric, Gas, Sewer, Water
      34       56774     Prairie Oaks Senior Housing                      2,290,698                         Electric
      35       56775     The Woodlands Senior Housing                     2,275,759                         Electric
      36       56915     Southbrook - Roscoe-Noble Apartments             2,020,272                   Electric, Gas, Water
      37        3341     The Pines Apartments                             1,787,231                         Electric
      38       56914     Southbrook - Roscoe-Kester Apartments            1,721,812                Electric, Gas, Sewer, Water
      39       56913     Southbrook - Greenwood Apartments                1,344,641                   Electric, Gas, Water
      40        4176     Crystal Commons Townhomes                        1,340,390                       Electric, Gas
      41       56778     Southbrook - Eastwood Apartments                 1,333,742                Electric, Gas, Sewer, Water
      42        5464     Kurt Drive Apartments                            1,222,289                  Electric, Sewer, Water
-----------------------------------------------------------------------------------------------------------------------------------
                         TOTAL MULTIFAMILY LOANS                       $297,493,146
                     STUDIO          1 BEDROOM         2 BEDROOM                3 BEDROOM          4 BEDROOM
                 ------------------------------------------------------    -----------------------------------------
 SEQUENCE          # OF    AVG      # OF    AVG      # OF      AVG        # OF       AVG     # OF     AVG
                  UNITS   RENT     UNITS   RENT     UNITS     RENT       UNITS      RENT    UNITS    RENT          ELEVATORS
----------------------------------------------------------------------------------------------------------------------------
      1                                                                                       288      $1,282          No
      2            168   $1,560        5   $3,500                                                                     Yes
      3                              276      498      276     $617                                                    No
      4                              110      650      264      836           20    $1,225                             No
      5                              228      559      184      705           32       910                             No
      6                              240      560      160      660                                                    No
      7                              144      670       92      817           28     1,087                             No
      8                              124      479      274      608           20       725                             No
      9                              104      641      152      772           32       880                             No
      10                             144      466      174      648                                                    No
      11                              32      590       99      708           89       848                             No
      12                             266      482      100      660                                                    No
      13                              96      558       72      698                                                    No
      14            51      419      124      578       35      742                                                    No
      15                              40      651       60      790           24       974                             No
      16                              64      399      160      444           56       547                             No
      17            48      378       88      448       80      550                                                    No
      18            31      545      112      632       48      773                                                    No

      19                              24    1,200       6     1,600                                                    No
      20                              24      952       6     1,263                                                    No



      21             1      725       12      954      16     1,253           11     1,589                            Yes
      22            16      694       32      838      32       943                                                    No
      23            50      400       88      478      48       597           10       680                             No
      24                             112      583      28       749                                                    No
      25                                               72       817                                                    No
      26                              24      525      64       625           17       725                             No
      27                                               82       645                                                    No
      28             1      620       48      814       6     1,311                                                   Yes
      29                              53      648      21       749                                                    No
      30                               1      435                             47     1,002                             No
      31                              24      500      64       600           17       700                             No
      32                                               26     1,077            2     1,500                            Yes
      33                               1      725      34       954                                                    No
      34                               6      644      30       875                                                   Yes
      35                              18      777      24       815                                                   Yes
      36                               5      714      25       891                                                    No
      37                              17      440      50       532           17       620                             No
      38                               2      700      20       899                                                    No
      39                               6      738      11       902           1      1,100                             No
      40                                               28       834                                                    No
      41                               6      756      11       927           1      1,100                             No
      42                                               24       730                                                    No
-----------------------------------------------------------------------------------------------------------------------------

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS


                                                                             Initial
                                                                             Deposit        Initial                  Annual
                                                                           To Capital       Deposit to               Deposit to
                   Loan       Property                     Property        Improvement      Replacement              Replacement
Sequence           Number       Name                         Type           Reserves        Reserves                 Reserves
--------           ------  --------------                 -----------      -----------      -----------              -----------
1                  56955   Ashby Crossing
                             Apartments                   Multifamily      $253,125                                    $120,960
2                  56474   NYU 2nd Street
                             Apartments                   Multifamily                                                    42,996
3                  53370   CLK2 - St.
                             Germaine Apartments          Multifamily       179,400                                     140,760
4                  57084   Sugar Run Apartments           Multifamily                                                    98,496
5                  53352   CLK2 - Cypress
                             Pointe Apartments            Multifamily                                                   113,664
6                  56156   Arbour Apartments              Multifamily        83,375                                     130,000
7                  56880   Chatham Landing
                             Apartments                   Multifamily                                                    81,576
8                  53371   CLK2 - River Chase
                             Apartments                   Multifamily        56,350                                     104,496
9                  56961   Island Pointe Apartments       Multifamily        31,313         $340,000                     72,000
10                 55798   CLK - The Courts at
                             Waterford Apartments         Multifamily                                                    82,680
11                 56965   Regal Springs Apartments       Multifamily         7,282                                      66,000
12                 56574   Coopers Mill Apartments        Multifamily                                                    91,500
13                  4198   The Ponds Apartments,
                             Bloomington                  Multifamily                                                    25,200
14                 56888   Alvarado Apartments            Multifamily                                                    61,956
15                 56755   Parkway Commons
                             Apartments                   Multifamily                                                    24,804
16                 55842   CLK - Sedgefield
                             Apartments                   Multifamily                                                    63,280
17                 56889   Dorado Heights
                             Apartments                   Multifamily                                                    54,000
18                 56656   Terrace Apartments             Multifamily       425,000                                      47,748
19                  4824   Marvin Apartments
                             (Fuller)                     Multifamily           500                                       9,630
20                  4732   Marvin Apartments
                             (Camino Palmero)             Multifamily           500                                       9,630
21                 56918   Southbrook - Otsego
                             Villas Apartments            Multifamily                         26,200                      9,996
22                 56794   Highland Ridge
                             Apartments                   Multifamily
23                 56360   The Villas Apartments          Multifamily        34,300           87,000                     48,996
24                 56869   Brookside Manor
                             Apartments                   Multifamily                                                    35,000
25                  4723   Steeplechase Apartments
                             Phase II                     Multifamily                         26,500
26                  3637   Pines on the Bay               Multifamily        46,563            1,000                     30,660
27                  3525   Windsor Manor Apartments       Multifamily                                                    20,500
28                 57007   Kearney Court Apartments       Multifamily        16,563                                      13,752
29                 52748   Garden Club Apartments         Multifamily                          3,700                     22,200
30                 52998   Collegiate Courtyard           Multifamily                                                    14,400
31                  3636   The Oaks, Gulfport             Multifamily        60,938            1,000                     33,705
32                 56916   Southbrook - Woodley
                             Apartments                   Multifamily                         13,000                      7,000
33                 56917   Southbrook - Woodley
                             Villas Apartments            Multifamily                         26,000                      8,750
34                 56774   Prairie Oaks
                             Senior Housing               Multifamily                                                     9,000
35                 56775   The Woodlands
                             Senior Housing               Multifamily                                                     9,450
36                 56915   Southbrook - Roscoe-
                             Noble Apartments             Multifamily                         15,125                      7,500
37                  3341   The Pines Apartments           Multifamily       160,281                                      25,200
38                 56914   Southbrook - Roscoe-
                             Kester Apartments            Multifamily                         12,250                      5,496
39                 56913   Southbrook - Greenwood
                             Apartments                   Multifamily                          6,000                      4,500
40                  4176   Crystal Commons
                             Townhomes                    Multifamily                                                     6,020
41                 56778   Southbrook -
                             Eastwood Apartments          Multifamily         3,750           10,000                      4,500
42                  5464   Kurt Drive Apartments          Multifamily                                                     7,080
43                 56967   Emerald Square Mall            Retail
44                 55959   Lakewood City Commons          Retail                                                         28,212
45                 56932   Venice Crossroads              Retail                                                         23,631






                                                                                       Tax
                                                                                       and             Initial          Annual
                   Loan       Property                     Property                 Insurance        Deposit to       Deposit to
Sequence           Number       Name                         Type                    Escrow         TI/LC Escrow     TI/LC Escrow
--------           ------  --------------                 -----------               ---------       ------------     ------------

1                  56955   Ashby Crossing
                             Apartments                   Multifamily                  Yes
2                  56474   NYU 2nd Street
                             Apartments                   Multifamily                  Yes
3                  53370   CLK2 - St.
                             Germaine Apartments          Multifamily                Tax Only
4                  57084   Sugar Run Apartments           Multifamily                  Yes
5                  53352   CLK2 - Cypress
                             Pointe Apartments            Multifamily                Tax Only
6                  56156   Arbour Apartments              Multifamily                  Yes
7                  56880   Chatham Landing
                             Apartments                   Multifamily                  Yes
8                  53371   CLK2 - River Chase
                             Apartments                   Multifamily                Tax Only
9                  56961   Island Pointe Apartments       Multifamily                  Yes
10                 55798   CLK - The Courts at
                             Waterford Apartments         Multifamily                Tax Only
11                 56965   Regal Springs Apartments       Multifamily                  Yes
12                 56574   Coopers Mill Apartments        Multifamily                Tax Only
13                  4198   The Ponds Apartments,
                             Bloomington                  Multifamily                  Yes
14                 56888   Alvarado Apartments            Multifamily                Tax Only
15                 56755   Parkway Commons
                             Apartments                   Multifamily                  Yes
16                 55842   CLK - Sedgefield
                             Apartments                   Multifamily                Tax Only
17                 56889   Dorado Heights
                             Apartments                   Multifamily                Tax Only
18                 56656   Terrace Apartments             Multifamily                  Yes
19                  4824   Marvin Apartments
                             (Fuller)                     Multifamily                  Yes
20                  4732   Marvin Apartments
                             (Camino Palmero)             Multifamily                  Yes
21                 56918   Southbrook - Otsego
                             Villas Apartments            Multifamily                  Yes
22                 56794   Highland Ridge
                             Apartments                   Multifamily                  Yes
23                 56360   The Villas Apartments          Multifamily                  Yes
24                 56869   Brookside Manor
                             Apartments                   Multifamily                  Yes
25                  4723   Steeplechase Apartments
                             Phase II                     Multifamily                  Yes
26                  3637   Pines on the Bay               Multifamily                  Yes
27                  3525   Windsor Manor Apartments       Multifamily                  Yes
28                 57007   Kearney Court Apartments       Multifamily                  Yes
29                 52748   Garden Club Apartments         Multifamily                  Yes
30                 52998   Collegiate Courtyard           Multifamily                  Yes
31                  3636   The Oaks, Gulfport             Multifamily                  Yes
32                 56916   Southbrook - Woodley
                             Apartments                   Multifamily                  Yes
33                 56917   Southbrook - Woodley
                             Villas Apartments            Multifamily                  Yes
34                 56774   Prairie Oaks
                             Senior Housing               Multifamily                  Yes
35                 56775   The Woodlands
                             Senior Housing               Multifamily                  Yes
36                 56915   Southbrook - Roscoe-
                             Noble Apartments             Multifamily                  Yes
37                  3341   The Pines Apartments           Multifamily                  Yes
38                 56914   Southbrook - Roscoe-
                             Kester Apartments            Multifamily                  Yes
39                 56913   Southbrook - Greenwood
                             Apartments                   Multifamily                  Yes
40                  4176   Crystal Commons
                             Townhomes                    Multifamily                  Yes
41                 56778   Southbrook -
                             Eastwood Apartments          Multifamily                  Yes
42                  5464   Kurt Drive Apartments          Multifamily                  Yes
43                 56967   Emerald Square Mall            Retail                     Tax Only
44                 55959   Lakewood City Commons          Retail                       Yes
45                 56932   Venice Crossroads              Retail                       Yes                               $96,000

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS


                                                                           Initial
                                                                           Deposit          Initial                  Annual
                                                                           To Capital       Deposit to               Deposit to
                   Loan         Property                   Property        Improvement      Replacement              Replacement
Sequence           Number       Name                         Type          Reserves         Reserves                 Reserves
--------           ------  --------------                 -----------      -----------      -----------              -----------
46                 53893   Rogue Valley Mall              Retail                                                        125,065
47                 55876   Montour Church Place
                             at The Pointe
                             Shopping Center              Retail                              35,209
48                 56148   Huntington Oaks
                             Shopping Center              Retail                                                         32,832
49                 56676   Haynes Bridge Village
                             Shopping Center              Retail              4,125                                      15,242
50                 56389   Govalle Shopping
                             Center                       Retail                              75,000
51                 56120   Cimarron Plaza
                             Shopping Center              Retail                                                         24,406
52                 56541   Key Road
                             Shopping Center              Retail             7,813                                       15,227
53                 51739   H-E-B Shopping Center          Retail                                                         13,404
54                 52834   Marina Plaza
                             Shopping Center              Retail            96,380                                        7,001
55                 56878   Kohl's Department
                             Store - Columbia, SC         Retail                                                          5,196
56                 52857   Brown's Lane Plaza             Retail            27,390                                       10,460
57                 55079   Pueblo Point
                             Shopping Center              Retail                                                         11,430
58                 56739   Fox River Commons
                             Shopping Center              Retail            20,000                                        3,935
59                 56082   Charleston Center              Retail           171,373                                       13,766
60                 51805   Josey Village
                             Shopping Center              Retail            18,875                                       17,021
61                 56063   Walgreens - Taylor, MI         Retail                                                          1,449
62                 56193   Vista Ridge Shopping
                             Center                       Retail
63                 53139   Pinefield South Center         Retail            18,313                                       14,280
64                 56670   Sav-on Drug - Corona           Retail
65                 56956   Walgreens - Roselle, NJ        Retail            18,750
66                 52969   Ruffin Village
                             Shopping Center              Retail                                                          8,916
67                 53131   Jefferson Station              Retail                                                          4,875
68                 56553   Walgreens - Fenton             Retail
69                 56413   Etowah Crossing
                             Shopping Center              Retail                              50,000                     26,689
70                 56902   Walgreens - Clinton
                             Highway, Knoxville           Retail
71                 52161   Walgreens -
                             Jacksonville, FL             Retail                                                          1,658
72                 56824   Walgreens - 5828 Summer
                             Avenue, Memphis, TN          Retail
73                 56233   CVS - Kannapolis               Retail                                                            911
74                 56231   CVS - Winston Salem            Retail                                                            810
75                 53141   Yadkinville Food Lion          Retail
76                 56687   Walgreens - Des Moines
                             (Johnston), IA               Retail                                                          2,172
77                  3215   Gretna
                             Retail Center                Retail                                                          2,088
78                 56230   CVS - Hickory                  Retail                                                            911
79                  2777   CVS-Goldsboro                  Retail                                                          1,632

80                 56232   CVS - Morganton                Retail                                                            810
81                 56184   Vero Beach Corners
                             Shopping Center              Retail                                                          1,820
82                 56182   Okeechobee Corners
                             Shopping Center              Retail                                                            840
83                 56515   Five Points Corners
                             Shopping Center              Retail                                                          1,060
84                 57081   Sotheby's Building             Office
85                 56570   1020 Holcombe Blvd.            Office                           1,500,000                     54,072
86                 54611   International
                             Center IV                    Office                                                         28,680
87                 56826   3701 Market Street
                             Office Building              Office                                 235                      2,820
88                 56682   Miramar Centre II              Office                                                         12,531
89                 52991   Lincoln Center
                             Professional
                             Office Building              Office                                                         26,623
90                 56715   ADP Building                   Office                                                         10,296





                                                                                       Tax
                                                                                       and             Initial          Annual
                   Loan         Property                   Property                 Insurance        Deposit to       Deposit to
Sequence           Number       Name                         Type                    Escrow         TI/LC Escrow     TI/LC Escrow
--------           ------  --------------                 -----------               ---------       ------------     ------------
46                 53893   Rogue Valley Mall              Retail                       Yes            $350,000
47                 55876   Montour Church Place
                             at The Pointe
                             Shopping Center              Retail                     Tax Only
48                 56148   Huntington Oaks
                             Shopping Center              Retail                       Yes
49                 56676   Haynes Bridge Village
                             Shopping Center              Retail                       Yes
50                 56389   Govalle Shopping
                             Center                       Retail                       Yes
51                 56120   Cimarron Plaza
                             Shopping Center              Retail                       Yes
52                 56541   Key Road
                             Shopping Center              Retail                       Yes                                50,004
53                 51739   H-E-B Shopping Center          Retail                     Tax Only
54                 52834   Marina Plaza
                             Shopping Center              Retail                       Yes
55                 56878   Kohl's Department
                             Store - Columbia, SC         Retail                     Tax Only
56                 52857   Brown's Lane Plaza             Retail                     Tax Only
57                 55079   Pueblo Point
                             Shopping Center              Retail                       Yes
58                 56739   Fox River Commons
                             Shopping Center              Retail                        No             378,000
59                 56082   Charleston Center              Retail                       Yes               5,000
60                 51805   Josey Village
                             Shopping Center              Retail                       Yes              15,000           180,000
61                 56063   Walgreens - Taylor, MI         Retail                        No
62                 56193   Vista Ridge Shopping
                             Center                       Retail                       Yes             112,663
63                 53139   Pinefield South Center         Retail                       Yes             100,000            12,000
64                 56670   Sav-on Drug - Corona           Retail                        No
65                 56956   Walgreens - Roselle, NJ        Retail                        No
66                 52969   Ruffin Village
                             Shopping Center              Retail                       Yes
67                 53131   Jefferson Station              Retail                       Yes
68                 56553   Walgreens - Fenton             Retail                        No
69                 56413   Etowah Crossing
                             Shopping Center              Retail                       Yes
70                 56902   Walgreens - Clinton
                             Highway, Knoxville           Retail                        No
71                 52161   Walgreens -
                             Jacksonville, FL             Retail                        No
72                 56824   Walgreens - 5828 Summer
                             Avenue, Memphis, TN          Retail                        No
73                 56233   CVS - Kannapolis               Retail                        No
74                 56231   CVS - Winston Salem            Retail                        No
75                 53141   Yadkinville Food Lion          Retail                        No
76                 56687   Walgreens - Des Moines
                             (Johnston), IA               Retail                        No
77                  3215   Gretna
                             Retail Center                Retail                       Yes                                 9,691
78                 56230   CVS - Hickory                  Retail                        No
79                  2777   CVS-Goldsboro                  Retail                   Real Estate
                                                                                    Taxes Only
80                 56232   CVS - Morganton                Retail                        No
81                 56184   Vero Beach Corners
                             Shopping Center              Retail                       Yes
82                 56182   Okeechobee Corners
                             Shopping Center              Retail                       Yes
83                 56515   Five Points Corners
                             Shopping Center              Retail                       Yes
84                 57081   Sotheby's Building             Office                        No
85                 56570   1020 Holcombe Blvd.            Office                       Yes             300,000           166,800
86                 54611   International
                             Center IV                    Office                       Yes
87                 56826   3701 Market Street
                             Office Building              Office                        No           3,023,779
88                 56682   Miramar Centre II              Office                        No
89                 52991   Lincoln Center
                             Professional
                             Office Building              Office                       Yes             101,517
90                 56715   ADP Building                   Office                        No

                                     ANNEX B
           CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AN ESCROW ACCOUNTS




                                                                            Initial
                                                                            Deposit         Initial       Annual          Tax
                                                                          To Capital      Deposit to    Deposit to        and
             Loan      Property                          Property         Improvement     Replacement   Replacement    Insurance
Sequence     Number    Number                              Type            Reserves        Reserves      Reserves       Escrow
--------     ------    --------                     --------------------  -----------     -----------   -----------    ---------
 91          56569     Paddock Park
                         Business Center                  Office              280,000                        25,717       Yes
 92          56690     IKON Office/
                         Distribution Buildings           Office                                                           No
 93          52876     65-35 Queens
                         Boulevard                        Office                                              7,920       Yes
 94           3568     Rio West
                         Office Complex                   Office               20,688                        10,928       Yes
 95          56790     Neptune Medical
                         Office                           Office                4,375                         7,432       Yes
 96          56922     Logan Industrial
                         Park                           Industrial                                           14,694       Yes
 97          56485     Office Depot -
                         Signal Hill, CA                Industrial              6,938                       123,024        No
 98          56555     TNT Logistics Warehouse -
                         Temperance, MI                 Industrial                                                         No
 99          56846     Cedros Plaza                     Industrial                                            9,763       Yes
100           4657     Flagstaff Airport
                         Business Center                Industrial                                            2,079       Yes
101          56783     Wellbridge Portfolio                Other              772,500                     5,419,140       Yes
102           5315     Acacia Gardens MHC           Manufactured Housing
                                                         Community                             800            9,600       Yes
103           4475     Riverside Village MHC        Manufactured Housing
                                                         Community              2,000                         8,220       Yes
104           5059     Dove Canyon MHC              Manufactured Housing
                                                         Community                                            6,400       Yes
105           5272     Superstition MHC             Manufactured Housing
                                                         Community              1,525                         6,241       Yes
106           4926     Sherwood MHC                 Manufactured Housing
                                                         Community                                            5,052       Yes
107           4981     Lake Bonny MHC               Manufactured Housing
                                                         Community                                            5,300       Yes
108          56951     Morningstar-Pineville
                         and Park Road
                         Self Storage                  Self Storage                                          47,223     Tax Only
109          56416     Lackland Self Storage           Self Storage                                           4,032     Tax Only
110          56950     Morningstar-Albemarle
                         Self Storage                  Self Storage                                          16,191     Tax Only
111           4393     Congress Mini
                         Storage                       Self Storage           150,000                         9,343       Yes
112           5537     Taylor Street
                         Self Storage                  Self Storage             1,250       25,000                        Yes
                                                                           ----------   ----------       ----------     --------
                                  TOTALS                                   $2,981,534   $2,254,019       $8,056,151






                                                                 Initial                Annual
             Loan      Property                                Deposit to             Deposit to
Sequence     Number    Number                                 TI/LC Escrow           TI/LC Escrow
--------     ------    --------                               -------------          -------------
 91           56569     Paddock Park
                          Business Center                      125,000                 80,100
 92           56690     IKON Office/
                          Distribution Buildings
 93           52876     65-35 Queens
                          Boulevard
 94            3568     Rio West
                          Office Complex                        50,000                 42,327
 95           56790     Neptune Medical
                          Office                                                       10,008
 96           56922     Logan Industrial
                          Park                                                         68,760
 97           56485     Office Depot -
                          Signal Hill, CA
 98           56555     TNT Logistics Warehouse -
                          Temperance, MI
 99           56846     Cedros Plaza                           120,000
100            4657     Flagstaff Airport
                          Business Center                                              17,500
101           56783     Wellbridge Portfolio
102            5315     Acacia Gardens MHC

103            4475     Riverside Village MHC

104            5059     Dove Canyon MHC

105            5272     Superstition MHC

106            4926     Sherwood MHC

107            4981     Lake Bonny MHC

108           56951     Morningstar-Pineville
                          and Park Road
                          Self Storage
109           56416     Lackland Self Storage
110           56950     Morningstar-Albemarle
                          Self Storage
111            4393     Congress Mini
                          Storage
112            5537     Taylor Street
                          Self Storage
                                                            ----------               --------
                                   TOTALS                   $4,680,959               $733,190

                                                                         ANNEX C

ABN AMRO                                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.                Statement Date:
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
135 S. LaSalle Street Suite 1625                    SERIES 2003-1                                   Prior Payment:
Chicago, IL  60603                                                                                  Next Payment:
                                                                                                    Record Date:

                                                 ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                      Analyst:
                                              REPORTING PACKAGE TABLE OF CONTENTS

===================================================================================================================================
====================================   ==================================================    ======================================
                                                                                  Page(s)
                                                                                  -------
Issue Id:                              REMIC Certificate Report                              Closing Date:
Monthly Date File Name:                Bond Interest Reconciliation                          First Payment Date:
                                       Cash Reconciliation Summary                           Assumed Final Payment Date:
====================================   15 Month Historical Loan Status Summary               ======================================
                                       15 Month Historical Payoff/Loss Summary
                                       Historical Collateral Level Prepayment Report
                                       Delinquent Loan Detail
                                       Mortgage Loan Characteristics
                                       Loan Level Detail
                                       Specially Serviced Report
                                       Modified Loan Detail
                                       Realized Loss Detail
                                       Appraisal Reduction Detail
                                       ==================================================

         =========================================================================================================
                                                      CONTACT INFORMATION
         ---------------------------------------------------------------------------------------------------------
                                     DEPOSITOR:  Bank of America Commercial Mortgage, Inc.
                                                          UNDERWRITER:
                                           MASTER SERVICER:  Bank of America, N.A.
                                         SPECIAL SERVICER:  Midland Loan Services, Inc.
                                           RATING AGENCY:  FITCH/Standard & Poor's


         =========================================================================================================


                            ==================================================================
                            INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                            ------------------------------------------------------------------
                            LaSalle Web Site                                 www.etrustee.net
                            Servicer Website
                            LaSalle Factor Line                               (800) 246-5761
                            ==================================================================
===================================================================================================================================

ABN AMRO                          BANC OF AMERICA COMMERCIAL MORTGAGE INC.,                      Statement Date:
LaSalle Bank N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:
                                           SERIES 2003-1                                         Prior Payment:
WAC:                                                                                             Next Payment
WA Life Term:                                                                                    Record Date:
WA Amort Term:                         ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index                               REMIC CERTIFICATE REPORT

            ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL      NEGATIVE       CLOSING    INTEREST    INTEREST    PASS-THROUGH
  CLASS   FACE VALUE (1)   BALANCE      PAYMENT    ADJ. OR LESS  AMORTIZATION     BALANCE     PAYMENT   ADJUSTMENT     RATE (2)
  CUSIP    PER 1,000      PER 1,000    PER 1,000    PER 1,000      PER 1,000     PER 1,000   PER 1,000   PER 1,000   NEXT RATE (3)
  -----   -------------   ---------    ---------   ------------  ------------    ---------   ---------  ----------   -------------
































                0.00           0.00         0.00         0.00           0.00          0.00        0.00       0.00
  =====    =========      =========    =========    =========      =========     =========    ========    ========  ==============
                                                                            TOTAL P&I PAYMENT     0.00

Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

ABN AMRO                          BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                              SERIES 2003-1                               Prior Payment:
                                                                                          Next Payment
                                                                                          Record Date:
                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                        BOND INTEREST RECONCILIATION



                                                     DEDUCTIONS                                      ADDITIONS
                                      ----------------------------------------------     ------------------------------------
            ACCRUAL       ACCRUED                   ADD.       DEFERRED &                  PRIOR       PREPAY-      OTHER
        -------------   CERTIFICATE   ALLOCABLE    TRUST       ACCRETION    INTEREST     INT. SHORT-    MENT       INTEREST
CLASS   METHOD   DAYS    INTEREST       PPIS      EXPENSE(1)    INTEREST     LOSSES      FALLS DUE    PENALTIES   PROCEEDS(2)
-----   ------   ----   -----------   ---------   ----------   ----------   --------     -----------  ---------   -----------






















                               0.00        0.00         0.00         0.00       0.00            0.00       0.00         0.00
=====    ===========    ===========   =========   ==========   ==========   ========    ============  =========   ==========



                                         REMAINING
      DISTRIBUTABLE      INTEREST       OUTSTANDING            CREDIT SUPPORT
       CERTIFICATE        PAYMENT        INTEREST         -----------------------------
        INTEREST          AMOUNT         SHORTFALLS       ORIGINAL           CURRENT(3)
      -------------      --------       -----------       --------           ----------



























               0.00          0.00              0.00
      =============      ========       ===========       ========           ============


(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3)      Determined as follows: (A) the ending balance of all the classes less
         (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                    SERIES 2003-1                                   Prior Payment:
                                                                                                    Next Payment:
                                                                                                    Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              CASH RECONCILIATION SUMMARY
===================================================================================================================================

------------------------------------------
INTEREST SUMMARY
----------------
Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
------------------------------------------
Interest Due Trust
------------------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
------------------------------------------
Remittance Interest
------------------------------------------


------------------------------------------
SERVICING FEE SUMMARY
---------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
------------------------------------------
Total Servicing Fees Paid
------------------------------------------


------------------------------------------
PPIS SUMMARY
---------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
------------------------------------------
PPIS Reducing Scheduled Interest
------------------------------------------
PPIS Reducing Servicing Fee
------------------------------------------
PPIS Due Certificate
------------------------------------------


-----------------------------------------------------------
POOL BALANCE SUMMARY
---------------------
                                    Balance           Count
-----------------------------------------------------------
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool
-----------------------------------------------------------


-----------------------------------------------------------
PRINCIPAL SUMMARY
-----------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal
Advanced Scheduled Principal
-----------------------------------------------------------
Scheduled Principal Distribution
-----------------------------------------------------------
UNSCHEDULED PRINCIPAL
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
-----------------------------------------------------------
Unscheduled Principal Distribution
-----------------------------------------------------------
Remittance Principal
-----------------------------------------------------------

-----------------------------------------------------------
Servicer Wire Amount
-----------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                          ADVANCES
                                          --------
  PRIOR OUTSTANDING         CURRENT PERIOD             RECOVERED            ENDING OUTSTANDING
Principal   Interest     Principal   Interest     Principal   Interest     Principal   Interest
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------

ABN AMRO                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.,            Statement Date:
LaSalle Bank N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:
                                        SERIES 2003-1                               Prior Payment:
                                                                                    Next Payment:
                                                                                    Record Date:


                                  ABN AMRO ACCT: XX-XXXX-XX-X

                    ASSET BACKED FACTS-15 MONTH HISTORICAL LOAN STATUS SUMMARY



                                       DELINQUENCY AGING CATEGORIES
------------     ----------------------------------------------------------------------------------
                 DELINQ 1 MONTH   DELINQ 2 MONTHS    DELINQ 3+ MONTHS     FORECLOSURE        REO
DISTRIBUTION     --------------   ---------------    ----------------     -----------    ----------
  DATE             # BALANCE         # BALANCE         # BALANCE          # BALANCE      # BALANCE
------------     --------------   ---------------    ----------------     -----------    ----------







             SPECIAL EVENT CATEGORIES(1)
---------------------------------------------------
MODIFICATIONS     SPECIALLY SERVICED     BANKRUPTCY
-------------     ------------------     ----------
  # BALANCE            # BALANCE          # BALANCE
-------------     ------------------     ----------







(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

ABN AMRO                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.,            Statement Date:
LaSalle Bank N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:
                                        SERIES 2003-1                               Prior Payment:
                                                                                    Next Payment:
                                                                                    Record Date:


                                  ABN AMRO ACCT: XX-XXXX-XX-X

                      ASSET BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY



 DISTRIBUTION     ENDING POOL(1)    PAYOFFS(2)     PENALTIES    APPRAISAL REDUCT.(2)    LIQUIDATIONS(2)     REALIZED LOSSES(2)
   BALANCE          # BALANCE       # BALANCE      # AMOUNT          # BALANCE             # BALANCE              # AMOUNT
 ------------     --------------    ----------     ---------    --------------------    ---------------     ------------------
























 ============     ==============    ==========     =========    ====================    ===============     ==================

     REMAINING TERM      CURR WEIGHTED AVG.
     --------------      ------------------
     LIFE     AMORT      COUPON       REMIT
     ----     -----      ------       -----













     ====     =====      ======       =====



(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

ABN AMRO                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.,            Statement Date:
LaSalle Bank N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:
                                        SERIES 2003-1                               Prior Payment:
                                                                                    Next Payment:
                                                                                    Record Date:


                                  ABN AMRO ACCT: XX-XXXX-XX-X

                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT



                                                                                                            REMAINING TERM
DISCLOSURE  DISTRIBUTION   INITIAL        PAYOFF   PENALTY   PREPAYMENT   MATURITY  PROPERTY                ---------------   NOTE
CONTROL #      DATE        BALANCE  CODE  AMOUNT   AMOUNT       DATE        DATE      TYPE    STATE  DSCR   LIFE     AMORT.   RATE
----------  ------------   -------  ----  ------   -------   ----------   --------  --------  -----  ----   ----     ------   ----

















==========  ============   =======  ====  ======   ======    ==========   ========  ========  =====  ====   ====     ======   ====
                           CUMULATIVE          0        0
                                          ======   ======

ABN AMRO                                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                    SERIES 2003-1                                   Prior Payment:
                                                                                                    Next Payment:
                                                                                                    Record Date:

                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                                   DELINQUENT LOAN DETAIL

===================================================================================================================================
                  Paid                 Outstanding   Out. Property                    Special
Disclosure Doc    Thru   Current P&I      P&I         Protection      Advance         Servicer      Foreclosure  Bankruptcy   REO
Control #         Date     Advance      Advances**     Advances     Description(1)  Transfer Date       Date        Date     Date
===================================================================================================================================





















===================================================================================================================================
A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < one month delinq
1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment
===================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                    SERIES 2003-1                                   Prior Payment:
                                                                                                    Next Payment:
                                                                                                    Record Date:

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                MORTGAGE LOAN CHARACTERISTICS

                        DISTRIBUTION OF PRINCIPAL BALANCES
============================================================================
                                                          Weighted Average
Current Scheduled     # of    Scheduled     % of      ----------------------
     Balances         Loans    Balance     Balance    Term    Coupon    DSCR
============================================================================











============================================================================
                        0            0      0.00%
============================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
============================================================================
                                                          Weighted Average
Fully Amortizing      # of    Scheduled     % of      ----------------------
 Mortgage Loans       Loans    Balance     Balance    Term    Coupon    DSCR
============================================================================











============================================================================
                        0            0      0.00%
============================================================================

Minimum Remaining Term
Maximum Remaining Term

                     DISTRIBUTION OF MORTGAGE INTEREST RATE
============================================================================
                                                          Weighted Average
Current Mortgage      # of    Scheduled     % of      ----------------------
 Interest Rate        Loans    Balance     Balance    Term    Coupon    DSCR
============================================================================










============================================================================
                        0            0      0.00%
============================================================================

Minimum Mortgage Interest Rate     10.000%
Maximum Mortgage Interest Rate     10.000%


                    DISTRIBUTION OF REMAINING TERM (BALLOON)
============================================================================
                                                          Weighted Average
    Balloon           # of    Scheduled     % of      ----------------------
 Mortgage Loans       Loans    Balance     Balance    Term    Coupon    DSCR
============================================================================
  0   to    60
 61   to   120
121   to   180
181   to   240
241   to   360








============================================================================
                        0            0      0.00%
============================================================================

Minimum Remaining Term      0
Maximum Remaining Term      0

ABN AMRO                                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                    SERIES 2003-1                                   Prior Payment:
                                                                                                    Next Payment:
                                                                                                    Record Date:

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)
============================================================================
 Debt Service         # of    Scheduled     % of
Coverage Ratio        Loans    Balance     Balance    WAMM    WAC      DSCR
============================================================================






============================================================================
                        0            0      0.00%
============================================================================

Maximum DSCR
Minimum DSCR


                         DISTRIBUTION OF DSCR (CUTOFF)
============================================================================
 Debt Service         # of    Scheduled     % of
Coverage Ratio        Loans    Balance     Balance    WAMM    WAC      DSCR
============================================================================






============================================================================
                        0            0      0.00%
============================================================================

Maximum DSCR                      0.00
Minimum DSCR                      0.00

                             GEOGRAPHIC DISTRIBUTION
============================================================================
                      # of    Scheduled     % of
       State          Loans    Balance     Balance    WAMM    WAC      DSCR
============================================================================






============================================================================
                        0                   0.00%
============================================================================

ABN AMRO                                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                    SERIES 2003-1                                   Prior Payment:
                                                                                                    Next Payment:
                                                                                                    Record Date:

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
============================================================================
                      # of    Scheduled     % of
Property Types        Loans   Balance     Balance    WAMM    WAC      DSCR
============================================================================






============================================================================
                        0            0      0.00%
============================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE
============================================================================
Current Scheduled     # of    Scheduled     % of
    Balances          Loans    Balance     Balance    WAMM    WAC      DSCR
============================================================================






============================================================================

============================================================================

                         DISTRIBUTION OF LOAN SEASONING
============================================================================
                      # of    Scheduled     % of
Number of Years       Loans    Balance     Balance    WAMM    WAC      DSCR
============================================================================






============================================================================
                        0            0      0.00%
============================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING
============================================================================
                      # of    Scheduled     % of
        Year          Loans    Balance     Balance    WAMM    WAC      DSCR
============================================================================
        1998
        1999
        2000
        2001
        2002
        2003
        2004
        2005
        2006
        2007
        2008
    2009 & Longer
============================================================================
                        0                   0.00%
============================================================================

ABN AMRO                                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                    SERIES 2003-1                                   Prior Payment:
                                                                                                    Next Payment:
                                                                                                    Record Date:

                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                                     LOAN LEVEL DETAIL

===================================================================================================================================
                                              Opening              Ending                            Spec.          Loan
Disclosure        Property                    Statement  Maturity  Principal  Note  Scheduled  Mod.  Serv   ASER   Status
Control #   Grp     Type    State  DSCR  NOI     Date      Date    Balance    Rate     P&I     Flag  Flag   Flag   Code(1)
===================================================================================================================================









===================================================================================================================================
                           W/Avg.  0.00    0                          0                 0
===================================================================================================================================


=======================
       Prepayment
-----------------------
Amount   Penalty   Date
=======================









=======================
     0         0
=======================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1) Legend:

 A. P&I Adv - in Grace Period
 B. P&I Adv - < one month delinq
 1. P&I Adv - delinquent 1 month
 2. P&I Adv - delinquent 2 months
 3. P&I Adv - delinquent 3+ months
 4. Mat. Balloon/Assumed P&I
 5. Prepaid in Full
 6. Specially Serviced
 7. Foreclosure
 8. Bankruptcy
 9. REO
10. DPO
11. Modification

ABN AMRO                          BANC OF AMERICA COMMERCIAL MORTGAGE INC.,               Statement Date:
LaSalle Bank N.A.              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                              SERIES 2003-1                               Prior Payment:
                                                                                          Next Payment
                                                                                          Record Date:

                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                 SPECIALLY SERVICED (PART I) - LOAN DETAIL


                                    BALANCE                              REMAINING TERM
  DISCLOSURE     TRANSFER     ------------------     NOTE    MATURITY    ----------------   PROPERTY                           NOI
  CONTROL #       DATE        SCHEDULE    ACTUAL     RATE      DATE      LIFE      AMORT.     TYPE      STATE    NOI    DSCR   DATE
  ==========     ========     ========    ======     ====    ========    ====      ======   ========    =====    ===    ====   ====


































  ==========     ========     ========    ======     ====    ========    ====      ======    =======    =====    ===    ====   ====

ABN AMRO                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.,            Statement Date:
LaSalle Bank N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:
                                        SERIES 2003-1                               Prior Payment:
                                                                                    Next Payment:
                                                                                    Record Date:


                                  ABN AMRO ACCT: XX-XXXX-XX-X

                     SPECIALLY SERVICED LOAN DETAIL (PART II )- SERVICER COMMENTS



DISCLOSURE             RESOLUTION
CONTROL#                STRATEGY                                        COMMENTS
--------               ----------                                       --------






























========               ==========                                       ========

ABN AMRO                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.,            Statement Date:
LaSalle Bank N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:
                                        SERIES 2003-1                               Prior Payment:
                                                                                    Next Payment:
                                                                                    Record Date:


                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                    MODIFIED LOAN DETAIL



DISCLOSURE          MODIFICATION                   MODIFICATION                           MODIFICATION
CONTROL #              DATE                            CODE                               DESCRIPTION
----------          ------------                   ------------                           ------------

































==========          ============                   ============                           ============

ABN AMRO                       BANC OF AMERICA COMMERCIAL MORTGAGE INC.,            Statement Date:
LaSalle Bank N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             Payment Date:
                                        SERIES 2003-1                               Prior Payment:
                                                                                    Next Payment:
                                                                                    Record Date:


                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                    REALIZED LOSS DETAIL



                                               BEGINNING           GROSS PROCEEDS   AGGREGATE      NET       NET PROCEEDS
DISTRIBUTION  DISCLOSURE  APPRAISAL  APPRAISAL SCHEDULED   GROSS     AS A % OF     LIQUIDATION  LIQUIDATION    AS A % OF    REALIZED
  PERIOD       CONTROL#     DATE      VALUE     BALANCE   PROCEEDS SCHED PRINCIPAL   EXPENSES    PROCEEDS    SCHED. BALANCE   LOSS
------------  ----------  ---------  --------- ---------  -------- --------------- -----------  ------------ -------------- --------





























CURRENT TOTAL                                       0.00      0.00                        0.00          0.00                    0.00
CUMULATIVE                                          0.00      0.00                        0.00          0.00                    0.00
============  ==========  =========  ========  =========  ========  ============== ===========  ============ ============== ========


* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                  BANC OF AMERICA COMMERCIAL MORTGAGE INC.,             Statement Date:
LaSalle Bank N.A.      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
                                   SERIES 2003-1                                Prior Payment:
                                                                                Next Payment:
                                                                                Record Date:

                             ABN AMRO ACCT: XX-XXXX-XX-X

                             APPRAISAL REDUCTION DETAIL


                                                                     REMAINING TERM                                    APPRAISAL
DISCLOSURE    APPRAISAL   SCHEDULED   REDUCTION   NOTE   MATURITY    --------------      PROPERTY                    --------------
CONTROL #     RED. DATE    BALANCE     AMOUNT     RATE     DATE      LIFE     AMORT.       TYPE       STATE   DSCR   VALUE     DATE
==========    =========   =========   =========   ====   ========    ====     ======     ========     =====   ====   =====     ====


































==========    =========   =========   =========   ====   ========    ====     ======     ========     =====   ====   =====     ====

                                                                         ANNEX D

               CLASS XP-1 AND CLASS XP-2 REFERENCE RATE SCHEDULE

              INTEREST                    CLASS XP-1 AND    INTEREST                    CLASS XP-1 AND
              ACCRUAL     DISTRIBUTION      CLASS XP-2      ACCRUAL     DISTRIBUTION      CLASS XP-2
               PERIOD         DATE        REFERENCE RATE     PERIOD         DATE        REFERENCE RATE
              --------    ------------    --------------    --------    ------------    --------------
                  1                                %                                             %
                  2                                %                                             %
                  3                                %                                             %
                  4                                %                                             %
                  5                                %                                             %
                  6                                %                                             %
                  7                                %                                             %
                  8                                %                                             %
                  9                                %                                             %
                 10                                %                                             %
                 11                                %                                             %
                 12                                %                                             %
                 13                                %                                             %
                 14                                %                                             %
                 15                                %                                             %
                 16                                %                                             %
                 17                                %                                             %
                 18                                %                                             %
                 19                                %                                             %
                 20                                %                                             %
                 21                                %                                             %
                 22                                %                                             %
                 23                                %                                             %
                 24                                %                                             %
                 25                                %                                             %
                 26                                %                                             %
                 27                                %                                             %
                 28                                %                                             %
                 29                                %                                             %
                 30                                %                                             %
                 31                                %                                             %
                 32                                %                                             %
                 33                                %                                             %
                 34                                %                                             %
                 35                                %                                             %
                 36                                %                                             %
                 37                                %                                             %
                 38                                %                                             %
                 39                                %                                             %
                 40                                %                                             %
                 41                                %                                             %
                 42                                %                                             %

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS
PROSPECTUS.                                - may periodically issue mortgage pass-through
Neither the certificates nor the           certificates in one or more series with one or more
underlying mortgage loans are insured        classes; and
by any governmental agency.
The certificates will represent            - will own --
interests only in the related trust and
will not represent interests in or           - multifamily and commercial mortgage loans;
obligations of Banc of America
Commercial Mortgage Inc. or any of its       - mortgage-backed securities; and
affiliates, including Bank of America
Corporation.                                 - other property described in the accompanying
This prospectus may be used to offer       prospectus supplement.
and sell any series of certificates
only if accompanied by the prospectus      THE CERTIFICATES --
supplement for that series.
                                           - will represent interests in the trust and will be
                                           paid only from the trust assets;
                                           - provide for the accrual of interest based on a fixed,
                                           variable or adjustable interest rate;
                                           - may be offered through underwriters, which may
                                           include Banc of America Securities LLC, an affiliate of
                                             Banc of America Commercial Mortgage Inc.; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                           the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 March 20, 2003

 FOR MORE INFORMATION

Banc of America Commercial
Mortgage Inc. has filed with
the SEC additional
 registration materials
 relating to the certificates.
 You may read and copy any of
 these materials at the SEC's
 Public Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

You may obtain information on
the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

You may also contact Banc of
 America Commercial Mortgage
 Inc. in writing at Bank of
 America Corporate Center, 214
 North Tryon Street,
 Charlotte, North Carolina
 28255, or by telephone at
 (704) 386-2400.

See also the sections
captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of this
 prospectus.
                                                 TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
                                                SUMMARY OF PROSPECTUS...........................     5
                                                RISK FACTORS....................................    10
                                                  The Limited Liquidity of Your Certificates May
                                                     Have an Adverse Impact on Your Ability to
                                                     Sell Your Certificates.....................    10
                                                  The Limited Assets of Each Trust May Adversely
                                                     Impact Your Ability To Recover Your
                                                     Investment in the Event of Loss on the
                                                     Underlying Mortgage Assets.................    10
                                                  Credit Support is Limited and May Not Be
                                                     Sufficient to Prevent Loss on Your
                                                     Certificates...............................    11
                                                  Prepayments on the Underlying Mortgage Loans
                                                     Will Affect the Average Life of Your
                                                     Certificates, and the Rate and Timing of
                                                     those Prepayments May Be Highly
                                                     Unpredictable..............................    11
                                                  Certificates Purchased at a Premium or a
                                                     Discount Will Be Sensitive to the Rate of
                                                     Principal Payment..........................    12
                                                  The Nature of Ratings Are Limited and Will Not
                                                     Guarantee that You Will Receive Any
                                                     Projected Return on Your Certificates......    13
                                                  Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
                                                     Loans......................................    13
                                                  Inclusion of Delinquent Mortgage Loans in a
                                                     Mortgage Asset Pool........................    16
                                                PROSPECTUS SUPPLEMENT...........................    16
                                                CAPITALIZED TERMS USED IN THIS PROSPECTUS.......    17
                                                DESCRIPTION OF THE TRUST FUNDS..................    18
                                                  General.......................................    18
                                                  Mortgage Loans................................    18
                                                  MBS...........................................    22
                                                  Certificate Accounts..........................    23
                                                  Credit Support................................    23
                                                  Cash Flow Agreements..........................    23
                                                YIELD AND MATURITY CONSIDERATIONS...............    23
                                                  General.......................................    23
                                                  Pass-Through Rate.............................    23
                                                  Payment Delays................................    24
                                                  Certain Shortfalls in Collections of
                                                     Interest...................................    24
                                                  Yield and Prepayment Considerations...........    24
                                                  Weighted Average Life and Maturity............    26
                                                  Other Factors Affecting Yield, Weighted
                                                     Average Life and Maturity..................    26
                                                THE DEPOSITOR...................................    28
                                                DESCRIPTION OF THE CERTIFICATES.................    28
                                                  General.......................................    28
                                                  Distributions.................................    29
                                                  Distributions of Interest on the
                                                     Certificates...............................    30
                                                  Distributions of Principal of the
                                                     Certificates...............................    31
                                                  Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
                                                     Participations.............................    31

                                                                                                  PAGE
                                                                                                  ----
                                                  Allocation of Losses and Shortfalls...........    31
                                                  Advances in Respect of Delinquencies..........    32
                                                  Reports to Certificateholders.................    32
                                                  Voting Rights.................................    34
                                                  Termination...................................    34
                                                  Book-Entry Registration and Definitive
                                                     Certificates...............................    34
                                                THE POOLING AND SERVICING AGREEMENTS............    36
                                                  General.......................................    36
                                                  Assignment of Mortgage Loans; Repurchases.....    36
                                                  Representations and Warranties; Repurchases...    38
                                                  Collection and Other Servicing Procedures.....    38
                                                  Sub-Servicers.................................    40
                                                  Certificate Account...........................    41
                                                  Modifications, Waivers and Amendments of
                                                     Mortgage Loans.............................    43
                                                  Realization Upon Defaulted Mortgage Loans.....    43
                                                  Hazard Insurance Policies.....................    45
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    46
                                                  Servicing Compensation and Payment of
                                                     Expenses...................................    46
                                                  Evidence as to Compliance.....................    47
                                                  Certain Matters Regarding the Master Servicer,
                                                     the Special Servicer, the REMIC
                                                     Administrator and the Depositor............    47
                                                  Events of Default.............................    49
                                                  Rights Upon Event of Default..................    49
                                                  Amendment.....................................    50
                                                  List of Certificateholders....................    51
                                                  The Trustee...................................    51
                                                  Duties of the Trustee.........................    51
                                                  Certain Matters Regarding the Trustee.........    52
                                                  Resignation and Removal of the Trustee........    52
                                                DESCRIPTION OF CREDIT SUPPORT...................    52
                                                  General.......................................    52
                                                  Subordinate Certificates......................    53
                                                  Insurance or Guarantees Concerning to Mortgage
                                                     Loans......................................    53
                                                  Letter of Credit..............................    53
                                                  Certificate Insurance and Surety Bonds........    54
                                                  Reserve Funds.................................    54
                                                  Cash Collateral Account.......................    54
                                                  Credit Support with respect to MBS............    54
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.........    55
                                                  General.......................................    55
                                                  Types of Mortgage Instruments.................    55
                                                  Leases and Rents..............................    55
                                                  Personalty....................................    56
                                                  Foreclosure...................................    56
                                                  Bankruptcy Laws...............................    59
                                                  Environmental Considerations..................    60
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    62

                                                                                                  PAGE
                                                                                                  ----
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens......................................    62
                                                  Subordinate Financing.........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments................................    64
                                                  Applicability of Usury Laws...................    64
                                                  Certain Laws and Regulations..................    65
                                                  Americans with Disabilities Act...............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940.......................................    65
                                                  Forfeiture for Drug and Money Laundering
                                                     Violations.................................    65
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........    66
                                                  General.......................................    66
                                                  REMICs........................................    67
                                                  Grantor Trust Funds...........................    83
                                                STATE AND OTHER TAX CONSEQUENCES................    91
                                                CERTAIN ERISA CONSIDERATIONS....................    91
                                                  General.......................................    91
                                                  Plan Asset Regulations........................    92
                                                  Insurance Company General Accounts............    92
                                                  Consultation With Counsel.....................    93
                                                  Tax Exempt Investors..........................    93
                                                LEGAL INVESTMENT................................    93
                                                USE OF PROCEEDS.................................    95
                                                METHOD OF DISTRIBUTION..........................    95
                                                LEGAL MATTERS...................................    96
                                                FINANCIAL INFORMATION...........................    96
                                                RATING..........................................    97
                                                AVAILABLE INFORMATION...........................    97
                                                INCORPORATION OF CERTAIN INFORMATION BY
                                                  REFERENCE.....................................    98
                                                GLOSSARY........................................    98

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

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However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

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- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions

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

of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

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

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

- certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

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

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including --

     - perceived liquidity;

     - the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     - prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

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

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of

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

the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

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THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that --

     - principal prepayments on the related mortgage loans will be made;

     - the degree to which the rate of such prepayments might differ from that originally anticipated; or

     - the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that --

     - such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     - such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

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

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

     - the value of the related property;

     - the level of available mortgage rates at the time of sale or refinancing;

     - the borrower's equity in the related property;

     - the financial condition and operating history of the borrower and the related property;

     - tax laws;

     - rent control laws (pertaining to certain residential properties);

     - Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     - prevailing general economic conditions; and

     - the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain --

     - a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     - information with respect to any other classes of certificates of the same series;

     - the respective dates on which distributions are to be made;

     - information as to the assets, including the mortgage assets, constituting the related trust fund;

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

     - the circumstances, if any, under which the related trust fund may be subject to early termination;

     - additional information with respect to the method of distribution of such offered certificates;

     - whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     - the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     - information concerning the trustee of the related trust fund;

     - if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     - information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     - whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include --

     - various types of multifamily or commercial mortgage loans;

     - mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     - a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of --

     - residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     - office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear --

     - the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     - the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on --

     - the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

     - the income capitalization method (a projection of value based upon the property's projected net cash flow),

     - or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may --

     - provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

     - provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     - may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     - may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans -- Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     - the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     - with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     - information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     - the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

     - the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available --

     - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

     - the original and remaining term(s) to stated maturity of the MBS, if applicable;

     - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     - the payment characteristics of the MBS;

     - the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     - a description of the related credit support, if any;

     - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     - the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     - the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements"; and

     - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest Certificates will either --

     - be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation --

     - the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     - the quality of management of the mortgaged properties;

     - the servicing of the mortgage loans; and

     - possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that --

     - limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     - provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     - provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from --

     - amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     - Excess Funds; or

     - any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America, N.A. We maintain our principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     - provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

     - constitute Senior Certificates or Subordinate Certificates;

     - constitute Stripped Interest Certificates or Stripped Principal Certificates;

     - provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     - provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     - provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity
Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

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

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See "Description of Credit Support".

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

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     - the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     - if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

     - if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     - if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     - if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of credit support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

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

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee

(or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example --

     - the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

     - the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     - the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     - the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

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

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of --

     - mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     - mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     - REO Properties.

     If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the

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

causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

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

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement --

     - all payments on account of principal, including principal prepayments, on the mortgage loans;

     - all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     - any amounts paid under any cash flow agreement;

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

     - all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes --

     - to make distributions to the certificateholders on each Distribution
       Date;

     - to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     - to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgaged loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

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

     - to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     - if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     - to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     - if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

     - to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will --

     - not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     - will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     - will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment, --

     - a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     - such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     - unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in

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

lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code
Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components --

     - a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     - an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     - subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation

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

will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation --

     - any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC

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

administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of --

     - the nature and amount of coverage under such credit support;

     - any conditions to payment under the credit support not otherwise described in this prospectus;

     - the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     - the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

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CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the

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borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a
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subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the
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lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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     Leasehold Considerations.  Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.
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     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or
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disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases,

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unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and

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owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

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SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

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     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the

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REMIC Provisions and the REMIC Regulations. The OID Regulations do not
adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator

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will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect
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such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior

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

accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount" with the yield to maturity
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

and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular
Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166
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

of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

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

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

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     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together

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with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC

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

Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

          (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

             (i) the present value of any consideration given to the transferee to acquire the interest;

             (ii) the present value of the expected future distributions on the interest; and

             (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

          (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

             (ii) the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

             (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain
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

assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for

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individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes. Investors that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

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

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under

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

penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and
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the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 30% (which rate will be reduced to 29% in 2004 and 28% in 2006) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S.

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Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated
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interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust
Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market

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discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of

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the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of

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Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

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

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and
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conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Investors that recognize a loss on a sale or exchange of a Grantor Trust Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the
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

trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely

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

because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those types of offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the classes of offered certificates not constituting mortgage related securities constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

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

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

          2. By placements by the depositor with institutional investors through dealers; and

          3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter or underwriters by Cadwalader, Wickersham & Taft LLP. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and "-- Book-Entry Registration and Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of --

     - the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent --

     - interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     - Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of --

     - the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     - its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than --

     - noncash items such as depreciation and amortization;

     - capital expenditures; and

     - debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either --

     - based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and "disqualified person" as defined in the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" mean Section 2510.3-101 of the regulations issued by the DOL.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means --

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     - an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     - a trust as to which --

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                          NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2003_01.xls" The file "BACM2003_01.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL JULY [__], 2003.

                            ------------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
               PROSPECTUS SUPPLEMENT
Table of Contents............................    S-1
Important Notice About Information Presented
  in this Prospectus Supplement and the
  Accompanying Prospectus....................    S-4
Executive Summary............................    S-5
Summary of Prospectus Supplement.............    S-9
Risk Factors.................................   S-24
Description of the Mortgage Pool.............   S-58
Servicing of the Mortgage Loans..............  S-106
Description of the Certificates..............  S-126
The Trustee and the Fiscal Agent.............  S-160
Yield and Maturity Considerations............  S-162
Use of Proceeds..............................  S-168
Certain Federal Income Tax Consequences......  S-168
Certain ERISA Considerations.................  S-170
Legal Investment.............................  S-172
Method of Distribution.......................  S-172
Legal Matters................................  S-173
Ratings......................................  S-173
Index of Principal Definitions...............  S-175
Annex A......................................    A-1
Annex B......................................    B-1
Annex C......................................    C-1
Annex D......................................    D-1
                     PROSPECTUS
Summary of Prospectus........................      5
Risk Factors.................................     10
Prospectus Supplement........................     16
Capitalized Terms Used in This Prospectus....     17
Description of the Trust Funds...............     18
Yield and Maturity Considerations............     23
The Depositor................................     28
Description of the Certificates..............     28
The Pooling and Servicing Agreements.........     36
Description of Credit Support................     52
Certain Legal Aspects of Mortgage Loans......     55
Certain Federal Income Tax Consequences......     66
State and Other Tax Consequences.............     91
Certain ERISA Considerations.................     91
Legal Investment.............................     93
Use of Proceeds..............................     95
Method of Distribution.......................     95
Legal Matters................................     96
Financial Information........................     96
Rating.......................................     97
Available Information........................     97
Incorporation of Certain Information by
  Reference..................................     98
Glossary.....................................     98

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                                  $893,342,689
                                 (APPROXIMATE)
                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR
                   CLASS A-1, CLASS A-2, CLASS B AND CLASS C

                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 2003-1

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------
                         BANC OF AMERICA SECURITIES LLC
                            DEUTSCHE BANK SECURITIES
                              GOLDMAN, SACHS & CO.
                                 MORGAN STANLEY
                                 April   , 2003
             ------------------------------------------------------
             ------------------------------------------------------